As Filed:  October 23, 2000                              SEC File No.  333-34298


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                               Amendment No. 5 to
                                    Form S-4

                          Registration Statement Under
                           the Securities Act of 1933

                                   ----------

                               SENSAR CORPORATION
             (Exact name of registrant as specified in its charter)

               Nevada                   3826                     87-0429944
          (State or other        (Primary Standard             (IRS Employer
          jurisdiction of     Industrial Classification      Identification No.)
           organization)            Code Number)

    50 West Broadway, Suite 501, Salt Lake City, Utah 84101 (801) 350-0587 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

    Howard S. Landa, 50 West Broadway, Suite 501, Salt Lake City, Utah 84101
                                 (801) 350-0587
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                               Keith L. Pope, Esq.
                       Parr Waddoups Brown Gee & Loveless
                       185 South State Street, Suite 1300
                         Salt Lake City, Utah 84111-1537
                            Telephone (801) 532-7840
                             Telecopy (801) 532-7750

     Approximate date of commencement of proposed sale to the public: The common stock being registered hereby will be delivered as soon as practicable after the effective date of this registration statement and the completion of the merger of Sensar and Net2Wireless Corporation.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


                                    CALCULATION OF REGISTRATION FEE

Title of Each Class                 Amount            Proposed Maximum     Proposed Maximum      Amount of
of Securities                       to be             Offering Price       Aggregate             Registration
to be Registered                    Registered(1)     Per Unit             Offering Price(2)     Fee
--------------------------------     -------------    ----------------     -----------------     ------------

Common stock, par value $0.001(3)   32,291,414         N/A                 $27,718,673           $ 7,318

(1) There are also registered pursuant to rule 416 such additional number of securities as may be issuable under the antidilution provisions of the securities registered above.
(2) Solely to estimate the aggregate offering price for the purpose of calculating the registration fee, the offering price of the common stock, issued in the merger is equivalent to the book value of the securities of Net2Wireless to be cancelled in the transaction as of March 31, 2000 (rule 457(f)(2)).
(3) Includes 18,295,060 shares to be issued to current Net2Wireless stockholders and 13,996,354 shares that may be issued on the exercise of currently exercisable Net2Wireless options and warrants. All share amounts give effect to the two-for-one split of the common stock of Sensar that took effect January 17, 2000.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

         Preliminary Copy, Subject to Completion, Dated October 23, 2000


                                     SENSAR
                                   CORPORATION
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Sensar Corporation:


     Notice is hereby given that a special meeting in lieu of an annual meeting of the stockholders of Sensar Corporation, a Nevada corporation ("Sensar"), will be held on December 5, 2000, at 10:00 a.m., local time, at the offices of Brobeck Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, to consider and take action upon the following matters:

                  1. to approve the merger of Net2Wireless Corporation with and into Sensar Corporation in accordance with the merger agreement attached to the Joint Proxy Statement/Prospectus as Appendix "A" and a change in the coporate name of Sensar Corporation to Jigami Corporation;

                  2. to approve a change in the corporate domicile of Sensar Corporation from Nevada to Delaware;


                  3. to approve the adoption of a Stock Option Plan covering up to 6,000,000 shares of common stock;

                  4. to ratify options granted to current management, directors, and consultants to acquire up to 2,200,000 shares of common stock; and

                  5. to transact such other business as may properly come before the meeting.

     Your board of directors unanimously recommends a vote "for" each of the above proposals. Members of the board were subject to potential conflicts of interest in connection with the proposals, which are described in more detail in the accompanying Joint Proxy Statement/Prospectus.


     Only stockholders of record as of the close of business on October 16, 2000, the record date, are entitled to notice of and to vote at the meeting. The attendance at and/or vote of each stockholder at the meeting is important, and each stockholder is encouraged to attend.


                                          By Order of the Board of Directors

                                          Howard S. Landa, Chairman of the Board

Salt Lake City, Utah
October ___, 2000

         Preliminary Copy, Subject to Completion, Dated October 23, 2000


                            Net2Wireless Corporation

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Net2Wireless Corporation:


     Notice is hereby given that a special meeting of the stockholders of Net2Wireless Corporation, a Delaware corporation ("Net2Wireless"), will be held on December 5, 2000, at 10:30 a.m., local time, at the offices of Brobeck Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, to consider and take action upon the following matters:


                  1. to approve the merger of Net2Wireless Corporation with and into Sensar Corporation in accordance with the terms of the merger agreement attached to the Joint Proxy Statement/Prospectus as Appendix "A"; and

                  2. to transact such other business as may properly come before the participants at the meeting.

     Your board of directors unanimously recommends a vote "for" the above proposals, which are described in more detail in the accompanying Joint Proxy Statement/Prospectus. Members of the board were subject to potential conflicts of interest in connection with the proposed merger. These issues are described in the Joint Proxy Statement/Prospectus.


     Only stockholders of record as of the close of business on October 16, 2000, the record date, are entitled to notice of and to vote at the meeting. The attendance at and/or vote of each stockholder at the meeting is important, and each stockholder is encouraged to attend.


                                              By Order of the Board of Directors

                                              Yaron Sobol, Secretary

Rosh Ha'ayin, Israel
October ___2000

The information contained in this Joint Proxy Statement/Prospectus is not complete and may be changed. Sensar Corporation may not issue the securities until the registration statement filed with the Securities and Exchange Commission is effective. This Joint Proxy Statement/Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                    Preliminary Joint Proxy Statement/Prospectus
                                   Subject to Completion, Dated October 23, 2000


                      JOINT PROXY STATEMENT AND PROSPECTUS
--------------------------------------------------------------------------------
     SENSAR CORPORATION                 NET2WIRELESS CORPORATION

     50 West Broadway, Suite 501        10 Ha'amal Street
     Salt Lake City, Utah 84101         Afek Park, Rosh Ha'ayin 48092
     Telephone: (801) 350-0587          Israel
     Telecopy:  (801) 350-0825          Telephone:  011-972-3-915-8888
                                        Telecopy:   011-972-3-915-8889
--------------------------------------------------------------------------------

     This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the board of directors of Sensar Corporation for use at the special meeting of the stockholders of Sensar and by the board of directors of Net2Wireless Corporation for use at the special meeting of the stockholders of Net2Wireless, or any adjournments or postponements of the meetings. The meetings are being called to seek your approval of a merger between Sensar and Net2Wireless in which the business of Net2Wireless will become the business of Sensar, the current directors and management of Net2Wireless will become the directors and management of Sensar and the current stockholders of Net2Wireless will receive 18,295,060 shares of Sensar common stock, approximately 71% of the stock of the combined company outstanding subsequent to the merger, in exchange for their shares of Net2Wireless common stock. Both meetings are scheduled for December 5, 2000.

     Outstanding options and warrants to purchase Net2Wireless common stock will also be exchanged for options and warrants of like tenor to purchase up to 17,073,071 shares of common stock of the combined company. In addition, Sensar will issue 1,000,000 shares of common stock to individuals involved in introducing the two parties. If the transaction contemplated by the stock purchase agreement between Net2Wireless and Nextel Finance Company is completed prior to the merger, an additional 1,000,000 shares of Net2Wireless stock would be outstanding and Sensar would issue an additional 1,000,000 shares in the merger.


     In addition to the merger, Sensar stockholders will be asked to approve a change in the corporate domicile of Sensar to Delaware and a change in its corporate name to Jigami Corporation, to adopt a Stock Option Plan covering up to 6,000,000 shares, and to ratify the grant of 2,200,000 options to the current management, directors, and consultants of Sensar previously authorized by the board of directors of Sensar.

     The stockholders of Sensar and Net2Wireless should consider the matters set forth under "RISK FACTORS" beginning on page 18 in determining whether or not to approve the matters submitted to them at the stockholder meetings.


     The Sensar stock is traded in the over-the-counter market and is currently included on the Nasdaq SmallCapSM Market under the symbol "SCII." On October 19, 2000, the closing price for the Sensar common stock as reported by Nasdaq was $14.00.


     The securities to be issued in the merger have not been approved or disapproved by the Securities and Exchange Commission or any state or other regulatory authority, nor has the commission or any state or regulatory authority passed on the accuracy or adequacy of this Joint Proxy
Statement/Prospectus or endorsed the merits of this transaction. Any representation to the contrary is a criminal offense.

     This Joint Proxy Statement/Prospectus is first being mailed to stockholders of Sensar and Net2Wireless on October ___, 2000.

--------------------------------------------------------------------------------
                                    IMPORTANT
Regardless of whether you plan to attend the stockholders' meeting in person, please fill in, sign, date, and return the enclosed proxy promptly in the self-addressed, stamped envelope provided. No postage is required if mailed in the United States.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 SPECIAL REQUEST
If your shares are held in the name of a brokerage firm, nominee, or other institution, only it can vote your shares. Please contact promptly the person responsible for your account and give instructions for your shares to be voted.
--------------------------------------------------------------------------------

   The date of this Joint Proxy Statement/Prospectus is October ___, 2000.


                                     TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER. . . . . . . . . . . . . . . . . . . . . . . .    4

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Proposed Business of Net2Wireless . . . . . . . . . . . . . . . . . . . . . . . . . .    6
The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Directors of the Combined Company . . . . . . . . . . . . . . . . . . . . . . . . . .    7
Change in Corporate Domicile and Name . . . . . . . . . . . . . . . . . . . . . . . .    8
Stock Option Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Ratification of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Sensar Stockholders' Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Net2Wireless Stockholders' Meeting. . . . . . . . . . . . . . . . . . . . . . . . . .   10
Ownership of the Combined Company . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Interests of Certain Persons in the Merger. . . . . . . . . . . . . . . . . . . . . .   11
Market Price for Sensar Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Per Share Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Principal Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Dissenters' Rights of Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
New Certificates for Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Tax Consequences. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Comparison of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Restrictions on Resale of Common Stock of the Combined Company. . . . . . . . . . . .   16

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Risks Related to Net2Wireless' Proposed Business. . . . . . . . . . . . . . . . . . .   17
Risks Related to Operations in Israel . . . . . . . . . . . . . . . . . . . . . . . .   21
Risks Related to the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

FORWARD LOOKING STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

NET2WIRELESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
BUSINESS OF NET2WIRELESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
History . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Development of the Industry . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
Advantages Offered by Net2Wireless Technology . . . . . . . . . . . . . . . . . . . .   27
Products. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Source of Anticipated Revenues. . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Agreements With Cellular Carriers . . . . . . . . . . . . . . . . . . . . . . . . . .   30
Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
Proposed Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
MANAGEMENT OF NET2WIRELESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
Summary Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
Option/SAR Grants in Fiscal 1999. . . . . . . . . . . . . . . . . . . . . . . . . . .   36
Option/SAR Exercises in Fiscal 1999 . . . . . . . . . . . . . . . . . . . . . . . . .   37
Compensation Agreements With Executive Officers . . . . . . . . . . . . . . . . . . .   37
Compensation Committee Interlocks and Insider Participation . . . . . . . . . . . . .   38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . . . . . . . .   38
Transactions With I.T.E.S. - Imaging Technologies Enterprises Systems Ltd.. . . . . .   38
Transactions With Significant Shareholders. . . . . . . . . . . . . . . . . . . . . .   39
Transactions With Directors and Executive Officers. . . . . . . . . . . . . . . . . .   39
Transactions With Immediate Family Members of Directors and Executive Officers. . . .   40
PRINCIPAL STOCKHOLDERS OF NET2WIRELESS. . . . . . . . . . . . . . . . . . . . . . . .   41

BUSINESS OF SENSAR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

SELECTED FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
NET2WIRELESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
Selected Historical financial Information of Net2Wireless . . . . . . . . . . . . . .   43
Management's Discussion and Analysis of Financial Condition and Results of Operations   44
Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
Expenses and Results of Operations. . . . . . . . . . . . . . . . . . . . . . . . . .   44
Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

                                       2

Disclosure About Market Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
SENSAR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
Selected Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
Management's Discussion and Analysis of Financial Condition and Results of Operations   49

COMBINED PRO FORMA FINANCIAL STATEMENTS. . . . .  . . . . . . . . . . . . . . . . . .   49
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2000. . . . . . .   50

MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
Background of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
Reasons for the Merger--Advantages and Disadvantages. . . . . . . . . . . . . . . . .   59
Terms of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
Interests of Certain Individuals. . . . . . . . . . . . . . . . . . . . . . . . . . .   65
Voting and Revocation of Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . .   67
Solicitation of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
Attendance of Representative of Accountants . . . . . . . . . . . . . . . . . . . . .   69
Dissenters' Rights of Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
Accounting for the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
Delivery of Certificates for Common Stock of the Combined Company . . . . . . . . . .   73
Payment in Lieu of Issuing Fractional Shares. . . . . . . . . . . . . . . . . . . . .   73
Expenses of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
Restrictions on Transfer of Common Stock of the Combined Company. . . . . . . . . . .   73

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
Transfer Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

COMPARISON OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
Comparison of Nevada Law and Delaware Law--Certificates of Incorporation and Bylaws .   75
Governing Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
Governing Corporate Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

PRINCIPAL STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
Pro Forma After the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
Sensar Prior to the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82

TAX CONSEQUENCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
United States Federal Tax Consequences of the Merger. . . . . . . . . . . . . . . . .   83
United States Federal Tax Consequences of the Change of Domicile. . . . . . . . . . .   84

OTHER SENSAR STOCKHOLDER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . .   85
Change in Corporate Domicile. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
Adoption of the Stock Option Plan . . . . . . . . . . . . . . . . . . . . . . . . . .   85
Ratification of Previously Granted Options. . . . . . . . . . . . . . . . . . . . . .   88

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89

VALIDITY OF NEW COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90

WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .   90

INCORPORATION OF DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . .   91

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1


INDEX TO APPENDICES

     A.  Agreement dated December 8, 1999, as amended
     B.  Stock Option Plan
     C.  Form of Certificate of Incorporation of the Combined Company
     D. Copy of Delaware Law relating to Net2Wireless stockholders' dissenters' rights of appraisal
     E.  Copy of Nevada Law relating to Sensar stockholders' dissenters' rights
     F.  Form of Sale Restriction Agreement

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

         Q.       Who are Sensar and Net2Wireless?

         A. Sensar is a publicly-held corporation with its common stock currently traded under the symbol "SCII" on the Nasdaq SmallCapSM Market. Sensar was, until 1999, engaged in the business of manufacturing instruments to analyze sound and vibration, as well as instruments intended for chemical analysis. During 1999, it disposed of its principal businesses and technologies. Currently, Sensar's assets consist primarily of cash, cash equivalents, and short-term notes receivable.

                  Net2Wireless is a privately-held company which has products that are in the beta testing stage that are intended to permit the wireless connection to the Internet using portable devices such as palm computers, personal digital assistants, and cellular phones and to permit cellular carriers to offer new services to their customers.

         Q.       Why are Sensar and Net2Wireless proposing to merge?

         A. Because we believe the combined company offers benefits, including the implementation of a potentially promising technology and access to public capital markets, to the stockholders of both companies. For Sensar, the merger provides a communications technology that has promising applications in a rapidly developing market. For Net2Wireless, the merger provides liquidity for its stockholders and enhances its ability to raise public capital to fund its development work and product implementation.

         Q.       What will I receive in the merger?

         A. Sensar stockholders will continue to own the shares they currently hold. Net2Wireless stockholders will receive one share of common stock of Sensar for each share of Net2Wireless they currently hold.

         Q.       What risks should I consider?

         A. You should review the information under the caption "RISK FACTORS" beginning on page 18 for a discussion of various risks associated with the merger and the operations of Sensar and Net2Wireless.

         Q.       When do you expect to complete the merger?

         A. The merger agreement provides for the merger to be completed within 10 days of obtaining stockholder approval.

         Q.       Should stockholders send in their stock certificates now?

         A. No. After we complete the merger, Progressive Transfer, the transfer agent, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, will send instructions to Sensar stockholders and Net2Wireless stockholders explaining how to exchange their certificates for certificates representing stock of the combined company.

         Q.       How do I vote?

         A. Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the stockholders meeting. You may attend the meeting in person whether or not you submit a proxy. If your shares are held in "street name" by your broker, you cannot vote your shares directly. Your broker will vote your shares only if you provide instructions to the broker on how you would like your shares to be voted. You should follow the directions provided by your broker regarding how to transmit those instructions.

         Q.       Can I change my vote after mailing my proxy?

         A. Yes. Unless you have delivered an irrevocable proxy, you may change your vote by delivering a signed notice of revocation, or a signed proxy card that bears a later date, to Sensar or Net2Wireless, as appropriate, before the stockholder meeting, or by attending the stockholder meeting and voting in person. Net2Wireless stockholders who have delivered an irrevocable proxy may not change or withdraw their vote.

         Q.       Who can I call with questions?

         A. If you are a Sensar shareholder with questions about the merger, please call Howard S. Landa at (801) 350-0587.

                  If you are a Net2Wireless stockholder with questions about the merger, please call Yaron Sobol at 011-972-3-915-8888.

                                     SUMMARY

     The following is a brief summary and is intended merely to highlight some of the information included in this Joint Proxy Statement/Prospectus. The summary is qualified in its entirety by the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus.

Proposed Business   Net2Wireless is organized under the laws of the state of
of Net2Wireless     Delaware. References to Net2Wireless include its three
                    subsidiaries, Net2Wireless Israel Limited, which is an Israeli corporation engaged in research and development, Vintage Global, Inc., which is a British Virgin Islands corporation that holds the intellectual property of Net2Wireless, and FastNet.com, Inc., a Delaware corporation formed to pursue applications of its technology using traditional physical lines. Net2Wireless currently has no revenues and does not know when it will begin to generate revenues. Net2Wireless acquired wireless communication technologies and rights from I.T.E.S. - Imaging Technologies
                    Enterprises Systems, Ltd, an Israeli corporation, in
                    December, 1999. Products based on the technology held by Net2Wireless are in the preliminary testing stage and are intended to permit wireless communication devices to gain access to the Internet. The goal is to permit the following services to be available to portable devices such as palm computers, personal digital assistants, and cellular phones:

                    - browsing standard Internet sites using standard browsers;

                    - transmission of live video using existing wireless communication networks;

                    - providing instant messaging with full graphics support;

                    - providing messaging services (e-mail, voice mail, fax, etc.); and

                    - providing full graphics applications with network based storage.

                    The basic technology uses proprietary software that greatly speeds up the transmission time for complex content over the existing wireless communication infrastructure, principally by compressing the data. Net2Wireless intends to provide services and license its software directly to cellular carriers. Licensing and transactional fees will be based on the number of users of the system and, in some cases, the number of uses of a particular service. Net2Wireless currently has a beta-site installation at Partner Communications Company, Ltd., a cellular telephone carrier in Israel, and has installed its platform for a second beta test at PelePhone Communications, Ltd., another cellular carrier in Israel. Net2Wireless recently signed a memorandum of understanding with Nextel Finance Company for the field testing and potential future purchase of Net2Wireless' proposed products for use in the United States.

                    See "NET2WIRELESS: BUSINESS OF NET2WIRELESS"

The Merger          The merger agreement between Sensar and Net2Wireless
                    provides for the merger of Net2Wireless with and into Sensar. The merger was unanimously approved by the board of directors of both Sensar and Net2Wireless. Neither board obtained a fairness opinion in connection with their consideration of the merger. As part of the merger:

                    - the shares of Net2Wireless outstanding immediately prior to the merger will be converted on a one-for-one basis into 18,295,060 shares of common stock of Sensar and 1,000,000 shares of common stock of Sensar will be issued to finders. The stock issued to finders will not be registered and can only be resold if subsequently registered under the Securities Act or an exemption from the registration requirements is available. If the transactions contemplated by the stock purchase agreement between Net2Wireless and Nextel Finance Company is completed prior to the closing of the merger, an additional 1,000,000 shares would be outstanding in Net2Wireless and Sensar would issue an additional 1,000,000 shares of common stock in the merger. The number of shares to be issued to Net2Wireless stockholders will be reduced in the event that any Net2Wireless stockholders exercise their right to dissent. The number of shares may also be increased if Sensar does not meet specified financial conditions, but this is not anticipated.


                    - Options and warrants to acquire Net2Wireless common stock will be converted into options and warrants to acquire up to 17,073,071 shares of Sensar common stock. Net2Wireless has granted 16,531,473 of these options through September 4, 2000, with a weighted average exercise price of $4.72 per share. Of the options granted throught this date, 13,996,354 were currently exercisable.

                    - At the initial meeting of the directors approximately two weeks subsequent to the merger, the current directors of Sensar will resign and the current directors of Net2Wireless, Nechemia Davidson, David Rubner, Joav Avtalion, and Ben-Zion Weiner will be appointed as directors of the combined company. The current management of Net2Wireless will become the management of the combined company.


                    The complete terms and conditions of the merger are set forth in the merger agreement between Sensar and Net2Wireless dated December 8, 1999, as amended, a copy of which is included as Appendix "A" and incorporated herein by this reference.

                    See "THE MERGER."


Directors of the    Nechemia Davidson is the founder and principal shareholder
 Combined Company   of Net2Wireless and will serve as the chief executive
                    officer and a director of the combined company. David
                    Rubner, who recently retired as chief executive officer of ECI Telecom, Ltd. (Nasdaq: ECIL), Israel's largest telecommunication equipment company, will serve as chairman of the board of the combined company. Joav Avtalion, co-founder, executive, and director until 1999 of NICE
                    Systems, Ltd. (Nasdaq: NICE), a telecommunication company, co-founder and chairman of Mindsense Biosystems, Ltd., a technology company, and director and chairman of Basense, Ltd., a knowledge management company, will serve as a director of the combined company. Ben-Zion Weiner, corporate vice-president research and development division of Teva
                    Pharmaceuticals, Ltd., an Israeli-based pharmaceutical company, will serve as a director of the combined company.


                    See "MANAGEMENT."

Change in Corporate As part of the merger, immediately prior to closing, Sensar
 Domicile and Name  will change its corporate domicile from Nevada to Delaware and in an effort to distinguish itself from other companies in the wireless industry, will change its corporate name to Jagami Corporation. Jigami is a Japanese word for the spirit of the person who founds a village or first cultivates the land. As a result, the combined public company will be incorporated in Delaware, which has a more fully defined body of corporate law than Nevada and is more familiar to bankers, venture capitalists, financial institutions, and others who may be dealing with the combined company. The change in the corporate name will permit the combined company to carry on its business under a name that is more indicative of its proposed business. The change in corporate domicile and the corporate name will not be completed unless the merger is approved. These changes are not a condition to the completion of the merger.

Stock Option Plan   The Stock Option Plan is being proposed to provide the
                    combined company with the flexibility to grant options to new or existing employees, officers, and directors in order to attract, retain, and motivate these individuals and further align their interests with the interests of the stockholders. The approval of the Stock Option Plan is not a condition to the completion of the merger. If approved, the Stock Option Plan will be adopted whether or not the merger is completed.

Ratification of     At the time the current directors of Sensar were appointed,
 Options            Sensar granted each outside director an option to acquire
                    200,000 shares, with an exercise price of $1.50 for 100,000 shares and $2.50 for 100,000 shares. On April 21, 1999, the day Messrs. Strasser, and Lewis were appointed, the closing price of the stock was $1.094. On May 5, 1999, the day Ms.
                    Hale was appointed, the closing price was $1.938. On
                    November 16, 1999, the board of directors granted the following options with an exercise price of $2.00 per share:
                    800,000 shares to Howard S. Landa, 650,000 shares to Andrew
                    C. Bebbington, the chief consultant to Sensar, and 50,000 shares each to Mr. Strasser, Mr. Lewis, and Ms. Hale. The closing price of the stock on November 16, 1999, was $3.375.
                    Under Nasdaq guidelines, the foregoing options require shareholder approval and hence each of the grants was made subject to that approval. Each of the foregoing individuals holds an interest in Sensar's deferred compensation plan and has agreed to forego that interest on stockholder approval of the options. If approved, the options will be granted whether or not the merger is completed. The approval of the options is not a condition to the merger. However, if the options are not approved, each of the individuals would be entitled to receive a cash payment based on their interest in the deferred compensation plan. Under such circumstances, Sensar's liabilities at closing would exceed the limitations contained in the merger agreement between Sensar and Net2Wireless, and Net2Wireless would not be obligated to complete the merger. See "THE MERGER: Interests of Certain
                    Individuals" and "OTHER SENSAR STOCKHOLDER MATTERS."

Sensar Stockholders'
 Meeting

  Record Date       Sensar stockholders of record as of the close of business on
   and Time         October 16, 2000, are entitled to vote at the Sensar
                    stockholders' meeting. The meeting will be held at 10:00 a.m., local time, on December 5, 2000, at the offices of Brobeck Phleger & Harrison LLP, 1633 Broadway, 47th Floor,
                    New York, New York 10019.

  Purpose of        At the meeting, the Sensar stockholders will be asked to
   Meeting          consider and take action on the following:


                           1. the proposed merger and the change in the
                    corporate name to "Jigami Corporation";

                           2. the change of the corporate domicile to Delaware;


                           3. the adoption of the Stock Option Plan;

                           4. the ratification of options previously granted to
                    officers and directors of Sensar; and

                           5. the transaction of such other business as may
                    properly come before the meeting,

                    all as more particularly set forth in the official Notice of Meeting accompanying this Joint Proxy Statement/Prospectus.


  Shares Outstanding
   and Entitled     On the record date, there were 6,548,546 shares of Sensar
   to Vote          common stock outstanding, with each share entitled to one
                    vote on each matter submitted at the stockholders' meeting.

  Vote Required     The merger and the change in corporate domicile must be
                    approved by the holders of a majority of the outstanding
                    Sensar common stock. The members of the board of directors, who collectively hold 81,076 shares of Sensar stock, or approximately 1.2%, have indicated their intention to vote their shares in favor of the merger and change in corporate domicile. As a result, the affirmative vote of an additional
                    3,193,198 shares will be required. The vote of a majority of the votes cast at a meeting at which a quorum is present, in person or by proxy, is required to approve the Stock Option
                    Plan, and to ratify the options previously granted to officers and directors of Sensar. The directors have indicated their intention to also vote in favor of these proposals. The bylaws of Sensar require that at least
                    33-1/3% of the issued and outstanding Sensar common stock be represented in person or by proxy at the stockholders' meeting in order to constitute a quorum for conducting business.

  Representative    It is anticipated that a representative of Grant Thornton
   of Accountants   LLP and a representative of Kost, Forer & Gabbay, a member of Ernst & Young International, will be in attendance at the meeting, either in person or via video conference, to respond to appropriate questions from the Sensar stockholders and, if so desired, to make a statement.

Net2Wireless Stockholders'
 Meeting


  Record Date and   Stockholders of record of Net2Wireless as of the close of
   Time             business on October 16, 2000, are entitled to notice of, and to vote at, the meeting of the Net2Wireless stockholders to be held at 10:30 a.m., local time, on December 5, 2000, at the offices of Brobeck Phleger & Harrison LLP, 1633
                    Broadway, 47th Floor, New York, New York 10019.


  Purpose of        At the meeting, the Net2Wireless stockholders will be asked
   Meeting          to consider and take action on the following:

                           1. the proposed merger; and

                           2. the transaction of such other business as may
                    properly come before the meeting,

   Vote Required    The merger must be approved by the holders of a majority of the issued and outstanding shares of Net2Wireless common stock and Series A Preferred Stock, voting together as a class. The holders of 12,316,866 shares of the Net2Wireless common stock, or approximately 67% of the voting power of the stock entitled to vote on the merger, have delivered their irrevocable proxies to vote their shares in favor of the merger, therefore, the vote of no additional shares will be required. The bylaws of Net2Wireless require that at least a majority of the issued and outstanding Net2Wireless common stock and Series A Preferred Stock, taken together as a single class, be represented in person or by proxy at the Net2Wireless stockholders' meeting in order to constitute a quorum for conducting business.

  Representatives   It is anticipated that a representative of Kost, Forer &
   of Accountants   Gabbay, a member of Ernst & Young International, will be in attendance at the meeting, either in person or via video conference, to respond to appropriate questions from the Net2Wireless stockholders and, if so desired, to make a statement.

Ownership of the    The percentage ownership by the current stockholders of
 Combined Company   Sensar and the current stockholders of Net2Wireless before and after the merger is set forth below:

                             Record                     Subsequent
                              Date       Percentage     to Merger(1)     Percentage
                           ---------     ----------     ---------        ----------
Sensar Stockholders        6,548,546     100.0%         6,548,546        25.3%

Net2Wireless Stockholders          -      0.0%         18,295,060(2)     70.8%
Others                             -      0.0%          1,000,000(3)      3.9%
                           ---------    ------         ----------       ------
Total                      6,548,546    100.0%         25,843,606       100.0%

(1) Subject to stockholder approval, members of Sensar management and others will hold options to acquire 2,509,256 shares of Sensar, with a weighted average exercise price of $2.31 per share, that can be exercised at any time. Options to acquire an aggregate of up to 17,073,071 additional shares which will be held by Net2Wireless employees, directors, stockholders, advisors, and Partner Communications Company, Ltd., will be assumed by Sensar in the merger. As of September 4, 2000, Net2Wireless had granted 16,531,473 of these options with a weighted average exercise price of $4.72 per share. If all of the options potentially outstanding at closing were exercised, it would increase the issued and outstanding shares of the combined company to 46,425,933, of which the Sensar stockholders would hold 20% and the Net2Wireless stockholders would hold 78%. The remaining 2% would be held by others.
(2) If the transaction contemplated by the stock purchase agreement between Net2Wireless and Nextel Finance Company is completed prior to the merger, an additional 1,000,000 shares of common stock will be issued by Sensar in the merger in exchange for the 1,000,000 shares of Net2Wireless issued to Nextel Finance Company.
(3) These shares will be issued to finders at the closing of the merger. These shares are not registered under the registration statement of which this Joint Proxy Statement/Prospectus is a part and may not be sold by the finders absent subsequent registration under the Securities Act or compliance with an available exemption from the registration requirements.


Interests of        In considering the recommendations of the Sensar board of
 Certain Persons    directors and the Net2Wireless board of directors with
 in the Merger      respect to the merger, the stockholders of Sensar and
                    Net2Wireless should be aware that directors and officers of Sensar and Net2Wireless may have interests in the merger that are different from, or in addition to, the interests of stockholders generally, including:


                    - the grant to Howard S. Landa, Chairman and Chief Executive Officer of Sensar, of stock options to acquire 800,000 shares of Sensar common stock at an exercise price of $2.00 per share in substitution for Mr. Landa's interest in Sensar's deferred compensation plan, subject to consummation of the merger and ratification of the stock options by the Sensar stockholders;

                    -      the grant to Mickey Hale, Steve Strasser, and Brian
                           B. Lewis, directors of Sensar of stock options to acquire 50,000 shares of Sensar common stock each at an exercise price of $2.00 per share in substitution for their respective interests in Sensar's deferred compensation plan, subject to the ratification of the stock options by the Sensar stockholders;

                    - the distribution to Mr. Landa, effective March 1, 2000, of non-operating assets of Sensar with a book value of $352,992 as of December 31, 1999, in consideration for Mr. Landa's agreement to indemnify the combined company for all costs and liabilities arising from a pending lawsuit against Sensar, the termination of his executive employment agreement, his assumption of the unexpired lease obligations of Sensar for its Salt Lake City, Utah, offices, and his agreement to provide up to 100 hours of transitional services to the combined company; and

                    - the grant of fully vested stock options to entities controlled by Nechemia Davidson, founder, director, and officer of Net2Wireless; David Rubner, chairman of the board; Joav Avtalion, director, and Yaron Sobol, an executive officer of Net2Wireless, to acquire an aggregate of 4,768,888 shares of the combined company's common stock at a price of $1.86 per share. See "THE MERGER: Interests of Certain Individuals."

                    The board of directors was aware of these interests at the time of its consideration of the merger. The board concluded that the merger was in the best interests of the stockholders of Sensar and Net2Wireless, but did not establish an independent committee or obtain a fairness opinion from a third-party advisor.

Market Price        Sensar's common stock is traded on the Nasdaq SmallCapSM
 for Sensar Stock   Market under the trading symbol "SCII." The following table sets forth high and low closing sale prices for Sensar's common stock as reported on Nasdaq for the periods indicated. All amounts have been adjusted to give effect to the 1:5 consolidation of the outstanding common stock of Sensar effective May 3, 1999 and the 2:1 forward split of the outstanding common stock effective January 17, 2000.

Fiscal Year Ended December 31, 1998             High              Low
-----------------------------------            -------          -------
First Quarter                                  $ 9.219          $ 5.781
Second Quarter                                 $ 7.969          $ 4.375
Third Quarter                                  $ 5.00           $ 1.094
Fourth Quarter                                 $ 1.484          $ 0.625

Fiscal Year Ended December 31, 1999             High              Low
-----------------------------------            -------          -------
First Quarter                                  $ 1.094          $ 0.703
Second Quarter                                 $ 3.594          $ 0.859
Third Quarter                                  $ 2.797          $ 1.50
Fourth Quarter                                 $34.25           $ 2.094

Fiscal Year Ended December 31, 2000            High               Low
-----------------------------------           -------           -------
First Quarter                                  $79.688          $22.625
Second Quarter                                 $41.50           $10.00
Third Quarter                                  $30.438          $16.063

The following table sets forth the closing sales price for Sensar's common stock, as reported by Nasdaq (a) as of October 6, 1999, the date preceding the public announcement of the proposed transaction to acquire the wireless communications technology; (b) as of December 13, 1999, the day preceding the public announcement of the execution of the definitive agreement between Sensar and Net2Wireless; and (c) as of October 16, 2000, a recent practicable date prior to the date of this Joint Proxy Statement/Prospectus.

                       Sensar Stock
      Date          Closing Sales Price
---------------     -------------------

October 6, 1999      $ 3.00
December 13, 1999    $11.69
October 19, 2000     $14.00


Per Share Data      The following table presents comparative per share data of
                    Sensar and Net2Wireless on a historical and pro forma basis.
                    The data should be read in conjunction with the historical and pro forma financial information and the notes thereto under the caption "Combined Pro Forma Financial Statement."

                                                 Year ended            Six months ended
                                                 December 31, 1999     June 30, 2000
                                                 -----------------     ------------------
Sensar
Income (loss) per share from continuing
  operations(1)                                  $     (2.11)          $     0.22
Book Value per share(2)                          $     (0.02)          $     0.22
Cash dividends per share                                   -                    -

                                                 Period from
                                                 commencement of
                                                 operations (April 1,
                                                 1999) through         Six months ended
                                                 December 31, 1999     June 30, 2000
                                                 --------------------  ------------------
Net2Wireless
Loss per share from continuing operations(1)     $     (0.06)          $     (8.66)
Book value per share(2)                          $     (0.14)          $      1.45
Cash dividends per share                                   -                     -

Pro Forma
Loss per share from continuing operations(1)     $     (3.07)(3)       $     (9.49)(3)
Book value per share(2)                          $      0.25           $      1.20
Cash dividends per share                                   -                     -

(1) Earnings per share are based on the weighted average number of shares outstanding during the period. The pro forma loss per share is based on the losses of the continuing business of Net2Wireless, plus transaction costs. In determining the weighted average number of shares outstanding, the shares held by the Sensar stockholders are assumed to be issued on completion of the merger.
(2) Book value per share is based on the number of shares outstanding at the end of the period. The pro forma book value per share is based on the equity of Net2Wireless, plus the net assets acquired from Sensar.


(3) Excludes the shares to be issued on exercise of up to 17,073,071 options granted by Net2Wireless and 2,509,256 options to be outstanding in Sensar on stockholder ratification of options granted to management and others.


Principal           The merger is conditioned on the following:
 Conditions

                    - approval of the merger agreement by the holders of a majority of the issued and outstanding Sensar common stock and a majority of the issued and outstanding Net2Wireless common stock and Series A Preferred Stock, voting together as a single class;

                    - the elimination by Sensar of all liabilities, except current liabilities not yet due and not in excess of $50,000;

                    - the compliance by each of the parties with their respective representations, warranties, and covenants as set forth in the merger agreement, unless waived by the other party;

                    - the absence of any material adverse change in the condition of either party not consented to by the other party;

                    - the absence of material regulatory limitations or prohibitions on the consummation of the transaction or the continuation of the business of the combined enterprise thereafter; and

                    -      other customary closing conditions.

                    See "THE MERGER: Terms of the Merger."

                    The merger could be terminated even after approval by the Sensar stockholders and Net2Wireless stockholders if one or more of the conditions is not satisfied or waived by the parties.

                    No federal or state regulatory requirements must be met as a condition to completion of the merger.

Dissenters' Rights
 of Appraisal

  Sensar Holders of Sensar common stock have the right to dissent from the merger and obtain payment of the fair market value of their shares upon compliance with applicable procedures as provided in sections 92A.300 through 92A.500 of the Nevada corporate law. See "THE MERGER: Dissenters' Rights of Appraisal."

  Net2Wireless      Holders of Net2Wireless common stock have appraisal rights in connection with the merger as provided in section 262 of the Delaware corporate law. The merger agreement provides that the transaction may be terminated at the election of Sensar if stockholders of Net2Wireless owning more than 5% of the issued and outstanding Net2Wireless common stock perfect their dissenters' rights. The holders of 12,316,866 shares, or 67%, of the voting power of the outstanding
                    Net2Wireless stock have delivered their irrevocable proxies to vote their shares in favor of the merger and will be deemed to have elected not to exercise their dissenters' rights. See "THE MERGER: Dissenters' Rights of Appraisal."

New Certificates    Net2Wireless stockholders will receive one share of common
 for Common Stock   stock of the combined company for each share of common stock or Series A Preferred Stock they hold in Net2Wireless.
                    Record holders of Net2Wireless stock will receive a letter from the transfer agent of Sensar with instructions for submitting certificates representing Net2Wireless stock in exchange for certificates representing common stock of the combined company. Record holders of Sensar common stock will receive a similar letter with instructions for submitting their certificates for new certificates issued in the name of the combined company. Sensar stockholders will have the same number of shares in the combined company as they now hold in Sensar.

Accounting          The merger will be accounted for as a reverse acquisition of
 Treatment          Sensar by Net2Wireless. Although Sensar will be the
                    surviving legal entity, for financial reporting purposes, the entity whose shareholders hold in excess of 50% of the combined company, Net2Wireless, will be treated as the continuing entity. The reverse acquisition will be treated as a capital stock transaction in which Net2Wireless will be deemed to have issued the shares of common stock held by the Sensar stockholders for the net assets of Sensar. The costs of the transaction will be charged to stockholders' equity.
                    To the extent that the costs of the transaction exceed the net assets acquired from Sensar, the excess will be charged to the statement of operations. No goodwill will be recorded. See "THE MERGER: Accounting for the Merger."

Tax Consequences    Sensar and Net2Wireless will not obtain a private revenue
                    ruling from the Internal Revenue Service regarding the federal income tax consequences of the merger. See "TAX
                    CONSEQUENCES."

  Sensar            The merger will qualify as a tax-free reorganization under section 368(a) of the Internal Revenue Code for U.S. federal income tax purposes. As such, no gain or loss will be recognized by Sensar upon completion of the merger.

                    The receipt of new certificates in the name of the combined company, "Jigami Corporation" will not result in any taxable consequence to the Sensar stockholders.

                    Sensar stockholders who exercise and perfect their dissenters' rights will generally recognize gain or loss on the transaction as if it constituted a sale of their Sensar stock.

  Net2Wireless      No gain or loss will be recognized by Net2Wireless upon
                    completion of the merger.

                    No gain or loss will be recognized for U.S. federal income tax purposes by Net2Wireless stockholders upon completion of the merger or on the exchange of shares, options or warrants to acquire shares of Net2Wireless common stock for shares, options and warrants to acquire shares of common stock of the combined company (including any contingent shares), except for any cash payments made to dissenting stockholders.

                    Net2Wireless stockholders will have, in the aggregate, a tax basis in the shares of common stock of the combined company (including any contingent shares) equal to their aggregate basis in the shares of Net2Wireless common stock exchanged. The holding period for tax purposes for the common stock of the combined company will include the period for which they held Net2Wireless common stock.

                    Net2Wireless stockholders who exercise and perfect their dissenters' rights will generally recognize gain or loss on the transaction as if it constituted a sale of their Net2Wireless common stock.

Comparison of       If stockholder approval is received, immediately prior to
 Securities         the merger Sensar will change its domicile to Delaware, and stockholders' rights will be governed by Delaware law.
                    Although the corporate statutes of Nevada and Delaware are substantially similar, there are differences that might affect the stockholders and there are differences between the governing instruments of Sensar and those of the combined company. See "Comparison of Securities" for a more complete analysis of each of these differences. Below is a summary of some of the differences:

                    Classified Board. Sensar currently has a classified board of directors in which approximately one-third of the directors are elected at each annual meeting of stockholders for a three-year term. The combined company will not have a classified board and each director will be elected for a one-year term at each annual meeting of stockholders.

                    Removal of Directors. The removal of a director by Sensar stockholders currently requires the vote of a majority of the outstanding stock at a stockholders' meeting called for that purpose. Directors of the combined company can be removed by the vote of a majority of the stock in attendance at a stockholders' meeting called for that purpose.

                    Liability and Indemnification of Officers and Directors. Delaware and Nevada corporate statutes are substantially identical with respect to indemnification of officers and directors, except that Nevada law provides broader indemnification in connection with stockholder derivative lawsuits against a company. A corporation governed under the laws of Delaware has discretion in deciding whether or not to advance expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative proceeding, whereas a corporation governed under Nevada law must advance such expenses without any discretion in such instances. A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that such liability does not arise from proscribed conduct, including the breach of the duty of loyalty. Nevada corporate law goes further in that (i) the provision applies to both directors and officers, and (ii) there are no exceptions to the limitation on liability. The governing instruments of both Sensar and the combined company limit the liability of these individuals to the full extent permitted by law.

Restrictions on     Except for shares issued to "affiliates" of Net2Wireless, as
 Resale of Common   that term is defined in Rule 144 promulgated by the
 Stock of the       Commission, the shares issued to finders, and shares held by
 Combined Company   affiliates of the combined company, all shares of Sensar
                    common stock to be issued in connection with the merger will be transferable without further registration under the Securities Act. Sales by the finders must be made pursuant to a subsequent registration under the Securities Act or an available exemption from the registration requirements.
                    Sales by affiliates must be made in accordance with the requirements of Rules 144 and 145 promulgated under the Securities Act.

                    The management, directors, and the principal consultant of Sensar will be contractually precluded from selling 50% of the common stock held by them, including those shares issuable on exercise of their options, for 180 days following the effectiveness of a registration statement filed by Sensar to permit the sale. In addition, Net2Wireless stockholders who will receive shares of Sensar stock or rights to acquire Sensar stock aggregating a total of 19,030,758 shares have signed an agreement not to sell more than 15% of such shares during the 180 days subsequent to the date set by Nasdaq for trading the shares to be issued to the Net2Wireless stockholders. See "THE MERGER:
                    Restrictions on Transfer of Common Stock of the Combined Company."

--------------------------------------------------------------------------------
                                  RISK FACTORS
--------------------------------------------------------------------------------
     The merger and proposed business of Net2Wireless involves a high degree of risk. Set forth below is a discussion of what Sensar and Net2Wireless consider to be the material risk factors as of the date of this Joint Proxy Statement/Prospectus. In addition to considering the information set forth elsewhere in this Joint Proxy Statement/Prospectus, you should specifically evaluate the following risk factors during your consideration of whether to vote for the merger and the related transactions. If any of these risks occur, or if other risks not currently anticipated or fully appreciated by the companies occur, the business and prospects of the combined company could be materially adversely affected, which could have an adverse effect on the trading price for the stock of the combined company.

Risks Related to Net2Wireless' Proposed Business

     Net2Wireless is recently formed, does not have an operating history, and, consequently, lacks a historical basis on which to predict future results.

     Net2Wireless was formed in December 1999. Shortly after its formation, Net2Wireless acquired technology from I.T.E.S., a development company in Israel. The initial product based on this technology is still subject to pilot tests with cellular carriers. The technology has not generated any operating revenues or binding contractual commitments to purchase products or services to date. Net2Wireless does not have a historical basis on which to evaluate whether or not its proposed business will be successful, including whether it can:

     -     develop products that successfully address a market need;

     - successfully resolve problems that arise in designing and implementing the manufacturing process for its proposed products or in marketing these products;

     -     implement a business model that will permit it to operate profitably;

     - hire and retain employees with the technical skills necessary to continue to develop and support products; and

     - successfully develop the necessary administrative support systems such as personnel management, accounting records and controls, marketing supervision and control, service and support, and record keeping and office administration.

If Net2Wireless is not successful in addressing these issues, it will likely not be successful in implementing its proposed business.

     Net2Wireless expects to operate at a substantial loss at least during fiscal 2000 and possibly for substantially longer, lacks internal funding, and may be unable to obtain the additional financing that it needs.

     Net2Wireless has not generated any operating revenues and expects to operate at a loss at least during fiscal 2000 and possibly for substantially longer. Expenses are expected to grow significantly and more rapidly than revenues during the implementation stage. The combined company may, from time to time, incur additional non-cash charges in connection with future grants of options or warrants to purchase common stock, which charges may be material. It is not anticipated that in the short term expenses can be met through the internal generation of cash flow from the operation of the business. The proposed sale of 1,000,000 shares of Net2Wireless stock to Nextel Finance Company may not be completed because it is subject to customary closing conditions as well as the requirement that Nextel Finance Company be satisfied with its due diligence inquiry. The combined company may need to seek additional funding from outside sources, including equity financing. We cannot be sure that the combined company will be able to obtain the needed financing. If an equity financing is completed in the future, it would result in dilution of the percentage of ownership of existing stockholders and could result in dilution of the per share book value. If financing is not available, or only available on unfavorable terms, the combined company may not be able to successfully implement its business plan.

     The display screens of most currently available wireless devices are inadequate to take full advantage of the services made available by Net2Wireless' proposed products.

     The display screens currently available to most mobile wireless devices are inadequate to display the full color video and graphic information made available by Net2Wireless' proposed products. In order for consumers to have access to the full range of services and convenience of the proposed products, the combined company will be dependent on the continued development of sophisticated display technology by others and the adoption of that technology by wireless device manufacturers.

     Factors beyond the control of Net2Wireless such as product and services acceptance, competitive pressures, and the strategic decisions of wireless carriers, may adversely affect its proposed business.

     Net2Wireless may not be able to achieve or sustain its revenue or profit goals as a result of factors outside of its control, including:

     - the lack of market acceptance of the products and services to be offered by Net2Wireless;

     - the lack of acceptance by consumers of the services to be made available as a result of the application of Net2Wireless' products;

     - competitive pressures, including the announcement of competing products and services or a decrease in the prices of such competing products and services; and

     - the lack of dedication, by the telecommunications carriers and manufacturers of wireless devices, of the resources necessary to successfully market the services potentially made available as a result of Net2Wireless' products.

     Net2Wireless may not be successful in obtaining the necessary adoption of its products by cellular carriers, which adoption is critical for its success.

     Net2Wireless' proposed products are based on an enabling technology that permits the transmission of graphic, sound, and video information between the Internet and wireless devices. This technology differs from standards recently adopted for wireless access to services on the Internet. The initial business strategy of Net2Wireless is to make products and services based on this technology available to wireless telecommunications carriers to permit them to offer new services to their customers. The success of this strategy is dependent on one or more carriers with significant customers adopting Net2Wireless' technology and products as the standard for offering their customers these services. Net2Wireless may not succeed in finding these strategic partners, as some of them may have invested in adopting alternative technologies. In addition, in the course of trying to form relationships with strategic partners, Net2Wireless may forego revenue opportunities in the short term in order to establish market acceptance of its products. As a result, the search for strategic partners could initially adversely affect Net2Wireless' revenues and profitability.

     The combined company may not be able to successfully manage its growth.

     Net2Wireless has expanded from having 22 employees at December 31, 1999, to having 91 employees at June 15, 2000, and 147 employees at August 29, 2000, which has strained its management resources. Additionally, the diversion of the attention of Net2Wireless' management caused by the process of completing the merger and combining the companies could cause a disruption of the business activities of Net2Wireless. If the combined company is successful in the introduction of its products, it will be required to continue to rapidly expand the number of its employees in all areas of operations, including administration, development, support, marketing, sales, consulting, and distribution. Net2Wireless cannot assure you that it will be able to locate and hire, or retain, the necessary personnel, or that it will be able to successfully manage the growth and expansion of its business.

     Net2Wireless may not successfully complete the development of its current platform or develop additional products for other wireless technologies.

     There are a number of wireless technologies currently in use. Initially, Net2Wireless' product was designed to work with global system for mobile communications, or GSM, a wireless protocol that is used in Israel and Europe. If the beta test of this product is successful, Net2Wireless will need to complete the development of this platform, as well as to initiate and continue the development of products for other wireless protocols, including the dominant systems used for digital cellular mobile networks in North America, code division multiple access, or CDMA, and time division multiple access, or TDMA. In addition, there are many unique wireless protocols based on these general standards and many operating systems which are unique to individual carriers. Integration with different systems can be a long and costly process. There can be no assurance that the combined company will be able to successfully complete the development of its GSM platform or develop additional products compatible with other platforms. Even if it successfully completes these products, there can be no assurance that the combined company will be able to successfully recover its development costs for any particular system.

     The technology of Net2Wireless is not entirely based on the current industry standard for wireless communications and, as a result, may not be accepted.

     In 1998, the Wireless Application Protocol Forum adopted open, worldwide specifications for wireless data transmission, designed to establish a standard for wireless data transmission. These standards were based on, among other things, the concept that Internet sites to be accessed by wireless devices should be specifically designed streamlined sites that require less data to be transmitted and received by the wireless device. Major telecommunications companies, equipment manufacturers, and software and service companies are members of this forum. While Net2Wireless' products are expected to be compatible with the wireless application protocol used to allow cellular phones access to the Internet adopted by the forum, they will utilize proprietary software and technology not included in the existing wireless application protocol standards. Telecommunications companies and others may be reluctant to adopt new technology that is not wholly based on the existing wireless application protocol standard.

     New products and services developed by Net2Wireless' competitors may perform better than those developed by Net2Wireless and, therefore, Net2Wireless' products and services may not be accepted in the marketplace.

     The market for the delivery of Internet services through wireless communication devices is evolving extremely rapidly and is characterized by intense competition by a large number of companies seeking to establish a dominant market presence. As a result of the very recent development of this market, Net2Wireless cannot estimate the potential product lifecycle. Net2Wireless may not be able to successfully introduce its products or continue to develop and enhance its products at a pace sufficient to keep up with the introduction of new products and services by others. In addition, the prediction of the demand for these services is extremely speculative and the overall market and pricing for these services may not grow at the pace or to the size currently anticipated. Competition could also adversely affect the combined company's ability to develop new products and service offerings. Increasing competition could have a material adverse affect on future revenues and profitability.

     Net2Wireless' potential competitors have access to significantly greater resources, limiting Net2Wireless' ability to compete.

     The telecommunications industry is highly competitive. The telecommunications industry is changing rapidly due to, among other things, deregulation, privatization, consolidation, technological improvements, expansion of infrastructure, the globalization of the world's economies, the expansion of free trade, and new service offerings rapidly being added. These changes create new international and domestic competitors, new network service providers and new competitive infrastructures and services. There can be no assurance that the combined company will be able to compete effectively under these rapidly changing market conditions.

     A number of companies have announced their intent to address the potential market for access to the Internet with wireless communication devices. These include large device manufacturers such as (i) Ericsson, Motorola, Qualcomm, AT&T, and Nokia; (ii) developers of operating systems, software, and browsers such as Microsoft, and Wireless Knowledge, a joint venture of Microsoft and Qualcomm; (iii) systems integrators, such as CMG and APiON; and (iv) software companies such as Oracle and Sendit.

     It is anticipated that this market will continue to be the focus of telephone and wireless device manufacturers, telecommunications companies, and software and browser companies, some of which are among the largest and most successful companies in the world. These companies have resources, including access to technical ability, funding, manufacturing, marketing, and distribution, far in excess of those of Net2Wireless. As a result, Net2Wireless may not be able to successfully compete in this marketplace.

     Net2Wireless may not be able to recruit and retain key management and technical personnel, in which case its proposed business will be adversely affected.

     The success of Net2Wireless is dependent, in part, on its ability to attract and retain key management and technical personnel. Net2Wireless does not carry life insurance on Nechemia Davidson, its founder and chief executive officer. In addition, Net2Wireless' full management team has not yet been assembled. The combined company will be required to assemble a worldwide administrative and marketing team in order to be successful. Net2Wireless has recently hired a number of technical employees and is seeking to identify and attract additional executive management and technical personnel. Net2Wireless has an employment agreement with Mr. Davidson, who will be the president and chief executive officer of the combined company, for an initial term of three years, renewable for additional two-year terms. Under Mr. Davidson's agreement, Net2Wireless will pay him $500,000 annually and grant him options. The agreement also provides for the payment of additional benefits and potential cash and equity bonuses. Additionally, Net2Wireless receives management assistance from two of its directors under consulting agreements. Under Mr. Rubner's consulting agreement, Net2Wireless will pay him $100,000 annually for his services and under Mr. Avtalion's consulting agreement, Net2Wireless will pay him $2,000 for each day that he performs consulting services for Net2Wireless. These individuals do not dedicate their full business time to the affairs of Net2Wireless, and there can be no assurance their services will remain available. If the combined company is unable to attract management with the necessary experience and expertise, or if it loses the services of Mr. Davidson or other key members of its executive or technical team, it may be unable to successfully implement its planned business operations.

     Net2Wireless may not be able to adequately protect its intellectual property rights, which would substantially harm the combined company's competitive position.

     The ability of the combined company to establish a position in the market for wireless communication with the Internet is dependent to a large degree on its proprietary technology having advantages over competing products. Net2Wireless presently relies on copyright and trademark laws, trade secret laws, and confidentiality and noncompetition contractual provisions to protect its intellectual property. Net2Wireless has filed two patent applications and anticipates seeking patent protection for other aspects of its technology that may be patentable. Until patents are actually issued, of which there can be no assurance, Net2Wireless will not be able to determine the full extent of the protection they may afford. The effectiveness of all of the above protections varies from country to country and may not adequately protect Net2Wireless' rights. If Net2Wireless cannot adequately protect its technology, other competitors could potentially use the intellectual property developed by Net2Wireless to their own competitive advantage.

     The combined company could be sued for violations of the intellectual property rights of others.

     There are a large number of patents and products constantly being developed in the areas of telecommunications and Internet applications. The highly technologically-dependent aspect of these industries and the rapid development of products and services enhance the possibility of claims based on violations of intellectual property rights. Any such claim brought against the combined company, even if ultimately determined to be without merit, could be expensive and time consuming and detract from the implementation of the products and services of the combined company. In addition, the combined company may be required to obtain licenses to patents or other proprietary rights of third parties. There can be no assurance that any licenses would be available on terms acceptable to the combined company, or at all.

     The telecommunications industry in which the combined company will compete is highly regulated and the proposed business of the combined company may be adversely affected by existing regulations or new regulations adopted in the future.

     The telecommunications industry is rapidly changing and highly regulated. Cellular carriers require licenses from governmental authorities to use the airwaves. If a cellular carrier using the combined company's products and services lost its license, was restricted in the use of airwaves, or did not gain access to the third generation licenses currently being granted by countries around the world, it could adversely affect the proposed business of the combined company. Other aspects of the combined company's business will also be subject to the authority of regulatory bodies of the countries in which it operates. Regulations established by such regulatory bodies may impose limits on the combined company's operations, and there can be no assurance that such restrictions will not place burdens on the combined company. In addition, the combined company's business may be adversely affected by regulatory changes resulting from judicial decision or the adoption of treaties, legislation, or regulations by the national authorities where the combined company operates.

     Significant charges associated with stock-based compensation may adversely affect the market price of the common stock and the ability of the combined company to obtain financing.

     For the six months ended June 30, 2000, Net2Wireless had a non-cash expense of approximately $125 million associated with the grant of options with exercise prices below the fair market value of its stock at the date of grant. To the extent that Net2Wireless, or the combined company, continues to use stock based compensation for employees and others in the future, it may incur associated compensation expenses. Any expense will reduce the earnings of the combined company, which may have a negative impact on the market price of the common stock and the ability of the combined company to obtain financing.

Risks Related to Operations in Israel

     Conditions in Israel affect operations and may limit the combined company's ability to produce and sell products.

     Net2Wireless' principal research and development and manufacturing facilities are located in the state of Israel. Political, economic, and military conditions in Israel directly affect its operations. Some of its officers and employees in Israel are obligated to perform up to 39 days of military reserve duty annually. The absence of these employees for significant periods during the work week may cause Net2Wireless to operate inefficiently during these periods. Additionally, a number of countries continue to restrict or ban business with Israel or Israeli companies, which may limit the ability of Net2Wireless to make sales in those countries.

     The Israeli rate of inflation may negatively impact the costs of the combined company if its exceeds the rate of devaluation of the New Israeli Shekel against the U.S. dollar.

     A portion of the cost of the Israeli operations, mainly personnel and facility-related, will be incurred in New Israeli Shekels. As a result, the combined company will bear the risk that the rate of inflation in Israel will exceed the rate of devaluation of the New Israeli Shekel in relation to the dollar, which will increase costs of the combined company as expressed in dollars.

     To date, Net2Wireless has not engaged in hedging transactions. In the future, the combined company might enter into currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rate of the dollar against the New Israeli Shekel. These measures may not adequately protect the combined company from material adverse effects due to the impact of inflation in Israel.

     It may be difficult to enforce a U.S. judgment against the officers and directors of the combined company and some of the experts named in this Joint Proxy Statement/Prospectus or to assert U.S. securities law claims in Israel.

     Substantially all of the executive officers and directors of the combined company and the independent certified public accountants of Net2Wireless are nonresidents of the United States, and a substantial portion of the assets of the combined company and the assets of these persons are located outside the United States. Therefore, it may be difficult to enforce a judgment obtained in the United States against the combined company or any such persons. Additionally, it may be difficult for you to enforce civil liabilities under U.S. federal securities laws in original actions instituted in Israel.

Risks Related to the Merger

     The exchange ratio is fixed so that Net2Wireless stockholders will receive the same number of shares whether the price of the Sensar stock increases or decreases.

     The exchange ratio in the merger is fixed and will not be adjusted in the event of any increase or decrease in the price of Sensar common stock. The price of the common stock that Net2Wireless stockholders receive may be lower than its price as of the date of this Joint Proxy Statement/Prospectus or the date of the Sensar or Net2Wireless stockholders' meetings. There can be no assurance that the price of the Sensar common stock on the date of the stockholders' meetings will be indicative of the price of the common stock of the combined company on the date the merger is closed or thereafter.

     The trading price for the stock of the combined company may be volatile.


     The market price of Sensar common stock has been and may continue to be volatile. For example, from October 6, 1999, through October 19, 2000, the closing price for Sensar's common stock, as reported by Nasdaq, has been as high as $79.688 and as low as $2.094. The trading price can be affected by a number of factors unrelated to the business prospects and results of the combined company. These factors include:


         -        announcements of developments by competitors;

         - acquisitions or strategic alliances by the combined company or others in the industry;

         - changes in the estimates as to the potential market and Net2Wireless' share of that market;

         -        changes in the recommendations of security analysts; and

         - changes in the trading prices of telecommunications companies or others in related industries generally.

     There can be no prediction as to the price or trading volume of the stock of the combined company subsequent to the merger.

     The concentration of control of the combined company in the members of management may limit the ability of other stockholders to influence the direction and policies of the combined company.

     The executive officers and directors of Net2Wireless will own approximately 26% of the outstanding common stock of the combined company subsequent to the merger. In addition, they will hold options, of which approximately 5,000,000 are exercisable at $1.86 per share, to increase their stock ownership to approximately 40%. Consequently, these stockholders may, as a practical matter, be able to exert significant influence over those matters requiring approval by the stockholders, limiting the ability of other stockholders of the combined company to effectively influence the direction and policies of the combined company. This concentration of ownership could also discourage, delay, or prevent others from a takeover attempt that could otherwise be beneficial to the other stockholders of the combined company.

     The authorization of 10,000,000 shares of preferred stock in the certificate of incorporation of the combined company, and the authority of the board of directors to determine the attributes of and to issue the preferred stock, may discourage, delay, or prevent a merger or acquisition that may be favorable to the stockholders of Net2Wireless.

     The terms of the merger may not reflect the value of Sensar or Net2Wireless.


     The terms of the merger and the determination of the number of shares and options to be held by the stockholders of Sensar and Net2Wireless represent determinations arrived at during the negotiation process merely for the purpose of calculating the relative ownership percentages of the parties. The ownership percentages were not fixed based on traditional indicators of value such as earnings, market share, return on assets, revenues, or market capitalization. The percentage ownership of the Sensar and Net2Wireless stockholders does not, and is not intended to, represent the value of Sensar or Net2Wireless and should not be taken as an indication of the price at which the common stock of the combined company may be sold subsequent to the merger or the value of the combined company. Subsequent to the date that the number of shares to be issued to Net2Wireless stockholders was fixed, Net2Wireless acquired the wireless technology from I.T.E.S. Ltd. for $1.2 million, a price determined by the board of directors of both I.T.E.S. Ltd. and Net2Wireless to be the fair market value of the technology at that time and substantially less than the value of the Sensar common stock to be issued to the Net2Wireless stockholders, based on the market price of the common stock, both at the date the terms of the merger were negotiated and the date of the sale by I.T.E.S. Ltd. The amounts that may be realized following the merger upon the sale by the former Net2Wireless stockholders of the common stock received by them in the merger may vary widely from the foregoing amounts and the historical trading prices of the Sensar common stock.


     Lack of an independent assessment or opinion regarding the fairness of the merger transaction requires the stockholders to rely exclusively on the recommendation of the boards of directors and the stockholders' own analysis of the transaction.

     Neither Sensar nor Net2Wireless has obtained an assessment or opinion from any qualified independent expert regarding the fairness of the merger from a financial point of view to either Sensar or Net2Wireless or their respective stockholders. In addition, neither board formed a disinterested special committee to evaluate the fairness of the proposed merger to unaffiliated stockholders. The lack of a fairness opinion or recommendation by a disinterested committee means that the stockholders will be relying exclusively on the recommendation of the boards of directors, financial information concerning Net2Wireless and Sensar contained in this Joint Proxy Statement/Prospectus, and their own analysis of the condition of both companies, the prospects for the proposed business of Net2Wireless, and the terms of the merger in deciding whether or not to approve the transaction. The boards of directors did not receive independent advice concerning whether the terms of the transaction were fair to the parties in arriving at their decision to approve the transaction and to recommend approval by the stockholders and had interests in the transaction that were different than, and in addition to, those of the other stockholders.

     Following the merger, Sensar stockholders will no longer control the vote of the combined company.


     The Sensar stockholders who are currently entitled to elect directors and vote on such other matters as may be presented to the stockholders will, as a result of the merger, hold only approximately 25% of the issued and outstanding common stock of the combined company. The ownership of the Sensar stockholders will be reduced even further if additional shares are issued under the contractual provisions of the merger agreement. The percentage of ownership of the Sensar stockholders may be reduced further as a consequence of the exercise of options to acquire up to 17,073,071 shares of Net2Wireless. As of September 4, 2000, Net2Wireless had granted 16,531,473 of these options with a weighted average exercise price of $4.72 per share. Consequently, the Sensar stockholders will suffer a substantial dilution to their voting power and, subsequent to the merger, will not be able to elect any representatives to the board of directors of the combined company or to control the vote with respect to any other matter submitted to the stockholders.

     Additional shares that become available for sale may have an adverse affect on the trading price.


     All of the shares to be issued to the Net2Wireless stockholders in connection with the merger have been registered under this Joint Proxy Statement/Prospectus and, except for the stock held by affiliates of Net2Wireless and stock held by stockholders who have signed agreements limiting their rights, will be freely available for sale. In addition, following the merger, the combined company will have outstanding options and warrants to purchase up to an aggregate of 19,582,327 shares of our common stock. As of September 4, 2000, options to acquire 19,040,729 shares of stock with a weighted average exercise price of $4.40 per share, significantly below the current trading price of the common stock, had been granted. Of these options, 16,505,610 were exercisable as of September 4, 2000. The holders of these warrants and options have registration rights requiring the combined company to register the sale of the common stock issuable upon exercise under certain circumstances. Sensar has filed a registration statement permitting the resale of 2,467,056 shares of restricted common stock issued on the conversion of options held by current directors, officers, and consultants of Sensar. The sale of the stock issued under this registration statement to Net2Wireless stockholders and stock issuable on the exercise of outstanding options and warrants covered by registration statements, or even the potential for the sale of such stock, may adversely affect the trading price for the common stock of the combined company.


     Officers and Directors may have interests in the merger different from other stockholders.

     The terms of the transaction were determined through negotiations between executive management of Sensar and Net2Wireless and approved by the board of directors of each company. These individuals have interests in the merger different than, or in addition to, those of the stockholders generally. In order to meet its contractual obligation to eliminate liabilities, Sensar entered into an agreement with its chief executive officer, Howard S. Landa, pursuant to which he assumed specified liabilities of Sensar in exchange for the transfer of non-operating assets, and each of the directors of Sensar agreed to forego their rights under a deferred compensation plan on approval by the stockholders of options granted to them with an exercise price of $2.00 per share. Directors of Net2Wireless each received options with an exercise price of $1.86 per share, and two of the directors entered into agreements that provide for compensation for their services. None of these transactions were at arm's length. Consideration of these interests may have influenced these individuals to vote in favor of approving the transaction. See "THE MERGER: Interests of Certain Individuals."

--------------------------------------------------------------------------------
                           FORWARD LOOKING STATEMENTS
--------------------------------------------------------------------------------
     This Joint Proxy Statement/Prospectus contains forward looking statements. These forward looking statements reflect Sensar's and Net2Wireless' current expectations concerning future results and events. These forward looking statements generally can be identified by the use of phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will," "potential," "proposed," or other similar words. Generally, the statements describe the objectives, plans, or goals of the companies. These forward looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results or the performance or achievement of such goals to differ from those anticipated by these statements. Many of the important factors that could cause actual results to differ materially from expectations are discussed under the caption "Risk Factors." In addition to those risk factors specifically addressed, there may be other factors that have not been considered by Sensar and/or Net2Wireless or that are not currently considered to be significant, that may in fact turn out to be material and cause actual results to differ substantially from the forward looking statements. Stockholders should be aware that such forward looking statements are not intended to be precise descriptions of the future and that actual results will differ, either based on one or more of the factors specifically discussed or on other factors or influences that may develop in the future. Neither Sensar, Net2Wireless, nor the combined company undertakes any obligation to update the forward-looking statements contained herein or elsewhere to reflect actual results, changes in assumptions, or changes in other factors affecting the forward-looking statements.

--------------------------------------------------------------------------------
                                  NET2WIRELESS
--------------------------------------------------------------------------------

BUSINESS OF NET2WIRELESS

General

     Net2Wireless is a privately-held Delaware corporation with a research and development subsidiary located in Israel, a British Virgin Islands subsidiary that holds its intellectual property, and a Delaware subsidiary formed to pursue applications of its technology to traditional physical communications lines. Net2Wireless is developing technology which is intended to enable and enhance a wide variety of wireless communication services. The goal of Net2Wireless is to permit the following services to be provided to cellular subscribers carrying wireless devices such as palm computers, personal digital assistants, and cellular phones:

          (a) browsing the Internet through standard websites and using standard browsers;

          (b) transmission of live video over the 9600 bps wireless link to the wireless device;

          (c)  providing instant messaging with full graphics support;

          (d)  providing messaging services (e-mail, voice mail, fax, etc.); and

          (e)  providing full graphics applications with network-based storage.

     The basic technology uses proprietary technology that greatly speeds up content transmission over the wireless cellular infrastructure, principally by compressing data. The goal is to permit the customers of cellular carriers to use a wide range of hand-held wireless devices to browse the Internet and to receive Internet-based television and other Internet based multimedia services. Net2Wireless expects that its technology will potentially enable cellular carriers to provide many other additional enhanced services to their customers.

History

     Net2Wireless was incorporated on December 7, 1999, and on December 15, 1999, purchased its business and assets from I.T.E.S., an Israeli corporation doing business in Israel. I.T.E.S. was formed on March 21, 1995, but did not begin active operations until 1998. In 1998, I.T.E.S. commenced research and development efforts for two multimedia streaming video products based on video and audio compression technology: (i) Lightning Video - a video/audio Internet/Intranet system; and (ii) DeskTop Communicator - a multimedia communication software for desktop applications. I.T.E.S. presented its technology at the "Internet World 98" exhibition that took place on October 7 - 9, 1998, at the Javitz Center in New York. By the end of 1998, I.T.E.S. became aware of major competition in the field of Internet video streaming - Microsoft and Real Networks were heavily involved in this field and had invested significant time and money in the development of their Internet video streaming products. In light of this competition, I.T.E.S. began to explore other avenues to utilize its technology.

     In April 1999, Partner Communications approached I.T.E.S. about adapting its Internet streaming technology to a wireless environment. In response to that inquiry, I.T.E.S. focused all of its research and development efforts on developing wireless multimedia streaming video products. The wireless unit completed feasibility studies on the core technology by the end of 1999, and was ready to commence product design. The result of this research and development was the wireless video streaming which was the subject of the October 1999 agreement with Partner (subsequently superseded by the March 2000 agreement).

     As a result of the negotiations between I.T.E.S., Sensar and early investors in I.T.E.S., Net2Wireless was organized as a Delaware corporation to acquire the wireless technology from I.T.E.S. Shareholders of I.T.E.S. became shareholders of Net2Wireless and other investors in Net2Wireless provided the funds necessary for the acquisition of the technology from I.T.E.S. Net2Wireless entered into the merger agreement with Sensar and an agreement with Partner Communications that replaced the earlier agreements with I.T.E.S. Subsequent to the purchase of the wireless technology, Net2Wireless continued its research efforts on wireless data transmission that is expected to eventually provide a new family of products for Internet connections and communication, e-mail, instant messaging, and unified messaging for wireless mobile devices.

     The value added line of services developed by Net2Wireless are in the stage of field trials, trial utilization of the platform, and beta testing. Net2Wireless currently conducts a majority of its research and development operations in Israel because (i) one of its founders and its chief technical architect, Nechemia Davison, lives there; and (ii) of the availability of qualified research and development personnel.

Development of the Industry

     Growth of Wireless and Mobile Communications

     Wireless telecommunications has grown rapidly as cellular and other emerging wireless communications services have become available and affordable for both business and consumer markets. Advances in technology, changes in telecommunications regulations and the allocation and licensing of additional frequencies for this use have contributed to this growth worldwide.

     Wireless Network Carriers

     The competitive environment among cellular carriers in major markets worldwide is extremely intense. Efforts to attract and retain subscribers for digital wireless communications services have resulted in significant price- and service-based competition. Increased competition has (i) resulted in a decrease in the fees that can be charged for initiation and ongoing service; (ii) increased costs of the carrier acquiring new subscribers; and (iii) increased the propensity of subscribers to switch from one carrier to another. For these reasons, carriers are looking for new methods to compete, new services they can offer to their wireless subscribers for additional fees, and ways in which to differentiate their product in an effort to retain customers. In addition, they are focused on finding and deploying solutions that enable them to deliver and support their services in a more cost-effective manner.

     Growth of the Internet

     The Internet has emerged as a global system enabling millions of people to share information and conduct business electronically. The dramatic growth in the number of business and consumer Internet users has led to a proliferation of useful information and services on the Internet, including e-mail, news, electronic commerce, educational and entertainment applications and a multitude of other services. As a result, the Internet has become a primary resource for millions of people.

     The Convergence of the Internet and Wireless Communications Devices

     As people have become increasingly dependent on Internet-based services, mass-market wireless communication devices that provide mobile access to these resources have begun to become available. Current interest levels in addressing the market for wireless Internet access are on the rise and will impact the services to be offered by the wireless carriers.

     A substantial number of companies have emerged to provide the service of transmitting voice and data over the Internet. Recently, new developments have permitted the link between these Internet-based services and wireless communication devices.

Advantages Offered by Net2Wireless Technology

     Current Limitations of Wireless Internet Access

     Wireless Internet access has not yet become widespread. Existing wireless application protocol technology has limitations compared to computer based access as a result of a lack of existing applications, reduced communication speed, and less-than-ideal wireless communication devices. These limitations have restricted wireless communication over the Internet to primarily text-based interface and require that either the Internet content be formatted in a different language than the language typically used to create sites on the Internet, Hypertext Markup Language, or HTML, or that the network carrier offer its own content specifically designed for Wireless Markup Language, or WML, a subset of HTML created to support the existing wireless application protocol. As a result, wireless users cannot directly access the seemingly unlimited content currently available on the Internet.

     In addition, in order to use the existing wireless application protocol technology, users must undergo a period of technology adaptation and education to learn to browse the Internet through WML or Extensible Mark-up Language, XML, formats rather than standard HTML format. Furthermore, the existing wireless application protocol requires new, dedicated phones that are compatible with the protocol that the carrier will have to subsidize in order to induce the clients to move to the use of the existing wireless application protocol.

     The Net2Wireless Approach

     The server and wireless browser technology system being developed by Net2Wireless is intended to make all of the information on the Internet accessible to wireless mobile devices using existing affordable access to information services. The goal is to permit cellular carriers to provide new information services and to serve as an Internet portal for their customers. By offering access to new content and expanded communication services, it is anticipated that airtime consumption and revenues for carriers will increase.

     Net2Wireless seeks to address the limitations of the existing wireless application protocol technology in a number of ways. Net2Wireless is developing a more efficient way of utilizing the narrow bandwidth of wireless communications devices to transfer graphic and multimedia information. Net2Wireless uses state-of-the-art digital data compression with its proprietary advanced pattern recognition and streaming technology. This permits the transmittal of streaming video and other multimedia content in real time over the very limited bandwidth of wireless communications devices.

     The differences between Net2Wireless' proposed products and products designed for use with the existing wireless application protocol are summarized on the following table.

                                  Net2Wireless                      Wireless Application Protocol
                       -----------------------------      ---------------------------------------------------
Supported Protocol     HTML, the standard Internet        WML, XML
                       protocol

Device Type            Personal Digital Assistant or      Phone compatible with wireless application protocol
                       Notebook, in conjunction with
                       a cellular phone

Access to web pages    Any standard HTML web site         Only web pages specifically
                                                          adapted for wireless application protocol

Surfing behavior       HTML standard -- no adaptation     Adaptation to new way of
                                                          surfing, text only

Content used           Graphic, Text, Multimedia,         Text only
                       Music

Usable applications    All fixed Internet applications    Text applications only

Intranet               Supported                          Not supported

     Net2Wireless allows the transfer of standard HTML pages, thus avoiding the need to convert to WML or XML formats. Net2Wireless' technology also eliminates the time spent on further technology adaptation and education. Users will be able to connect, via Net2Wireless technology, to the Internet and surf the web as they do over the current wired connection.

     The technology has been designed to utilize the power, speed, and storage capacity of Net2Wireless' Wireless Application Server. Existing wireless communication devices which have limited processing power are treated as application devices. As such, the devices themselves do not need to be very sophisticated in terms of computing power, and are used simply to provide access to the Wireless Application Servers, where the necessary software is loaded, and to store and retrieve information from the server.

     Net2Wireless' technology is designed to create an application that works seamlessly with both the existing systems of cellular carriers and wireless communications devices. Net2Wireless intends to develop its technology to be compatible with all major digital wireless telephone standards. In addition, it is intended to be compatible with existing and emerging operating systems for wireless devices. The Net2Wireless system would provide the opportunity for a common communications platform and standard between different device families to make mobile Internet communications widespread. Further, Net2Wireless' software and communications systems are designed to be fully compatible with WML and other systems compatible with the existing wireless application protocol.

     Net2Wireless' systems will be installed on its Wireless Application Servers at the cellular carrier's facilities as an overlay to the carrier's existing systems. They are designed to be compatible with the carrier's existing technology so that no modifications or changes to the underlying cellular communication network are necessary. Therefore, network carriers should not be required to change or reconfigure their systems to accommodate the installation of Net2Wireless' technology.

     Because wireless networks have limited bandwidth and wireless communication devices have limited processing power and memory, software programs that reside on the server are used to provide processing power and other computing resources to the wireless devices. These allow operations requiring significant processing power to be offloaded from the devices to Net2Wireless servers, including translating existing Internet protocols such as HTML to wireless Internet protocols such as WML. This translation will allow users who have devices compatible with the existing wireless application protocol to benefit from Net2Wireless services as well.

     Wireless communication devices are mass-market consumer items with imbedded software that is difficult to modify in the field. To address this issue, the Net2Wireless' translation programs are designed to translate content in real-time. Net2Wireless intends to distribute its software to cellular carriers who can make it available to their customers either for a fee or free of charge. Software translators that transparently translate content to make it compatible with older versions of digital wireless devices may be developed by Net2Wireless in the future, depending on the demand for such software. The software will be included with the packages purchased by the cellular carrier and downloaded to the device during the initial log on. Updates to the software are similarly downloaded. The cellular carrier may or may not charge a fee for these downloads.

     Net2Wireless' hardware and software systems are designed to run in parallel on multiple servers, which will allow the system to balance the workload among the servers. The system is also designed to include redundant hardware on mission critical components, to permit it to survive a potential failure of any server with minimal downtime. The system is designed to permit additional capacity to be added quickly and easily by adding additional servers without incurring significant development costs.

     There are limitations associated with Net2Wireless' technology. Net2Wireless' technology requires the use of servers which are limited as to the number of registered users and subscribers which can be supported at a single time. Widespread implementation of Net2Wireless' technology may require carriers to acquire substantial numbers of servers and use significant, scarce resources to locate and manage the servers. Net2Wireless also faces a competitive disadvantage in that equipment manufacturers and carriers have committed to the existing wireless application protocol and made substantial investments, which they will be reluctant to abandon in favor of a new technology. While Net2Wireless' services work with currently available wireless devices, typically the user also needs a device with a more sophisticated display, such as a notebook or hand-held computer, to take full advantage of the capabilities of the product. Net2Wireless anticipates that the ongoing improvements in display technology will continue and will ultimately result in screens being available in hand-held wireless devices that will be capable of displaying all of the services made available by Net2Wireless' products.

Products

               Net2Wireless is developing several proprietary products:

               - Wireless Application Server
                 Wireless Application Servers provide access to real-time Internet multimedia and a multimedia service that sends recorded video content to users of cellular phones and other handheld devices. They enable cellular carriers to offer content services consisting of news, stock quotes, sports, business communications, message services, mailboxes, datebooks, directories, airline schedules, reference materials, business enterprise data, and similar items, or access to all Internet content and commerce. The Wireless Application Server serves as the system on which software programs and data reside because of the limited processing and storage power of most hand-held wireless devices.

               - Wireless Instant Messaging Suite
                 The Wireless Instant Messaging Suite is a software and storage system for instant messaging technology to allow wireless subscribers to receive and send messages regardless of the user's on- or off-line position on the wireless network or the Internet. The IM Suite Server offers wireless carriers a complete solution to enable their subscribers to access and connect with Internet-based instant messaging systems.

               - Wireless Browser Technology
                 The Wireless Browser Technology is a text, audio and video browser that allows web browsing from existing cellular phones and other portable devices. Unlike existing text-mode-only Internet browsers, the wireless browser technology allows extensive web browsing, including sending and receiving graphics files, using very little computing or battery power on the handheld device.

               - Fixed Line Technology
                 Through its subsidiary, FastNet.com, Inc., Net2Wireless intends to design and develop a line of products that will enhance traffic utilization on the Internet and intranets. Traffic on the Internet is often congested during peak times. It is anticipated FastNet.com, Inc.'s fixed line technology will improve bandwidth utilization and transmission times directly to the end user's computer. FastNet.com, Inc., will use high-capacity compression technology developed by its parent entity, Net2Wireless, in order to develop its product in a timely manner.

     Prototype versions of each of the above wireless products have been developed and tested internally by Net2Wireless. Net2Wireless has completed the installation of its 3Gate system and the video and Internet Wireless Application Servers at the facilities of Partner Communications Company, Ltd., and PelePhone Communications, Ltd., cellular carriers in Israel, and a joint evaluation of the products as installed is proceeding.

     Net2Wireless' wireless browser technology and wireless device software is intended to be compatible with most existing mobile device technology and requires less computing power than browser-based mobile communication systems based exclusively on wireless application protocol, or WAP, standards. With the wireless browser technology, there is no loss of bandwidth with multiple users accessing the single carrier.

Source of Anticipated Revenues

     Net2Wireless intends to sell hardware and services and to license its software directly to cellular carriers. Licensing and transactional fees will be based on the number of users of the system. To the extent that wireless carriers are able to offer new services based on the technology and charge their customers incremental fees for such services, Net2Wireless intends to seek a percentage of these new revenue streams. The hardware servers will be manufactured directly by Net2Wireless or through original equipment manufacturers and marketed by direct sales to cellular carriers or through distributors or representatives. Net2Wireless has not generated any revenues from these activities to date and does not have historical experience by which to judge whether its business model will be successful.

Agreements With Cellular Carriers

     Partner Communications

     On March 13, 2000, Net2Wireless entered into a pilot agreement with Partner Communications Company Ltd., a cellular telephone operator in Israel which is the Israeli affiliate of Orange Plc, a United Kingdom-based cellular carrier. Partner Communications uses the global system for mobile communications, or GSM, wireless protocol.

     Under the pilot agreement, Net2Wireless is testing, on Partner Communications' system, and at Net2Wireless' cost, its multimedia streaming media platform, a service that allows the user to receive video programs in real time on mobile wireless devices. Net2Wireless' equipment has been installed on Partner Communications' system and initial tests of the system have been completed by Partner Communications. Partner Communications has not yet made the system available to its customers. Partner Communications holds an option, granted at the time of the execution of the pilot agreement, to purchase 3,026,998 shares of Net2Wireless common stock or, subsequent to the merger, the common stock of the combined company, at a price of $1.84 per share. If the merger is not completed, the number of shares subject to the option will be reduced so that Partner Communications has the right to purchase a 10% interest in Net2Wireless. The option is exercisable until the later of (1) October 6, 2000; or (2) two months after completion of the merger with Sensar. If Partner Communications exercises the option, it will have the right to have its shares registered under the Securities Act. The number of shares subject to the option will be adjusted for any capital restructuring of Net2Wireless or Sensar and the exercise price will be reduced in the event that the combined company has a market capitalization of less than $50 million immediately following the merger, by a factor equal to the market capitalization divided by $50 million.

     The parties agreed to negotiate and execute an agreement for the purchase of a Net2Wireless video platform system by Partner Communications within 90 days of the date of the pilot agreement, although Net2Wireless agreed to supply the software necessary for the initial 50,000 users free of charge. This purchase agreement has not been finalized, although the parties continue to negotiate. This agreement has not been finalized because Net2Wireless and Partner Communications have been unable to reach agreement on certain business and technical matters, including benchmarks for the performance of Partner Communications' system, the technical description of the system, and the specifications once Net2Wireless' video platform is fully integrated into Partner Communications' system.

     Since the purchase agreement was not executed within 90 days of the pilot agreement with Partner Communications, Partner Communications lost a right of first offer with regard to new Net2Wireless products in Israel. Under the terms of the pilot agreement, if Net2Wireless sells products to other affiliates of Orange Plc, or if Partner Communications assists in the sales of Net2Wireless products, if previously requested by Net2Wireless, to any other GSM based cellular carriers, Partner Communications will receive a fee of 15% of the revenues received from these sales by Net2Wireless. Net2Wireless has notified Partner Communications that its exclusive rights with respect to the video platform and its right of first offer with respect to any other technologies or products of Net2Wireless have expired.

     Net2Wireless cannot assure you that a purchase agreement will ultimately be signed with Partner Communications or as to the terms and conditions of the purchase agreement. The terms of the purchase agreement must be mutually agreed to by the parties.

     PelePhone Communications, Ltd.

     Net2Wireless has also entered into a memorandum of understanding dated March 27, 2000, with PelePhone Communications, Ltd., a cellular carrier in Israel that uses CDMA technology. Pursuant to the memorandum of understanding, Net2Wireless has agreed to lend to PelePhone various hardware and software products of Net2Wireless and to customize its products for use with PelePhone's CDMA technology platform and Samsung cellular phones, which PelePhone has agreed to supply, together with all necessary infrastructure. PelePhone will field test the customized products for a period of one month, that is currently anticipated to commence in the fourth quarter of 2000. Net2Wireless has given PelePhone an option to purchase the customized products within the 60-day period following completion of the field test. At the time of entering into the memorandum of understanding with PelePhone, Net2Wireless notified Partner Communications in accordance with Partner Communication's then existing right of first refusal, and the period during which Partner Communications had to exercise its right expired. Net2Wireless completed installation of its platform on PelePhone's CDMA cellular infrastructure on June 21, 2000. The platform will enable PelePhone to provide a variety of third generation wireless communications services, without requiring bandwidth and infrastructure upgrades.

     Nextel Finance Company

     Net2Wireless signed a memorandum of understanding, dated as of July 26, 2000, with Nextel Finance Company, a wholly-owned subsidiary of Nextel Communications, Inc., for the field testing and potential future purchase of Net2Wireless' proposed products for use in the United States. The initial field testing commenced during August, 2000.


     In a separate agreement, dated July 26, 2000, Nextel Finance Company and Net2Wireless also agreed to the terms and conditions that would apply to an investment in 1,000,000 shares of Net2Wireless capital stock at a per share price of $32. Consummation of this investment transaction is subject to several conditions, including the satisfactory completion of due diligence by Nextel Finance Company. The October 15, 2000, date initially set for closing, has been extended to November 9, 2000, to permit Nextel Finance Company to complete its due diligence review. We cannot assure you that the conditions to closing will be satisfied.


     Lucent Technologies, Inc.

     Net2Wireless signed a distribution agreement, dated September 20, 2000, with Lucent Technologies, Inc. Under this agreement, Net2Wireless will pay a commission to Lucent for each customer it refers that Net2Wireless accepts and to whom Net2Wireless agrees to provide services. Prior to initiating any referral activity between Lucent and Net2Wireless, the parties must complete a test plan to determine that Lucent's wireless infrastructure is compatible with Net2Wireless' hardware and services. Net2Wireless is currently preparing the test plan and, upon Lucent's approval, will commence the compatibility testing.

Competition

     Current and Potential Competitors

     The widespread adoption of open industry standards, such as the existing wireless application protocol specifications, may make it easier for new market entrants and existing competitors to introduce products that compete with the proposed products of Net2Wireless. Net2Wireless will compete primarily on the basis of technology, ease-of-use, functionality and quality, and breadth of product and service offerings. Some of the competitive advantages and disadvantages are:

     Advantages

- Uses the existing second generation wireless communications infrastructure, referred to as 2G, but provides value added services which are not expected to be available until a new telecommunications infrastructure, or 3G, is adopted.

-    Single platform solution for multiple applications.

-    Efficient utilization of the carriers' frequencies.

- Telecommunications standard for wire and wireless carriers, or Telco grade, solution, high availability, scalable and redundant system.

- Data services that the cellular operators can provide their customers and collect additional revenue.

     Disadvantages

- The switch, or server, employed by Net2Wireless currently has limited capacity for subscribers or registered users. Therefore, significant investment in equipment and real estate is required in order to roll out a large scale system.

- The large investment being made by various equipment vendors in technology based on the existing wireless application protocol will make them reluctant to adopt this new standard.

     The competitors include the following:

     Wireless Equipment Manufacturers

- Ericsson, Motorola, Qualcomm, AT&T, and Nokia, which are developing server and application software products. These companies already sell wireless telephones and other telecommunications products to network carriers who are our potential customers and may use their existing relationships to influence the adoption of competing technologies.

- Microsoft and Wireless Knowledge, a joint venture of Microsoft and Qualcomm, which has announced its intention to further develop Microsoft's Windows CE operating system for application on wireless handheld devices.

- Systems integrators, such as CMG and APiON, and software companies, such as Oracle and Sendit, which are developing and marketing server software that is compliant with WAP specifications.

     Providers of Internet Services, Applications and Content

- Cisco Systems Inc., which announced that it will develop products using its proposed standard for broadband wireless Internet services.

- Oracle Corp. and Phone.com, which announced they are working together to enhance an end-to-end solution for enabling Internet and intranet information access and services from wireless handsets.

- Hewlett-Packard, which announced an integrated hardware/software platform solution for delivering wireless Internet services on a pay-per-use basis from infrastructure equipment owned and operated by Hewlett-Packard. Motorola and Nokia have also committed to working with Hewlett-Packard to advance wireless connectivity to the Internet.

- IBM and Nokia, which have announced a global partnership to develop solutions using the existing wireless application protocol standards.

- CMG, a European information technology service group, and diAx, a Swiss mobile operator, which offer Telekurs Financial real-time financial information to mobile wireless users who can access financial indices, currency exchange rates, world stock exchanges, and financial headlines and obtain stock quotes and, eventually, conduct wireless banking in the mobile environment.

- Net2Phone, which is a provider of voice-enhanced Internet communications services to individuals and businesses worldwide. It is possible that Net2Phone will seek to integrate mobile communication capabilities into their Web access.

     Several of the world's major providers of telecommunications equipment, such as Alcatel and Lucent have developed network equipment that may be used in connection with the provision of similar Web services, including routers, servers and related hardware and software. By developing this equipment, these manufacturers may exert substantial influence over the technology that is used in connection with transmission of voice over the Web, and may develop products that facilitate the quality and timely roll-out of these networks.

     These competitors are established manufacturers, software and hardware developers, and service providers which have access to significantly greater financial, technical, and managerial resources than Net2Wireless. Net2Wireless may not be able to successfully compete in this industry.

     Intellectual Property

     Net2Wireless relies on a combination of trademark, copyright and trade secret laws, as well as technical measures to establish and protect its proprietary rights. Net2Wireless is in the process of preparing and filing approximately 20 applications for patent protection of its technology. Patent protection is being sought in the following technological areas:

-    providing new, enhanced and integrated services through cellular networks.

-    still images processing.

-    video and audio streaming through extremely narrow channels.

- information transmission through channels with highly variable characteristics.

     In addition to seeking patent protection, as part of its confidentiality procedures, Net2Wireless has entered into agreements with its employees and consultants and limits access to and distribution of its documentation and other proprietary information.

     Employees

     Net2Wireless currently employs 91 people. 7 employees are senior management, 65 employees are part of Net2Wireless' research and development and technical teams, and 19 employees are in marketing. Net2Wireless plans to continue to add additional professional and administrative personnel.

     Facilities

     Net2Wireless' principal administrative, engineering, and marketing facilities are located at 10 Ha'amal Street in Afek Park, a technology center, in Rosh Ha'ayin, 48092, Israel.

Proposed Merger

     Under the terms of the merger agreement with Net2Wireless, Sensar agreed to provide Net2Wireless with interim funding of $2 million. $500,000 of this amount was advanced February 2, 2000. This loan is due December 31, 2000, and bears interest at 8% per annum.


     Sensar was also granted an option to acquire Net2Wireless through the merger of the two companies. This option was exercisable at any time after the commencement of the pilot program at Partner Communications, and was exercised by Sensar on March 24, 2000. Net2Wireless was also granted an option to require the completion of the merger. The option held by Net2Wireless was exercisable at any time 30 days subsequent to the completion of the pilot program of Partner Communications and, in any event, prior to December 31, 2000, and could have been exercised in the event that Sensar had not earlier exercised its option. The pilot program of Partner Communications has not been completed to date.

     The merger agreement, as amended, provides for the merger to be accomplished by the issuance of 18,295,060 shares of common stock of the combined company to the holders of all equity interests in Net2Wireless, other than the options and warrants to acquire Net2Wireless stock and the 1,000,000 shares that may be issued under the agreement with Nextel Finance Company, if the transaction closes prior to the merger. Upon completion of the merger, such options and warrants to acquire Net2Wireless stock will be converted into options and warrants to acquire up to 17,073,071 shares of common stock of the combined company. As of September 4, 2000, Net2Wireless had granted 16,531,473 of these options, with a weighted average purchase price of $4.72 per share.


     Additional shares of common stock will be issued, pro rata, to Net2Wireless stockholders in the event that the net cash held by Sensar at the closing of the merger, as defined in the merger agreement, plus all amounts collected on the note receivables held by Sensar within 60 days of the due date of such receivables, is less than $4.45 million. The number of additional shares to be issued will be determined by dividing any shortfall by $1.86. These contingent shares would be delivered to former Net2Wireless stockholders within 10 business days of the final determination of the number of shares. At June 30, 2000, Sensar had approximately $5.9 million of net cash under the definition used in the merger agreement, assuming the full collection of short-term receivables from third parties. All of these third-party receivables were collected subsequent to June 30, 2000.

     Completion of the merger is subject to the approval of the transaction by the shareholders of both Sensar and Net2Wireless and the satisfaction of customary contractual conditions.

MANAGEMENT OF NET2WIRELESS

     The following table sets forth the name, age, and position of each director and executive officer of Net2Wireless.

                                                                 Elected/          Term
      Name          Age                 Position                 Appointed        Expires
-----------------   ---   ------------------------------------   ---------        -------
Nechemia Davidson   37    Director and Chief Executive Officer   December 1999    Next annual
                                                                                  shareholders'
                                                                                  meeting

David Rubner        60    Chairman of the Board and Director     February 2000    Next annual
                                                                                  shareholders'
                                                                                  meeting

Joav Avtalion       48    Director                               February 2000    Next annual
                                                                                  shareholders'
                                                                                  meeting


Ben-Zion Weiner     56    Director                               October 2000     Next annual
                                                                                  shareholders'
                                                                                  meeting

Yaron Sobol         41    General Counsel and Corporate          March 2000       N/A
                          Secretary


Yitzhak Feldman     38    Executive Vice-President Marketing     December 1999    N/A
                          and Sales

Robert Rokni        49    Vice-President Management              December 1999    N/A
                          Information Systems

     There is no family relationship among the current directors and executive officers. Mr. Rubner's son, Joseph Rubner, is vice-president of research and development of Net2Wireless.

     Mr. Davidson is a founder, principal shareholder, and a director of Net2Wireless. Mr. Davidson also was a founder of I.T.E.S., the entity from which Net2Wireless acquired its wireless technology and Image Store Systems, Ltd. Mr. Davidson received his software engineering degree from the Be'er-Sheva Technical College in 1984.

     Mr. Rubner was appointed as a director and chairman of the board in February, 2000. Mr. Rubner recently retired from his position as president and CEO of ECI Telecom Ltd., Israel's largest telecommunication equipment company. Mr. Rubner established ECI's worldwide sales and marketing organization, with a broad technological basis. Under Mr. Rubner's leadership, ECI's revenues grew from $74 million in 1990 to close to $1.1 billion in the year 1999. Prior to his appointment as president and CEO, Mr. Rubner filled various management positions with ECI, including executive vice-president and general manager of the telecommunications division, vice-president of operations, and chief engineer. Prior to his joining ECI in 1970, Mr. Rubner was manager of the electronics division of Electra Ltd. From 1963 until 1969, Mr. Rubner was engaged in computer development at the Westinghouse Research Laboratories in Pittsburgh, Pennsylvania. Mr. Rubner holds a bachelor of science degree with honors in electronic engineering from Queen Mary College, University of London, and a master of science in electrical engineering degree from Carnegie Mellon University, Pittsburgh. Mr. Rubner was recipient of the Industry Prize of Israel for 1995. Mr. Rubner serves on the board of directors of ECI Telecom, ECTel, and Checkpoint Software.

     Mr. Avtalion was appointed as a director of Net2Wireless in February, 2000. Mr. Avtalion also currently serves as the chairman of the board and is a founder of Mindsense Biosystems, Ltd., a privately-held company involved in biotechnology, and Basense, Ltd., a privately-held company involved in knowledge management. Mr. Avtalion was a co-founder in 1986, and served as an executive and director of the board until 1999, of Nice System Ltd. Mr. Avtalion received his bachelor of science in mathematics, physics, and biology from Hebrew University in 1973 and his master of business administration from Tel-Aviv University in 1981.


     Mr. Weiner was appointed as a director of Net2Wireless in October 2000. Mr. Weiner currently serves as the corporate vice-president research and development division of Teva Pharmaceuticals, Ltd., an Israeli-based pharmaceutical company. Mr. Weiner received his bachelor of science in organic chemistry from Hebrew University of Jerusalem. He also received a masters of science in organic chemistry and a doctorate degree in polymers and biological chemistry from Hebrew University of Jerusalem. Mr. Weiner was the recipient of the Rothschild Prize for Industrial Innovation in 1989 and 1999.

     Mr. Sobol is a founder, minor shareholder, and the general counsel of Net2Wireless. Mr. Sobol was appointed as the general counsel and corporate secretary of Net2Wireless in March 2000. Prior to his joining Net2Wireless, Mr. Sobol had his own law practice, where he specialized in the field of corporate securities and technology law. From 1991 until 1996, Mr. Sobol was an associate at the law offices of M. Seligman & Co. Mr. Sobol received his L.L.B. in law from the Tel Aviv University in 1987, and his L.L.M. in law from American University in 1990.


     Mr. Feldman has served as executive vice-president of marketing and sales of Net2Wireless since December 1999. Prior to joining Net2Wireless, Mr. Feldman served as the vice-president of international sales for Foxcom Ltd., an Israeli corporation. From 1993 until 1999, Mr. Feldman served in various capacities at ECI Telecom, ranging from international marketing and sales director to associate vice-president of sales. Mr. Feldman received a B.S. in computer science from the Jerusalem College of Technology in 1989 and an M.B.A. from the University of Bar Ilan in 1996.

     Mr. Rokni has served as vice-president of management information systems of Net2Wireless since December 1999. Prior to joining Net2Wireless, Mr. Rokni served as the manager of information systems and microcomputers at the computer center of First International Bank of Israel from 1983 until 1999. During his employment there, Mr. Rokni also served as manager of training and the human resources department. Mr. Rokni received a B.A. from the University of Bar Ilan in 1981.

EXECUTIVE COMPENSATION

Summary Compensation

     The following table sets forth the annual and long term compensation earned by, awarded to, or paid to Nechemia Davidson during the last fiscal year. Mr. Davidson is the chief executive officer of Net2Wireless and will become the chief executive officer of the combined company. No information is provided for earlier periods since the operations of Net2Wireless commenced in 1999. No information is provided with respect to other executive officers of the combined company since their compensation did not exceed $100,000 during 1999.


                                                             Long Term Compensation
                        Annual Compensation                   Awards     Payouts

       (a)             (b)        (c)      (d)      (e)        (f)         (g)        (h)        (i)
                      Period
                      From
                      Commence-
                      ment
                      of
                      Operations
                      (April 1,                     Other                Securities
                      1999)                         Annual   Restricted  Underlying             All Other
                      Through                       Compen-  Stock       Options/     LTIP      Compen-
Name and Principal    December   Salary     Bonus   sation   Award(s)    SARs         Payouts   sation
Position              31, 1999     ($)       ($)      ($)     ($)        (#)            ($)       ($)
--------------------  -------   -------    ------  -------  ----------  -----------  -------   ---------
Nechemia Davidson               $65,000    0       0        0           3,222,222    0          $0
  Chief Executive
  Officer

Option/SAR Grants in Fiscal 1999

     The following table sets forth information respecting all individual grants of options and stock appreciation rights ("SARs") made during fiscal 1999 to the chief executive officer of Net2Wireless.

                                                                                             Potential Realized Value
                                                                                               at Assumed Annual
                                                                                                Rates of Stock
                                                                                                Appreciation for
                                Individual Grants                                                 Option Term
-------------------------------------------------------------------------------------------------------------------
        (a)                (b)              (c)                (d)             (e)                (f)         (g)
                        Number of         % of Total
                        Securities        Options/SARs
                        Underlying        Granted to         Exercise or
                       Options/SARs     Employees During     Base Price     Expiration
        Name            Granted (#)     Fiscal Year          ($/share)         Date              5%($)      10%($)
-------------------     -----------     ----------------    -----------     ----------           -----      ------
Nechemia Davidson(1)    3,222,222          100%               $1.86         12/06/05              $ 0        $0
  Chief Executive
  Officer

(1) These options are held by Cedar Investment Services, Ltd., an entity controlled by Mr. Davidson.


Option/SAR Exercises in Fiscal 1999

     The following table sets forth the information concerning the options exercised by the named executive officer during the year ended December 31, 1999, and the value of unexercised options as of December 31, 1999.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

(a)                                (b)              (c)                  (d)              (e)
                                                                     Number of
                                                                     Securities        Value of
                                                                     Underlying        Unexercised
                                                                     Unexercised       In-the-Money
                                                                     Options/SARs at   Options/SARs at
                                                                     FY End (#)        FY End ($)
                             Shares Acquired                         Exercisable/      Exercisable/
Name                         on Exercise (#)  Value Realized ($)     Unexercisable     Unexercisable
Nechemia Davidson            0                $ 0                    3,222,222/0(1)    N/A
  Chief Executive Officer

(1) These options are held by Cedar Investment Services, Ltd., an entity controlled by Mr. Davidson.


Compensation Agreements With Executive Officers

     Net2Wireless has entered into an employment agreement with Mr. Davidson who will be the president and chief executive officer of the combined company. The agreement has an initial term of three years, renewable for additional terms of two years. The agreement provides for an annual salary of $500,000 to be increased by 10% each year. Additionally, Mr. Davidson is entitled to an annual bonus equal to 2.5% of Net2Wireless' post-tax profits at the end of each fiscal year during the term of the agreement. Net2Wireless shall contribute (i) an aggregate monthly amount equal to 13.33% of his monthly salary towards Mr. Davidson's severance pay and other compensatory payments; (ii) an aggregate monthly amount equal to 2.5% of his monthly salary towards a disability insurance policy; and (iii) an aggregate monthly amount equal to 7.5% of his monthly salary towards an advanced study fund. In addition to his salary and other compensation, Mr. Davidson received options to purchase 1,200,000 shares of common stock at an exercise price of $32 per share, subject to a vesting schedule, which options will be assumed by the combined company. Mr. Davidson shall also receive options to purchase 180,000 shares of common stock for each billion dollar increase in the value of the combined company. These options will be granted at exercise prices equal to the then existing fair market value of the stock of the combined company. Each party may terminate this agreement by providing twelve months written notice to the other party; provided, however, that if Net2Wireless terminates the agreement prior to December 31, 2003, other than for cause, Net2Wireless will pay Mr. Davidson an amount equal to his monthly salary multiplied by the number of months from the effective date of termination until December 31, 2003.

     Net2Wireless has entered into an agreement with Yitzhak Feldman, who will serve as executive vice-president of marketing and sales for the combined company. The agreement provides for annual compensation of $144,000, a company car, executive insurance equal to 13.33% of the compensation, disability insurance equal to 2.5% of the compensation, advanced study fund equal to 7.5% of the compensation, and 21 days of vacation with pay annually. The agreement requires a termination notice of three months. It also provides for 128,889 options with an exercise price of $1.86 per share, to vest in equal part over four years.

     Net2Wireless has entered into an agreement with Robert Rokni who will serve as vice-president of management information systems. The agreement provides for annual compensation of $150,000, a company car, executive insurance equal to 13.33% of the compensation, disability insurance equal to 2.5% of the compensation, advanced study fund equal to 7.5% of the compensation, and 21 days of vacation with pay annually. The agreement requires a termination notice of three months. The agreement also provides for 107,407options with an exercise price of $1.86 per share, to vest in equal parts over three years.

     Net2Wireless has entered into a management services agreement with a corporation owned by Yaron Sobol, who will be general counsel for the combined company, that has an initial term of three years, renewable for additional terms of two years each. The agreement provides for annual management fees of $301,500 to be increased by 10% each year. The agreement does not entitle Mr. Sobol to receive any additional payment and/or benefit from Net2Wireless. In the event Net2Wireless terminates this agreement, it will owe an amount equal to one-half of the annual management fee, payable at the election of the corporation owned by Mr. Sobol, in a lump sum or in six equal monthly payments. The agreement provides that either party must give six months prior notice before terminating this agreement.

Compensation Committee Interlocks and Insider Participation

     Net2Wireless' board of directors does not currently have a compensation committee. During the past fiscal year, Nechemia Davidson was the sole director of Net2Wireless and determined executive officer compensation. Messrs. Rubner and Avtalion became directors in February 2000, and participate in deliberations concerning executive officer compensation. Mr. Rubner and Mr. Avtalion both have consulting agreements with Net2Wireless. However, when the board of directors considered contemplated compensation agreements between Net2Wireless and a director, the interested director removed himself from the board determination as to the fairness of the terms and conditions of the agreement, including, without limitation, all resolutions voted on regarding his compensation agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Net2Wireless believes that the transactions described in this section were on terms which are fair and reasonable to Net2Wireless. However, these transactions are with affiliated parties, and there can be no assurance that they were entered into on terms as favorable as could have been obtained from nonaffiliated parties.

Transactions With I.T.E.S. - Imaging Technologies Enterprises Systems Ltd.

     On December 15, 1999, pursuant to an asset acquisition agreement, Vintage Global Inc., a wholly-owned British Virgin Islands subsidiary of Net2Wireless Corporation, purchased all of the intellectual property of the wireless business of I.T.E.S.- Imaging Technologies Enterprise Systems Ltd., an Israeli company controlled by Nechemia Davidson, a director of Net2Wireless Corporation, for $1 million in cash and $200,000 in convertible notes. In connection with this agreement, Net2Wireless Corporation, purchased all of the assets and assumed all liabilities of the wireless business of I.T.E.S. The notes were redeemed for $200,000 on March 22, 2000.

     On March 13, 2000, Net2Wireless entered into an agreement with I.T.E.S.- Imaging Technologies Enterprise Systems Ltd. and Partner Communications Company Ltd., the Israeli affiliate of Orange PLC, and a cellular telephone operator in Israel, relating to a pilot program. I.T.E.S. is an Israeli company controlled by Nechemia Davidson, a director of Net2Wireless Corporation. Under the agreement, Partner Communications holds an option to purchase 3,026,998 shares of Net2Wireless common stock, subject to adjustment, or, subsequent to the merger, the common stock of the combined company, at a price of $1.84 per share, below the fair market value of the shares of common stock of $27.93 as of the date of grant. This agreement supersedes a previous agreement made and entered into by Partner and I.T.E.S. on October 6, 1999, which was part of the assets of I.T.E.S. that Net2Wireless purchased under the December 15, 1999, agreement. See "NET2WIRELESS: Agreements With Cellular Carriers."

     On March 28, 2000, Net2Wireless loaned to I.T.E.S. an amount of $60,928, to be repaid no later than March 31, 2001. The loan is linked to the Israeli consumer price index and bears an interest rate of 7% per annum. Net2Wireless made the loan to I.T.E.S. in order to help I.T.E.S. meet its working capital needs.

Transactions With Significant Shareholders

     In January, 2000, Alexander/Rachel L.L.C. purchased 1,862,249 shares of common stock of Net2Wireless Corporation and notes that have been converted into 1,040,387 shares of common stock for an aggregate consideration of $453,345, pursuant to a stock and note purchase agreement, dated as of December 15, 1999, between Net2Wireless Corporation and a group of investors listed therein. The loan bore interest at the rate of 6-1/2% per annum.

     In January, 2000, Meridian Trading Investment Ltd., an entity controlled by Oded Graucher and the holder of 234,036 shares issued in connection with the formation of Net2Wireless, purchased 545,118 shares of common stock of Net2Wireless Corporation and notes that have been converted into 304,313 shares of common stock for an aggregate consideration of $132,643, pursuant to a stock and note purchase agreement, dated as of December 15, 1999, between Net2Wireless Corporation and a group of investors listed therein. The loan bore interest at the rate of 6-1/2% per annum. On March 20, 2000, Net2Wireless granted options to Meridian to purchase 214,815 shares of common stock at a price of $1.86 per share, below the fair market value of the common stock of Net2Wireless of $27.93 as of the date of grant. Mr. Graucher is also entitled to receive 125,000 of the 1,000,000 shares to be issued to finders in connection with the introduction of Sensar and Net2Wireless.

     In January, 2000, NBDB LLC purchased 1,862,249 shares of common stock of Net2Wireless Corporation and notes that have been converted into 1,040,387 shares of common stock for an aggregate consideration of $453,345, pursuant to a stock and note purchase agreement, dated as of December 15, 1999, between Net2Wireless Corporation and a group of investors listed therein. The loan bore interest at the rate of 6-1/2% per annum.

Transactions With Directors and Executive Officers

     On formation, Cedar Investment Services Ltd., a British Virgin Islands corporation controlled by Nechemia Davidson, who is a director of Net2Wireless Corporation, was issued 5,428,127 shares of Net2Wireless. On December 7, 1999, Cedar Investment Services Ltd., was granted an option to purchase 3,222,222 shares of common stock at an exercise price of $1.86 per share, above the fair market value of the Net2Wireless common stock as of the date of grant.

     On March 20, 2000, Net2Wireless Corporation granted to Joav Avtalion, a director of Net2Wireless Corporation, options to purchase 322,222 shares of common stock at a price of $1.86 per share, below the fair market value of the Net2Wireless common stock as of the date of grant. Net2Wireless Corporation is currently finalizing an agreement with Beneficial Investment Services Ltd., a British Virgin Islands corporation controlled by Mr. Avtalion, under which Beneficial Investment Services Ltd. is to receive consulting fees of $1,500 for the period November 1999 through March 2000, and $2,000 per day as of April 2000 in connection with Mr. Avtalion's consulting services and business development. To date, Net2Wireless has paid Mr. Avtalion $104,224 for his consulting services. Mr. Avtalion has extensive entrepreneurial and executive management experience and has taken an active role in providing Net2Wireless with management advice in connection with negotiations with potential strategic partners, recruiting executive management, and investor relationships. Net2Wireless believes the compensation is the fair market value for Mr. Avtalion's services. The term of this agreement is for one year, retroactive to January 1, 2000.

     On March 20, 2000, Net2Wireless Corporation granted to David Rubner (or an entity controlled by him), a director of Net2Wireless Corporation, options to purchase 1,074,074 shares of common stock at a price of $1.86 per share, below the fair market value of the Net2Wireless common stock as of the date of grant. Net2Wireless Corporation is currently finalizing a written agreement with Mr. Rubner (or an entity controlled by him), under which he (or an entity controlled by him) is to receive compensation of $100,000 per year, in consideration for his services as a director and chairman of the board of directors. To date, Net2Wireless has paid Mr. Rubner $50,000 for his consulting services. Mr. Rubner has extensive executive management experience and is knowledgeable in the telecommunications industry. Mr. Rubner is familiar with many of the participants in the telecommunications industry and he plays an active role in investor relations and seeking strategic partners for Net2Wireless. Net2Wireless believes the compensation is the fair market value for Mr. Rubner's services. The term of this agreement is for one year, retroactive to January 1, 2000.


     On formation, Yaron Sobol, general counsel to Net2Wireless, was issued 78,010 shares of common stock of Net2Wireless. On December 7, 1999, Mr. Sobol was granted options to purchase 42,963 shares of common stock with an exercise price of $1.86 per share, above the fair market value of the common stock of Net2Wireless as of the date of grant. On January 18, 2000, Net2Wireless granted Mr. Sobol options to purchase an additional 107,407 shares with an exercise price of $1.86 per share, above the fair market value of the common stock of Net2Wireless as of the date of grant.

     On October 15, 2000, Net2Wireless granted an option to purchase 150,000 shares of its common stock, with an exercise price of $11.44 per share, to Ben-Zion Weiner in conjunction with his appointment as a director of Net2Wireless.


Transactions With Immediate Family Members of Directors and Executive Officers

     In addition, David Rubner's son, Joseph Rubner is employed by Net2Wireless as the Vice President- Research & Development. In connection with his employment, he has entered into an employment agreement with Net2Wireless, dated December 20, 1999, with an initial term of one year. The agreement is automatically renewable for a three-year renewal term, which in turn is automatically renewable for successive one-year terms, subject to a decision not to renew by either of the parties. Under the agreement, in addition to benefits relating to an executive's insurance and provident fund, advanced study fund, recreation and vacation pay, Joseph Rubner currently is entitled to receive compensation of $11,250 per month and the use of, and expenses relating to, a company car. Pursuant to the agreement, Joseph Rubner was granted options on January 1, 2000, to purchase 182,593 shares of Net2Wireless Corporation common stock at a price of $1.86 per share, above the fair market value of the common stock of Net2Wireless as of the date of grant, which vest over four years at a rate of 25% upon the end of each successive 12 month period commencing on the date of his employment agreement.

PRINCIPAL STOCKHOLDERS OF NET2WIRELESS


     The table below sets forth information as to each person owning of record or who was known by Net2Wireless to own beneficially more than 5% of the common stock of Net2Wireless as of October 19, 2000, and information as to the ownership of Net2Wireless common stock by each of its directors and by all directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them.


Name and Address                       Nature of          Number of
of Beneficial Owners                   Ownership          Shares Owned          Percent(1)
--------------------                   ---------          ------------          ----------
Principal Stockholder
Cedar Investment Services, Ltd./
Nechemia Davidson(2)                   Common Stock         5,428,127           29.7%
                                       Options              4,422,222           19.5%
                                                           ----------
                                       Total                9,850,349           43.4%

Alexander/Rachel LLC/
Laura Huberfeld                        Common Stock         2,902,636           15.9%
                                       Warrants(5)            176,819            1.0%
                                                           ----------
                                       Total                3,079,455           16.7%

NBDB, LLC/
Naomi Bodner                           Common Stock         2,902,636           15.9%
                                       Warrants(5)            176,819            1.0%
                                                           ----------
                                       Total                3,079,455           16.7%

Yitzchak Bachar(3)
David Rubner                           Common Stock         1,085,652            5.9%
                                       Options              1,074,074            5.5%
                                                           ----------
                                       Total                2,159,726           11.2%

Meridian Trading Investment, Ltd./
Oded Graucher                          Common Stock         1,083,467            5.9%
                                       Options                214,815            1.2%
                                                           ----------
                                       Total                1,298,282            7.0%

ML Partners, LLC/
S. M. Meyers                           Common Stock                 0            0.0%
                                       Warrants             5,000,341           21.5%
                                                           ----------
                                       Total                5,000,341           21.5%

Partner Communications Company, Ltd.   Common Stock                 0            0.0%
                                       Options              3,026,998           14.2%
                                                           ----------
                                       Total                3,026,998           14.2%

Nextel Finance Company                 Common Stock                 0            0.0%
                                       Right to buy         1,000,000            5.2%
                                                           ----------
                                       Total                1,000,000            5.2%
Directors and Executive Officers
---------------------------------
Nechemia Davidson                      - - - - -- -  -- - See Above - - -- -- - - - -

                                       42

David Rubner                           - - - - -- --- - - See Above - - --  - - - - -

Joav Avtalion(4)                       Common Stock                 0            0.0%
                                       Options                322,222            1.7%
                                                           ----------
                                       Total                  322,222            1.7%


Ben-Zion Weiner                        Common Stock             6,429            0.0%
                                       Options                150,000            0.8%
                                                           ----------
                                       Total                  156,429            0.8%

Yaron Sobol                            Common Stock            78,010            0.4%
                                       Options                150,370            0.8%
                                                           ----------
                                       Total                  228,380            1.2%


Yitzhak Feldman                        Common Stock                 0            0.0%
                                       Options                128,889            0.7%
                                                           ----------
                                       Total                  128,889            0.7%

Robert Rokni                           Common Stock                 0            0.0%
                                       Options                107,407            0.6%
                                       Total                  107,407            0.6%
                                                           ----------


All Executive Officers and             Common Stock         6,598,218           36.1%
     Directors as a Group              Options              6,355,184           25.8%
     (6 persons)                                           ----------
                           Total                           12,953,402           52.5%

(1) The percentages shown for common stock are based on the total issued and outstanding stock of Net2Wireless as of October 19, 2000, of 18,295,060. The amounts shown for options reflect the percentage ownership if all options held by that stockholder were exercised and the outstanding stock increased by that amount. The total reflects aggregate common stock held after exercise of the option, with the issued and outstanding stock increased by the individual exercise.


(2) Cedar Investment Services, Ltd. is an entity controlled by Mr. Nechemia Davidson.

(3) The common stock is presently being held by Mr. Bachar in trust on behalf of a company in formation for the ultimate benefit of Mr. David Rubner.

(4) Held of record by Beneficial Investment Services, Ltd., an entity controlled by Mr. Avtalion.

(5)  These Warrants were acquired from ML Partners, LLC.

--------------------------------------------------------------------------------
                               BUSINESS OF SENSAR
--------------------------------------------------------------------------------

     Information regarding the business of Sensar can be found in its annual report on Form 10-K for the year ended December 31, 1999, and its quarterly reports on Form 10-Q for the quarters ended March 31, and June 30, 2000, which are incorporated herein by this reference.

                         SELECTED FINANCIAL INFORMATION

NET2WIRELESS

Selected Historical Financial Information of Net2Wireless

     The following selected historical financial data should be read in conjunction with the consolidated financial statements of Net2Wireless, the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" below. The selected financial data of Net2Wireless has been derived from the consolidated financial statements of Net2Wireless, which have been audited by the independent public accountants of Net2Wireless, Kost, Forer & Gabbay, a member of Ernst & Young International. The consolidated financial statements of Net2Wireless (a development stage company) at June 30, 2000 (unaudited), and December 31, 1999, and for the period of six months ended on June 30, 2000 (unaudited), and for the period from the commencement of business on April 1, 1999 through June 30, 2000 (unaudited), together with the report of Kost, Forer & Gabbay, a member of Ernst & Young International, can be found beginning on page F-1 in this Joint Proxy Statement/Prospectus.


    Statement of Operations Data                                   Period from commencement
                                              Six months          of operations (April 1, 1999)
                                                 ended                      through
                                             June 30, 2000             December 31, 1999
                                             --------------       -----------------------------
                                               (unaudited)                (audited)
Operating expenses:
   Research and development                   $   2,756,183               $ 337,189
   Marketing                                        757,859
   General and administrative                     1,141,232                 144,509
   Amortization of stock-based compensation     124,664,094
   Operating loss                              (129,319,368)               (481,698)
   Interest income, net                             313,379                  11,480
   Net loss                                   $(129,005,989)              $(493,178)
   Basic and diluted net loss per share       $       (8.66)              $   (0.06)

      Balance Sheet Data           June 30, 2000        December 31, 1999
                                   --------------       -----------------
Total assets                       $27,698,762          $   286,684
Total liabilities                  $ 2,702,792          $ 1,452,933
Working capital                    $23,614,818          $(1,361,793)
Stockholders' equity (deficiency)  $24,995,970          $(1,166,249)
Cash dividends declared            $         0          $         0

Management's Discussion and Analysis of Financial Condition and Results of Operations

     The following discussion should be read in conjunction with consolidated financial statements of Net2Wireless and related notes thereto beginning on page F-1 in this document. This Joint Proxy Statement/Prospectus contains forward-looking statements that involve risks and uncertainties. Net2Wireless actual results could differ significantly from those projected in the forward-looking statements as a result of many factors, including those discussed in "FORWARD LOOKING STATEMENTS," "RISK FACTORS," and elsewhere in this Joint Proxy Statement/Prospectus. Net2Wireless assumes no obligation to update the forward-looking statements or these factors.

Overview

     Net2Wireless, a Delaware corporation, was formed on December 7, 1999, by the principal stockholders of I.T.E.S.'s and other founders. Net2Wireless and its subsidiaries are engaged in the research and development of wireless multimedia applications, including real time broadcasting content via wireless.

     From April 1, 1999 through December 15, 1999, operations were conducted as a semi-autonomous business unit within I.T.E.S. - Imaging Technologies Enterprises Systems, Ltd., an Israeli based company under common control with Net2Wireless. I.T.E.S. was engaged in the development of wireless multimedia applications and Internet communications applications. All of I.T.E.S.' operating and other expenses from April 1, 1999, through December 31, 1999, were related to the wireless business and are reflected in Net2Wireless' statement of operations for that period. Effective as of December 15, 1999, Net2Wireless, through a wholly-owned subsidiary, acquired all of I.T.E.S.' assets (including intellectual property) and assumed all liabilities related to the wireless business (the "Asset Acquisition Agreement") for an aggregate amount of $1,200,000, of which $1,000,000 was to be paid in cash and $200,000 in a promissory note, due upon the earlier of December 31, 2002, or upon the closing of a public offering of Net2Wireless' common stock with gross proceeds to Net2Wireless of at least $30,000,000. The note bears interest at 8% per annum, and is convertible at any time into Net2Wireless' common shares at the then market value of the underlying shares. Subsequent to December 31, 1999, the entire amount due of $1,200,000 was paid to I.T.E.S.

     These transactions, which effected a combination of entities under common control, have been accounted for in a manner similar to an "as pooling" of interests. Accordingly, the financial statements of Net2Wireless for the period prior to December 31, 1999, have been prepared using the combined historical carrying amounts of the assets and liabilities of I.T.E.S. transferred to Net2Wireless and the results of operations reflect the operations of I.T.E.S. from April 1, 1999, through December 31, 1999. The total obligation to I.T.E.S. in excess of the amounts funded by I.T.E.S. at the date of transfer to Net2Wireless, $673,071, has been recorded in the financial statements of Net2Wireless as a capital distribution.

     Net2Wireless expects that its expenses will continue to increase due to the expected rapid growth in operations. Net2Wireless expanded from 22 employees at December 31, 1999, to 147 employees at August 29, 2000. It is anticipated that the combined company will continue to rapidly expand the number of employees in all areas of operations, including administration, development, support, marketing, sales, consulting, and distribution.

Expenses and Results of Operations

     Six months ended June 30, 2000, and the period from commencement of operations (April 1, 1999) through December 31, 1999

     Research and Development Costs. Research and development costs consist primarily of personnel and related costs, depreciation of equipment, and supply costs. Research and development expenses are charged to operations as incurred. Research and development costs for the six months ended June 30, 2000, and for the period from commencement of operations (April 1, 1999) through December 31, 1999, were approximately $2,756,000 and $337,000, respectively. The increase in research and development costs derive mostly from the personnel costs related directly to new employees being hired to develop Net2Wireless' technology. Net2Wireless expects that research and development costs will continue to increase mainly due to increases in personnel costs related directly to new employees being hired to further develop Net2Wireless' technology.

     Marketing Costs. Marketing costs consist primarily of personnel and related costs, professional services, public relations and travel expenses. Marketing costs were approximately $758,000 for the six months ended June 30, 2000. Net2Wireless did not have any marketing costs for the period from commencement of operations (April 1, 1999) through December 31, 1999. Net2Wireless expects marketing expenses to significantly increase in the future due to increases in personnel costs related directly to new employees being hired to develop business partnerships, create market awareness, and develop Net2Wireless' brand.

     General and Administrative Costs. General and administrative costs consist primarily of personnel and related costs, professional services, facility costs, and travel expenses. General and administrative costs were approximately $1,141,000 for the six months ended June 30, 2000, and $144,509 for the period from commencement of operations (April 1, 1999) through December 31, 1999. Net2Wireless expects general and administrative costs to increase mainly due to increased personnel and related costs, including the recruitment of key executives, higher facility costs associated with additional personnel, and other costs necessary to support and develop Net2Wireless technology.

     Amortization of Stock-Based Compensation and Stock Based Employee Deferred Compensation. Net2Wireless' amortization of stock-based compensation increased from $0 for the period from commencement of operations (April 1, 1999) through December 31, 1999, to $124,664,094 for the six months ended June 30, 2000, consisting of options granted to advisors and strategic partners ($87,440,264,898), options granted to directors ($36,399,901), and options granted to employees ($823,929). The amount of the compensation has been calculated based on the fair value of the underlying stock using the per share price received by Net2Wireless in its private placement completed March 21, 2000. The amortization of stock-based compensation for the period of six months ended June 30, 2000, was allocated to research and development ($79,709,516), marketing ($2,700,443), and general and administrative ($42,254,136). The stock-based employee deferred compensation increased from $0 for the period from commencement of operations (April 1, 1999) through December 31, 1999, to $8,611,208 for the six months ended June 30, 2000.

     Interest Income (Expense), Net. Interest income (expense), net, for the period from commencement of operations (April 1, 1999) through December 31, 1999, consisted primarily of interest payments on short-term borrowings and convertible note financing. These expenses were approximately $11,000. Interest income (expense), net, for the six months ended June 30, 2000, consists mainly of interest on short-term deposits. Interest income increased mainly due to increased cash and cash equivalents generated from the $29 million private placement completed on March 21, 2000, partially offset by interest on convertible note payables.

Liquidity and Capital Resources

     Since commencement of operations of the wireless business on April 1, 1999, I.T.E.S. has financed its operations primarily through convertible note financings and the private placement of its equity. Net2Wireless is a development stage company with no revenues to date. For the six months ended June 30, 2000, and the period from commencement of operations (April 1, 1999) through December 31, 1999, Net2Wireless had net losses of approximately $129,006,000 and $493,000, respectively. The loss for December 31, 1999, was incurred by I.T.E.S., the predecessor to Net2Wireless, while performing research and development activities for the wireless business. Net2Wireless (through I.T.E.S.) has experienced substantial increases in its expenditures since the commencement of operations consistent with the growth in Net2Wireless operations and personnel. Net2Wireless anticipates that its expenditures will continue to increase significantly for the foreseeable future. The net loss at June 30, 2000, includes approximately $124,664,000 of non-cash expenses relating to stock based compensation. As of June 30, 2000, Net2Wireless had approximately $4,944,000 of cash and cash equivalents on hand and $20,764,000 of short-term deposits.

     Net cash provided by financing activities was approximately $29.8 million for the six months ended June 30, 2000. This amount consists primarily of the proceeds from the private placement of Net2Wireless' equity stock and the exercise of options. Net cash used in operating activities was approximately $2.74 million for the six months ended June 30, 2000. The net loss for the six months ended June 30, 2000, was substantially offset by depreciation and amortization of stock-based compensation, increases in accounts payable, employee and payroll accruals, and accrued expenses. Net cash used in investing activities was approximately $22.1 million for the six months ended June 30, 2000. These investing activities consisted primarily of purchases of short-term deposits.

     Net2Wireless believes that its cash, cash equivalents, and short-term deposits, combined with the cash and cash equivalents of Sensar, will be sufficient to meet Net2Wireless' anticipated needs for working capital and capital expenditures for at least the next 12 months. Thereafter, however, Net2Wireless may need to raise additional funds to fund expansion, including significant increases in personnel and office facilities to develop its technology, bring it to the market, respond to competitive pressures or to acquire or invest in complementary businesses, technologies, services, or products. In addition, to meet Net2Wireless' long-term liquidity needs, Net2Wireless may need to raise additional funds, establish credit facilities, or seek other financing arrangements. Additional funding may not be available on favorable terms on a timely basis or at all.

Disclosure About Market Risks

     Net2Wireless intends to continue to develop its technology in Israel and it expects to provide services and license products in North America, Europe, and Asia. Net2Wireless' financial results could be affected by factors such as changes in currency exchange rates or weak economic conditions in various markets. It is expected that most of Net2Wireless' sales will be in U.S. dollars, so a strengthening of the U.S. dollar could make the products and services less competitive in other markets. The majority of the investments of Net2Wireless are in short-term deposits (maturities of 90 days or less) in high quality financial institutions. Net2Wireless intends to invest only in high quality instruments. Due to the nature of the investments held, Net2Wireless has concluded that there is no material risk exposure. Therefore, no quantitative tabular disclosure is required.

SENSAR

     The financial data set forth in the following table, except for the six months ended June 30, 2000, which is unaudited, has been selected by Sensar and has been derived from the audited financial statements for the periods indicated.

     The selected financial data should be read in conjunction with the consolidated financial statements of Sensar and the notes thereto and the discussion under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from Sensar's report on Form 10-K for the year ended December 31, 1999, and Sensar's reports on Form 10-Q for the quarters ended March 31, and June 30, 2000.


Selected Financial Information

                                   Six Months
                                       Ended             Year Ended December 31,
                                     June 30,    -----------------------------------------
                                       2000           1999          1998           1997
                                   ----------    ------------   -----------   ------------
Statement of Operations Data(1):

Revenues:                          $  183,654    $    147,944   $   137,814   $    140,870

Income (loss) from
   continuing operations            1,413,135    (11,995,158)   (1,221,025)    (2,324,262)

Income (loss) from
   discontinued operations                  -          22,528    (5,702,419)   (12,493,549)

Gain on sale of
   discontinued operations            208,875       3,268,250             -              -

Net income (loss)                  $1,622,010    $ (8,704,380)  $(6,923,444)  $(14,817,811)
                                   ----------    -------------  ------------  -------------
Basic earnings
   (loss) per common share
   from continuing operations      $     0.22    $      (2.11)  $     (0.51)  $      (0.51)

Basic earnings (loss)
   per common share from
   discontinued operations               0.03            0.58         (1.12)         (2.71)

Basic earnings
   (loss) per common share         $     0.25    $      (1.53)  $     (1.63)  $      (3.22)
                                   ----------    -------------  ------------  -------------
Basic weighted average
   common shares outstanding        6,523,331       5,693,514     5,073,463      4,603,080

Diluted earnings
   (loss) per common share
   from continuing operations      $     0.21    $      (2.11)  $     (0.51)  $      (0.51)

Diluted earnings (loss)
   per common share from
   discontinued operations               0.03            0.58         (1.12)         (2.71)

Diluted earnings
   (loss) per common share         $     0.24    $      (1.53)  $     (1.63)  $      (3.22)
                                   ----------    -------------  ------------  -------------
Diluted weighted average
   common shares outstanding        6,804,888       5,693,514     5,073,463      4,603,080

Balance Sheet Data:
Working capital                    $5,895,990    $  5,034,089   $ 4,038,840   $  6,784,305
Total assets                        5,950,247       5,568,839     4,317,769      7,104,476
Long-term liabilities
  and deferred gain                 4,457,236       5,542,040             -              -
Stockholders' equity (deficit)      1,444,986        (154,959)    4,049,572      6,853,003
Cash dividends declared
  per common share                          -               -             -              -

                            (table continued on following page)

                                   Six Months
                                      Ended             Year Ended
                                     December            June 30,
                                        31,      -------------------------
                                       1996        1996(2)       1995(3)
                                   -----------   -----------   -----------
Statement of Operations Data(1):

Revenues:                          $    59,638   $    12,320   $    7,302

Loss from
   continuing operations              (326,242)     (463,637)    (510,863)

Income (loss) from
   discontinued operations          (1,317,678)   (1,242,611)     199,246

Gain on sale of
   discontinued operations                   -             -            -

Net loss                           $(1,643,920)  $(1,706,248)  $ (311,617)
                                   ------------  ------------  -----------
Basic earnings
   (loss) per common share
   from continuing operations      $     (0.08)  $     (0.16)  $    (0.21)

Basic earnings (loss)
   per common share from
   discontinued operations               (0.32)        (0.38)        0.08

Basic earnings
   (loss) per common share         $     (0.40)  $     (0.54)  $    (0.13)
                                   ------------  ------------  -----------
Basic weighted average
   common shares outstanding         4,164,328     3,255,489    2,440,397

Diluted earnings
   (loss) per common share
   from continuing operations      $     (0.08)  $     (0.16)  $    (0.21)

Diluted earnings (loss)
   per common share from
   discontinued operations               (0.32)        (0.38)        0.08

Diluted earnings
   (loss) per common share         $     (0.40)  $     (0.54)  $    (0.13)
                                   ------------  ------------  -----------
Diluted weighted average
   common shares outstanding         4,164,328     3,255,489    2,440,397

Balance Sheet Data:
Working capital                    $15,584,953   $15,737,295   $6,549,131
Total assets                        15,716,524    16,032,158    6,827,550
Long-term liabilities and
  deferred gain                              -        45,792      134,354
Stockholders' equity (deficit)      15,591,513    15,661,097    6,415,511
Cash dividends declared
  per common share                           -             -            -

(1) During the year ended December 31, 1999, Sensar discontinued the operations of its analytical instrumentation business. The results of these operations have been segregated from continuing operations for all periods presented.

(2) Effective October 27, 1995, Sensar acquired Sensar Instruments, Inc. (formerly Sensar Corporation), in a transaction accounted for as a purchase.

(3) During the year ended June 30, 1995, Sensar discontinued the operations of its airport noise monitoring business. The results of these operations have been segregated from continuing operations for all periods presented.

Management's Discussion and Analysis of Financial Condition and Results of Operations

     Information regarding Sensar's financial condition and results of operations can be found in its annual report on Form 10-K for the year ended December 31, 1999, and its quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2000, which are incorporated herein by this reference.

--------------------------------------------------------------------------------
                     COMBINED PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The following unaudited pro forma condensed combined balance sheet is based on the June 30, 2000, historical consolidated balance sheet of Sensar and its subsidiaries and the June 30, 2000, historical consolidated balance sheet of Net2Wireless and its subsidiaries. The unaudited pro forma condensed combined balance sheet assumes that the merger was completed June 30, 2000, with Net2Wireless treated as the acquiring entity for financial reporting purposes.

     The unaudited pro forma condensed combined financial statement has been prepared by management of Sensar and Net2Wireless based on the financial statements included elsewhere herein. The pro forma adjustments include assumptions and preliminary estimates as discussed in the accompanying notes, and are subject to change. This pro forma statement may not be indicative of the results that actually would have occurred if the merger had been in effect on the dates indicated, and may not be indicative of financial result that may be obtained in the future. This pro forma financial statement should be read in conjunction with the accompanying notes and with the historical financial information of both Sensar and Net2Wireless included in this Joint Proxy Statement/Prospectus. See "FINANCIAL STATEMENTS."


     According to the agreement between Sensar and Net2Wireless, Sensar will issue 18,295,060 shares of common stock to the former holders of equity interests in Net2Wirelss and 1,000,000 shares of common stock to individuals involved in introducing Sensar and Net2Wireless. In addition, Sensar will grant options and warrants to acquire up to 17,073,071 shares of common stock to the holders of similar options and warrants to acquire shares of Net2Wireless stock. As of September 4, 2000, Net2Wireless had granted options to acquire 16,531,473 shares, with a weighted average exercise price of $4.72 per share. As a result of this transaction, the current stockholders of Net2Wireless will own approximately 71% of the combined company, while the current stockholders of Sensar will own approximately 25%, without giving effect to the potential exercise of options. If all options outstanding at closing were exercised, the Net2Wireless stockholders would hold approximately 78% of the combined company and the Sensar stockholders approximately 20% of the combined company. If the value of the assets defined in the agreement held by Sensar at the closing is less than $4.5 million, the number of shares of Sensar stock to be delivered to the former holders of Net2Wireless stock will be increased, in the aggregate, by the number of shares calculated by dividing the short fall by $1.86. At June 30, 2000, Sensar had approximately $5.9 million in net cash as defined in the agreement.


     The merger will be accounted for as a reverse acquisition of Sensar by Net2Wireless. Although Sensar will be the surviving legal entity, for financial reporting purposes, the entity whose shareholders hold in excess of 50% of the combined company, Net2Wireless, will be treated as the continuing accounting entity. The reverse acquisition will be treated as a capital stock transaction in which Net2Wireless will be deemed to have issued the shares of common stock held by the Sensar stockholders for the net assets of Sensar. No goodwill will be recorded. The costs of the transaction will be charged to stockholders' equity. To the extent the costs of the transaction exceed the net assets acquired from Sensar, the excess will be charged to the statement of operations.

                                  UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                  AS OF JUNE 30, 2000

                                                                                                                   Pro Forma
                                           Pre merger        Sensar                         Pro Forma              Combined
                             Sensar        adjustments       (adjusted)     Net2Wireless    Adjustments            Balance
ASSETS:
Current Assets:
 Cash and cash equivalents   $  4,350,316  $          -      $  4,350,316   $   4,943,677   $          -           $  9,293,993

   Short term deposits                  -             -                 -      20,764,386              -             20,764,386

   Notes receivable             1,537,995             -         1,537,995               -       (500,000)(5)          1,037,995

   Government authorities               -             -                 -         215,598              -                215,598

   Loan to I.T.E.S.                     -             -                 -          62,001              -                 62,001

   Accounts receivable,
     prepaid expenses and
     other current assets          55,704       (35,704)(1)        20,000         165,734        (20,000)(5)            165,734

Total current assets            5,944,015       (35,704)        5,908,311      26,151,396       (520,000)            31,539,707

Long term investments:
Lease deposit                           -             -                 -         227,260              -                227,260
Severance pay fund                      -             -                 -          48,236              -                 48,236
Total long term investments             -             -                 -         275,496              -                275,496
                                           -------------     -------------

Property and equipment,
  net                               6,232        (6,232)(1)             -       1,271,870              -              1,271,870

 Total assets                $  5,950,247  $    (41,936)     $  5,908,311   $  27,698,762   $   (520,000)          $ 33,087,073

LIABILITIES AND
STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable           $     41,036  $          - (2)  $     41,036   $     902,138   $          -           $    943,174
  Employee and payroll
    accruals                            -             -                 -         680,352              -                680,352

  Accrued liabilities               6,989             - (2)         6,989         434,088              -                441,077

Loan from Sensar                        -             -                 -         520,000       (520,000)(5)                  -

Total current liabilities          48,025             -            48,025       2,536,578       (520,000)             2,064,603


                                       51

Long-Term Liabilities:
  Deferred compensation         4,257,236    (4,257,236)(3)             -               -              -                      -

  Deferred gain                   200,000      (200,000)(4)             -               -              -                      -

  Accrued severance pay                 -             -                 -         166,214              -                166,214

 Total liabilities              4,505,261    (4,457,236)           48,025       2,702,792       (520,000)             2,230,817

STOCKHOLDERS' EQUITY
Common shares of $0.01 par
  value-Authorized:
  90,000,000 shares:
  Issued and outstanding pro
  forma 25,843,606 shares      34,835,078     4,257,236 (3)    83,303,370     163,861,193    (77,443,084)(6a, 6b)   187,610,193
                                             44,211,056 (3)                                   (5,861,286)(6b, 7)
                                                                                              23,749,000 (6b)
                                                                                                   1,000

  Deferred compensation                 -             -                 -      (8,611,208)             -             (8,611,208)

  Accumulated deficit         (33,390,092)      200,000 (4)             -    (130,254,015)    77,443,084 (6a, 6b)  (148,142,729)
                                                (35,704)(6)   (77,443,084)                     5,861,286 (6b, 7a)
                                                 (6,232)(8)                                  (23,749,000)(6b)
                                            (44,211,056)(3)                                       (1,000)

Total stockholders' equity      1,444,986     4,415,300         5,860,286      24,995,970              -              30,856,256
                             -------------                   -------------  --------------  -------------          -------------

Total liabilities
  and stockholders' equity   $  5,950,247  $    (41,936)     $  5,908,311   $  27,698,762   $   (520,000)           $ 33,087,073
                             ============  ============      ============   =============   ============            ============

 See accompanying notes to unaudited pro forma condensed combined financial statements.

     The pro forma information shown above does not include advisors fees. These costs will be deducted from the paid-in capital or charged to expense to the extent that the costs of the transaction exceed the net assets of Sensar acquired by Net2Wireless.

     (1) Assets. According to the merger agreement, Sensar must have a minimum of an aggregate of $4.5 million in cash, cash equivalents, and notes receivables due no later than October 1, 2000 (with the maximum principal amount of such notes not to exceed $3.5 million inclusive of up to $2 million advanced by Sensar to Net2Wireless). Since the accounts receivable, prepaid expenses, and other current assets and fixed assets do not belong to the continuing business, they have been written off against accumulated deficit.

     (2) Liabilities. According to the merger agreement, Sensar must have no liabilities other than current liabilities not yet due, not to exceed $50,000 in the aggregate. All long-term liabilities are eliminated against accumulated deficit.

     (3) Deferred Compensation and Stock Based Compensation. From April to November 1999, Sensar granted options to acquire 2,200,000 shares exercisable at $1.50-$2.50 per share that are subject to shareholder approval, which approval will be sought at this meeting of shareholders. If these options are approved by the shareholders, the participants in the deferred compensation plan have agreed to abandon their interests in the deferred compensation pool and the board of directors has agreed to terminate the deferred compensation plan. If approved by the shareholders, the Company will record compensation expense as measured under generally accepted accounting principles on the date of shareholder approval, less the amount of the deferred compensation liability terminated at that date. At June 30, 2000, the closing price of the common stock was $23.75 per share and Sensar would have recorded a net non-cash compensation charge of approximately $44 million against operations. The effect on the consolidated balance sheet at June 30, 2000, would have been to decrease liabilities and increase stockholders' equity by $4,257,236, respectively.

     (4) Deferred Gain. The deferred gain derives from the business operations of Sensar. The continuing entity is the business of Net2Wireless. Thus, the deferred gain is not part of the surviving entity.

     (5) Intercompany Balances. The notes receivable of Sensar at June 30, 2000, include the $500,000 note receivable from Net2Wireless that is eliminated on consolidation. The accounts receivable, prepaid expenses, and other current assets of Sensar at June 30, 2000, include $20,000 of accrued interest on the Net2Wireless note receivable that is also eliminated in consolidation.

     (6)     Stockholders' Equity.

     a. Stockholders' equity was determined as if the consolidated financial statements are a continuation of Net2Wireless. Thus, the accumulated deficit and capital surplus accounts in the consolidated financial statements immediately after the merger will be the accounts of Net2Wireless at that date. The accumulated deficit and other equity accounts of Sensar at the date of the merger will be eliminated. The amount shown as issued capital in the consolidated balance sheet is calculated by adding to the additional paid-in capital of Net2Wireless the amount deemed paid through the issuance of the Sensar stock for the net assets of Sensar.

     b. Issuance of 1,000,000 shares to finders are charged to stockholders' equity, valued at $23.75 per share, the last sale price of the common stock of Sensar on June 30, 2000, as reported by Nasdaq.

     c. Immediately prior to closing of the merger, the Series A Preferred Stock of Net2Wireless will be converted into common stock of Net2Wireless. As part of the change of domicile merger, the par value of Sensar stock will be changed from $0.001 to $0.01 per share.

     d. The combined company will have an authorized capital of 90,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. Sensar currently has an authorized capital of 290,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.

     (7) Statement of Operations. Since the stockholders of Net2Wireless will hold in excess of a majority of the stock of the combined company subsequent to the merger, Net2Wireless is treated for accounting purposes as the acquiring entity. Sensar has no current operations that will continue subsequent to the merger. Consequently, the historical statement of operations of Net2Wireless is the historical statement of operations for the combined company, without any pro forma adjustments. The costs of the transaction will be charged directly to stockholders' equity. Transaction costs in excess of the net assets acquired from Sensar will be charged to operations in the period in which the merger is completed. The transaction costs, which include the issuance of 1,000,000 shares of common stock to finders, would not be pro forma adjustments to an unaudited pro forma condensed combined statement of operations because they are non-recurring costs directly attributable to the merger. The estimated costs of the issuance of the 1,000,000 shares are included as a pro forma adjustment in the accompanying unaudited pro forma condensed combined balance sheet.

--------------------------------------------------------------------------------
                                   MANAGEMENT
--------------------------------------------------------------------------------

     Set forth below is information regarding the proposed management of the combined company. Information regarding the management of Sensar, all of whom will resign in connection with the merger, can be found in Sensar's report on Form 10-K for the year ended December 31, 1999, and is incorporated into this Joint Proxy Statement/Prospectus by this reference.

     Members of the board of directors are elected annually to serve until the next annual meeting of stockholders and thereafter until such director's successor is elected and qualified. Officers are elected and serve at the pleasure of the board of directors.

     The following table sets forth the name, age, and position of each proposed executive officer and director of the combined company who will be appointed following completion of the merger:

                                                              Expiration of
      Name          Age               Position                   Term
-----------------   ---    ------------------------------    -------------
David Rubner        60     Chairman of the Board             Next annual
                                                             shareholders'
                                                             meeting

Nechemia Davidson   37     Chief Executive Officer, Chief    Next annual
                           Technology Officer, and           shareholders'
                           Director                          meeting

Joav Avtalion       48     Director                          Next annual
                                                             shareholders'
                                                             meeting


Ben-Zion Weiner     56     Director                          Next annual
                                                             shareholders'
                                                             meeting

Yaron Sobol         41     General Counsel and Secretary     N/A



Yitzhak Feldman     38     Executive Vice-President          N/A
                           Marketing and Sales

Robert Rokni        49     Vice-President Management         N/A
                           Information Systems

     Biographical information with respect to the officers and directors is set forth under "NET2WIRELESS: Management of Net2Wireless."

--------------------------------------------------------------------------------
                                   THE MERGER
--------------------------------------------------------------------------------

     The discussion in this Joint Proxy Statement/Prospectus of the merger and the principal terms of the merger agreement is subject to, and qualified in its entirety by, the merger agreement attached to this Joint Proxy
Statement/Prospectus as Appendix "A," which is incorporated herein by this reference.

General


     Sensar and Net2Wireless are furnishing this Joint Proxy Statement/Prospectus to holders of their common stock in connection with the solicitation of proxies by the respective boards for approval, among other things, of the merger contemplated by the merger agreement. The merger agreement provides for the merger of Net2Wireless with and into Sensar, with Sensar surviving the merger. The common stock of Net2Wireless will be converted into common stock of Sensar on the basis of one share of common stock of Sensar for each share of common stock of Net2Wireless previously outstanding. Similarly, options and warrants to acquire Net2Wireless stock will be converted into options and warrants to acquire Sensar common stock. In connection with the merger, Sensar will change its name to "Jigami Corporation." Jigami is a Japanese word for the spirit of the person who founds a village or first cultivates the land.

     The merger agreement contemplates that the merger will be completed within 10 days of the approval of the transaction by the stockholders of Sensar and Net2Wireless. Immediately prior to the merger, Sensar will reincorporate in the state of Delaware, and adopt a new certificate of incorporation. The current board of directors of Sensar will resign and a new board will be appointed consisting of the individuals elected at the Sensar stockholders' meeting. Completion of the foregoing is subject to the satisfaction of a number of conditions which must be satisfied or waived by the parties. In the event of the failure to meet any of these conditions, the transactions may not take place even if approved by the stockholders.


     For a discussion of the principal United States federal income tax consequences of the merger to Sensar, Net2Wireless, and their respective stockholders, see "TAX CONSEQUENCES."

Background of the Merger

     During the second half of 1998 and continuing through 1999, the board of directors of Sensar made the determination that it would be in the best interests of Sensar and its stockholders to sell the various technologies held by Sensar. At the end of the first quarter of 1999, Sensar completed the sale of its core business, the line of acoustical analytical instrumentation products. In August 1999, Sensar completed the sale of its other major technology associated with its time of flight mass spectrometer products. With the appointment of new management in April 1999, Sensar intensified its search for products, technologies, or businesses that could be acquired.

     The initial strategy focused on emerging Internet companies and, as a result, Sensar signed letters of intent with Blue Train and Toolbid, Inc. Both these companies were early stage start-up operations. Upon completion of Sensar's due diligence investigation, it became apparent that both these companies faced significant operational and market challenges, leading the board of directors of Sensar to conclude that the reward of proceeding with these companies was outweighed by the substantial risks associated with these companies ultimately being able to successfully commercialize their technologies and ideas.

     In May 1999, Sensar was introduced to an auction company that was already generating throughput revenues of in excess of $120 million annually and commission revenue of nearly $20 million. This company's growth strategy combined ongoing organic growth coupled with the introduction of an Internet based expansion.

The board of directors moved quickly to present a letter of intent and offer to the company. Unfortunately, the board of directors of the auction company elected to proceed with an alternative offer.

     Over the summer months, many Internet companies saw their stock price come under significant pressure as investor focus moved from business-to-consumer opportunities to business-to-business Internet strategies. Market wisdom at that time seemed to be that business-to-consumer opportunities would have significant challenges to achieve profitability due to the high cost of marketing to individual customers. Around the same time, Microsoft announced that it intended to offer its MSN hosting capability free of charge. This again dented market confidence in Internet service providers, web hosting operations, and consultancies, adding significant risks to investing in this area of the market. As a result of this changing sentiment, the board of directors of Sensar became increasingly concerned about investing in Internet operations that did not exhibit clear market leadership or market presence. As a result, Sensar revised its acquisition strategy to look for more established Internet operations as opposed to start-up ventures and to seek out other investment opportunities in the high-tech arena.

     In August 1999, Sensar commenced due diligence on an early stage online travel agency. This company was ultimately rejected due to its financial condition and concerns about its managerial strength. At about this same time, Sensar was also introduced to a company which offered wireless transmission capability to remote areas for high-speed links to the Internet. As part of the due diligence in investigating this company, the board of directors became aware of the opportunities presented by wireless communications and the associated valuations being placed on the market leaders by the stock markets. After preliminary discussions with this wireless company, it was clear that the target valuation placed on the company would be in excess of Sensar's acceptable range for the transaction and Sensar determined not to pursue this opportunity.

     As a result of this experience however, the board of directors expanded its search criteria to focus on wireless opportunities and, in particular, wireless applications involving the Internet. In September 1999, Sensar was introduced to I.T.E.S. This company combined the two strategic areas which Sensar was now addressing, namely, Internet and wireless. Based on the experience of Sensar during the preceding six months, it was felt that to invest in technology which successfully straddled two very attractive sectors of the stock market with innovative technology would be a significant opportunity for the shareholders of Sensar.

     Sensar was sent a copy of the I.T.E.S. business plan by Connie Lerner who was aware that Sensar was looking for an acquisition. At that time, I.T.E.S. held the wireless communication technology now held by Net2Wireless. Sensar conducted an internal review of the material and Howard S. Landa, the chief executive officer of Sensar, met with Nechemia Davidson, the founder and principal owner of I.T.E.S., on September 15, 1999, in New York for a more formal presentation of the technology and a question-and-answer session. Mr. Landa was interested in further exploring a possible transaction with Net2Wireless when he learned that David Rubner, who had expertise in the wireless communication industry, was an investor. Based on the initial meeting with Mr. Davidson, Mr. Landa extended his New York trip and, over the course of two days, Mr. Landa and Mr. Davidson negotiated the terms of a possible acquisition resulting in the execution of a letter of intent on September 16, 1999. The negotiations focused on the amount of the combined company that would be held by the stockholders of Sensar and Net2Wireless on completion of the transaction, the amount of stock outstanding in Sensar on a fully diluted basis, and the net amount of cash that Sensar would have available at closing, after meeting its obligations. Mr. Landa made representations concerning Sensar, its capitalization, and financial position and, based on those representations, Mr. Davidson concurred with the relative ownership of the Sensar stockholders and the Net2Wireless stockholders proposed by Mr. Landa of 33% for existing Sensar stockholders and 67% for Net2Wireless stockholders (subject to adjustment as a result of the exercise of options and warrants).

     The letter of intent provided for the acquisition of Net2Wireless by Sensar in exchange for the issuance of 16,000,000 shares of Sensar stock to the Net2Wireless stockholders. It required that Sensar only have 8,000,000 shares outstanding, which included the shares subject to options granted to officers and directors of Sensar. In addition, the letter of intent acknowledged the existence of options or warrants held by others to acquire 117,550 shares at $1.25 per share and other options and rights to acquire shares with an exercise price of in excess of $4.00 per share. The letter of intent required Sensar to have cash and short-term receivables of $4.5 million at closing with no material liabilities and provided that Andrew C. Bebbington and four or more nominees of I.T.E.S. would serve on the board of directors of the combined company. It also provided for Mr. Bebbington to serve as the chief operating officer of the combined company with an annual salary of $240,000 per year and a fully vested option to acquire 500,000 shares at $2.00 per share. The letter of intent provided for the adoption of a stock option plan covering 3,000,000 shares with a minimum exercise price of $2.125 for options issued prior to closing. Finally, it provided for the company to file a registration statement promptly after closing to cover the resale of 2,200,000 restricted shares held by, or issuable to, officers and directors of Sensar and others. The parties agreed not to enter into any competing transaction for a period of 45 days. The letter of intent was subject to the further due diligence of both parties.

     The parties began due diligence investigations and the drafting of a definitive agreement. Andrew C. Bebbington, the chief consultant to Sensar, flew to Israel in early October 1999 and while there, interviewed technical employees who were working on the technology, met with consultants from the Technion-Israel Institute of Technology, observed prototype demonstrations, and met with management of Partner Communications, the Israeli affiliate of Orange Plc, a cellular carrier based in the United Kingdom. As a result of this further due diligence and continued negotiations, a draft of a definitive Exchange Agreement and Plan of Reorganization was circulated among Sensar and I.T.E.S., Ltd., and their attorneys, and signed on October 6, 1999. This agreement was based on the terms outlined in the letter of intent except that it was anticipated that Mr. Bebbington would fill the office of chief financial officer, Sensar was required to terminate all employment and consulting agreements that were not terminable on 30 days or less notice, and Sensar was required to cause all outstanding options, except for those with an exercise price in excess of $4.00 per share, to be exercised or otherwise eliminated prior to closing. This agreement also specified Sensar's obligations to file a registration statement on Form S-4 with respect to the transaction, but provided that the I.T.E.S. stockholders would contractually agree not to sell any stock they received in the transaction for 90 days subsequent to the closing and thereafter not to sell stock in excess of the volume limitations set forth in Rule 144 during the year subsequent to the closing. At the time of the execution of the agreement with I.T.E.S., the wireless technology of I.T.E.S. was at an early research stage after completion of an initial feasibility study. Thereafter, through December 1999, I.T.E.S. completed the initial design of the first product based on the wireless technology.


     Mr. Landa and Mr. Davidson, the attorneys representing the parties, and a member of the accounting firm representing Mr. Davidson met on November 15 and 16, 1999, in New York to further the transaction. During these meetings, it was determined that the structure of the transaction could be improved by clearly delineating the technology to be acquired, providing for funding for the continued development of the wireless technology in the form of a loan from Sensar, eliminating the parties obligation to proceed with the proposed transaction unless the proposed products of I.T.E.S. had been accepted for beta testing by Partner Communications, granting Sensar an option, at its sole discretion, to trigger the merger, granting I.T.E.S. an option to trigger the merger 30 days subsequent to the completion of beta testing, but not later than December 31, 2000, improving the tax efficiency of the transaction, and establishing formulas for adjustments to the number of shares to be issued to Net2Wireless stockholders if Sensar failed to meet its financial obligations. Subsequent to the meetings in New York, the parties discussed via telephone a number of proposals to alter the structure of the transaction to achieve the potential advantages described above. It was agreed that a new Delaware corporation, Net2Wireless Corporation, would be formed to acquire the assets of I.T.E.S. relating to the wireless technology. Net2Wireless would enter into the merger agreement with Sensar and the merger would be subject to the conditions described under the section "Terms of the Merger" below. The parties exchanged drafts of the proposed revised agreement. Following further discussion, the parties met for a third time, again in New York, on December 7 and 8, 1999. On December 8, 1999, the merger agreement attached as Appendix "A" to this Joint Proxy Statement/Prospectus was approved by the board of directors of both Sensar and Net2Wireless and executed by the parties to replace the original agreement between Sensar and I.T.E.S. Ltd. Net2Wireless then acquired the wireless technology from I.T.E.S. Ltd. for a purchase price of $1.2 million, determined by the board of directors of I.T.E.S. Ltd. and Net2Wireless to be the fair market value of the technology at that time.


     The merger agreement incorporated a number of changes to the earlier Exchange Agreement and Plan of Reorganization signed with I.T.E.S., including the following:

     - It eliminated the stockholders of I.T.E.S. as parties and eliminated any contractual limitation on the sale of the Sensar stock issued to them;

     - It eliminated an employment agreement for Andrew C. Bebbington as chief financial officer of the combined company;

     - It created an option to be held by Sensar so it was not obligated to proceed with the transaction unless and until the proposed products of Net2Wireless had been accepted for beta-testing by Partner Communications;

     - It granted Net2Wireless an option to request the merger, exercisable 30 days from the completion of beta testing by Partner Communications, but not after December 31, 2000;

     - It substituted Net2Wireless as the acquiror of all of I.T.E.S. wireless technology;

     - Net2Wireless was committed to acquire the tangible and intangible assets, including intellectual property, of I.T.E.S. associated with the wireless business and enter into an agreement with Partner Communications in form and substance acceptable to Sensar.

     - It added a provision for the issuance of contingent shares to Net2Wireless stockholders if Sensar failed to meet its obligation to have $4.5 million in "net cash" at closing;

     -    It extended the date for completion of the transaction;

     - It included a provision for the granting of options by Net2Wireless prior to closing;

     - It added funding in the form of a loan from Sensar to Net2Wireless of up to $2.0 million that was to be made prior to the closing, on the satisfaction of various conditions.

Notwithstanding these changes, the basic terms of the transaction remained the same. In both documents, Sensar agreed to issue 16,000,000 shares to the stockholders of Net2Wireless, Sensar was required to have $4.5 million in cash, cash equivalents, and short-term notes receivable at the time of closing, and Sensar was required to eliminate all Sensar's obligations, except for nominal current liabilities. Sensar also continued to be obligated to issue 1,000,000 shares to individuals involved in introducing the two parties, the transaction remained subject to the approval of the stockholders of both parties, Sensar was required to file a registration statement on Form S-4, and Sensar continued to agree to register the resale of shares of restricted stock held primarily by management. As described below, the amount of stock to be issued to Net2Wireless stockholders was subsequently increased based on increases in the outstanding shares of Net2Wireless resulting from the Net2Wireless forward split of 1.074074:1, the 1,041,140 shares issued in a subsequent private placement by Net2Wireless, and the exercise of outstanding options to acquire 68,741 shares, resulting in a total of 18,295,060 shares currently issuable to Net2Wireless stockholders.


     After the announcement of the merger agreement on December 14, 1999, the trading price for the common stock of Sensar continued its general upward trend from short-term historical levels. In addition, the volume of shares being traded increased substantially so that the number of shares traded on a weekly basis, as reported by Nasdaq, often exceeded the number of shares of stock outstanding. The stock price, while showing overall gains, was extremely volatile. The board of directors of Sensar decided to adopt a stock split in which one new share of common stock would be issued for each share previously outstanding, thereby doubling the number of outstanding shares of Sensar. This stock split was made effective for stockholders of record as of the close of business January 17, 2000 and it took effect in the market January 21, 2000. Sensar and Net2Wireless entered into the First Amendment to the merger agreement on January 4, 2000, to permit the stock split and to adjust the number of shares to be issued to Net2Wireless stockholders. All of the share amounts in this Joint Proxy Statement/Prospectus have been adjusted to give effect to the stock split. After the stock split, Sensar loaned $500,000 to Net2Wireless on February 2, 2000, and later that month Mr. Landa, the chief executive officer of Sensar, met with Net2Wireless in Israel and reviewed its technology and operations.

     The December 8, 1999, merger agreement was structured as an option so there was not a binding commitment to proceed until there was a third-party validation, in the form of acceptance of the product for beta-testing by Partner Communications, of the technology. In connection with the transfer of the wireless assets from I.T.E.S. to Net2Wireless in December 1999, I.T.E.S. assigned to Net2Wireless the pre-existing agreement between Partner Communications and I.T.E.S. Partner Communications' consent was required to complete this assignment and it sought to improve its contractual position vis-a-vis Net2Wireless in exchange for the consent. Ultimately, the parties reached the understanding reflected in the March 2000 agreement between Net2Wireless and Partner Communications. On installation of Net2Wireless products at the facilities of Partner Communications and the commencement of the beta-site testing, which occurred in mid-March 2000, Sensar had the right to acquire Net2Wireless in the transaction described in this Joint Proxy Statement/Prospectus.

     During this same period, and in order to obtain additional financing for the further development of its technology and provide financial stability to the company, Net2Wireless completed a private placement of 1,041,140 shares of its Series A Preferred Stock for gross proceeds of approximately $29 million, or $27.93 per share, on March 21, 2000. The parties entered into the second amendment to the merger agreement on March 21, 2000, to permit this private placement, to increase the number of shares of Sensar common stock to be issued to Net2Wireless stockholders by the shares issued in the private placement, and to increase the number of shares to be issued to stockholders of Net2Wireless who held shares prior to the private placement by a factor of 1.074074. This increased the number of shares of common stock to be issued to those Net2Wireless stockholders who held their stock prior to the private placement, including the holders of Net2Wireless convertible debt described below, from 16,000,000 shares to 17,185,179 shares and increased the options and warrants to be assumed by Sensar from 13,748,260 to 14,766,649. In connection with the completion of the private placement, the outstanding convertible debt of Net2Wireless of approximately $1 million was converted to 3,780,223 shares of common stock. This conversion into equity and the belief in the Net2Wireless technology exhibited by the investors in the private placement provided added confirmation of Sensar's earlier judgment concerning the potential of the technology. Based on the commencement of the testing program with Partner Communications and the completion of the private placement, Sensar elected to exercise its option under the merger agreement to acquire all of Net2Wireless on March 24, 2000.


     Net2Wireless continued to seek employees and, as is typical with high-tech companies, a significant portion of its attraction as an employer was the options it was able to offer. As a result of the time involved in completing the transaction and the pace of its recruitment efforts, Net2Wireless concluded that the number of options permitted under the merger agreement was insufficient.

     The parties also analyzed the tax consequences of the conversion of all of the options held by current management of Sensar at the time of the closing of the transaction as required by the merger agreement. The holders of the options would incur a tax liability at the time of exercise that would create significant pressure on them to sell stock of the combined company in order to generate the funds to meet the tax liability. Such sales could have an adverse effect on the trading market for the common stock of the combined company.

     In order to address these issues, Sensar and Net2Wireless entered into a third amendment dated June 26, 2000, that increased the number of options to be assumed in the transaction by 500,000, to 15,266,649, and that eliminated the obligation on behalf of the current management of Sensar to exercise their options prior to closing. In connection with this amendment, each of these holders have agreed to waive the cashless exercise feature of such options in order to avoid the ongoing "mark to market" compensation charge for accounting purposes required by such a feature.

     On July 26, 2000, Nextel Finance Company and Net2Wireless agreed to the terms and conditions that would apply to an investment by Nextel Financial Company in 1,000,000 shares of Net2Wireless capital stock at a per share price of $32. Consummation of this investment transaction is subject to several conditions, including the satisfactory completion of due diligence by Nextel Finance Company. Net2Wireless and Sensar entered into a fourth amendment to the merger agreement, dated July 26, 2000, that provides for the issuance of an additional 1,000,000 shares if the transaction with Nextel Finance Company is completed prior to the merger.


     On September 2, 2000, Sensar and Net2Wireless entered into a fifth amendment that permitted the grant of options to acquire 1,200,000 shares of Net2Wireless stock at $32 per share to Nechemia Davidson, the president and chief executive officer of Net2Wireless in connection with the execution of his employment agreement, permitted the increase in the number of shares subject to the option held by Partner Communications as a result of the anti-dilution provisions of the option, and increased the number of options Net2Wireless could grant to employees that would be assumed by Sensar in the merger by an additional 150,000 shares. The result of the foregoing was to increase the maximum number of options to be assumed by Sensar to 16,623,071. Subsequently, on October 18, 2000, Sensar and Net2Wireless entered into a sixth amendment to permit the issuance of up to an additional 450,000 options to the extent necessary, in the judgment of Net2Wireless, to attract additional qualified individuals to serve as directors of Net2Wireless and, subsequent to the merger, the combined company. This increased the total number of Net2Wireless options to be assumed by the combined company to 17,073,071. Of this increased amount, options to acquire 150,000 shares were issued to the newly appointed director of Net2Wireless, Ben-Zion Weiner.


Reasons for the Merger-Advantages and Disadvantages

     Sensar


     Sensar is entering into the merger to participate in what its management and board of directors believe to be the potential of the applications of Net2Wireless technology in an emerging market. Management and the board of directors of Sensar based their conclusion that the transaction was advantageous to Sensar and its shareholders on their belief that the emerging market for wireless communications with the Internet would ultimately be significant, the interest of, initially, Partner Communications and, subsequently, other cellular carriers in evaluating the technology of Net2Wireless, the management team and investors that Net2Wireless has been able to attract, and other factors. In addition, management and the board of directors of Sensar believe that the wireless communication between cellular phones and PDAs and the Internet has the potential for substantial growth based in part on the announced interest and development plans of several significant industry participants.

     As part of its review of the wireless industry, the board of directors of Sensar spent some considerable time understanding the strategic market position and performance of Phone.com. This company provides voiceover-IP and had been instrumental in establishing the wireless application protocol. Phone.com had attracted an aggressive market following and considerable market analysis and support. This culminated in a market capitalization of the company of in excess of $10 billion based on only limited revenues. Given that the technology being offered by Net2Wireless appeared to offer consumers greater flexibility and performance than that of Phone.com, the board of directors concluded that the technology of Net2Wireless had the potential to attract a market and investor following subsequent to the merger.

     The board also reviewed numerous announcements made around the time of the merger agreement by key industry players such as Microsoft, Ericsson, DoCoMo of Japan, and Intel concerning their intent to develop increased capability and functionality for wireless communication devices and cellular carriers. The size and market position of these companies strongly reinforced the market potential for wireless Internet capability.


     The relative ownership percentages of the Sensar and Net2Wireless stockholders and the net liquid assets required to be held by Sensar at closing were fixed at a time at which Sensar did not have continuing operations, the wireless technology of Net2Wireless had not been reduced to a product, and Net2Wireless required additional funding to proceed with the development of its technology. Consequently, both entities were difficult to value and the boards focused on the perceived benefits of merging the companies, the contributions to be made by Sensar and Net2Wireless to the combined company, and the percentage of the combined company to be held by the Sensar and Net2Wireless stockholders. In this analysis, Sensar did not use the market capitalization of Sensar at the time of the negotiations in September 1999, which management believed could not be sustained in the long-term without Sensar acquiring additional operations, but focused on the book value of its assets. Sensar stockholders would receive 33% of the combined company and effectively contribute a minimum of $4.5 million in liquid assets for use in the continued development of the Net2Wireless technology. Net2Wireless stockholders would receive 67% of the combined company and Net2Wireless would contribute its technology and provide an experienced management team. As a result of the non-operating status of Sensar and the stage

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of development of the Net2Wireless technology, the boards did not consider as significant the indicators of value typically used in merger transactions between companies with established operations, such as earnings, market share, return on assets, revenues, market capitalization, and similar measures of profitability and value. The relative ownership of the Sensar and Net2Wireless stockholders was negotiated at arms' length by the management of the parties.

     In December 1999, when the definitive merger agreement was signed, the board of directors reviewed the terms that had been negotiated by management. At that juncture, the transaction had been restructured so that the wireless business was transferred to Net2Wireless, a Delaware corporation, and there was no binding obligation for Sensar to merge at the time the agreement was signed. The transfer of the wireless business from I.T.E.S. to Net2Wireless occurred at this time for a cash price of $1.2 million. The board of directors did not consider this transfer price relevant to its approval of the definitive agreement for the following reasons: this was a transfer between commonly controlled entities; the transfer did not affect the number of shares Sensar was obligated to issue or change the assets it was acquiring; and it was a transfer of the technology as it then existed when, as a result of the structure of the agreement between Sensar and Net2Wireless, Sensar would not be obligated to exercise its option to acquire Net2Wireless until after the technology was much further developed. Based on the considerations outlined in the preceding paragraph, the board of directors of Sensar concluded that, in its business judgment, the agreed to ownership structure was fair to Sensar and its stockholders and authorized the execution of the merger agreement.

     In March 2000, when the board of directors determined to exercise its option under the merger agreement to proceed with the acquisition of Net2Wireless, the development of the technology had proceeded to the point that the completed beta product had been accepted for testing by Partner Communications. In addition, Net2Wireless had completed a private placement for gross proceeds of $29 million. Net2Wireless had also been successful in assembling a technical and management team to continue the development of its proposed business. All of these developments had substantially increased the value of Net2Wireless since the December 8, 1999, date of the agreement and greatly simplified the decision of the board of directors to proceed.

     In approving the definitive agreement in December 1999, the board of directors of Sensar also reviewed the overall dilution attributable to the existing Sensar stockholders arising from the award of options in lieu of management's rights to participate in the deferred compensation plan and the grant of options to management of Net2Wireless. In both instances, the exercise price of the options was fixed at an amount greater than the recent trading prices for Sensar common stock, which had an average closing price of $1.78 for the 30 trading days immediately prior to the negotiation of the transaction. In the case of Net2Wireless options, this practice was viewed as consistent with the award of options for existing employees at the time of an initial public offering. For Sensar management, the grant of options with an exercise price greater than the market price prior to the negotiation of the transaction, rather than the continued accrual of cash based compensation required by Sensar's deferred compensation plan, was deemed to be a considerable advantage for the future business of the combined company, allowing it to conserve cash flow going forward.


     Overall, taking into account the relative ownership percentages between the Sensar and Net2Wireless stockholders, the terms of the options granted to management of Sensar and Net2Wireless, and the elimination of the cash liability of the deferred compensation plan, the board of directors of Sensar considered the merger with Net2Wireless to be in the best interests of Sensar's stockholders. The subsequent market reaction to the transaction and the ability of Net2Wireless to raise additional funds of approximately $29 million for approximately a 5.7% of its equity has further validated the board of directors' decision.

     The board of directors has unanimously approved the adoption of the merger agreement and the transactions contemplated thereby and recommends that the transaction be approved by the stockholders of Sensar.

     The disadvantages to the Sensar stockholders of the merger include:

     - dilution of their percentage ownership in the combined company and the reduced influence of the current stockholders of Sensar on the continuing policies, practices, and management of the combined company;

     - the concentration of control in the current Net2Wireless management, directors, and principal stockholders;

     - the potential for further dilution resulting from the possible issuance of shares on the exercise of the options and warrants assumed by the combined company;

     - the business, operating, and regulatory risks associated with Net2Wireless' business;

     - the absence of a fairness opinion from an investment bank with respect to the fairness of the transaction to the Sensar stockholders; and

     - the existence of conflicts of interest with respect to Sensar's board of directors.

The foregoing summarizes the material factors considered by the board of directors of Sensar in deciding to approve the transaction. In view of the variety of factors considered, the board of directors did not find it practicable and did not attempt to rank or assign relative weights to the foregoing factors.

See "BUSINESS OF NET2WIRELESS" and "RISK FACTORS." Management and the board of directors of Sensar were subject to potential conflicts of interest during the negotiation of the terms of the merger. The board of directors was aware of these interests at the time it considered and approved the transaction as in the best interests of the stockholders. An independent committee was not appointed by the board of directors and Sensar did not seek an outside opinion as to the fairness of the transaction to the Sensar stockholders. See "THE MERGER:
Interests of Certain Individuals."

     Net2Wireless

     The board of directors of Net2Wireless has determined that the merger is in the best interests of Net2Wireless and its stockholders. The board of directors of Net2Wireless has unanimously ratified the approval and adoption of the merger agreement and the transactions contemplated thereby and recommends that the transaction be approved by the stockholders of Net2Wireless.

     In reaching its initial determination in December 1999, the board of directors of Net2Wireless, of which Mr. Davidson was the sole member at the time, consulted with Net2Wireless' management and its investors, as well as its legal counsel, and considered the following material factors:

     - the terms and conditions of the merger agreement, including the total consideration to be paid by Sensar to the security holders of Net2Wireless;

     - the difficulties that Net2Wireless had faced in obtaining financing from other sources;

     - the opportunity and benefits to continue the business of Net2Wireless as a publicly-held company, including, without limitation, an increase in the profile and general visibility of Net2Wireless and its business and the enhanced value and appeal to future investors and acquisition targets, if any, in receiving publicly-traded securities in a financing or acquisition transaction, as the case may be;

     - the enhanced ability of Net2Wireless to attract and recruit new employees as a result of its ability to offer options to acquire publicly-traded stock;

     - the financial condition of Sensar at the time of such determination, including its ability to eliminate its existing liabilities;

     - the willingness and ability of Sensar to provide Net2Wireless with interim financing;

     - the short-term and long-term interests of Net2Wireless and its stockholders, as well as the interests of its employees, customers, creditors, and suppliers;

     - the expectation that the merger will be treated as a tax-free merger for U.S. federal income tax purposes;

     -    the regulatory approvals required to consummate the merger;

     - the fact that the merger was at Sensar's option until the successful completion of the beta-site testing by Partner Communications;

     - the fixed amount of total consideration to be paid by Sensar to the Net2Wireless stockholders, subject only to the amount of Sensar's net cash at closing;

     - the dilution of the ownership percentage of Net2Wireless' stockholders as a result of the merger;

     - the risk that Sensar may not successfully eliminate its liabilities prior to closing;

     - the increased financial and regulatory burdens associated with becoming a publicly-held company;

     - the absence of a fairness opinion by an investment bank with respect to the consideration to be received by the stockholders of Net2Wireless; and

     - the existence of conflicts of interest with respect to members of Net2Wireless' management.


     The board of directors of Net2Wireless determined that these and other negative factors were outweighed by the potential benefits to be gained by Net2Wireless and its stockholders as a result of the proposed merger. In particular, as the major stockholders of Net2Wireless were kept apprised of and afforded the opportunity to comment on the negotiations with Sensar and related matters, including the absence of a fairness opinion and the existence of conflicts of interest. The board of directors of Net2Wireless concluded, in its business judgment, that the proposed merger, including the proposed ownership structure, was fair to Net2Wireless and in the best interests of Net2Wireless and its stockholders.

     Once the foregoing determination was made, Net2Wireless entered into a binding agreement with Sensar on December 8, 1999, that, subsequent to the exercise of Sensar's option in March 2000, contractually bound it to proceed with the merger. While Net2Wireless was able to complete a private placement in March 2000, at a per share price of $27.93, significantly higher than the recent trading prices of Sensar common stock, it is the belief of Net2Wireless management that obtaining this funding was made possible in part because of the pending transaction with Sensar. The merger provides Net2Wireless with a public market for the common stock of the combined entity that Net2Wireless considers essential to its continuing ability to obtain equity funding and attract qualified personnel. As a result of the benefits offered by the merger with Sensar and the binding nature of the contractual commitment, the board of directors of Net2Wireless believes the merger is in the best interests of Net2Wireless and its stockholders, and recommends that the stockholders approve the transaction.


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

     The foregoing discussion of the factors considered by the board of directors of Net2Wireless is not intended to be complete, although it does include all material factors considered. In view of the variety of factors considered in connection with its evaluation of the proposed merger, the board of directors of Net2Wireless did not find it practicable to and did not attempt to rank or assign relative weights to the foregoing factors.

Terms of the Merger

     Under the terms of the merger agreement, Sensar agreed to provide Net2Wireless with interim funding of $2 million. $500,000 of this amount was advanced February 2, 2000. This loan is due December 31, 2000, and bears interest at 8% per annum.


     The merger agreement, as amended, provides for the merger to be accomplished by the issuance of 18,295,060 shares of common stock of the combined company to the holders of all equity interests in Net2Wireless, other than the options and warrants to acquire Net2Wireless stock that will be assumed by the combined company. Under the terms of the Net2Wireless Series A Preferred Stock, immediately prior to the merger each share of preferred stock will automatically convert to a share of Net2Wireless common stock. Upon completion of the merger, Net2Wireless options and warrants to acquire up to 17,073,071 shares of common stock will be converted into the same number of similar options and warrants to acquire common stock of the combined company. In addition, if the transactions contemplated by the stock purchase agreement between Net2Wireless and Nextel Finance Company are completed prior to the merger, Net2Wireless will have an additional 1,000,000 shares outstanding and Sensar will issue an additional 1,000,000 shares of common stock in the merger.


     Additional shares of common stock will be issued, pro rata, to Net2Wireless stockholders in the event that the cash and cash equivalents held by Sensar at the closing of the merger, as defined in the merger agreement, plus all amounts collected on the notes receivable held by Sensar within 60 days of the due date of such receivables, is less than $4.5 million. The number of additional shares to be issued will be determined by dividing any shortfall by $1.86. These contingent shares will be delivered to former Net2Wireless stockholders within 10 business days of the final determination of the number of shares. At June 30, 2000, Sensar had approximately $5.9 million of net cash under this definition, assuming the full collection of all short-term receivables due from third parties of approximately $1.0 million. All of these third-party receivables had been collected by July 31, 2000, and the parties do not anticipate that any of the contingent shares will be issued.

     In addition to current liabilities, Sensar had long-term liabilities of $4,457,236 at June 30, 2000, consisting of $200,000 in deferred gain, which will be eliminated in the merger, and $4,257,236 of deferred compensation. Directors, officers, and consultants holding interests in the deferred compensation pool of Sensar have agreed to relinquish any rights they have on approval by the Sensar stockholders of options previously granted to them to acquire 1,600,000 shares of stock with an exercise price of $2.00 per share and 200,000 shares of stock granted to each of the three outside directors at the time they became directors with an exercise price of $1.50 for 100,000 shares of stock and $2.50 for 100,000 shares of stock.

     Mr. Landa also agreed to indemnify Sensar with respect to pending litigation, terminate his employment agreement, and assume the lease obligation of Sensar in exchange for the distribution of some of the assets of Sensar. See the discussion under "Interests of Certain Individuals" below and "Ratification of Previously Granted Options" under the caption of "Other Sensar Stockholder Matters."

     Completion of the merger is subject, pursuant to the merger agreement, to the satisfaction of specified conditions, including the following:

     (a) that the registration statement of which this Joint Proxy Statement/Prospectus forms a part shall have been declared effective by the Securities and Exchange Commission and Sensar shall have received all permits and other authorizations required under state securities laws to consummate the merger;

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

     (b) that the merger shall have been approved and adopted by the requisite vote of the stockholders of both Sensar and Net2Wireless; and

     (c) that no governmental agency or authority shall have taken any action that has the effect of making the merger illegal or otherwise prohibited.

The foregoing conditions cannot be waived.

     Sensar

     In addition to the foregoing, the obligations of Sensar to effect the merger are subject to further conditions, including the following:

     (a) the perfection of dissenters' rights by Net2Wireless stockholders holding no more than 5% of the outstanding Net2Wireless common stock;

     (b) the satisfaction by Net2Wireless of the representations, warranties, covenants, and conditions set forth in the merger agreement;

     (c) Sensar shall have received an update of Net2Wireless disclosure schedules and approved any material changes in such schedules;

     (d) Sensar shall have received the necessary certifications from state and local entities regarding the good standing of Net2Wireless and the security interests filed against its assets; and

     (e) the compliance by Net2Wireless with miscellaneous other terms, covenants, and conditions of the merger agreement.

Any of the above conditions may be waived by Sensar.

     Net2Wireless

     The obligations of Net2Wireless to effect the merger are subject to additional conditions, including the following:

     (a) Sensar shall have a minimum of $4.5 million in cash and notes receivable due no later than October 1, 2000, including the balance of the loan, with accrued interest, made to Net2Wireless by Sensar; only nominal current liabilities, not to exceed $50,000; there shall be no long-term liabilities; and there shall not be outstanding more than the shares of stock disclosed to Net2Wireless in the merger agreement;

     (b) Sensar shall have received the indemnification of Howard S. Landa regarding pending litigation and the assumption by Mr. Landa of the lease obligations of Sensar;

     (c) Sensar shall have complied with the representations, warranties, covenants, and conditions set forth in the merger agreement;

     (d) Net2Wireless shall have received the audited consolidated financial statements of Sensar for the year ended December 31, 1999 and any available interim financial statements; and

     (e) the compliance by Sensar with miscellaneous other terms, covenants, and conditions.

Any of the above conditions may be waived by Net2Wireless.

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

     As part of the closing of the merger, 1,000,000 shares of common stock of Sensar will be issued to individuals involved in introducing Net2Wireless and Sensar and facilitating the merger agreement. These shares are not included in the registration statement of which this Joint Proxy Statement/Prospectus forms a part and cannot be sold by the finders absent a subsequent registration under the Securities Act or compliance with the requirements of an available exemption from the registration requirements. These shares will be accounted for as a cost of the transaction. 125,000 of these shares will be issued at the direction of Oded Graucher, who controls Meridian Trading Investment, Ltd., a principal stockholder of Net2Wireless.

     During the spring of 1999, Connie Lerner and an associate of hers, Moshe Wageh, introduced several companies to the board and management of Sensar for possible acquisition by Sensar. In the summer of 1999, Ms. Lerner was introduced to an Israeli company, I.T.E.S. by a former shareholder of Sensar, Forster Trading (of which Joseph Reitzer is a principal) who had been introduced to I.T.E.S. by Oded Graucher. This group set up introductory meetings between the management of I.T.E.S. and the management of Sensar. Of the 1,000,000 shares, Ms. Lerner will receive 240,000 shares; Forster Trading will receive 220,000 shares and has directed that Kamil International Holding LDC and Gross Investment Company LP receive 60,000 shares and 200,000 shares, respectively; Avon Road Associates LP, an entity controlled by Moshe Wageh, will receive 106,000 shares; and Meridian Trading Investment Ltd. will receive 31,719 shares and has directed that RIK/IV LP and Ezer M'Zion receive 63,281 shares and 30,000 shares, respectively. In addition, the following individuals who provided assistance in connection with the transaction will receive the shares indicated:
Traci Hammes, 20,000 shares; Josh Berkowitz, 22,000 shares; Judah Perlstein 3,000 shares; Chaim Friedman, 2,000 shares; and Elan Adika, 2,000 shares.

Interests of Certain Individuals

     As described below, officers, directors, and consultants of Sensar and Net2Wireless have interests in the merger that differ from the interests of the stockholders of Sensar and Net2Wireless generally.

     As part of the merger negotiations, Sensar agreed to:

- eliminate Sensar's liability for the unexpired portion of the lease for its Salt Lake City offices

- provide satisfactory indemnification to Sensar for any liabilities incurred by it under a pending lawsuit by former employees

- terminate Sensar's deferred compensation plan and the accrued interests of the participants in that plan

-     terminate Sensar's employment agreement with Howard S. Landa.

In order to satisfy these obligations, Sensar took the following actions, which were approved by Sensar's board of directors, but were not negotiated at arm's length.

     Sensar

     Indemnification Agreement With Howard S. Landa.

     Effective March 1, 2000, Sensar entered into an indemnification agreement with Howard S. Landa, its chief executive officer. Under the terms of the agreement, Mr. Landa agreed to indemnify Sensar and the combined company for all costs arising out of the litigation, Edgar Lee, et al. v. Sensar Corporation, including costs of defense and the payment of any settlement or judgment. In addition, Mr. Landa assumed Sensar's lease for the office space at 50 West Broadway, Suite 501, Salt Lake City, Utah, which continues through September 30, 2002, and provides for monthly rental payments ranging from $2,256 to $2,440. Mr. Landa also agreed to permit Sensar and the combined company to use the Salt Lake City office until one year following the closing date of the merger at no charge for the period prior to the merger and at a charge of $1.00 per month for the one year period subsequent to the closing of the merger. Under the terms of

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

the agreement, Sensar transferred its minority investments in two privately-held companies which had been acquired by a subsidiary of Sensar at a combined cost of $325,000 to Mr. Landa and granted him the right to use the name of Sensar's subsidiary, Eagle Lake Ventures, Inc. Mr. Landa also received miscellaneous office furniture, equipment, and supplies located in Sensar's Salt Lake City office with a book value of $31,150 as of March 31, 2000.

     The litigation, Edgar Lee, et al v. Sensar Corporation, arose out of a claim by former employees for payment of a bonus based on the sale of a business by Sensar. Sensar had agreed to pay a bonus if the sales price of the business exceeded $2 million. In the litigation, the employees claim they are entitled to the bonus based on the sales price of the assets, without including the obligation to pay the liabilities associated with the business that was sold. Sensar does not believe they are entitled to the bonus and was vigorously defending the litigation prior to its assumption by Mr. Landa. In an attempt to resolve the litigation, the parties participated in an unsuccessful mediation. In connection with the mediation, the plaintiffs prepared an itemization of their claims that totaled in excess of $300,000 at that time.

     Termination of Deferred Compensation Plan and Employment Agreement.

     On November 16, 1999, Sensar granted stock options with an exercise price of $2.00 per share to the participants in its deferred compensation plan, which is described below, in exchange for their agreement to terminate their rights under the plan, subject only to approval by the Sensar stockholders of these new stock options and, in the case of the outside directors, the options granted to them in April and May 1999, at the time they joined Sensar. The number of options granted to Howard S. Landa also took into consideration his agreement to terminate his employment agreement with Sensar, which has a term continuing through December 31, 2002, and provides for a monthly base salary of $8,000, and his agreement to provide up to 100 hours of transitional service to the combined company without compensation. The number of options granted to Andrew C. Bebbington also took into consideration the services provided and to be provided by him in connection with the negotiation and implementation of the merger and his agreement to act as chief financial officer of the combined company following the merger. Net2Wireless and Mr. Bebbington subsequently agreed that Mr. Bebbington would not serve as chief financial officer of the combined company, but Mr. Bebbington was not required to divest any of the options previously granted. Mr. Landa received options to acquire 800,000 shares; Mr. Bebbington 650,000 shares; and each of the three outside directors 50,000 shares. The closing price for Sensar common stock on November 16, 1999, the date the options were granted, was $3.375 per share. As a result, each of the participants received stock options with an exercise price that was $1.375 below the market price on the date of grant resulting in aggregate potential benefits to the participants on the date of grant in the following amounts: Howard S. Landa, $1,100,000; Andrew C. Bebbington, $893,750; and each of the outside directors, $68,750. As described below, assuming the merger is completed, the minimum and maximum values of the participants' interests in the deferred compensation plan, giving effect only to the factor based on an increase in the market capitalization of Sensar, are as follows: Howard S. Landa, $1,500,000 minimum, $15,000,000 maximum; Andrew C. Bebbington, $50,000 minimum, $500,000 maximum; and each of the outside directors, $150,000 minimum, $1,500,000 maximum. By agreeing to terminate their interests in the deferred compensation plan in exchange for stock options, the plan participants relinquished the right to receive a minimum fixed payment with a cap on the maximum potential return, in exchange for an equity option which provided unlimited upside potential but with no guarantee of any minimum return. From the standpoint of Sensar, the agreements permit it to substitute the compensation expense resulting from the grant of stock options for a significant cash liability that would cause Sensar's liabilities to exceed the maximum permitted under the merger agreement and permit Net2Wireless to terminate its obligations. If the stock options are not approved by the stockholders, the deferred compensation plan and the interests of the participants will remain in effect. See the discussion under the caption "Other Sensar Stockholder Matters: Ratification of Previously Granted Options."

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     Sensar's board of directors formally adopted the deferred compensation plan on June 24, 1999, effective as of May 1, 1999, when the strategy to identify potential acquisitions was being implemented. The current board of directors assumed their positions at a time at which Sensar was completing the disposition of its operating assets with the intent to identify and negotiate one or more acquisitions or investments that had the potential for increasing stockholder value. Sensar created the deferred compensation plan in order to provide an incentive to the participants to increase shareholder value and to provide them with compensation in the event they were successful in doing so.

     The following summary of the plan is qualified by reference to the plan document, which is included as an exhibit to Sensar's report on Form 10-K filed for the year ended December 31, 1999. The plan generally provides for the establishment of a compensation pool consisting of two components: (a) an increasing percentage of 3% to 7-1/2% of the net income of Sensar subsequent to March 31, 1999, in excess of $2 million, excluding gains on the sale of the technologies held by Sensar on March 31, 1999, and compensation charges related to the granting of options, but including 75% of any net unrealized gain on investments made by Sensar subsequent to March 31, 1999; and (b) an amount equal to 7-1/2% of any increase in the market capitalization of Sensar above $13.4 million that exceeds 150% of the increase in the Russell 2000 Index over the same period. The maximum amounts permitted under these two components were $25 million and $50 million, respectively. The plan provides that the compensation pool will be fixed at December 31, 2002, and was required to be paid within 105 days after December 31, 2002. Notwithstanding the foregoing, however, in the event of a change of control of Sensar, such as the merger, the compensation pool will be fixed with a minimum value of at least $5,000,000, and paid within 45 days after the closing date. Payments under the plan are to be made in cash unless payment in Sensar stock has been approved by the stockholders and there is an effective registration statement covering resales of the stock, in which case up to 30% of the payments may be made in Sensar stock (subject to increase if required for Sensar to maintain a reasonable cash reserve for its working capital needs). Under interests granted to date, Howard S. Landa is to receive 30% of the compensation pool, each of the other directors is to receive 3%, and Andrew C. Bebbington, the chief consultant to Sensar, is to receive 1%. If the market price of Sensar is approximately $27 per share or higher on the merger closing date and the Russell 2000 Index has not increased significantly, the maximum value of the compensation pool attributable to the increase in market capitalization of Sensar of $50,000,000 will be realized and the payments due to the plan participants would be: Howard S. Landa, $15,000,000; each of the outside directors, $1,500,000; and Andrew C. Bebbington, $500,000. If the merger had closed on September 8, 2000, the amount of the compensation pool would have been $8,484,095, based on Sensar's market capitalization on that date, and the payments to the plan participants would have been: Howard S. Landa $2,545,229; each of the outside directors, $254,523; and Andrew C. Bebbington, $84,841.

     Compensation Committee Interlocks and Insider Participation.

     Sensar does not have a compensation committee. During the past fiscal year, each of the directors, Howard S. Landa, Brian B. Lewis, Steven P. Strasser, and Mickey Hale, participated in deliberations concerning executive officers' and their own compensation. Among the directors, only Mr. Landa is, or has been, an officer or employee of Sensar or its subsidiaries. Mr. Landa does not serve as a director or sit on the compensation committee of any other entity that has an executive officer other than Mr. Landa serving on the board of directors of Sensar.

     Net2Wireless


     The merger agreement provides for the assumption by the combined company of options granted to employees, directors, officers, and consultants of Net2Wireless up to a maximum of 17,073,071 shares. Of this amount, options to acquire 5,005,184 shares at an exercise price of $1.86 per share were granted to the following: Nechemia Davidson, 3,222,222 shares; David Rubner, 1,074,074 shares; Joav Avtalion, 322,222 shares; Yaron Sobol, 150,370 shares; Yizhak Feldman, 128,889 shares; and Robert Rokni, 107,407 shares. In addition, Mr. Davidson received an option to acquire 1,200,000 shares with an exercise price of $32 per share in connection with the execution of his employment agreement in September 2000. These individuals are currently directors and executive officers of Net2Wireless and will become directors and executive officers of the combined company following completion of the merger. As a result of the grant of these options, the foregoing individuals had interests in the


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

transaction that differed from, and were in addition to, the interests of the stockholders of Net2Wireless generally.

Voting and Revocation of Proxies

     Sensar

     Shares of Sensar stock that are represented at the Sensar stockholders' meeting by a proxy properly executed and received prior to the vote will be voted at the meeting in the manner directed on the proxy card, unless such proxy is revoked in advance of the vote. If the proxy is returned to Sensar without specific voting directions, the proxy will be voted in favor of all proposals of management. In addition to approving the proposals, this would result in a waiver of any dissenter's rights the stockholder may otherwise have. Proxies that are voted against the merger with Net2Wireless or the change of domicile and name change will not be voted in favor of any adjournment proposed at the meeting.

     Inasmuch as the merger and the change in corporate domicile and name require the affirmative vote of a majority of all outstanding shares of Sensar stock entitled to vote, failure to return a properly executed proxy card or to otherwise vote at the meeting will have the practical effect of a vote against the merger and the change in corporate domicile. Similarly, an abstention will have the same legal effect as a vote against these proposals.

     Under the rules of the New York Stock Exchange, which are generally observed by brokers that are not members of such Exchange as well as those that are, brokers that hold shares in street or nominee name for a customer do not have the authority to vote on items such as the merger or the change in domicile unless they have received instructions from the beneficial owners of such shares. Therefore, brokers that do not receive instructions from their customer are not entitled to vote on the merger and change of domicile. All stockholders are urged to provide instructions to their broker to ensure that their shares are voted at the meeting. Under Nevada corporation law, a broker non-vote, while effective to establish a quorum, will have the same effect as a vote against the merger.

     Any Sensar stockholder delivering a proxy may revoke it at any time prior to the call for the vote at the Sensar stockholders' meeting by delivering to Sensar, to the attention of Howard S. Landa, 50 West Broadway, Suite 501, Salt Lake City, Utah 84101, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares, or by attending the Sensar stockholders' meeting and voting in person. Attendance at the Sensar stockholders' meeting will not, by itself, constitute the revocation of a proxy.

     Net2Wireless

     Shares of Net2Wireless stock that are represented at the Net2Wireless stockholders' meeting by a proxy properly executed and received prior to the vote will be voted at the meeting in the manner directed on the proxy card, unless such proxy is revoked in advance of such vote. If the proxy is returned to Net2Wireless without specific voting directions, the proxy will be voted in favor of all proposals submitted to the Net2Wireless stockholders, including the merger, thereby waiving any dissenters' rights the stockholder may otherwise have. Proxies voted against the merger with Sensar will not be voted in favor of any adjournment proposed at the meeting.

     Inasmuch as the merger requires the affirmative vote of a majority of all outstanding shares of Net2Wireless stock entitled to vote, failure to return a properly executed proxy card or to vote in person at the Net2Wireless stockholders' meeting will have the practical effect of a vote against the merger. Similarly, an abstention will have the same legal effect as a vote against the merger.

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

     Any Net2Wireless stockholder delivering a proxy, other than those Net2Wireless stockholders who have delivered irrevocable proxies, may revoke their proxy at any time prior to the call for the vote at the Net2Wireless meeting by delivering to Net2Wireless, to the attention of the corporate secretary, Yaron Sobol, 10 Ha'amal Street, Afek Park, Rosh Ha'ayin 48092, Israel, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares, or by attending the Net2Wireless stockholders' meeting and voting in person. Attendance at the Net2Wireless meeting will not, by itself, constitute the revocation of the proxy.

Solicitation of Proxies

     Sensar

     Sensar will bear the costs of soliciting proxies from the Sensar stockholders and in preparing and distributing materials to the Net2Wireless stockholders. Sensar has retained Morrow & Co., Inc., to assist it in the mailing and distribution of the Joint Proxy Statement/Prospectus and the solicitation of the proxies from the Sensar stockholders. Sensar has agreed to compensate Morrow & Co., Inc., $10,000 for its services in connection with the proxy solicitation, plus reimburse it for additional disbursements made by Morrow & Co., Inc., on Sensar's behalf. Proxies will initially be solicited by mail, but it is also anticipated that executive officers, directors, and Andrew
C. Bebbington, the principal consultant of Sensar, may also solicit proxies in person or by telephone or facsimile. Such persons who solicit proxies will not be specially compensated for such services. Nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.


         Record holders of Sensar stock are requested to complete, date, and sign the accompanying Sensar proxy card and return it promptly in the enclosed envelope to Sensar's transfer agent, Progressive Transfer Company, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. No postage is required if mailed within the United States. If your shares are held of record by a brokerage firm, you should follow the instructions provided by the brokerage firm to assure your shares are voted in accordance with your directions.


     Net2Wireless

     Net2Wireless will bear its own costs of soliciting proxies. Proxies will initially be solicited by mail, but executive officers, directors, and selected other employees of Net2Wireless may also solicit proxies in person or by telephone or facsimile. Such persons who solicit proxies will not be specially compensated for such services. Nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.


     Holders of Net2Wireless stock are requested to complete, date, and sign the accompanying proxy card and return it promptly in the enclosed envelope to Progressive Transfer Company, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. No postage is required if mailed within the United States.


Vote Required

     Sensar


     Pursuant to Nevada corporate law, the merger, including the change in the corporate name, and reincorporation in Delaware must be approved by the holders of a majority of the shares of Sensar stock outstanding on the Sensar record date. The adoption of the Stock Option Plan and the ratification of the options previously granted by the board must be approved by a majority of a quorum in attendance at the Sensar stockholders' meeting, either in person or by proxy. The bylaws of Sensar require that at least one-third of the Sensar stock issued and outstanding as of the Sensar record date be represented, in person or by proxy, at the Sensar stockholders' meeting in order to constitute a quorum for the conducting of business.

     Directors and executive officers of Sensar holding an aggregate of 81,076 shares of Sensar stock, or approximately 1.2% of the shares of Sensar stock issued and outstanding, have indicated their intent to vote in favor of all management proposals.

     Net2Wireless

     Pursuant to Delaware corporate law, the merger must be approved by the holders of a majority of the Net2Wireless common stock and Series A Preferred Stock outstanding on the Net2Wireless record date, voting together as a single class.

     A director and executive officer, and other stockholders of Net2Wireless holding an aggregate of 12,316,866 shares, or approximately 67% of the voting power of the Net2Wireless stock issued and outstanding, have delivered their irrevocable proxies to vote in favor of the merger, so that the vote of no additional shares of Net2Wireless stock will be required to approve the merger. In addition, the holders of all of the 1,041,140 shares of Series A Preferred Stock have agreed to vote for the merger.

Attendance of Representative of Accountants

     It is anticipated that a representative of Kost, Forer & Gabbay, a member of Ernst & Young International, will be in attendance at the Net2Wireless and Sensar stockholders' meetings and a representative of Grant Thornton LLP will attend the Sensar stockholders' meeting in order to answer appropriate questions from the stockholders and, if they so desire, to make a statement to the stockholders.

Dissenters' Rights of Appraisal

     Sensar

     Dissenting Sensar stockholders who oppose either the proposed change in domicile or the merger will have the right to receive payment for the value of their shares of Sensar stock as set forth in sections 92A.300 to 92A.500 of the Nevada corporate laws, a copy of which is attached as Appendix "E." Any obligations that Sensar may have to dissenting Sensar stockholders as set forth below will continue as obligations of the combined company subsequent to the merger. The following is a summary of provisions of Nevada corporate law governing dissenters' rights. A copy of the complete corporate statutes is attached as Appendix "E."

     Under the Nevada corporate code, a stockholder wishing to assert dissenters' rights:

     (a) must deliver to Sensar, before the vote of the Sensar stockholders on the proposed merger and/or change of domicile is taken, a written notice of the intent to demand payment for shares if the merger is approved;

     (b) may not vote any of the shares of Sensar stock held by such stockholder in favor of the merger, if the stockholder is seeking to assert dissenters' rights with respect to the merger or, if the stockholder is seeking to assert dissenters' rights with respect to the change of domicile, in favor of the change of domicile; and

     (c) must exercise dissenter's rights with respect to all shares held beneficially by such stockholder.

     If the shares are held in street name or otherwise rather than directly by the stockholder, the consent of the record holder must be included. The stockholder must be the beneficial owner of the stock as of the record date and thereafter. If the stockholder acquired the shares after December 14, 1999, the date the merger agreement with Net2Wireless was publicly announced, Sensar may elect to withhold payment of any dissenter's rights for such shares.

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

     If the merger is approved, Sensar shall provide written notice to all stockholders dissenting from the merger as set forth above. Such written notice from Sensar shall be sent no later than ten days after the effective date and shall:

     (a) state the address to which payment demands must be sent and the address and time at which, and by which, the certificates for the shares of Sensar stock must be deposited;

     (b) supply a form for demanding payment, which includes the date of the first announcement to the news media of the terms of the proposed merger, and requires a certification that the dissenter acquired beneficial ownership of the stock before that date;

     (c) set a date by which Sensar must receive the payment demand, which may not be less than 30 nor more than 60 days after the date the dissenters' notice is delivered; and

     (d) be accompanied by a copy of Nevada Revised Statutes 92A.300 to 92A.500.

     A stockholder to whom the foregoing dissenter's notice is sent must:

          (a)     demand payment;

          (b) certify whether such stockholder acquired beneficial ownership before the date specified in the dissenter's notice sent by Sensar; and

          (c) deposit the certificates representing the shares in accordance with the terms of the dissenter's notice.

     A Sensar stockholder who demands payment in accordance with this paragraph retains all rights as a stockholder of Sensar except the right to transfer the shares until the merger and change of domicile takes effect and thereafter has only the right to receive payment for such shares. A stockholder who does not meet the requirements of the Nevada statutes is not entitled to payment for the shares pursuant to the dissenters' rights and would thereafter have all rights as a stockholder.

     Upon compliance by the dissenting stockholder with all the requirements described above, Sensar shall pay the amount Sensar estimates to be the fair value of the shares of Sensar stock immediately prior to the completion of the transaction. The payment shall be made within 30 days of the receipt of the demand for payment. The payment shall be accompanied by Sensar's balance sheet as of the end of the most recent fiscal year; an income statement for that year; statements of changes in stockholders' equity and cash flows for that year; and the latest available interim financial statements, if any. Payment shall also be accompanied by a statement of Sensar's estimate of the fair value of the dissenting shares and the amount of interest payable with respect to such shares, a statement of a dissatisfied dissenters' right to demand payment under Nevada Revised Statute 92A.480, as discussed below, and a copy of the Nevada Revised Statutes 92A.300 to 92A.500.

     If the merger is not completed within 60 days after the date set by Sensar as the date by which Sensar must receive payment demands, notwithstanding approval of the merger by the Sensar stockholders, Sensar shall return to all dissenting stockholders the deposited stock certificates, and the dissenting stockholders shall thereafter have all rights as a stockholder of Sensar as if no demand for payment had been made. If, thereafter, it is anticipated the merger will proceed, Sensar shall send a new dissenters' notice and the provisions set forth above shall again be applicable.

     A dissenting stockholder may notify Sensar of such stockholder's own estimate of the value of his shares of Sensar stock and demand that Sensar pay such amount if the dissenter believes that the amount paid by Sensar is less than the fair value of the shares and the interest due. Such notification must be made within 30 days after Sensar has made the payment.

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

     If a demand for payment by the dissenter remains unresolved, Sensar shall commence a court proceeding in Nevada, within 60 days after receiving the payment demand from the dissenter, and petition the court to determine the fair value of the shares. Each dissenting stockholder made party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of the shares, plus interest, exceeds the amount paid by Sensar and the amount Sensar elected to withhold as payment under the special provisions applicable to shares acquired after the date of the notice of the Sensar stockholders meeting. The court is required to assess court costs, and costs of any appraisers appointed by the court, against Sensar, unless the court determines that the dissenting stockholders acted arbitrarily, vexatiously, or not in good faith. The court may assess the fees and expenses of counsel and experts retained by the parties, as the court deems equitable.

     Net2Wireless

     Dissenting Net2Wireless stockholders who oppose the proposed merger will have the right to receive payment for the value of their shares as set forth in section 262 of the Delaware corporate law, a copy of which is attached as Appendix "D." Any obligations that Net2Wireless may have to dissenting Net2Wireless stockholders as set forth below, will be assumed by the combined company as a result of the merger. The following is a summary of the provisions of Delaware corporate law governing stockholders appraisal rights. A complete copy of the applicable Delaware statutes is attached as Appendix "D."

     Dissenting Net2Wireless stockholders wishing to assert appraisal rights may require Net2Wireless to purchase for cash, at fair market value, the shares of Net2Wireless common stock held by such dissenting stockholder. The fair market value of such shares shall be determined as of the day before the first announcement of the merger, excluding any appreciation or depreciation in the value of the stock as a consequence of the merger, but adjusted for any stock split, reverse stock split, or share dividend which became effective after such announcement. Holders of 12,316,866 shares of the issued and outstanding Net2Wireless stock have delivered their irrevocable proxies to vote the shares in favor of the merger and, therefore, will be deemed to have elected not to exercise their dissenters' rights.

     In order for a dissenting Net2Wireless stockholder to be entitled to payment for shares of Net2Wireless common stock held by such stockholder must:

     (1) deliver to Net2Wireless, before the vote on the merger, a written demand for appraisal;

     (2) have held the stock on the date of making such demand and continuously hold such shares through the effective date of the merger;

     (3) not vote in favor of the merger or give a proxy to be voted in favor of the merger; and

     (4)     be the stockholder of record.

     If the merger is approved by the Net2Wireless stockholders, the combined company shall, within 10 days of the effective date of the merger, provide to any dissenting stockholders a written notice stating that the merger has been approved and that appraisal rights are available for all dissenting stockholders who have met the requirements. This notice shall be sent by certified or registered mail, return receipt requested, and shall include a copy of section 262 of the Delaware corporate law.

     In order to make proper demand for payment, any Net2Wireless stockholder that receives the dissenters' notice as provided above and who wishes to assert dissenters' rights must provide the combined company with a written demand within 20 days after the mailing of the dissenters' notice. The demand must reasonably inform the combined company of the identity of the stockholder and that the stockholder intends to seek appraisal rights.

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

     Within 120 days after the effective date of the merger, the combined company or any dissenting stockholder who has complied with the above provisions may file a petition in the Court of Chancery demanding a determination of the value of the stock for all dissenting stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, any dissenting stockholder shall have the right to withdraw the demand for appraisal and accept the terms offered in the merger. During the 120-day period after the effective date of the merger, any dissenting stockholder shall, upon written request to the combined company, be entitled to receive a statement setting forth the aggregate number of dissenting stockholders and the number of shares held by each. Such written statement shall be mailed to the stockholder within 10 days after the written request is received by the combined company or 10 days after the expiration for the period of delivery of appraisal demands, whichever is later.

     Upon the filing of any petition in the Court of Chancery, service shall be made on the combined company and all dissenting stockholders. Notice of a hearing to determine the fair value of the stock shall be given in the manner approved by the court and permitted by section 262 of the Delaware law. At the hearing, the court shall determine which stockholders have complied with the provisions of section 262 and have become entitled to assert appraisal rights and may require dissenting stockholders to submit their certificates for notation of the pending appraisal proceedings.

     After the determination of the stockholders entitled to appraisal rights, the court shall determine the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the fair value. The court may permit discovery or other pretrial proceedings. The fair value and appropriate interest, all as determined by the court, shall be paid to those stockholders determined by the court to have satisfied the requirements for appraisal rights. Costs of the proceeding may be determined by the court and assessed against the parties as the court deems equitable.

     After the effective date of the merger, no stockholder who has demanded appraisal rights shall be entitled to vote the stock or to receive payment of dividends or other distributions on this stock unless an action for appraisal is not filed within 120 days after the effective date, or such dissenting stockholder delivers a written withdrawal of his demand for an appraisal within 60 days after the effective date.

Accounting for the Merger

     The merger will be accounted for as a reverse acquisition of Sensar by Net2Wireless. Although Sensar will be the surviving entity, for financial reporting purposes, the entity whose shareholders hold in excess of 50% of the combined company, Net2Wireless, will be treated as the continuing entity. The reverse acquisition will be treated as a capital stock transaction in which Net2Wireless will be deemed to have issued the shares of common stock held by the Sensar stockholders for the net assets of Sensar. The costs of the transaction will be charged to stockholders' equity. To the extent that the costs of the transaction exceed the net assets acquired from Sensar, the excess will be charged to the statement of operations. No goodwill will be recorded.

Delivery of Certificates for Common Stock of the Combined Company

     It is anticipated that certificates for common stock of the combined company will be available to exchange for the Net2Wireless common stock within two business days following the completion of the merger. Certificates in the new corporate name of "Net2Wireless Corporation" will also be available for issuance to Sensar stockholders wishing to exchange their certificates at that time. Certificates representing shares of Net2Wireless or Sensar common stock to be exchanged must be delivered to the transfer agent prior to the issuance of certificates representing the shares of common stock of the combined company. Stockholders of record will receive a letter of transmittal from the transfer agent subsequent to the merger with specific instructions regarding the delivery of existing certificates in exchange for the issuance of new certificates. The transfer agent can be contacted at Progressive Transfer Company, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone (801) 277-1400.

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

     Certificates for Net2Wireless and Sensar common stock that are not exchanged shall continue to represent shares of the combined company after giving effect to the merger.

Payment in Lieu of Issuing Fractional Shares

     No fractional shares of common stock will be issued in connection with the merger. In lieu thereof, a stockholder otherwise entitled to receive a fractional share shall be paid the value of such fractional share in cash, based on the closing sales price, rounded to the nearest cent, for Sensar stock as reported by Nasdaq for the last trading day immediately preceding the closing date.

Expenses of the Merger

     Sensar and Net2Wireless will each bear its own expenses incurred in connection with effecting the merger and the preparation of the Joint Proxy Statement/Prospectus.

Restrictions on Transfer of Common Stock of the Combined Company

     The common stock to be issued in the merger will be issued pursuant to the registration statement, of which this Joint Proxy Statement/Prospectus forms a part, filed under the Securities Act. Notwithstanding such registration, several persons receiving shares of common stock will be subject to restrictions on the resale of such securities.

     The sale of shares issued to affiliates of Net2Wireless will be subject to restrictions on transfer under Rule 145 promulgated pursuant to the Securities Act. In general, under Rule 145, sales of securities are permitted only (a) after the combined company has been subject to the reporting requirements of the Exchange Act and has filed all required reports thereunder for a period of at least 90 days preceding the sale, and (b) if the sales are made in compliance with the limitations on volume and manner of sale contained in rule 144. Sensar is, and has been for in excess of 90 days, subject to the reporting requirements, so that Rule 145 would be available immediately upon consummation of the merger, subject to the limitations on volume and manner of sale. Alternatively, common stock may be sold by Net2Wireless stockholders subject to the rule without compliance with such limitations on volume and manner of sale if the holder, at the time of sale, (a) is not, and has not been for at least three months, an affiliate of either Sensar, Net2Wireless, or the combined company, and has held the securities for at least 2 years; or (b) is not an affiliate of the combined company and has held the securities for at least 1 year, and for the preceding 12 months the combined company has filed all required reports under the Exchange Act.

     Net2Wireless stockholders who will receive shares of Sensar stock or rights to acquire shares of Sensar stock in the merger aggregating a total of 19,030,758 shares have signed an agreement not to sell more than 15% of this stock during the 180 day period following the date set by Nasdaq for trading the shares issued to the Net2Wireless stockholders. In addition, the common stock to be issued immediately prior to the merger on options held by management, directors, and consultants of Sensar will be registered for resale under a registration statement filed on Form S-3. These individuals have agreed not to sell more than 50% of such shares during the 180-day period subsequent to the effective date of the registration statement.

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--------------------------------------------------------------------------------
                            DESCRIPTION OF SECURITIES
--------------------------------------------------------------------------------

     The following description of the securities of the combined company following the merger gives effect to the change of domicile of Sensar from Nevada to Delaware immediately prior to the effectiveness of the merger.

Preferred Stock

     The combined company's certificate of incorporation authorizes the board of directors, without further stockholder approval, to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, for any proper corporate purpose. In approving any issuance of preferred stock, the board of directors has broad authority to determine the rights, privileges, and preferences of the preferred stock, which may be issued in one or more classes or series. The rights, privileges, and preferences may include voting, dividend, conversion, and liquidation rights that may be senior to the common stock. At the time of the merger, no shares of preferred stock of any class or series will be issued and outstanding or reserved for issuance.

Common Stock


     Following the merger, the combined company will have an authorized capital of 90,000,000 shares of common stock, par value $0.01 per share, of which 25,843,606 shares will be outstanding, 19,582,327 shares of common stock will be reserved for the exercise of existing options and warrants, and 6,000,000 shares of common stock will be reserved for rights granted under the Stock Option Plan. Holders of common stock will be entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of common stock will not carry cumulative voting rights, and therefore, a majority of the shares of outstanding stock will have the capability to elect the entire board of directors of the combined company, and if they do so, minority stockholders would not be able to elect any person to the board of directors. The bylaws provide that 50% of the issued and outstanding shares of common stock will constitute a quorum for a stockholders' meeting.


     Stockholders of the combined company will have no preemptive right to acquire additional shares of common stock or other securities. The common stock will not be subject to redemption and carries no subscription or conversion rights. In the event of a liquidation of the combined company, the shares of common stock will be entitled to share equally in corporate assets after satisfaction of all liabilities and any preference for outstanding preferred stock. The shares of common stock, when issued, will be fully paid and non-assessable.

     Holders of common stock will be entitled to receive such dividends as the board of directors may, from time to time, declare out of funds legally available for the payment of dividends. The combined company will seek growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

     Subject to the corporate governance requirements of Nasdaq, the board of directors has the authority to issue the authorized but unissued common stock without the approval of the stockholders. The issuance of such shares would reduce the percentage of ownership held by persons receiving shares of common stock in the merger and may dilute the book value of the existing stockholders.

Transfer Agent

     Progressive Transfer Company, is the Transfer Agent for Sensar. Progressive Transfer Company can be reached at 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone (801) 277-1400.

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--------------------------------------------------------------------------------
                            COMPARISON OF SECURITIES
--------------------------------------------------------------------------------

Comparison of Nevada Law and Delaware Law-Certificates of Incorporation and
Bylaws

     Sensar is currently incorporated under the laws of the state of Nevada. If stockholder approval is received, immediately prior to the merger Sensar will change its domicile to Delaware. On consummation of the merger, the stockholders of Sensar, whose rights currently are governed by Nevada law and Sensar's articles of incorporation and bylaws will become stockholders of a Delaware company, Net2Wireless Corporation, and their rights as stockholders will be governed by Delaware law and the certificate of incorporation and bylaws of the combined company. A copy of the certificate of incorporation of the combined company is included with this Joint Proxy Statement/Prospectus as Appendix "C."

     Since the current certificate of incorporation and bylaws of Net2Wireless will become the certificate of incorporation and bylaws of the combined company, and the rights of the Net2Wireless stockholders are currently governed by Delaware law, the merger will not result in a change in the rights associated with the common stock held by Net2Wireless stockholders.

     For Sensar stockholders, there are differences between the articles of incorporation and bylaws of Sensar and the certificate of incorporation and bylaws of the combined company. The material differences are briefly summarize below.

Governing Instruments

     Classification of Board

     The articles of incorporation of Sensar divide the board of directors into three classes, as nearly equal as possible. Only one class stands for election at each annual meeting of stockholders and is elected to a three-year term. This increases the time required to replace a majority of the board of directors since only approximately one-third stand for election each year. Neither the certificate of incorporation nor bylaws of the combined company provide for classification of the board of directors of the combined company, and all board members will stand for election to one-year terms at each annual meeting of the stockholders.

     Removal of Directors

     The bylaws of Sensar require the vote of a majority of the outstanding stock at a special meeting of stockholders called for that propose to remove a director. The bylaws of the combined company provide that a director can be removed at a special stockholders' meeting called for that purpose by a vote of a majority of the stock in attendance at the meeting. Consequently, a director of the combined company can be more easily removed.

     Liability and Indemnification of Directors and Officers

     The articles of incorporation of Sensar limit the liability of directors and officers to the corporation to those circumstances in which the director or officer engaged in intentional fraud, misconduct, or a knowing violation of law or the payment of dividends in violation of the requirements of Nevada corporate law. Sensar's articles of incorporation require the corporation to indemnify directors and officers in all actions brought as a result of their position with the corporation unless the individual is found by a court to be personally liable for his or her own misconduct or negligence. The certificate of incorporation of the combined company provides that directors shall not be liable to the corporation, except for a breach of loyalty to the corporation, acts or omissions not in good faith, involving intentional misconduct, or in knowing violation of the law, dividends paid in violation of Delaware corporate law, or for a transaction from which the director derived an improper personal

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

benefit. The bylaws of the combined company provide for mandatory indemnification of directors and officers involved in a threatened or pending proceeding as a result of their position with the corporation so long as the individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. The governing instruments of both Sensar and the combined company provide for the payment of expenses in advance by the corporation on receipt of an undertaking from the indemnified individual to repay the advances in the event he or she is ultimately determined not to be entitled to indemnification.

     Authorized Capital

     The combined company will have an authorized capital of 90,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. Sensar currently has an authorized capital of 290,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock $0.001 per share. The decrease in the number of shares of common stock authorized will limit the ability of the board of directors to issue common or preferred stock beyond that authorized, without obtaining stockholder approval. Stock cannot be issued for less than par value, although it is anticipated that the principal effect of the increase in par value will be to increase stated capital and decrease additional paid-in capital by a like amount on the financial statements of the combined company.

     Both Sensar and Net2Wireless currently have designated series of preferred stock, although no preferred stock will be outstanding on completion of the merger. Shares of preferred stock to be issued in the future, if any, will be issued under a new designation of the rights, privileges, and limitations, fixed at the time of issuance. The certificate of incorporation of the combined company, like the articles of incorporation of Sensar, permit these rights and limitations to be fixed by the board of directors at the time of issuance of a series of preferred stock, without a stockholder vote.

     Special Meetings of the Stockholders

     The bylaws of the combined company provide that special meetings of stockholders can be called by the chairman of the board, president, or board of directors and require a special meeting to be called at the request of stockholders owning a majority of the outstanding stock. Neither the bylaws nor the articles of incorporation of Sensar provide for a special meeting to be called at the request of stockholders.

     Required Stockholder Vote

     The bylaws of the combined company provide that the vote of a majority of the stock present at a stockholders' meeting at which a quorum is present is required to approve any matter submitted to the stockholders. Consequently, abstentions and broker non-votes would have the same effect as a vote against the proposal. The current bylaws of Sensar provide for a matter to be approved by a majority of the votes cast at a stockholders' meeting at which a quorum is present so that abstentions and broker non-votes would be disregarded. In addition, Sensar's bylaws provide that directors shall be elected by a plurality of the votes cast at a stockholders' meeting called for that purpose. Both bylaws require that a majority of the outstanding stock be present in order to constitute a quorum. These changes may increase the difficulty in obtaining stockholder approval for the election of directors or the passage of other matters submitted to the shareholders.

     Waiver of Notice

     Sensar's bylaws provide that a stockholder may waive notice of a meeting by a written waiver, consent, or approval of the meeting, or by attending the meeting, unless such attendance is for the sole purpose of objecting to the meeting being held. The combined company's certificate of incorporation and bylaws are silent on this issue, which means that waivers will be governed by general Delaware corporate law. Delaware law provides that notice can be waived by a written waiver or by attending the meeting, except for the express purpose of objecting to the meeting.

     Compromise With Creditors

     The certificate of incorporation of the combined company contains a provision that permits the corporation to submit a proposed compromise with its creditors and/or stockholders to a meeting ordered by a court of competent jurisdiction. If the compromise is sanctioned by the court, all creditors and/or stockholders will be bound by such compromise if the compromise is approved by creditors holding three-fourths the claims against the corporation or by three-fourths the stock entitled to vote, as the case may be. The governing instruments of Sensar do not have a similar provision.

Governing Corporate Law

     Although the corporate statutes of Nevada and Delaware are substantially similar, some differences exist. The material differences, in the judgment of the management of Sensar, are summarized below. This following summary discusses differences most likely to affect stockholders and is not a complete discussion of the Delaware General Corporation Law or the Nevada Revised Business Corporation Act.

     Restrictions on Business Combinations

     Both Delaware and Nevada have provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under the Delaware law, a corporation is not permitted to engage in a business combination with any interested stockholder for a three-year period following the date such stockholder became an interested stockholder, unless (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 67% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. The Delaware law defines "interested stockholder" generally as a person who owns 15% or more of the outstanding shares of a corporation's voting stock. Delaware corporations may opt-out of these provisions, but the combined company has elected not to do so. These provisions could have the effect of delaying, deferring, or preventing a change of control.

     Nevada law regulates business combinations more stringently. First, an interested stockholder is defined as a beneficial owner of 10% or more of the voting power. Second, the three-year moratorium can be lifted only by advance approval by a corporation's board of directors, as opposed to Delaware's provision that allows interested stockholder combinations at the time of the transaction with stockholder approval. Finally, after the three-year period, combinations remain prohibited unless (i) they are approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested party, or (ii) the interested stockholder satisfies the fair value requirements. As in Delaware, a Nevada corporation may opt-out of the statute with appropriate provisions in its articles of incorporation. The articles of incorporation of Sensar contain such an opt-out provision.

     Limitation on Personal Liability of Directors

     A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. The new certificate of incorporation will limit the liability of directors to the corporation to the fullest extent permitted by law.

     While Nevada has a similar provision permitting the adoption of provisions in the articles of incorporation limiting personal liability, the Nevada provision differs in two respects. First, the Nevada provisions applies to both directors and officers. Second, while the Delaware provisions excepts from limitation on liability of breach of the duty of loyalty, the Nevada counterpart does not contain this exception. Thus, the Nevada provision expressly permits a corporation to limit the liability of officers, as well as directors, and permits limitation of liability arising from a breach of the duty of loyalty. The Sensar articles of incorporation limited the liability to Sensar of directors, officers, employees, and agents to the fullest extent permitted. Therefore, the combined company will have a narrower limitation on liability, and more parties will remain potentially liable to the combined company. The combined company, however, may determine to indemnify such persons in the discretion of the board, subject to the limitations of Delaware law.

     Dividends

     Delaware is more restrictive than Nevada with respect to when dividends may be paid. Under the Delaware corporate law, unless otherwise provided in the certificate of incorporation, a corporation may declare dividends, out of surplus or, if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware law provides that a corporation may redeem its shares only out of surplus.

     Nevada law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a liquidation to satisfy the preferential rights of preferred stockholders.

     Actions by Written Consent of Stockholders

     Both Nevada and Delaware law provide that, unless the charter provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all voting stock was present and voted consents to the action in writing. Delaware requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. Neither the Sensar articles of incorporation nor the certificate of incorporation of the combined company limit stockholder action by written consent.

     Dissenters' Rights

     In both jurisdictions, dissenting stockholders of a corporation engaged in listed major corporate transactions such as mergers and consolidations are entitled to appraisal rights. Appraisal rights permit a stockholder to receive cash equal to the fair market value of the stockholder's shares (as determined by agreement of the parties or by a court), in lieu of the consideration such stockholder would otherwise receive in any such transaction.

     Under Delaware law, appraisal rights are generally available for the shares of any class or series of stock of a Delaware corporation in a merger or consolidation; provided that, no appraisal rights are available for the shares of any class or series of stock, which, at the record date for the meeting held to approve such transaction, were either: (i) listed on a national security exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (the "NASD"); or (ii) held of record by more than 2,000 stockholders. Even if the shares of any class or series of stock meet the requirements of clause (i) or
(ii) above, appraisal rights are available for such class or series if the holders thereof receive in the merger or consolidation anything except: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation; (ii) shares of stock of any other corporation which at the effective date of the merger or consolidation is either listed on a national securities exchange, or designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares; or (iv) any combination of the foregoing. No appraisal rights are available to stockholders of the surviving corporation if the merger did not require their approval.

     Under Nevada law, a stockholder is entitled to dissent from, and obtain payment for the fair value of his or her shares in the event of consummation of a plan of merger of plan of exchange in which the corporation is a party and, to the extent that the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares any corporate action taken pursuant to a vote of the stockholders. As with Delaware law, Nevada law provides an exception to dissenters' rights. Holders of securities (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD; or (ii) held by more than 2,000 stockholders of record are generally not entitled to dissenters' rights.

     Stockholder Inspection Rights

     Delaware law grants any stockholder the right to inspect and to copy for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other records. A proper purpose is one reasonably related to such person's interest as a stockholder. Directors also have the right to examine the corporation's stock ledger, a list of its stockholders and its other records for a purpose reasonably related to their positions as directors.

     Nevada law provides the right to inspect the corporation's financial records only for a stockholder who (i) owns at least 15% of the corporation's issued and outstanding shares; or (ii) has been authorized in writing by the holders of at least 15% of the issued and outstanding shares. To inspect the corporation's stock ledger, the stockholder must have been a stockholder of record for six months prior to demanding inspection.

--------------------------------------------------------------------------------
                             PRINCIPAL STOCKHOLDERS
--------------------------------------------------------------------------------

Pro Forma After the Merger

     After completion of the merger, there will be approximately 25,843,606 shares of common stock issued and outstanding, without giving effect to the exercise of any dissenters' rights or the exercise of any options. The table below sets forth information as to the number of securities in the combined company that will be held by each person known by either Sensar or Net2Wireless to be the record or beneficial owner of more than 5% of the combined company's common stock, by each director and executive officer, and by the directors and executive officers as a group.


Name and Address                       Nature of          Number of

of Beneficial Owners                   Ownership          Shares Owned          Percent(1)
------------------------------------   ---------          ------------          ----------
Principal Stockholders

Cedar Investments Services, Ltd./(2)

Nechemia Davidson                      Common Stock        5,428,127            21.0%
                                       Options             4,422,222            14.6%
                                                          ----------
                                       Total               9,850,349            32.5%

Alexander/Rachel LLC/

Laura Huberfeld                        Common Stock        2,902,636            11.2%
                                       Warrants(5)           176,819             0.7%
                                                          ----------
                                       Total               3,079,455            11.8%

NBDB, LLC/

Naomi Bodner                           Common Stock        2,902,636            11.2%
                                       Warrants(5)           176,819             0.7%
                                                          ----------
                                       Total               3,079,455            11.8%

Yitzchak Bachar(3)

David Rubner                           Common Stock        1,085,652             4.2%
                                       Options             1,074,074             4.0%
                                                          ----------
                                       Total               2,159,726             8.0%

ML Partners, LLC/

S. M. Meyers                           Common Stock                0             0.0%
                                       Warrants            5,000,341            16.2%
                                                          ----------
                                       Total               5,000,341            16.2%

Partner Communications Company, Ltd.   Common Stock                0             0.0%
                                       Options             3,026,998            10.5%
                                                          -----------
                                       Total               3,026,998            10.5%

Directors and Executive Officers

Nechemia Davidson                      - - - - - - - - - See Above - - - -- - - - - -

David Rubner                           - - - - - - - - - See Above - - -  - - - - - -

Joav Avtalion(4)                       Common Stock                0             0.0%
                                       Options               322,222             1.2%
                                                          ----------
                                       Total                 322,222             1.2%


Ben-Zion Weiner                        Common Stock            6,429             0.0%
                                       Options               150,000             0.6%
                                                          ----------
                                       Total                 156,429             0.6%



Yaron Sobol                            Common Stock           78,010             0.3%
                                       Options               150,370             0.6%
                                                          ----------
                                       Total                 228,380             0.9%

Yitzhak Feldman                        Common Stock                0             0.0%
                                       Options               128,889             0.5%
                                                          ----------
                                       Total                 128,889             0.5%

Robert Rokni                           Common Stock                0             0.0%
                                       Options               107,407             0.4%
                                                          ----------
                                       Total                 107,407             0.4%


All Executive Officers and             Common Stock        6,598,218            25.5%
     Directors as a Group              Options             6,355,184            19.7%
     (7 persons)                                          ----------
                                       Total              12,953,402            40.2%


                     (footnotes contained on following page)

(1) The percentages shown for common stock are based on the total issued and outstanding stock of the combined company as of the closing of 25,843,606. The amounts shown for options reflect the percentage ownership if all options held by that stockholder were exercised and the outstanding stock increased by that amount. The total reflects aggregate common stock held after exercise of the option, with the issued and outstanding increased by the individual exercise.

(2) Cedar Investments Services, Ltd., is an entity controlled by Mr. Nechemia Davidson.

(3) The common stock is presently being held by Mr. Bachar in trust on behalf of a company in formation for the ultimate benefit of Mr. David Rubner.

(4) Held of record by Beneficial Investment Services, Ltd., an entity controlled by Mr. Avtalion.

(5)  These warrants were acquired from ML Partners, LLC.


Sensar Prior to the Merger


     The table below sets forth information as to each person owning of record or who was known by Sensar to own beneficially more than 5% of the common stock of issued and outstanding stock as of October 19, 2000, and information as to the ownership of Sensar's common stock by each of its directors and by the directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them.


Name and Address                       Nature of        Number of
of Beneficial Owners                   Ownership        Shares Owned    Percent(1)
--------------------                   ---------------  ------------    ----------
Directors
--------
Howard S. Landa                        Common Stock(2)     56,076        0.9%
                                       Options(3)       1,000,000       13.2%
                                                        ---------
                                       Total            1,056,076       14.0%

Brian B. Lewis                         Common Stock             0        0.0%
                                       Options(4)         250,000        3.7%
                                                        ---------
                                       Total              250,000        3.7%

Steven P. Strasser                     Common Stock        12,500        0.2%
                                       Options(4)(5)      250,000        3.7%
                                                        ---------
                                       Total              262,500        3.9%

Mickey Hale                            Common Stock        12,500        0.2%
                                       Options(4)         250,000        3.7%
                                                        ---------
                                       Total              262,500        3.9%

All Executive Officers and             Common Stock        81,076        1.2%
  Directors as a Group (four persons)  Options          1,750,000       21.1%
                                                        ---------
                                       Total            1,831,076       22.1%


(1) The percentages shown are based on 6,548,546 shares of common stock of Sensar issued and outstanding as of October 19, 2000. The percentages shown for options assume the exercise of all options held solely by that individual and a corresponding increase in the issued and outstanding common stock. The percentage shown for total holdings assumes the exercise of all options held by the individual and a corresponding increase in the issued and outstanding common stock.


(2) These shares are held by the spouse and children of Mr. Landa and a limited liability company in which Mr. Landa is a minority owner.
     Mr. Landa denies direct beneficial ownership and control of these shares.

(3) Options to acquire 800,000 shares have been approved by the board of directors, but are subject to the further approval of the stockholders of Sensar.

(4) These options are subject to the further approval of the stockholders of Sensar.

(5)  These  options  are  held  of  record  by  an  entity  controlled by Mr.
     Strasser.

                                TAX CONSEQUENCES

General

     The following discussion summarizes the material United States federal income tax consequences of the proposed merger of Sensar and Net2Wireless and the related change in domicile of Sensar under the Internal Revenue Code of 1986, as amended. The discussion does not address all aspects of federal tax law that may be applicable to particular stockholders. The following summary does not include any discussion concerning the consequences of the merger or the change of domicile under foreign, state or local taxation laws and regulations. The discussion assumes that the Net2Wireless stockholders hold their Net2Wireless stock as a capital asset as defined in Section 1221 of the Code. Each holder of Sensar stock or Net2Wireless stock should consult his own tax advisor regarding the tax consequences of the proposed merger and the change of domicile in light of such stockholder's own situation and with respect to the application and effect of any state, local or foreign income tax and other laws.

     Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens of the United States or which are foreign corporations, foreign partnerships or foreign estates or trusts, and persons who acquired their Sensar stock or Net2Wireless stock through the exercise of an employee stock option or otherwise as compensation.

     The merger and the change of domicile will be tax-free reorganizations under the provisions of section 368(a) of the Internal Revenue Code. NO RULINGS FROM THE IRS AS TO THE TAX CONSEQUENCES OF THE MERGER, THE CHANGE OF DOMICILE, OR ANY OTHER MATTER DISCUSSED HEREIN HAS BEEN OR WILL BE REQUESTED.

     This discussion states the opinion of Keith L. Pope, LLC, as to the material United States federal income tax consequences of the merger and the change of domicile based on the pertinent provisions of the Internal Revenue Code, the applicable regulations promulgated by the Treasury Department, and judicial and administrative interpretations of the code and regulations. Each stockholder should be aware that the code, the regulations, and interpretations are subject to change and that such changes may be given retroactive effect. Neither the Internal Revenue Service nor any court is bound by the opinion of Keith L. Pope, LLC or the interpretations of the code and the regulations set forth below.

United States Federal Tax Consequences of the Merger

     As a tax-free reorganization, the merger will have the following United States federal income tax consequences:

     (a) No gain or loss will be recognized by the holders of the Net2Wireless common stock on receipt by them of common stock of the combined company in exchange for their Net2Wireless common stock, except that gain or loss will be recognized on the receipt of cash, if any, received in lieu of a fractional share or on the receipt of cash by a stockholder who exercises his or her dissenter or appraisal rights.

     (b) The tax basis of all of the common stock of the combined company received by a holder of Net2Wireless common stock in the merger will be the same as the tax basis of that holder in the Net2Wireless common stock surrendered.

     (c) The holding period for federal income tax purposes of the common stock of the combined company received by Net2Wireless stockholders will include the period during which they held their Net2Wireless common stock.

     (d) A holder of Net2Wireless common stock who exercises dissenter's rights and receives payment of the fair value of the shares, or who receives cash in lieu of a fractional share, will be treated as having sold such stock to the combined company. The dissenting holder who sells Net2Wireless common stock to the combined company will recognize a capital gain or loss equal to the difference between (1) the basis the stockholder had in the shares or fractional shares sold; and (2) the cash received by the stockholder.

     (e) No gain or loss will be recognized by Net2Wireless or Sensar as a result of the merger.

     Under the terms of the merger agreement, Sensar is required to issue additional shares to the Net2Wireless stockholders in the event that the cash and cash equivalents held by Sensar at closing are less than $4.5 million (see the discussion under "THE MERGER: Terms of the Merger"). The parties do not anticipate that any of these shares will be issued. If the contingent shares are issued, the tax basis of each Net2Wireless stockholder in the Net2Wireless stock previously held by that stockholder would be allocated among all the shares of Sensar stock received, including the contingent shares.

United States Federal Tax Consequences of the Change of Domicile

     As a tax-free reorganization, the merger with a newly-formed Delaware corporation in order to effect the change of domicile will have the following United States federal income tax consequences:

     (a) No gain or loss will be recognized for federal income tax purposes by the Sensar stockholders on receipt by them of common stock of the Delaware corporation in exchange for their Sensar stock.

     (b) The tax basis of the common stock of the Delaware corporation received by a holder of Sensar common stock will be the same as the tax basis of that holder in the Sensar common stock surrendered.

     (c) The holding period for federal income tax purposes of the common stock of the Delaware corporation received by Sensar stockholders will include the period during which they held their Sensar common stock.

     (d) A holder of Sensar common stock who exercises dissenter's rights and receives payment of the fair market value of the shares, or who receives cash in lieu of a fractional share, will be treated as having sold such stock to the Delaware corporation. The dissenting holder of Sensar common stock who sells Sensar common stock to the Delaware corporation will recognize capital gain or loss equal to the difference between (1) the basis the stockholder had in the shares or fractional shares sold; and (2) the cash received by the stockholder.

     (e) No gain or loss will be recognized by Sensar or the newly-formed Delaware corporation as a result of the change of domicile.

     The code and the regulations and the interpretations thereof by the IRS and the courts are subject to change, which may adversely affect the tax treatment of the merger and the change of domicile. The IRS may take a position contrary to the description of the tax effects set forth above and, if the matter is litigated, a court may reach a decision contrary to conclusions contained in the summary.

     The preceding material is intended to be only a summary of material income tax consequences relating to the merger and the change of domicile. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ISSUES NOT COVERED BY THE FOREGOING DISCUSSION OR REGARDING THEIR OWN PARTICULAR CIRCUMSTANCES.

--------------------------------------------------------------------------------
                        OTHER SENSAR STOCKHOLDER MATTERS
--------------------------------------------------------------------------------

Change in Corporate Domicile


     If approved by the stockholders, immediately prior to the merger Sensar shall change its corporate domicile by merging with and into a newly-formed Delaware corporation, specifically created for that purpose ("NewCo"). Stockholders of Sensar will receive one share of common stock of NewCo for each share of common stock of Sensar that they now hold. Options to acquire Sensar common stock will be converted into options to acquire the same number of shares of NewCo common stock at the same exercise price. The change in domicile will take place immediately prior to the completion of the merger and will not happen if for any reason the merger is not approved. The change of domicile requires the approval of a majority of the outstanding stock of Sensar. The change in corporate domicile will result in changes to stockholder rights as described in "COMPARISON OF SECURITIES." We do not believe that any of these changes will result in a material disadvantage to the Sensar stockholders.


     Delaware has a more fully defined body of corporate law than Nevada that is more familiar to bankers, venture capitalists, financial institutions, and others that may be dealing with the combined company. The change in the corporate name will permit the combined company to operate under a name that is more indicative of its business. Based on the foregoing, the board of directors unanimously recommends that stockholders vote in favor of this proposal.

Adoption of the Stock Option Plan


     The Sensar stockholders will also be asked to approve the adoption of the Net2Wireless Corporation 2000 Stock Option Plan. This Stock Option Plan authorizes the future grant of options and other rights with respect to up to 6,000,000 shares of common stock of the combined company. These rights are in addition to the options to purchase 17,073,071 shares of Net2Wireless common stock that will be assumed by the combined company in connection with the merger.


     Plan Description

     On May 6, 2000, the board of directors of Sensar unanimously adopted, subject to stockholder approval, the Stock Option Plan, a copy of which is attached hereto as Appendix "B." The board of directors has determined that the adoption of the plan is in the best interests of Sensar and its stockholders for the following reasons:

     1. The plan will assist the combined company in employing and retaining qualified and competent personnel and will encourage valuable contributions by such personnel by providing an additional incentive to those employees and others who contribute significantly to the successful and profitable operations of the combined company and its affiliates. The board of directors believes that this purpose will be furthered through the grant of options, as authorized under the plan, so that such individuals will be encouraged to acquire a personal interest in the success of the combined company.

2. The plan makes available to the compensation committee of the board of directors incentive devices including incentive stock options ("ISOs") and non-qualified stock options ("NQSOs"), each of which is described below and in the plan. The board of directors believes that this will enable the committee to tailor the type of compensation that it will grant to key personnel to meet both the combined company's and such employee's requirements in the most efficient manner possible.

     Adoption of the plan may have the following disadvantages to stockholders:

     1. The board of directors or compensation committee will be able to authorize the grant of options or other awards to directors and executive officers, without further stockholder approval.

     2. The plan authorizes the grant of incentive stock options, which have tax advantages to the recipients. However, the combined company will not be entitled to recognize an expense for tax purposes for any compensation inherent in the grant or exercise of incentive stock options.

     The plan is to be administered by the board of directors of the combined company or by a committee of at least two directors. The plan authorizes the grant of ISOs and NQSOs to officers, directors, employees, consultants, and other persons who may perform services for the combined company or its subsidiaries. The terms of individual options will be fixed by the board of directors or committee at the time of grant, although the maximum number of options that can be granted to any individual in a single year is 500,000. Options granted under the plan may not be transferred, except by will or the laws of dissent and distribution and are only exercisable during the life of the recipient by the recipient. The plan expires on the tenth anniversary of its adoption by the board of directors, unless sooner terminated.

     Under the plan, the board of directors or the committee shall determine the exercise price of all awards; provided, however, that the exercise price shall not be less than the par value of the stock or, in the case of ISOs, the fair market value of the common stock on the date of grant or, in the case of grants to individuals owning more than 10% of the voting power of the combined company, 110% of the fair market value. Such "fair market value" shall be determined by the board of directors or committee. Options granted under the plan shall have a term of no more than ten years. Holders of options shall have no rights as a stockholder of the shares subject to the option until the option is exercised, the exercise price, including any amount necessary to meet the tax withholding obligations of the combined company, is paid, and the stock issued.

     In the event that the employment of a recipient of an option is terminated by death or disability, any option that is not then exercisable will terminate. Any option that is exercisable will be exercisable for one year or, if shorter, the stated term of the option. If the recipient's employment is terminated for cause, all options terminate. Cause is defined as a termination for dishonesty, fraud, insubordination, willful misconduct, negligence, refusal to perform services, materially unsatisfactory performance or, if there is a written employment contract, as defined in that contract.

     If the recipient's employment is otherwise terminated for any reason, options that are not then exercisable expire and options that are exercisable expire 90 days subsequent to termination or, if shorter, on the expiration of the stated term of the option. The foregoing provisions may be modified by the board of directors or the committee at the time of the grant of individual options.

     The number of shares subject to options granted under the Stock Option Plan and the exercise prices will be equitably adjusted for any subsequent capital restructuring. In the event of a merger, consolidation, or similar transaction, outstanding options may be assumed by the surviving entity or substantially equivalent options may be substituted. If outstanding options are not assumed or replaced with substantially equivalent options, option holders shall have the right to exercise all of their options, whether or not otherwise vested or exercisable, prior to the transaction. Options which are not exercised terminate on completion of the transaction. The board of directors or committee may include provisions in an option providing for accelerated vesting or exercise rights on a change of control of the combined company.

     Neither the existence of the plan nor the grant of options gives any individual the right to continue as an employee of the combined company. Once exercisable, options can be exercised by providing notice and paying the exercise price plus any amount deemed necessary by the combined company to satisfy its tax withholding obligations. Payment may be in cash, by certified check, or other consideration acceptable to the combined company, including shares of common stock which have been owned for at least six months.

     Federal Income Tax Effects

     The following is a general summary of the principal United States federal income tax effects under current law concerning options which may be granted under the Stock Option Plan.

     An NQSO is a right to purchase a specified number of shares of stock, at a specified option price, over a specified period of time. An optionee will realize no income for federal income tax purposes on the grant of an NQSO under the plan, but will recognize income upon the exercise of the NQSO in an amount equal to the excess of the fair market value of the shares received on exercise over the exercise price of such shares. Notwithstanding the foregoing if, at the time of grant, options similar to the option granted are publicly-traded, the recipient will recognize income at the time of the grant equal to the difference between the public trading price for such options and the price paid by the recipient for the option. The combined company will be entitled to a deduction for federal income tax purposes in the same year as, and in an amount equal to, the income recognized by the optionee. The optionee's adjusted basis for the shares of stock received on exercise of the option will be the amount of income recognized plus the exercise price, typically the fair market value of the stock on the date of exercise.

     An ISO is a right to purchase a specified number of shares, at a specified option price, over a period not to exceed ten years, that complies with section 422 of the Code. ISOs may only be granted to employees of the combined company or its subsidiaries and must be exercised within 90 days of any termination of employment, except in the event of a qualifying disability or death of the optionee, in which case the option must be exercised within a one-year period. An optionee who receives an ISO under the plan will recognize no income for federal income tax purposes upon either the grant or the exercise of the ISO. In order to qualify for this treatment, the exercise price of the option must be equal to or exceed the fair market price of the stock as of the date of grant. If the recipient holds stock possessing more than 10% of the total combined voting power of all classes of stock of the combined company or a subsidiary, the exercise price must be at least 110% of the fair market value of the stock at the date of grant. The optionee is taxable on the sale of the shares acquired, based on the difference between the sales price and the adjusted basis of the recipient in the shares. In general, the adjusted basis for the shares of common stock received upon exercise will be the exercise price paid for such shares. The combined company will not be entitled to a deduction upon the grant or exercise of an ISO or on the subsequent sale of the shares. Notwithstanding the foregoing, if the shares are sold within a period which is before the later of two years from the date of the grant of the ISO or one year from the date of exercise, the optionee will recognize compensation income in an amount equal to the lesser of the excess of the fair market value on the date of exercise over the option exercise price, or the excess of the price received on sale over the option exercise price, and the combined company would be entitled to a corresponding deduction. The amount by which the fair market value of the shares of common stock received upon the exercise of an ISO exceeds the exercise price is an item of tax adjustment under the Code and is therefore included in the alternative minimum tax calculations.

     The foregoing summary of the proposed plan is qualified in its entirety by reference to the specific provisions of the Stock Option Plan, the full text of which is set forth in Appendix "B" hereto.

     Vote Required for Approval and Recommendation of the Board of Directors

     The plan is being submitted to the Sensar stockholders for approval in accordance with the requirements of Section 422 of the Code, which require that it be approved by a majority of the votes cast at the meeting. Abstentions and broker non-votes will not be counted for this purpose.

     The adoption of the Stock Option Plan will provide the combined company with the flexibility to grant tax-advantaged options to new or existing employees, officers, and directors in order to attract, retain, and motivate these individuals and further align their interests with the interests of stockholders. Based on the foregoing, the board of directors unanimously recommends that stockholders vote in favor of the proposal.

Ratification of Previously Granted Options

     The stockholders are being asked to vote on the proposal to ratify and approve stock options to acquire an aggregate of 2,200,000 shares that were previously granted to the officers and directors of Sensar and a consultant to Sensar as described below.

     Options Granted at Time Officers and Directors Joined Sensar

     In April and May 1999, Sensar granted options to acquire 200,000 shares of Sensar common stock to each of the newly appointed board members. The options are exercisable for a term of three years with an exercise price of $1.50 per share with respect to one-half of the options and an exercise price of $2.50 per share with respect to the other half of the options. On April 21, 1999, the date Messrs. Strasser and Lewis were appointed as directors of Sensar, the closing price of Sensar's common stock was $1.094 per share. On April 26, 1999, the date the board of directors formally approved the grant of the options to Messrs. Strasser and Lewis, the closing price of Sensar's common stock was $2.50 per share. On May 5, 2000, the date Ms. Hale was appointed as a director and on which the board of directors formally approved the grant of options to her, the closing price of Sensar's common stock was $1.938 per share. The board of directors considered these grants necessary in order to attract qualified individuals to serve as directors and executive officers of Sensar. All of the foregoing options were granted subject to approval by the Sensar stockholders. In April 1999, Sensar also granted identical options to acquire 200,000 shares to Mr. Landa as part of his employment agreement as chief executive officer, however, those options were not granted subject to shareholder approval and are not the subject of this proposal.

     Options Granted in November 1999

     On November 16, 1999, Sensar granted stock options with a term of three years and an exercise price of $2.00 per share to the participants in its deferred compensation plan, which is described in "The Merger: Interests of Certain Individuals," in exchange for their agreement to terminate their rights under the plan, subject only to approval by the Sensar stockholders of the stock options and, in the case of the outside directors, the options granted to them in April and May 1999, which are described above. The number of options granted to Howard S. Landa also took into consideration his agreement to terminate this employment agreement with Sensar, which has a term continuing through December 31, 2002, and provides for a monthly base salary of $8,000, and his agreement to provide up to 100 hours of transitional service to the combined company without compensation. The number of options granted to Andrew C. Bebbington also took into consideration the services provided and to be provided by him in connection with the negotiation and implementation of the merger and his agreement to act as chief financial officer of the combined company following the merger. Net2Wireless and Mr. Bebbington subsequently agreed that Mr. Bebbington would not serve as chief financial officer of the combined company, but Mr. Bebbington was not required to divest any of the options previously granted. The number of options granted to each of the participants was as follows: Howard S. Landa, 800,000; Andrew C. Bebbington, 650,000; and each of the outside directors, 50,000.

     The exercise price of the options was fixed at a price higher than the $1.78 average closing price of the Sensar common stock for the 30 trading days immediately prior to the announcement of the execution of the letter of intent. In addition, the $2.00 exercise price was acceptable to the holders of interests in the deferred compensation plan and to Net2Wireless. The closing price for Sensar common stock on November 16, 1999, the date the options were granted, was $3.375 per share. As a result, each of the participants received stock options with an exercise price that was $1.375 below the market price on the date of grant resulting in aggregate potential benefits to the participants on the date of grant in the following amounts: Howard S. Landa, $1,100,000; Andrew C. Bebbington, $893,750; and each of the outside directors, $68,750. On September 8, 2000, the closing price for Sensar common stock, as reported by Nasdaq, was $20.00, resulting in aggregate potential benefits to the participants as of such date of: Howard S. Landa, $14,400,000; Andrew C. Bebbington, $11,700,000; and each of the outside directors, $900,000. As described in "The Merger: Interests of Certain Individuals," assuming the merger is completed, the minimum and maximum values of the participants' interests in the deferred compensation plan are as follows:
Howard S. Landa, $1,500,000 minimum, $15,000,000 maximum; Andrew C. Bebbington, $50,000 minimum, $500,000 maximum; and each of the outside directors, $150,000 minimum, $1,500,000 maximum. By agreeing to terminate their interests in the deferred compensation plan in exchange for stock options, the plan participants relinquished the right to receive a minimum fixed payment with a cap on the maximum potential return, in exchange for an equity option which provided unlimited upside potential but with no guarantee of any minimum return. From the standpoint of Sensar, the agreements permit it to substitute the compensation expense resulting from the grant of stock options for a significant cash liability under the deferred compensation plan that could cause Sensar's liabilities to exceed the maximum permitted under the merger agreement and permit Net2Wireless to terminate the merger agreement.

     The foregoing options were granted by the board subject to stockholder approval. The ratification of these grants is being submitted to the stockholders, with the unanimous recommendation by the board of directors that they be approved.

     Approval of the options is not a condition to the merger. However, if the options are not approved by the stockholders, Sensar will have a significant cash obligation to the holders of interests in its deferred compensation plan that will arise at closing. This cash obligation would violate the condition that Sensar have no material liabilities at closing and Net2Wireless would not be obligated to proceed with the transaction.

     Vote Required for Ratification and Recommendation of the Board of Directors

     Ratification of the options is being submitted to the Sensar stockholders for approval in accordance with the corporate governance rules of Nasdaq, which require that options granted to officers and directors be approved by the stockholders. The approval requires the affirmative vote of the majority of the votes cast at the meeting. Abstentions and broker non-votes will not be counted as votes against ratification.

     The approval of the options granted to officers and directors will reward them for services rendered to Sensar and their role in the substantial increase in stockholder value that has occurred since they have assumed their positions with Sensar. In addition, approval of the options will terminate Sensar's obligations under the deferred compensation plan, the payment of which would otherwise require the use of Sensar's cash reserves. Based on the foregoing, the board of directors unanimously recommends that stockholders vote in favor of this proposal.

--------------------------------------------------------------------------------
                                     EXPERTS
--------------------------------------------------------------------------------

     The audited consolidated balance sheets of Sensar Corporation and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations and comprehensive loss, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1999, included in Sensar's report on Form 10-K for the year ended December 31, 1999, which is incorporated herein by reference, have been audited by Grant Thornton LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

     The audited consolidated balance sheet of Net2Wireless (a development stage company) and its subsidiaries as of December 31, 1999, and the related consolidated statements of operations, changes in shareholders' deficiency and cash flows from commencement of operations (April 1, 1999) through December 31, 1999, included in this Joint Proxy Statement/Prospectus and elsewhere in the registration statement, have been audited by Kost, Forer & Gabbay, a member of Ernst & Young International, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
                          VALIDITY OF NEW COMMON STOCK
--------------------------------------------------------------------------------


     The validity of the common stock offered hereby under Nevada and Delaware corporate law will be passed upon for Sensar by Keith L. Pope, LLC, Salt Lake City, Utah, which has also delivered an opinion concerning the material United States federal income tax consequences of the change of domicile and merger.


--------------------------------------------------------------------------------
                       WHERE YOU CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------

     Sensar has filed a registration statement (File No. 333-34298) on Form S-4 with the Securities and Exchange Commission (the "SEC"). This Joint Proxy Statement/Prospectus, which is a part of that registration statement, does not contain all of the information included in the registration statement. You should refer to the registration statement and its exhibits for additional information. With respect to references made in this document to any contract, agreement, or other document, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement, or other document. You may review a copy of the registration statement, including exhibits, at the principal offices of the SEC at:

- Judiciary Plaza, 450 Fifth Street, N.W., Room 2104 or the public reference room, Washington, D.C. 20549;

- Seven World Trade Center, 13th Floor, 26 Federal Plaza, New York, New York 10048; or

-     500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

     Sensar is subject to the informational requirements of the Securities Exchange Act and, consequently, files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Sensar's SEC filings and the registration statement can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

--------------------------------------------------------------------------------
                     INCORPORATION OF DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------


     This Joint Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The information incorporated by reference is an important part of this Joint Proxy Statement/Prospectus. These documents are available on request from Howard S. Landa, Sensar Corporation, 50 West Broadway, Suite 501, Salt Lake City, Utah 84101, telephone number (801) 350-0587. In order to ensure timely delivery of the documents, any request should be made by November 28, 2000. The following documents are filed with the SEC and are incorporated by reference into this Joint Proxy Statement/Prospectus:

     - annual report of Sensar on Form 10-K for the fiscal year ended December 31, 1999;

     - quarterly reports of Sensar on Form 10-Q for the quarters ended March 31, and June 30, 2000;


     - interim reports of Sensar on Form 8-K dated January 4, January 5, March 16, March 24, March 30, April 7, May 31, June 6, June 22, June 27, July 27, October 5, and October 16, 2000; and


     - the description of Sensar's common stock contained in its registration statement on Form 8-A dated March 4, 1997, and any amendments or report filed for the purpose of updating that description.

     All documents and reports subsequently filed by Sensar pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the merger are also incorporated by reference in this Joint Proxy Statement/Prospectus and will be deemed a part of this Joint Proxy Statement/Prospectus from the date of filing of such documents or reports.

     Information in reports that are filed later with the SEC will update and supersede statements contained in previously filed documents or this Joint Proxy Statement/Prospectus to the extent that the new information differs from the old information.

     No person is authorized to give any information or to make any representation not contained in this Joint Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied on as having been authorized by Sensar, Net2Wireless, or any other person. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy from any person, in any jurisdiction in which it is unlawful to make such offer, solicitation of an offer, or proxy solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of the securities made under this Joint Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of Sensar or Net2Wireless since the date of this Joint Proxy Statement/Prospectus.

                          INDEX TO FINANCIAL STATEMENTS

Sensar and Subsidiaries

     The consolidated financial statements of Sensar Corporation and Subsidiaries are incorporated by reference to Sensar's report on Form 10-K for the year ended December 31, 1999, and reports on Form 10-Q for the quarters ended March 31, and June 30, 2000.


Title of Document                                                       Page #
---------------------------------------------------------------------   ------
Net2Wireless and Subsidiaries

Report of Kost Forer & Gabbay, a Member of Ernst & Young
  International, independent public accountants. . . . . . . . . . . . .  F-2

Consolidated Balance Sheets as of June 30, 2000, and
  December 31, 1999. . . . . . . . . . . . . . . . . . . . . . . . . . F-3 - F-4

Consolidated Statements of Operations for the Six Months
  Ended June 30, 2000, the Three Months Ended June 30, 2000
  and 1999, the Period from Commencement of Operations.
  (April 1, 1999) through December 31, 1999 . . . . . . . . . . . . . .  F-5

Statement of Changes in Shareholders' Equity (Deficiency) . . . . . . .  F-6

Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . . .  F-7

Notes to Consolidated Financial Statements. . . . . . . . . . . . . . F-8 - F-21


                            NET2WIRELESS CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)

            CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31,1999
       AND UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2000
                                 IN U.S. DOLLARS

                                      INDEX

                                                            Page

Report of Independent Auditors                              F-2

Consolidated Balance Sheets                                 F-3 - F-4

Consolidated Statements of Operations                       F-5

Statements of Changes in Shareholders' Equity (Deficiency)  F-6

Consolidated Statements of Cash Flows                       F-7 - F-8

Notes to Consolidated Financial Statements                  F-9 - F-23

ERNST & YOUNG
                               Kost Forer & Gabbay
                                 3 Aminadav St.
                             Tel-Aviv 61575, Israel
                              Phone: 972-3-6232525
                               Fax: 972-3-5622555

                         REPORT OF INDEPENDENT AUDITORS

                             To the Shareholders of
                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

We have audited the accompanying consolidated balance sheet of Net2Wireless Corporation (a company in the development stage) and its subsidiaries as of December 31, 1999, and the related consolidated statements of operations, changes in shareholders' deficiency and cash flows from commencement of operations (April 1, 1999) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements, referred to above, present fairly, in all material respects, the consolidated financial position of Net2Wireless Corporation as of December 31, 1999, and the related consolidated results of its operations and cash flows from commencement of operations (April 1, 1999) through December 31, 1999, in conformity with generally accepted accounting principles, in the United States.

                                 /s/ Kost Forer & Gabbay

                                 KOST FORER & GABBAY

                                 A Member of Ernst & Young International

Tel-Aviv, Israel
March 15, 2000

(Except for Note 9, as to which the date is April 2, 2000)

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                          CONSOLIDATED BALANCE SHEETS
                                In U.S. dollars


                              June 30, December 31,
                               2000           1999
                             Unaudited
                            ------------  ---------
      ASSETS

CURRENT ASSETS:
Cash and cash equivalents    $ 4,943,677  $      -
Short-term deposits           20,764,386         -
Government authorities           215,598    69,530
Prepaid expenses                  43,923         -
Loan to ITES                      62,001         -
Accounts receivable              121,811         -
                             -----------  --------
                                26,151,396 69,530

                             -----------  --------
LEASE DEPOSIT                    227,260    48,514
                             -----------  --------
SEVERANCE PAY FUNDS               48,236         -
                             -----------  --------
PROPERTY AND EQUIPMENT, NET    1,271,870   168,640

                             -----------  --------
Total assets                 $27,698,762  $286,684
                             ===========  ========

The accompanying notes are an integral part of the consolidated financial statements.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                          CONSOLIDATED BALANCE SHEETS
               In U.S. dollars (except share and per share data)

                                                       Pro forma
                                                       shareholders'
                                                       equity at
                                                        June 30,        June 30,         December 31,
                                                          2000            2000               1999
                                                        ------------    -------------    -------------
                                                        Unaudited       Unaudited
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
  Loan from Sensar                                                       $     520,000   $         -
  Accounts payable                                                             902,138        97,414
  Payable to ITES                                                                    -     1,000,000
  Note payable to ITES                                                               -       200,000
  Employees and payroll accruals                                               680,352        53,549
  Accrued expenses                                                             434,088        80,360
                                                                         -------------   ------------
Total current liabilities                                                    2,536,578     1,431,323
                                                                         -------------   ------------
ACCRUED SEVERANCE PAY                                                          166,214        21,610
                                                                         -------------   ------------
SHAREHOLDERS' EQUITY (DEFICIENCY):
  Share capital -

   Preferred shares of $0.01 par value each -
     Authorized: 10,000,000 shares as of June 30,
     2000; Issued and outstanding: 1,041,140 shares
     as of June 30, 2000 (unaudited); no shares
     authorized, issued or outstanding pro forma
     (unaudited)                                         $           -          10,411             -
    Common shares of $0.01 par value each -
      Authorized: 50,000,000 shares as of June 30, 2000
      (unaudited) and December 31, 1999 Issued and
      outstanding: 17,253,920 and 8,177,743 shares as
      of June 30, 2000 (unaudited) and December 31, 1999
      respectively 60,000,000 shares authorized and
      18,295,060 shares issued and outstanding pro forma
      as of June 30, 2000 (unaudited); no shares
      authorized, issued or outstanding pro forma as
      of December 31, 1999                                     182,950         172,539        81,777
  Deferred compensation                                     (8,611,208)     (8,611,208)            -
  Additional paid-in capital                               163,678,243     163,678,243             -
  Deficit accumulated during the development stage        (130,254,015)   (130,254,015)   (1,248,026)
                                                         -------------   -------------   ------------
Total shareholders' equity (deficiency)                  $  24,995,970      24,995,970    (1,166,249)
                                                         =============   -------------   ------------
Total liabilities and shareholders' equity (deficiency)                  $  27,698,762   $   286,684
                                                                         =============   ===========

The accompanying notes are an integral part of the consolidated financial statements.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               In U.S. dollars (except share and per share data)


                                                                                                                   Period from
                                                                                                                  commencement
                                                                                                                   of operations
                                                                    Six months       Three months ended           (April 1, 1999)
                                                                      ended                June 30,                 through
                                                                     June 30.      -------------------------       December 31,
                                                                       2000           2000          *1999            1999
                                                                   -------------   -----------  ------------     --------------
                                                                                    Unaudited
Operating expenses:
 Research and development (excluding amortization of
   stock-based compensation in the amount of $79,709,516 and
   $670,283 for the period of six months and three months
   ended June 30, 2000, respectively)                              $   2,756,183   $ 1,951,273   $ 62,894      $ 337,189
 Marketing expenses (excluding amortization of stock-based
   compensation in the amount of $2,700,443 and $2,691,924
   for the period of six and three months ended June 30, 2000,
   respectively)                                                         757,859       428,038          -              -
 General and administrative (excluding amortization of stock based compensation in the amount of $42,254,136 and
   $153,870 for the period of six and  three months ended
   June 30, 2000, respectively)                                        1,141,232       692,471     26,955        144,509
 Amortization of stock-based compensation                            124,664,094     3,516,076          -              -
                                                                   -------------   -----------   --------     ----------
Operating loss                                                      (129,319,368)   (6,587,858)   (89,849)      (481,698)

Interest income (expenses), net                                          313,379       349,079       (118)       (11,480)
                                                                   -------------   -----------   --------     ----------
Net loss                                                           $(129,005,989)  $(6,238,779)  $(89,967)    $ (493,178)
                                                                   =============   ===========   ========     ==========
Basic and diluted net loss per Common share                        $       (8.66)  $     (0.36)  $  (0.01)   $     (0.06)
                                                                   =============   ===========   ========    ===========
Weighted average number of Common shares used in
  calculating basic and diluted net loss per Common share             14,901,925    17,253,920  8,177,743
                                                                   =============   ===========  =========    ===========
Pro forma basic and diluted net loss per Common share              $       (8.33)  $     (0.34) $   (0.06)
                                                                   =============   ===========  =========
Weighted average number of Common shares used in calculating pro
  forma basic and diluted net loss per Common share                   15,482,893    18,295,060  8,177,743
                                                                   =============   ===========  =========


                                                                     Period from
                                                                    commencement
                                                                   of operations
                                                                   (April 1, 1999)
                                                                       through
                                                                       June 30,
                                                                         2000
                                                                   ---------------
Operating expenses:
 Research and development (excluding amortization of
 stock-based compensation in the amount of $79,709,516 and
   $670,283 for the period of six months and three months
   ended June 30, 2000, respectively)                              $   3,093,372
 Marketing expenses (excluding  amortization of stock-based
   compensation in the amount of $2,700,443 and
   $2,691,924 for the period of six and  three months ended June
   30, 2000, respectively)                                               757,859
 General and administrative (excluding amortization of stock based compensation in the amount of $42,254,136 and
    $153,870 for the period of six and  three months ended
   June 30, 2000, respectively)                                        1,285,741
 Amortization of stock-based compensation                            124,664,094
                                                                   -------------
Operating loss                                                      (129,801,066)
Interest income (expenses), net                                          301,899
                                                                   -------------
Net loss                                                           $(129,499,167)
                                                                   =============
Basic and diluted net loss per Common share                        $       (9.19)
                                                                   =============
Weighted average number of Common shares used in

  calculating basic and diluted net loss per Common share             14,085,884
Pro forma basic and diluted net loss per Common share              $       (8.87)
                                                                   =============
Weighted average number of Common shares used in calculating pro
  forma basic and diluted net loss per Common share                   14,596,346
                                                                   =============

*See Note 1

The accompanying notes are an integral part of the consolidated financial statements.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

           STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)
               In U.S. dollars (except share and per share data)


                                               Preferred A shares   Common shares              Additional
                                               ------------------   -------------------------  paid in           Deferred
                                               Shares     Amount    Shares     Amount          capital         compensation
                                               ---------  -------  ----------  --------------  ------------    -------------
Balance as of April 1, 1999 (commencement
 of operations)                                        -  $     -           -  $            -  $          -  $          -
                                               ---------  -------  ----------  --------------  ------------  ------------
 Issuance of shares on December 7, 1999
   at par value                                        -        -         3.8   *)          -             -             -
 Capital distribution                                  -        -           -               -             -             -
 Stock split **)                                       -        -   8,177,739          81,777             -             -
 Net loss                                              -        -           -               -             -             -
                                               ---------  -------  ----------  --------------  ------------  ------------
Balance as of December 31, 1999                        -        -   8,177,743          81,777             -             -
 Issuance of Common shares in January 2000
   at $0.1 per share (unaudited)                       -        -   5,227,213          52,272      447,728              -
 Issuance of Preferred A shares in
   March 2000 at $27.931 per share, net
   (unaudited)                                 1,041,140   10,411           -               -  28,832,744               -
Exercise of options                                   -        -      68,741             688      159,297               -
Exercise of convertible note                          -        -   3,780,223          37,802      963,172               -
Deferred compensation related to options
   issued to employees (unaudited)                     -        -           -               -   9,435,137      (9,435,137)
Stock-based compensation related to options
   issued to service providers (unaudited)             -        -           -               - 123,840,165               -
Amortization of deferred compensation
   (unaudited)                                         -        -           -               -          -          823,929
Net loss for the period of six months ended
   (unaudited)                                         -        -           -               -          -                -
                                               ---------  -------  ----------  --------------  ------------  ------------
Balance as of June 30, 2000 (unaudited)        1,041,140  $10,411  17,253,920  $      172,539  $163,678,243  $ (8,611,208)
                                               =========  =======  ==========  ==============  ============  ============

                                               Deficit
                                               accumulated
                                               during the
                                               development
                                                  stage           Total
                                               --------------  --------------
Balance as of April 1, 1999 (commencement
 of operations)                                $           -   $           -
                                               -------------   --------------
 Issuance of shares on December 7, 1999
   at par value                                            -               -
 Capital distribution                               (673,071)       (673,071)
 Stock split **)                                     (81,777)              -
 Net loss                                           (493,178)       (493,178)
                                               -------------   -------------
Balance as of December 31, 1999                   (1,248,026)     (1,166,249)
 Issuance of Common shares in January 2000
   at $0.1 per share (unaudited)                           -         500,000
 Issuance of Preferred A shares in
   March 2000 at $27.931 per share, net
   (unaudited)                                             -      28,843,155
 Exercise of options                                       -         159,985
Exercise of convertible note                               -       1,000,974
 Deferred compensation related to options
   issued to employees (unaudited)                         -               -
 Stock-based compensation related to options
   issued to service providers (unaudited)                 -     123,840,165
 Amortization of deferred compensation
   (unaudited)                                             -         823,929
 Net loss for the period of six months ended
   (unaudited)                                  (129,005,989)   (129,005,989)
                                               -------------   -------------
Balance as of June 30, 2000 (unaudited)        $(130,254,015)  $  24,995,970
                                               =============   =============

*)     Represents an amount lower than $ 1.
**)     See Notes 9a(1) and 9a(2).

The accompanying notes are an integral part of the consolidated financial statements.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                In U.S. dollars

                                                                                                      Period from      Period from
                                                                                                      commencement     commencement
                                                                                                      of operations   of operations
                                                         Six months         Three months ended       (April 1, 1999) (April 1, 1999)
                                                           ended         --------------------------       through        through
                                                          June 30,                 June 30,              December 31,    June 30,
                                                           2000            2000           *1999            1999           2000
                                                         -------------   ------------   -----------      ----------   -------------
                                                                         Unaudited
Cash flows from operating activities:
 Net loss                                                $(129,005,989)  $ (6,238,779)  $(89,967)         $(493,178)  $(129,499,167)
 Adjustments to reconcile net loss to net
   cash provided by (used in) operating activities:
   Depreciation                                                 80,014         51,277      2,896             14,608          94,622
   Amortization of deferred stock compensation             124,664,094      3,516,076          -                  -     124,664,094
   Accrued severance pay                                        96,368         47,713      5,061             21,610         117,978
   Increase in accounts receivable                            (373,803)      (137,124)    (1,224)           (69,530)       (443,333)
   Increase in accounts payable                                804,724        372,561     12,902             97,414         902,138
   Increase in employees and payroll accruals                  626,803        364,237      3,784             53,549         680,352
   Increase in accrued expenses                                353,728         48,262    102,310             80,360         434,088
   Interest on loan from Sensar                                  9,980          9,980          -                  -           9,980
                                                         -------------   ------------   --------          ---------    ------------
Net cash provided by (used in) operating activities         (2,744,081)    (1,965,797)    35,762           (295,167)     (3,039,248)
                                                         -------------   ------------   --------          ---------    ------------
Cash flows from investing activities:
 Purchase of property and equipment                         (1,183,244)      (721,323)   (16,654)          (183,248)     (1,366,492)
 Lease deposit                                                (178,746)      (178,746)         -            (48,514)       (227,260)
 Purchased short-term deposits                             (20,764,386)   (20,764,386)         -                  -     (20,764,386)
                                                         -------------   ------------   --------          ---------    ------------
Net cash used in investing activities                      (22,126,376)   (21,664,455)   (16,654)          (231,762)    (22,358,138)
                                                         -------------   ------------   --------          ---------    ------------
*See Note 1

The accompanying notes are an integral part of the consolidated financial statements.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                In U.S. dollars

                                                                                                      Period from      Period from
                                                                                                      commencement     commencement
                                                                                                      of operations   of operations
                                                         Six months         Three months ended       (April 1, 1999) (April 1, 1999)
                                                           ended         --------------------------       through        through
                                                          June 30,                 June 30,              December 31,    June 30,
                                                           2000            2000           *1999            1999           2000
                                                         -------------   ------------   -----------      ----------   -------------
                                                                         Unaudited
Cash flows from financing activities:
 Payable to ITES                                         (1,200,000)               -     (19,108)           526,929        (673,071)
 Proceeds from issuance of share capital, net            29,343,155                -           -                  -      29,343,155
 Proceeds from exercise of convertible note               1,000,974                -           -                  -       1,000,974
 Proceeds from exercise of options                          159,985                -           -                  -         159,985
 Proceeds from short-term loans                             510,020                -           -                  -         510,020
                                                         -------------   ------------   -----------      ----------   -------------
Net cash provided by (used in) financing activities      29,814,134                -     (19,108)           526,929      30,341,063
                                                         -------------   ------------   -----------      ----------   -------------
Increase in cash and cash equivalents                     4,943,677      (23,630,252)          -                  -       4,943,677

Cash and cash equivalents at the beginning
 of the period                                                    -       28,573,929           -                  -               -
Cash and cash equivalents at the end of the   period    $ 4,943,677     $  4,943,677   $       -         $        -   $   4,943,677
                                                        ===========     ============   ===========       ==========   =============
Non-cash transactions:
 Capital distribution                                   $         -     $          -   $      -          $  673,071   $           -
                                                        ===========     ============   ===========       ==========   =============

The accompanying notes are an integral part of the consolidated financial statements.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                In U.S. dollars

NOTE  1:-     GENERAL

Net2Wireless Corporation ("the Company" or "N2W"), a Delaware company, was formed on December 7, 1999 by the controlling shareholders of Imaging Technologies Enterprise System Ltd. ("ITES"). The Company and its subsidiaries, located in Israel and in the British Virgin Islands, are engaged in the research and development of wireless multimedia applications, including real time broadcasting of content via wireless.

On June 26, 2000, the Company formed a Delaware subsidiary, Fastnet Inc., to pursue fixed line applications of its technology.

From April 1, 1999 through December 15, 1999, operations were conducted as a semi-autonomous business unit within ITES - an Israeli based company under common control with N2W. ITES was engaged in the development of wireless multimedia applications ("the Wireless Business") and of Internet communications applications. All of ITES operating and other expenses since April 1, 1999, were related to the wireless business - and are all reflected in Net2Wireless statement of operations. On December 15, 1999, N2W acquired all of ITES's assets (including intellectual property) and assumed all liabilities related to the Wireless Business (the "Asset Acquisition Agreement") for an aggregate consideration of $ 1,200,000, of which $ 1,000,000 was to be paid in cash and $ 200,000 in a promissory note, due the earlier of December 31, 2002 or upon the closing of a public offering of the Company's Common stock with gross proceeds to the Company of at least $30,000,000. The note bore interest of 8% per annum, and was convertible at any time into the Company's Common shares at the then market value of the underlying shares. Subsequent to December 31, 1999, N2W paid the $1,200,000 (including the promissory note).

These transactions, which effected a combination of entities under common control, have been accounted for in a manner similar to a pooling of interests. Accordingly, the financial statements of the Company for the period prior to December 15, 1999 have been prepared using the combined historical carrying amounts of the assets, liabilities and operations of ITES transferred to the Company. The total obligation to ITES in excess of the amounts funded by ITES at the date of transfer amounting to N2W of $ 673,071 has been recorded in the financial statements of the Company as a capital distribution.

NOTE  2:-     AGREEMENT  WITH  SENSAR  CORPORATION

On December 8, 1999, the Company signed an agreement ("Loan and Option Agreement") with Sensar Corporation ("Sensar"), a public U.S company traded on the NASDAQ Small Cap Market. According to the Loan and Option Agreements, Sensar agreed to lend the Company $ 2,000,000. with an annual interest rate of 8%, due on September 30, 2000 (see Note 9c).

In addition, at any time after the commencement by N2W of a pilot program for a beta testing of certain modules of its software system with Partner Communications Company Ltd. ("Pilot Program"), (See Note 6b) and until 30 days following the receipt of written notice from N2W that N2W has completed its Pilot Program ("the Completion Date"), but no later than December 31, 2000, Sensar may elect to acquire 100% of the equity interest of N2W, in consideration for 18,295,060 newly issued Common shares of Sensar and shall assume up to 14,766,649 outstanding stock options and warrants of N2W ("the Merger").

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                In U.S. dollars

Within 30 days following the Completion Date and prior to December 31, 2000, N2W may call for such a Merger.

Adjustments to the number of shares to be issued to N2W shareholders under such Merger may be required if certain conditions on Sensar's part are not met.

In connection with the Merger, Sensar will issue 1,000,000 Common shares to certain individuals, including a related party, involved in introducing Sensar and Net2Wireless. The fair value ascribed to such issuance will be accounted for as a cost of the transaction.

On April 7, 2000, Sensar filed a prospectus with the United States Securities and Exchange Commission with regard to the proposed merger of Sensar Corporation and N2W. The Merger is pending the approval of the shareholders of both companies. The Merger will be accounted for as the acquisition of the net assets of Sensar by N2W. Although Sensar will be the surviving legal entity, for financial reporting purposes, N2W, the entity whose shareholders will hold in excess of 50% of the combined company, will be deemed the continuing entity. The Merger will be accounted for as a capital stock transaction in which N2W will be deemed to have issued the shares of Common stock held by the Sensar shareholders for the net assets of Sensar. The costs of the transaction will be charged to shareholders' equity. To the extent that the costs of the transaction exceed the net assets acquired from Sensar, the excess will be charged to the statement of operations

NOTE  3:  -     SIGNIFICANT  ACCOUNTING  POLICES

The consolidated financial statements are prepared in accordance with generally accepted accounting principles ("GAAP") in the United States.

a.     Interim  financial  information:

The financial information as of June 30, 2000 and for the six months and three months then ended, is unaudited. However, in the opinion of management, said financial information has been prepared on the same basis as the annual financial statements and includes all adjustments (consisting only of normal recurring adjustments), which N2W considers necessary for a fair presentation of the financial position at such date, and the operating results and cash flows for the period. Results for the interim period are not necessarily indicative of the results to be expected for the entire year.

b.     Use  of  estimates:

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                In U.S. dollars

c.     Principles  of  consolidation:

The consolidated financial statement include the accounts of the Company and its wholly-owned subsidiaries. Inter-company transactions and balances have been eliminated in consolidation.

d.     Financial  statements  in  U.S.  dollars:

The functional currency of the Company and its subsidiaries is the U.S dollar, as the U.S. dollar is the primary currency of the economic environment in which the Company and its subsidiaries have operated and expect to continue to operate in the foreseeable future. The majority of N2W operations are currently conducted in Israel and most of the Israeli expenses are currently paid in new Israeli shekels ("NIS"); however, most of the expenses are denominated and determined in U.S. dollars. Financing activities including loans, equity transactions and cash investments, are made in U.S. dollars.

The Company's transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured to U.S. dollars in accordance with Statement No. 52 of the Financial Accounting Standards Board ("SFAS"). All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of operations as financial income or expenses, as appropriate. For the period of six months ended June 30, 2000 and for the period from commencement of operations (April 1, 1999) through December 31, 1999, these expenses were immaterial.

e.     Cash  and  cash  equivalents:

Cash equivalents are considered to be highly liquid investments which include short-term bank deposits with original maturities of three months or less.

f.     Short-term  deposits:

The Company classifies deposits with maturities of more than three months and less than one year as short-term deposits. The short-term deposits are presented at their cost, including accrued interest.

g.     Property  and  equipment:

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally three to seven years. Leasehold improvements are amortized on a straight-line basis over the lease term.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                In U.S. dollars

h.     Accrued  severance  pay:

The Israeli subsidiary's liability for severance pay, pursuant to Israeli law, is accrued in the balance sheet. The liability for severance pay is calculated pursuant to the Israeli severance pay law based on the most recent salary of the Israeli employees multiplied by the number of years of employment as of the balance sheet date. Employees are entitled to a severance payment of one month's salary for each year of employment or a portion thereof. The subsidiary's liability for all of its employees, is fully provided by an accrual.

The Israeli subsidiary's liability for its employees is partially provided by monthly deposits with insurance policies.

i.     Research  and  development  costs:

Research and development costs are charged to the statement of operations as incurred. SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", requires capitalization of certain software development costs subsequent to the establishment of technological feasibility.

Based on the Company's product development process, technological feasibility is established upon completion of a working model. Research and development costs incurred by the Company to date have been charged to operating expenses.

j.     Accounting  for  stock-based  compensation:

The Company has elected to account for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", in accounting for its employees options. Under APB 25, when the exercise price of the Company's stock options is less than the market price of the underlying stock on the date of grant, compensation expense is recognized for the difference which is amortized over the vesting period. The pro forma information with respect to the fair value of the options, is provided in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" (see Note 7c).

In accounting for warrants granted to parties other than employees, the provisions of SFAS 123, and EITF 96-18, "Accounting for Equity Instruments that Are Issued to Other than Employees for Acquiring or in Conjunction with Selling, Goods or Services", were applied. The fair value of warrants is estimated at the date at which the optionee's service is provided, or upon firm commitment for the provision of services.

k.     Basic  and  diluted  loss  per  Common  share:

Basic and diluted net loss per Common share is presented in accordance with SFAS 128, "Earnings Per Share", for all periods presented.

Basic and diluted net loss per Common share has been computed using the weighted average number of Common shares outstanding during each period. Diluted net loss per Common share is computed based on the weighted average number of Common shares outstanding during each period, plus the weighted average number of dilutive potential Common shares considered outstanding during the period.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                In U.S. dollars

All Preferred stock, outstanding stock options and warrants have been excluded from the calculation of the diluted loss per Common share, because all such securities are anti-dilutive for all periods presented. The total number of shares related to the Preferred stock, outstanding options and warrants excluded from the calculations of diluted net loss per share, were 12,893,903, 13,359,990 and 0 for the period of six months and three months ended June 30, 2000 (unaudited) and for the year ended December 31, 1999, respectively.

The following table presents a calculation of pro forma basic and diluted net loss per Common share (in U.S. dollars, except per share data):


                                                                              Period from       Period from
                                                                              commencement      commencement
                                                                              of operations     of operations
                                           Six months      Three months       (April 1, 1999)   (April 1,
                                             ended           ended                through       through
                                             June 30,        June 30,           December 31,      June 30,
                                              2000            2000                 1999            2000
                                           -------------   ------------       --------------    -------------
Net loss                                   $(129,005,989)  $(6,238,779)       $ (493,178)       $(129,499,167)
                                           =============   ===========        ==========        =============
Weighted average number of Common
 shares used  in computing basic and
 diluted net loss per Common share            14,901,925    17,253,920         8,177,743           14,085,884
Pro forma adjustments to reflect weighted
 effect of assumed conversion of
 convertible Preferred A stock                   580,968     1,041,140                 -              510,462
                                           -------------   -----------        ----------        -------------
Weighted average number of Common
 shares used in computing pro forma basic
 and diluted net loss per Common share        15,482,893    18,295,060         8,177,743           14,596,346
                                           =============   ===========        ==========        =============
Pro forma basic and diluted net loss per
 share                                     $       (8.33)  $     (0.34)       $    (0.06)       $       (8.87)
                                           =============   ===========        ==========        =============

The pro forma basic and diluted net loss per share reflects the Preferred shares automatic conversion upon the merger.

l.     Fair  value  of  financial  instruments:

The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments:

Cash and cash equivalents and accounts payables - the carrying amount reported in the balance sheet approximates its fair value due to the short-term maturities of these instruments.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                In U.S. dollars

m.     Income  taxes:

The Company accounts for income taxes in accordance with SFAS 109, "Accounting for Income Taxes". This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

n.     Concentrations  of  credit  risks:

Financial instruments that potentially subject the Company to concentrations of credit risks consist principally of cash and cash equivalents.

The Company's cash and cash equivalents are deposited in major banks in Israel and in the U.S. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company's investments are financially sound and, accordingly minimal risk exists with respect to these investments.

o.     Impact  of  recently  issued  accounting  Standards:

In June 1998, the SFAS issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. The FASB has issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133". The Statement defers for one year the effective date of SFAS No. 133. The rule will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company does not expect the impact of this new Statement on the Company's consolidated balance sheets or results of operations to be material.

NOTE  4:-     LOAN  TO  ITES  (UNAUDITED)

On March 28, 2000, the Company granted ITES a loan in the amount of $ 60,928, to be repaid no later than June 30, 2001. The loan is linked to the Israeli CPI and bears interest at a rate of 7% per annum.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                In U.S. dollars

NOTE  5:-     PROPERTY  AND  EQUIPMENT


                                       December 31,
                                           1999
                                       ------------
Cost:
  Computers and peripheral equipment   $113,984

  Office furniture and equipment         27,518

  Motor vehicles                         16,903
  Leasehold improvements                 24,843
                                       --------
                                        183,248

Less - accumulated depreciation          14,608
                                       --------
Depreciated cost                       $168,640
                                       ========

Depreciation expenses amounted to $ 14,608 for the nine month period ended December 31, 1999.

NOTE  6:-     COMMITMENTS  AND  CONTINGENT  LIABILITIES

a. The subsidiaries leased office space under operating lease agreements. The minimum rental payments under non-cancelable operating leases are as follows:


Six months ended December 31, 2000  $  257,291
Year ended December 31, 2001         1,358,318
Year ended December 31, 2002         1,563,502
Year ended December 31, 2003         1,553,566
                                    ----------
                                    $4,732,677
                                    ==========

     In connection with several of the lease agreements, the Israeli subsidiary provided bank guarantees of approximately $ 1,273,000.

In connection with another lease agreement, the Company deposited an amount equal to six monthly rental payments, to secure its last payments under the agreement.

     Rent expenses for the nine-month period ended December 31, 1999, and the six-month period ended June 30, 2000 (unaudited) were approximately $ 13,656 and $ 85,000, respectively.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                In U.S. dollars

b. On October 6, 1999, ITES entered into a Memorandum of Understanding ("MOU") with Partner Communications Company Ltd. ("Partner"), an Israeli cellular communications provider, relating to a proposed evaluation by Partner of a certain module of ITES' software and hardware platform ("the Pilot Program"). Under the terms of the MOU, Partner was to receive options exercisable through October 6, 2000, to purchase a 10% interest in ITES, at a pre-money market value of no more than $ 5,555,555 subject to certain conditions. In addition, the parties agreed on certain commercial terms to be contained in a definitive agreement, if and when signed.

As part of the asset acquisition agreement, ITES assigned all rights and obligations under the MOU to N2W. Pending the consent of Partner, N2W, ITES and Partner negotiated the terms of a definitive agreement, to settle all the disputes between them. Such agreement ("the Definitive Agreement") was signed on March 13, 2000. Pursuant to the definitive agreement, Partner received a right of first refusal in respect to any other activity of N2W's new technologies, services, products or applications relating to the wireless business in Israel. Partner further agreed to assist in introducing N2W to other GSM cellular providers worldwide. Partner shall be entitled to 15% of the revenues of N2W from any resulting sale.

According to the Definitive Agreement and the MOU, Partner was granted a fully vested and non-forfeitable option ("the Partner Option") in order to induce it to enter into the agreement. The Partner option allows the purchase of up to the aggregate to 3,020,576 Common shares of N2W, or the surviving company in the event of a merger between N2W and Sensar ("the Merger") - at an exercise price of $ 1.84 per Common share (an aggregate amount of $ 5,555,555). The Partner Option shall be exercisable through the later of October 6, 2000 or two months after completion of the Merger. In the event that the Merger shall not be consummated, the terms of the options will be changed such that the number of underlying Common shares will be equal to 1,909,465 Common shares - at an exercise price of $ 2.909 per Common share. In the event that the market price per share of the surviving company immediately following a Merger shall reflect a company valuation of less than $ 50,000,000 (before giving effect to the exercise of options), the purchase price to be paid by Partner shall be adjusted by the ratio between $ 50,000,000 and the actual valuation (before Partner's investment).

The fair value of this option was estimated at the grant date using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.75%, dividend yield of 0%, volatility factors of the expected market price of the Company Common shares of 0.5, and an expected life of one year. The fair value of each option is $26.14 (see Note 7c.3.d)).

On June 26, 2000 Net2Wierless signed the third amendment to the agreement with Sensar, that eliminated the obligation on behalf of the current management of Sensar to exercise their options prior to closing. As a result of the anti-dilution provisions in the agreements with Partner Communication, Net2Wireless granted additional 6,422 options to Partner Communications with no additional consideration. Thus, as of June 30,2000 Partners Communication has 3,026,998 option at an exercise price of $1.84 per share.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                In U.S. dollars

The fair value of the 6,422 options was estimated at the grant date using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.75%, dividend yield of 0%, volatility factors of the expected market price of the Company Common shares of 0.5, and an expected life of one year. The fair value of each option is $27.93.

c. On June 26, 2000 N2W signed an agreement with Euros Ltd., a company controlled by a director of N2W, under which Euros Ltd is to receive consulting fees of $1,500 per day for the period from November 1999 through March 2000, and $2,000 per day as of April 2000 in connection with the related party's executive management, services and business development. The term of this agreement is for one year, retroactive to November 1, 1999.

NOTE  7:-     SHARE  CAPITAL

a.     Share  capital:

Composed  as  follows:

1. The Common shares confer upon their holders the right to vote, to participate in shareholders' meetings, to receive profits and to share in excess assets upon liquidation of the Company.

2. The Series A Preferred shares confer upon their holders all the rights conferred by Common shares and, in addition, they confer the following rights:

a)     Conversion  and  anti-dilution:

The convertible Preferred shares are convertible at the option of the holder, at any time, into one Common share, subject to certain anti-dilution adjustments, including for issuances of additional Common shares for a consideration per share less than the conversion price of any convertible Preferred shares. Outstanding shares of convertible Preferred shares automatically convert into Common shares on the closing of an underwritten public offering of Common shares in which the Company received at least $ 30 million of net proceeds and the offering price per share is at least $ 10 (subject to adjustment for share splits, share dividends, and like events), or upon the completion of the Merger (see Note 2).

b)     Dividend:

If and when the Company declares a dividend, the holders of convertible Preferred shares shall be entitled to receive non-cumulative dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common shares of the Company, in an amount equal to 8% of the Preferred stock price per annum.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                In U.S. dollars

c)     Liquidation:

The holders of Series A convertible Preferred shares are entitled to receive, upon liquidation and in certain circumstances as upon a merger, acquisition or similar event (excluding the Merger with Sensar corporation), an amount per share equal to the equivalent in Israel currency (subject to stock splits, stock dividends, reclassifications and the like) of $ 27.931. Any remaining assets shall be distributed on a pro rata basis among the holders of all Preferred and Common shares.

d)     Voting:

Convertible Preferred shares confer voting rights based on the number of Common shares into which the Preferred share is convertible.

b.     Convertible  loans  from  related  parties:

     On December 15, 1999, the Company signed a stock and note purchase agreement with a group of investors ("the Investors"). According to the terms of the agreement, the Company issued 5,227,293 Common shares in the aggregate of $ 500,000. In addition, the Investors together with other new investors agreed to lend the Company $ 1,000,000, due on December 31, 2000. The loan bears interest at the rate of 6.5% per annum, and is convertible, at any time through the due date, into 3,780,223 Common shares.

     In January 2000, the Company received the equity investment and the loan, aggregating to $ 1,500,000 and issued 5,227,213 Common shares in accordance with the agreement.

On March 30, 2000, the note was converted into 3,780,223 Common shares.

c.     Warrants  and  stock  options  (unaudited):

1.     Options  to  employees  and  directors:

Since January 1, 2000, the Company has granted options to employees and directors, pursuant to employment agreements. Each option granted can be exercised to one Common share of the Company. Options granted to employees generally vest over a period of four to five years, and options granted to directors are generally fully vested at the date of grant. The options expire 10 years from the date of grant.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                In U.S. dollars

A summary of the Company's stock option activity, and related information is as follows:


                                                Six months ended
                                                  June 30, 2000
                                               ---------------------
                                                            Weighted
                                               Number       average
                                                 of         exercise
                                               options       price
                                               -------      --------
                                                     Unaudited
                                               ---------------------
Change during the period:
  Options outstanding at the beginning of the
   period                                               -      $   -
  Granted                                       3,067,250       3.61
                                                ---------      -----
Options outstanding at the end of the period    3,067,250      $3.61
                                                =========      =====
Options exercisable at the end of the period    1,440,333      $1.86
                                                =========      =====

Deemed fair value of options granted at an exercise price of:

  Less than fair market value at date granted  $    16.97
                                               ==========
  Equal to fair market value at date granted   $    14.09
                                               ==========
  Exceeds fair market value at date granted    $    13.61
                                               ==========

The options outstanding as of June 30, 2000, have been separated into ranges of exercise price as follows:

                                                                               Weighted
                    Options       Weighted                       Options       average
                  outstanding     average         Weighted     exercisable     exercise
                     as of        remaining       average        as of         price of
                    June 30,      contractual     exercise      June 30,       exercisable
Exercise price       2000            life          price         2000            options
                  -----------     -----------     --------     -----------     -----------
$1.86             2,823,084       $6.95           $ 1.87       1,440,333       $1.86
$15 - 20             95,500        9.92            16.85               -           -
$23.27 - 28         112,666        9.80            26.16               -           -
$30 - 35             36,000        9.83            34.51               -           -
                  ---------                                    ---------
                  3,067,250       $7.18           $ 3.61       1,440,333       $1.86
                  =========                                    =========

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                In U.S. dollars

Pro forma information regarding net loss and net loss per Common share is required (for grants issued after December 1994) by SFAS 123, and has been determined assuming the Company had accounted for its employee stock options under the fair value method prescribed by that Statement. The fair value of the options was estimated at the grant date using the minimum value option pricing model, with the following weighted-average assumptions: a dividend yield of 0% for all years; a risk-free interest rate of 5.75% for all years and an expected life of five years for all options.

Pro forma information under SFAS 123 is as follows:

                                                        Six months
                                                          ended
                                                         June 30,
                                                           2000
                                                         Unaudited
                                                       -------------
Net loss                                               $(129,005,989)
                                                       =============
Pro forma net loss                                     $(130,647,158)
                                                       =============
Pro forma basic and diluted net loss per Common share  $       (8.77)
                                                       =============

2.     Warrants:

a) On December 7, 1999, the Company granted two of its founders a total of 3,265,185 options to purchase the Company's Common shares at $ 1.86 per share, in recognition of the role they filled in the negotiating and structuring the agreement with Sensar. The options vest immediately, and are exercisable for a period of five years.

     The exercise price per option was deemed to be above the fair market value of the per common share. The fair value of this option was estimated at the grant date using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.75%, dividend yield of 0%, volatility factors of the expected market price of the Company Common shares of 0.5, and an expected life of three years. The fair value of the option is immaterial.

b) On December 9, 1999, in connection with the Loan and Option Agreement with Sensar, the Company granted an advisor a fully vested warrant to acquire up to 5,370,370 Common shares of the Company at $ 2.33 per share. The warrant is exercisable at any time, in whole or in part through December 8, 2004.

     The fair value of this warrant was estimated at the grant date using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.75%, dividend yield of 0%, volatility factors of the expected market price of the Company Common shares of 0.5, and an expected life of three years. The fair value of the warrant is immaterial.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                In U.S. dollars

3.     Warrants  and  options  (unaudited):

a) On January 18, 2000, the Company granted an advisor a fully vested warrant to acquire up to 107,407 Common Shares of the Company at $1.86 per share. The warrant is exercisable at any time in whole or in part for a period of five years.

The fair value of this warrant was estimated at the grant date using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.75%, dividend yield of 0%, volatility factors of the expected market price of the Company's Common shares of 0.5, and an expected life of five years. The fair value of the warrant is immaterial.

b) On February 2, 2000, the Company granted an advisor a fully vested warrant to acquire up to 68,741 Common shares of the Company at $2.33 per share. The warrant is exercisable at any time in whole or in part through February 1, 2005.

The fair value of this warrant was estimated at the grant date using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.75%, dividend yield of 0%, volatility factors of the expected market price of the Company Common shares of 0.5, and an expected life of five years. The fair value of the warrant is immaterial.

     On March 23, 2000, the warrant was exercised into 68,741 Common shares.

c) On March 20, 2000, the Company granted to a related party a total of 214,815 options to purchase the Company's Common shares at $1.86 per share, in consideration for services provided in connection with the stock purchase agreement (see Note 9d). The options vest immediately, and are exercisable for a period of five years.

The fair value of these options was estimated at the grant date using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.75%, dividend yield of 0%, volatility factors of the expected market price of the Company Common shares of 0.5, and an expected life of five years. The fair value of each option is $ 26.53.

d) On April 1, 2000, the Company granted an advisor a fully vested warrant to acquire up to 100,000 Common shares of the Company at $ 2 per share. The warrant is exercisable at any time in whole or in part for a period of five years.

The fair value of this warrant was estimated at the grant date using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.75%, dividend yield of 0%, volatility factors of the expected market price of the Company stock of 0.5, and an expected life of one year. The fair value of each warrant is $ 26.04.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                In U.S. dollars

d.     Stock-based  compensation  expenses  (unaudited):

     Following are the stock based compensation expenses:

                                       Six months    Three months
                                         ended          ended
                                        June 30,       June 30,
                                          2000          2000
                                       ------------  -----------
                                             Unaudited
                                       -------------------------
Compensation expenses from the grant
  of options and warrants to:
  Employees                            $    823,929  $  732,711
  Directors                              36,399,901           -
  Advisors                                8,303,041   2,603,999
  Partner (see Note 6b)                  79,137,223     179,366
                                       ------------  ----------
                                       $124,664,094  $3,516,076
                                       ============  ==========

NOTE  8:-     TAXES  ON  INCOME

The Company commenced operations as an independent entity for income tax purposes subsequent to December 31, 1999. As described in Note 1, for accounting purposes, the financial statements for the period ended December 31, 1999, reflect the operations of the Wireless Business conducted within ITES. Thus N2W, as an independent entity, had no net carryforward tax losses as of December 31, 1999.

NOTE  9:-     SUBSEQUENT  EVENTS

a. On February 2 and 3, 2000, the Board of Directors authorized, and the Company's shareholders ratified, an increase in the Company's authorized capital stock from 3,000 Common shares of $ 0.01 par value each to (i) 50,000,000 Common shares, $ 0.01 par value each, and (ii) 10,000,000 Preferred shares, $ 0.01 par value each. The Board further approved a 2,000,000:1 stock split to be effected as a stock dividend (such that each holder of one Common share was entitled to receive 1,999,999 additional Common shares), effective February 17, 2000. All warrants, options, shares and per share, warrant and option amounts have been retroactively adjusted to reflect the stock split.

b. On March 20, 2000, the Board of Directors approved a 1.074074:1 stock split effected as a stock dividend (such that each holder of one Common share was entitled to receive 0.074074 additional Common shares). All warrants, options shares and per share, warrant and option amounts have been retroactively adjusted to reflect the stock split.

                            NET2WIRELESS CORPORATION
                      (A company in the development stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                In U.S. dollars

c. In January 2000, Sensar transferred $ 500,000 as a loan to N2W, in respect of the Loan and Option Agreement.

d. On March 21, 2000, N2W signed a stock purchase agreement with a group of investors. Pursuant to the terms of the agreement, N2W issued 1,041,140 shares of Series A Preferred stock par value $ 0.01 per share, at $ 27.931 per share, resulting in aggregate gross proceeds of $ 29,080,100. The Preferred A shares have the same rights as the Common shares, are convertible into Common shares, and have a preference in the net assets of the Company in certain liquidation events and in dividends.

NOTE  10:-     SUBSEQUENT  EVENTS  (UNAUDITED)

a. The Company signed a memorandum of understanding, dated July 26, 2000, with Nextel Finance Company, a wholly-owned subsidiary of Nextel Communication, Inc., for the field testing and potential future purchase of Net2Wireless' proposed products.

          In a separate agreement, dated July 26, 2000, Nextel Finance Company and the Company also agreed to the terms and conditions that would apply to an investment in 1,000,000 shares of the Company's capital stock at a per share price of $ 32 Consummation of this investment transaction is subject to several conditions, including the satisfactory completion of due diligence by Nextel Finance Company.

b. On September 2,2000, the Company signed a employment agreement with Mr. Davidson ("the Mr. Davidson's agreement"), who will be the president and chief executive officer of the company, for an initial term of three years, renewable for additional two-year terms. Under Mr. Davidson's agreement, the company will pay him approximately $500,000 annually to be increased by 10% each year. The agreement also provides for the payment of additional benefits and potential cash and equity bonuses. In addition to his salary Mr. Davidson received options to purchase 1,200,000 shares of common stock at an exercise price of $32 per share, subject to a following vesting: 400,000 options is vested immediately, 400,000 options after one year and additional 400,000 options after tow years. The option shell be exercisable for a period of ten years. Mr. Davidson shall also receive options to purchase 180,000 shares of common stock for each billion dollar increase in the value of the combined company.

                               - - - - - - - - - -

APPENDIX A

                                    AGREEMENT

     THIS AGREEMENT (this "Agreement") is entered into this 8th day of December, 1999, by and among SENSAR CORPORATION, a Nevada corporation ("Sensar") and Net2Wireless, Inc., a Delaware corporation ("Net"), based on the following:

                                    Premises

     A. Sensar is a publicly-held corporation with its common stock listed on the NASDAQ Small Cap Market.

     B. Net is an emerging growth company that has the right to acquire development technology with potential applications in the wireless communications field.

     C. Sensar and Net have discussed the possibility of a business transaction to the mutual benefit of both parties and have agreed to enter into the transactions set forth in this Agreement.

                                    Agreement

     NOW, THEREFORE, based on the stated premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived therefrom, it is hereby agreed as follows:

                                    ARTICLE I

                                   DEFINITIONS

     When used herein, the following terms shall have the meanings indicated:

     Section  1.01     Code.  The Internal Revenue Code of 1986, as amended.

     Section 1.02 Exchange Act. The Securities Exchange Act of 1934, as amended.

     Section 1.03 GAAP. United States generally accepted accounting principles, as in effect on the date of determination, applied on a consistent basis.

     Section 1.04 Net. Net2Wireless, Inc., a corporation organized under the laws of the state of Delaware and its wholly owned subsidiaries.

     Section 1.05 Net Stock. All of the shares of Net issued and outstanding as of the Closing Date, which are to be exchanged for shares of Sensar Common Stock pursuant to the terms of this Agreement.

     Section  1.06     SEC.  The United States Securities and Exchange
Commission.

     Section  1.07     Securities Act.  The Securities Act of 1933, as amended.

     Section  1.08     Sensar.  Sensar Corporation, a Nevada corporation.

     Section 1.09 Sensar Common Stock. The authorized common stock, par value $0.001 per share, of Sensar.

                                   ARTICLE II

                                   TRANSACTION

     Section 2.01 Loan. On the terms and conditions hereinafter set forth, Sensar agrees to loan to Net Two Million Dollars ($2,000,000) (the "Funding"). The Funding will be made to Net subsequent to the successful completion of the following:

     (a) The acquisition (the "Asset Acquisition"), directly or indirectly through wholly-owned subsidiaries of Net, of the following from I.T.E.S. Ltd., an Israeli corporation ("ITES"):

     (i) All intellectual property owned by ITES related to wireless multi-media streaming;

     (ii) Any intellectual property owned by ITES necessary to permit the development by Net of related wireless applications such as e-mail, messaging, etc.; and

     (iii) The tangible property owned by ITES associated with the intellectual property transferred to Net.

     (b) The delivery of, and acceptance by Sensar, of the Net Schedules required by Section 5.22, including the audited financial statements of Net, as required by Section 5.05;

     (c) The written agreement by the holders of at least 67% of the Net Stock outstanding subsequent to the Asset Acquisition to approve the execution and delivery of this Agreement by Net and to vote in favor of the acquisition of Net as a wholly-owned subsidiary of Sensar if a Reorganization Notice (as defined in Section 2.04) is given; and

     (d) Net shall enter into an agreement with Partner Communications Ltd. ("Partner"), in form and substance acceptable to Sensar, that provides for the installation and testing of Net's wireless multi-media streaming platform with Partner's existing wireless network; and

     (e) The execution and delivery of a security agreement in form and substance acceptable to Sensar granting the security interest set forth in
Section 2.03.

     Section 2.02 Note. The obligation of Net with respect to the Funding and any subsequent amounts advanced to Net by Sensar shall be evidenced by a promissory note, in a form satisfactory to Sensar. All such amounts shall bear interest at eight percent (8%) per annum, from the date advanced until paid. The principal and all accrued but unpaid interest shall be due in full on or before September 30, 2000.

     Section 2.03 Security. The obligations of Net to Sensar shall be secured by a perfected security interest in all of the assets of Net, including the shares of its operating subsidiaries.

     Section  2.04     Reorganization.

          (a) At any time after the commencement by Net of the pilot program under the agreement with Partner until 30 days following the receipt of written notice from Net that Net has completed its pilot program under the terms of the agreement with Partner (the "Completion Date"), but in no event later than December 31, 2000, Sensar may, by prior written notice (the "Reorganization Notice") to Net, elect to acquire 100% of the equity interest of Net under the terms set forth in Section 2.05.

          (b) Within 30 days following the Completion Date and prior to December 31, 2000, Net may deliver a Reorganization Notice to Sensar.

          (c) On delivery of such Reorganization Notice, whether by Sensar or Net, the parties shall be bound to proceed with the reorganization as set forth below.

     Section 2.05 Terms of the Reorganization. If a Reorganization Notice is delivered, the acquisition of Net shall be accomplished either as an acquisition of Net as a wholly-owned subsidiary of Sensar or through a merger of Net with and into Sensar, in accordance with the representations, covenants, and conditions set forth in this Agreement. All of the issued and outstanding shares, and rights to acquire shares, of Net shall be cancelled as of the effective time of the merger and Sensar shall issue an aggregate of 8,000,000 shares of Sensar common stock to the former holders of Net Stock, including the holders, other than Sensar, of any rights to acquire Net Stock, pro rata, as each holder's rights may be determined by the board of directors of Net; provided that in addition to such 8,000,000 shares, options or a plan to issue options existing as of the Closing to acquire Net Stock will be assumed as options to acquire a maximum of 5,500,000 shares of Sensar Common Stock. If the amount received by Sensar with respect to the short term notes receivable reflected on the financial statements of Sensar as of September 30, 1999 on or before the date that is 60 days subsequent to the due date of such receivables, when added to the net cash held by Sensar at the Closing is less than $4.5 million, the number of shares of Sensar stock to be delivered to the former holders of Net stock shall be increased, in the aggregate, by the number of shares calculated in accordance with the following formula: [$4.45 million - (net cash + amount received with respect to the short-term receivables on or before sixty days subsequent to the due date)] by 4 = number of shares. For purposes of this calculation "net cash" shall mean the cash held by Sensar as of the Closing plus the amount due from Net for amounts advanced by Sensar under the Funding (including accrued interest) less the liabilities of Sensar as of the Closing, excluding any liability for which Sensar is indemnified by Howard
S. Landa under the provisions of Section 4.08 and to the extent then included, any deferred gain reflected as a liability on the balance sheet of Sensar.

     Section 2.06 Closing of Acquisition. The closing ("Closing") of the acquisition contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") within the 10-day period subsequent to the approval of the acquisition by the stockholders of Sensar and Net.

     Section  2.07     Closing  Events.  At the Closing:

          (a) The shareholders of Net shall deliver the original certificates representing all of the issued and outstanding stock and rights to acquire stock of Net, duly executed, with appropriate signature guarantees, for cancellation by Net. Sensar shall deliver the original of the certificates representing 8,000,000 shares of Sensar Common Stock (subject to the adjustments provided for in this Agreement), registered in the names and denominations set forth on
Schedule 2.10.

          (b) The current directors of Sensar shall resign and Andrew Bebbington and four nominees of Net shall be appointed to the board of directors of Sensar. All current officers of Sensar shall resign and the new board of directors shall appoint the officers of Sensar and Net.

          (c) Each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, financial statements, schedules, agreements, resolutions, r other instruments required by this Agreement to be so delivered at or prior to the Closing together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby; and

          (d) In addition to the foregoing, each of the parties shall execute and deliver such additional documents as may reasonably be required in order to effectuate the acquisition herein contemplated in accordance with the requirements of the Code and shall treat such acquisition for all tax purposes consistently with the other parties' treatment thereof and in accordance with the requirements as a reorganization under Code section 368(a).

                                   ARTICLE III

                              PRE-CLOSING COVENANTS

     Section 3.01     Affirmative and Negative Covenants of Net.

          (a) Net hereby covenants and agrees that, during the term of this Agreement and prior to the Closing, unless otherwise expressly contemplated by this Agreement (including, without limitation, the Asset Acquisition) or consented to in writing by Sensar, Net will:

          (ii) operate its business in all material respects in the usual and ordinary course, consistent with past practice;

          (iii) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its officers and employees and maintain its relationships with its material customers and suppliers;

          (iv) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

          (v) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

     (b) Except as expressly contemplated by this Agreement (including, without limitation, the Asset Acquisition) or otherwise consented to in writing by Sensar, during the term of this Agreement and prior to the Closing Date, Net will not do any of the foregoing:

     (i) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

     (ii) (A) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options in accordance with their terms); (B) effect any reorganization or recapitalization; or (C) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

     (iii) (A) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares; (B) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (C) take any action to accelerate the exercisability of stock options or other rights to acquire Net Stock provided, however, that Net shall be permitted to issue stock options which will be assumed as options to acquire 5,500,000 shares of Sensar Common Stock following the Closing;

     (iv) acquire or agree to acquire, by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than pursuant to this Agreement or for the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

     (v) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any assets material to Net or its business;

     (vi) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any transaction that would be inconsistent with the transactions contemplated by this Agreement, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain such a competing transaction, or agree to or endorse any competing transaction, or authorize or permit any of the officers, directors or employees of Net or any investment banker, financial advisor, attorney, accountant or other representative retained by Net to take any such action, and Net shall promptly notify Sensar of all relevant terms of any such inquiries and proposals received by Net or by any officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, Net shall promptly deliver or cause to be delivered to Sensar a copy of such inquiry or proposal provided that, notwithstanding any provision of this Agreement to the contrary, if Net shall breach the provisions of this Section 3.01(b)(vi), Sensar shall have the right to convert the $2 million note evidencing the Funding into Net Stock representing 33% of the equity ownership of Net on a fully diluted basis;

     (vii) release any third party from its obligations, or grant any consent, under any existing standstill provision relating to a competing transaction or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement;

     (viii) adopt or propose to adopt any amendments to its certificate of incorporation or bylaws, which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

     (ix) (A) change any of its methods of accounting employed in the preparation of the financial statements described in Section 5.05 below , or (B) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, audit or controversy relating to taxes (except where the amount of such settlement or controversy, individually or in the aggregate, does not exceed $10,000);

     (x) incur any obligations for borrowed money, incur any purchase money indebtedness, or provide a guarantee, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice and in no event in excess of $100,000 in the aggregate;

     (xi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Net;

     (xii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (x) reflected on, or reserved against in, or contemplated by, the financial statements (or the notes thereto) of Net, (y) incurred in the ordinary course of business consistent with past practice or (z) which are legally required to be paid, discharged or satisfied;

     (xiii) knowingly take, or agree to commit to take, any action that would make any representation or warranty of Net contained herein inaccurate in any respect at, or as of any time prior to, the Closing;

     (xiv) Net will not engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of Net affiliates, including, without limitation, any transactions, agreements, arrangements or understanding with any affiliate or other person covered under
Item 404 of Regulation S-K promulgated under the Securities Act, other than pursuant to such agreement, arrangements or understandings existing on the date of this Agreement or as disclosed in writing to Sensar on the date hereof or which are contemplated under this Agreement; provided that, Net provides Sensar with all information concerning any such agreement, arrangement or understanding that Sensar may reasonably request;

     (xv) engage in any futures or options trading or be a party to any price or currency swaps, hedges, futures or derivative instruments; or

     (xvi)     agree in writing or otherwise to do any of the foregoing.

     Section 3.02 Affirmative Covenants of Sensar. Sensar hereby covenants and agrees that, during the term of this Agreement and prior to the Closing, unless otherwise expressly contemplated by this Agreement or consented to in writing by Net, Sensar will:

     (a) timely file all SEC reports that may become due subsequent to the date of this Agreement. Sensar will provide a draft of any such SEC report to Net prior to its release in order to solicit Net's comments;

     (b) take such steps as are necessary so that at the Closing Sensar has no liabilities other than current liabilities not yet due, not to exceed $50,000 in the aggregate, and a minimum of an aggregate of $4.5 million in cash and note receivables due no later than October 1, 2000 (with the maximum principal amount of such notes not to exceed $3.5 million inclusive of the $2 million note (and accrued and unpaid interest) evidencing the Funding);

     (c) terminate all of its employment and consulting agreements, except for such agreements as may be terminable at will on thirty (30) days or less notice, without payment of penalty or any other amount other than the current amount due for services;

     (d) cause to be exercised all options, warrants, or other rights to acquire stock or securities of Sensar identified in Schedule 3.02(d). When such options are exercised on a cashless basis in connection with the Closing, the average of the closing prices for Sensar Common Stock for the 20 trading days with reported trading volume of at least 50,000 shares preceding the Closing shall be used to calculate the number of shares to be issued;

     (e) use its best efforts to maintain the listing of its common stock on the NASDAQ Small Cap Market;

     (f) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

     (g) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

     In the course of accomplishing the foregoing, Sensar may make cash payments, distribute assets, enter into transactions, and issue Sensar Common Stock so long as it has a minimum of $4.5 million in cash and notes payable no later than October 1, 2000 (with the maximum principal amount of such notes not to exceed $3.5 million inclusive of the $2 million note (and accrued and unpaid interest therein) evidencing the Funding) as of the Closing Date and does not have in excess of 3,150,000 (plus any additional shares issued subsequent to the date of this Agreement pursuant to the exercise of the options or warrants identified in schedule 7.03) shares of Sensar Common Stock issued and outstanding as of the Closing Date.

     Section 3.03 Negative Covenants of Sensar. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Net (and in addition to the covenant set forth in the preceding paragraph), during the term of this Agreement and prior to the Closing Date, Sensar will not do any of the following:

          (a) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

          (b) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options in accordance with their terms); (2) effect any reorganization or recapitalization; or (3) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

          (c) except for the rights identified in schedule 7.03, (1) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares;
(2) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (3) take any action to accelerate the exercisability of stock options or other rights to acquire Sensar Common Stock;

          (d) acquire or agree to acquire, by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than pursuant to this Agreement or for the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

          (e) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any assets material to Sensar or its business;

          (f) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any transaction that would be inconsistent with the transactions contemplated by this Agreement, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain such a competing transaction, or agree to or endorse any competing transaction, or authorize or permit any of the officers, directors or employees of Sensar or any investment banker, financial advisor, attorney, accountant or other representative retained by Sensar to take any such action, and Sensar shall promptly notify Net of all relevant terms of any such inquiries and proposals received by Sensar or by any officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, Sensar shall promptly deliver or cause to be delivered to Net a copy of such inquiry or proposal;

          (g) release any third party from its obligations, or grant any consent, under any existing standstill provision relating to a competing transaction or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement;

          (h) adopt or propose to adopt any amendments to its certificate of incorporation or bylaws, which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

          (i) change any of its methods of accounting in effect at December 31, 1998, or (2) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, audit or controversy relating to taxes (except where the amount of such settlement or controversy, individually or in the aggregate, does not exceed $10,000), or change any of its methods of reporting income or deductions for income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1998, except in each case, as may be required by law or GAAP;

          (j) incur any obligations for borrowed money, incur any purchase money indebtedness, or provide a guarantee, whether or not evidenced by a note, bond, debenture or similar instrument;

          (k) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Sensar;

          (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (x) reflected on, or reserved against in, or contemplated by, the financial statements (or the notes thereto) of Sensar, (y) incurred in the ordinary course of business consistent with past practice or (z) which are legally required to be paid, discharged or satisfied;

          (m) knowingly take, or agree to commit to take, any action that would make any representation or warranty of Sensar contained herein inaccurate in any respect at, or as of any time prior to, the Closing;

          (n) Sensar will not engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of Sensar affiliates, including, without limitation, any transactions, agreements, arrangements or understanding with any affiliate or other person covered under
Item 404 of Regulation S-K promulgated under the Securities Act, other than pursuant to such agreement, arrangements or understandings existing on the date of this Agreement or as disclosed in writing to Net on the date hereof or which are contemplated under this Agreement; provided that, Sensar provides Net with all information concerning any such agreement, arrangement or understanding that Net may reasonably request;

          (o) engage in any futures or options trading or be a party to any price or currency swaps, hedges, futures or derivative instruments; or

          (p)     agree in writing or otherwise to do any of the foregoing.

     Section 3.04 Interim Reports. During the term of this Agreement, each party shall provide the other with monthly reports. Such reports shall be delivered by the 15th of the month following the month reported commencing the month following the Funding and shall contain a copy of the internal financial statements of such party, certified by the chief financial officer of such party as true and correct and a fair representation of the financial condition and results of operation for such party as of and for the periods presented; with respect to Net, a summary of the development of the technology and future steps required or intended to be taken by Net with respect to the technology; a summary and, if requested by the other party, a copy of any material agreement entered into or proposed to be entered into by the other party; and with respect to Net, a summary of the current status, and prospective business plan, of Net.

     Section 3.05     Access and Information.

          (a) Sensar shall, and shall cause its subsidiaries to, afford Net and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Net Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of Sensar and its subsidiaries and to the books and records thereof and furnish promptly to Net and the Net Representatives such information concerning the business, properties, contracts, records and personnel of Sensar and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Net or such Representatives.

          (b) Net shall (i) afford to Sensar and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Sensar Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of Net and its subsidiaries and to their respective books and records and (ii) furnish promptly to Sensar and Sensar Representatives such information concerning the business, properties, contracts, records and personnel of Net (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Sensar or such Representatives.

          (c) The information received pursuant to section 3.05(a) and (b) shall be deemed to be "confidential information" and shall not be disclosed to any other person or entity, except to the parties' representatives, and shall not be used for any purpose other than the transactions contemplated by this Agreement.

     Section 3.06     Termination.

          (a) This Agreement may be terminated at any time prior to the Closing Date by the mutual consent of both Sensar and Net through action of their respective boards of directors. This Agreement may be terminated by either Sensar or Net in the event that (x) neither Sensar nor Net has delivered to the other the Reorganization Notice on or before September 30, 2000 or (y) the Closing shall not have occurred by December 31, 2000 as a result of the failure of the other party to satisfy the conditions required to be met by such other party prior to Closing. In the event of termination pursuant to this subparagraph (a) of section 3.06, no obligation, right, remedy, or liability shall arise hereunder, other than the obligations of Net to Sensar with respect to any amounts advanced upon the Funding, and the parties shall bear their own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

          (b) This Agreement may be terminated at any time prior to the Closing Date by action of Sensar's board of directors if Net shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, if any of the representations or warranties of Net contained herein shall be inaccurate in any material respect at or subsequent to the Funding, or if the stockholders of Net fail to approve the transactions contemplated by this Agreement including the acquisition of Net. In the event of termination pursuant to this subparagraph (b) of section 3.06, no obligation, right, remedy, or liability shall arise hereunder, other than the obligations of Net to Sensar with respect to amounts advanced upon the Funding, and the parties shall bear their own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

          (c) This Agreement may be terminated at any time prior to the Closing Date by action of Net's board of directors if Sensar shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, if any of the representations or warranties of Sensar contained herein shall be inaccurate in any material respect, or if the stockholders of Sensar fail to approve this Agreement. In the event of termination pursuant to this subparagraph (c) of section 3.06, no obligation, right, remedy, or liability shall arise hereunder, other than the obligations of Net to Sensar with respect to any amounts advanced upon the Funding, and the parties shall bear their own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

     Section 3.07 Post-Closing Covenants of Sensar and Net. Subsequent to the Closing of the transactions contemplated by this Agreement, neither Sensar nor Net shall undertake (or fail to undertake) any action that would result in the merger failing to qualify as a reorganization within the meaning of section 368(a) of the Code. Sensar and Net shall execute and deliver any and all documents, instruments, and agreements necessary to effectuate the purposes of this Agreement. All of the provisions of this section 3.07 shall survive the Closing and the consummation of the transactions contemplated herein.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

     Section 4.01 Meeting of Sensar Shareholders. Sensar shall, promptly after the effectiveness of the Proxy Statement/Prospectus provided for in section 4.03, take all actions necessary in accordance with Nevada Law and its articles of incorporation and bylaws to convene a meeting of Sensar's stockholders (the "Sensar Stockholders Meeting") to approve

          (a)     the acquisition of Net; and

          (b) to the extent subject to shareholder approval, the options granted to current officers, directors, consultants, and advisors of Sensar, all as disclosed in Schedule 7.03;

and Sensar shall consult with Net in connection therewith. The Board of Directors of Sensar shall recommend that its stockholders vote in favor of the foregoing proposals and shall cause such recommendation to be included in the Proxy Statement/Prospectus (as defined in Section 4.03 below).

     Section 4.02 Meeting of Net Shareholders. Net shall, promptly after the effectiveness of the Proxy Statement/Prospectus provided for in section 4.03, take all actions necessary in accordance with Delaware law and its articles of incorporation and bylaws to convene a special meeting of Net's shareholders to approve the acquisition of Net (the "Net Shareholders Meeting"), and Net shall consult with Sensar in connection therewith. The Net Shareholders agree to vote all of the shares of Net Stock held by them at the time of the record date for the Net Shareholders Meeting in favor of the acquisition of Net. Net shall recommend approval of the acquisition to its shareholders and use its best efforts to solicit from the other shareholders of Net proxies to approve and adopt the acquisition.

     Section 4.03     S-4 Registration Statement.

          (a) As promptly as practicable after delivery of the Acquisition Notice, Net and Sensar shall prepare and file with the SEC a Form S-4, including a proxy statement for use in connection with obtaining the approval of the transactions contemplated by this Agreement by the stockholders of Sensar and Net and a prospectus for the issuance by Sensar of the Common Stock to the Net Shareholders (the "Proxy Statement/Prospectus"). Each of Net, Sensar and the Net Shareholders shall use their best efforts to cause the Form S-4 to be declared effective by the SEC as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of the Sensar Common Stock. Each of Sensar, Net, and the Net Shareholders shall furnish all information concerning them as may reasonably be necessary or advisable in connection with such actions. In addition, Net shall provide disclosure concerning tax consequences to the stockholders of Net under the tax laws of the State of Israel, if any. As promptly as practicable after the Form S-4 shall have been declared effective by the SEC, Sensar shall mail the Proxy Statement/Prospectus to its stockholders entitled to notice of and to vote at the Sensar Stockholders Meeting and Net shall mail the Proxy Statement/Prospectus to its shareholders entitled to vote at the Net Stockholders Meeting. The Proxy Statement/Prospectus shall include the recommendation of Sensar's and Net's Board of Directors in favor of the adoption of this Agreement.

          (b) The information supplied by Sensar for inclusion in the Form S-4 shall not, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Sensar, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Closing Date any event or circumstance relating to Sensar or any of its affiliates, or its or their respective officers or directors, is discovered by Sensar that should be set forth in a supplement to the Proxy Statement/Prospectus, Sensar shall promptly inform Net thereof in writing. Sensar will indemnify and hold harmless Net, each of its officers, directors, shareholders and each person who controls Net within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which it may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse it for any legal or other expenses reasonably incurred by it in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or the omission of a material fact required to be stated therein, or necessary in order to make the statements therein not misleading except insofar as any statement or omission was made in reliance upon and in conformity with information furnished in writing by Net expressly for use therein.

          (c) The information supplied by Net for inclusion in the Form S-4 shall not, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Sensar and the Net Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Closing Date any event or circumstance relating to Net or any of its affiliates, or to their respective officers or directors, is discovered by Net that should be set forth in a supplement to the Proxy Statement/Prospectus, Net shall promptly inform Sensar thereof in writing. Net will indemnify and hold harmless Sensar, each of its officers, directors and each person who controls Sensar within Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which it may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse it for any legal or other expenses reasonably incurred by it in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or the omission of a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any statement or omission was made in reliance upon and in conformity with information furnished in writing by Net expressly for use therein.

     Section 4.04     S-3 Registration Statement.

          (a) Either prior to or concurrently with the filing of the Proxy Statement/Prospectus Sensar shall file a registration statement on Form S-3 registering the resale of the stock of the individuals and entities set forth on
Schedule 4.04 not currently covered by a registration statement (the "Resale Registration"); provided that such individuals and entities shall each execute an agreement satisfactory to Sensar pursuant to which they shall agree not to publicly sell or dispose of 50% of the registered shares until the expiration of 180 days following the effective date of the registration statement. Such Resale Registration shall be kept effective by Sensar until all of the shares of Sensar Common Stock covered thereby have been sold or can otherwise be sold free of any restriction or limitation. The obligations of this section 4.04 shall be for the benefit of the selling shareholders identified on schedule 4.04 and shall survive the consummation of the transactions contemplated by this Agreement.

          (b) The information supplied by Sensar for inclusion in the Form S-3 shall not, at the time the Resale Registration is filed, becomes effective, or thereafter, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time while the Resale Registration is effective, any event or circumstance relating to Sensar or any of its affiliates is discovered by Sensar that should be set forth in an amendment to the Resale Registration, Sensar shall promptly prepare and file such amendment. Sensar will indemnify and hold harmless each person or entity selling shares pursuant to the Resale Registration, and each of their respective officers, directors, shareholders and each person who controls such selling shareholders within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which it may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse it for any legal or other expenses reasonably incurred by it in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or the omission of a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, except insofar as any statement or omission was made in reliance upon and in conformity with information furnished in writing by such selling shareholder expressly for use therein.

          (c) The information supplied by Net for inclusion in the Form S-3 shall not, at the time the Resale Registration is filed, becomes effective, or thereafter, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time while the Resale Registration is effective, any event or circumstance relating to Net or any of its affiliates is discovered by Net that should be set forth in a supplement to the Resale Registration, Net shall promptly inform Sensar thereof in writing. Net will indemnify and hold harmless Sensar and each of its officers, directors and each person who controls Sensar within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which it may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse it for any legal or other expenses reasonably incurred by it in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or the omission of a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any statement or omission was made in reliance upon and in conformity with information furnished in writing by Net expressly for use therein.

     Section 4.05     Appropriate Action; Consents; Filings.

          (a) Sensar and Net shall each use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement,
(ii) obtain from any governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Net or Sensar or any of its subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, and (B) any other applicable Law.

          (b) Net and Sensar agree to cooperate with respect to, and agree to use all reasonable efforts vigorously to contest and resist, any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") of any Governmental Entity that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of Net and Sensar also agree to take any and all actions, including, without limitation, the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by regulatory authorities as a condition to the granting of any approvals required in order to permit the consummation of the Acquisition or as may be required to avoid, lift, vacate or reverse any legislative or judicial action which would otherwise cause any condition to Closing not to be satisfied.

          (c) (i) Each of Sensar and Net shall give any notices to third parties, and use all reasonable efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, or (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby.

          (iii) In the event that any party shall fail to obtain any third party consent described in subsection (c)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party, to limit the adverse effect upon Net and Sensar and their respective businesses resulting, or which could reasonably be expected to result after the Closing Date, from the failure to obtain such consent.

          (d) Each of Net and Sensar shall promptly notify the other of (A) any material change in its current or future business, assets, liabilities, financial condition or results of operations, (B) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entities with respect to its business or the transactions contemplated hereby, (C) the institution or the threat of material litigation or
(D) any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants or agreements set forth herein not to be true and correct at the Closing Date. As used in the preceding sentence, "material litigation" means any case, arbitration or adversary proceeding or other matter which would have been required to be disclosed on the Sensar disclosure schedules, if in existence on the date hereof, or in respect of which the legal fees and other costs might reasonably be expected to exceed $10,000 over the life of the matter.

     Section 4.06 Public Announcements. The press release announcing the execution and delivery of this Agreement shall be a joint press release of Net and Sensar. In addition, Sensar shall be entitled to make such press releases and file such information as it deems advisable to comply with its requirements under United State securities laws. Sensar will provide a draft of any such press release to Net prior to its release in order to solicit Net's comments.

     Section 4.07 NASDAQ. Each party hereto shall use all reasonable efforts to cause the shares of Sensar Common Stock to be issued to the shareholders of Net to be approved for listing (subject to official notice of issuance) on the NASDAQ Small Cap Market or another over-the-counter national securities exchange prior to the Closing Date.

     Section 4.08 Indemnification by Howard S. Landa. Howard S. Landa shall agree to assume all obligations, including costs of defense, associated with the litigation brought by former employees on the terms acceptable to Net.

                                    ARTICLE V

                REPRESENTATIONS, COVENANTS, AND WARRANTIES OF NET

     As an inducement to and to obtain the reliance of Sensar, Net represents and warrants after giving effect to the Asset Acquisition and thereafter, and except as set forth on the Net Schedules, as set forth below in this Article V. As used in this Article V, the term "Net" shall include Net and the Subsidiaries (as defined in Section 5.04) unless the context otherwise requires.

     Section 5.01 Organization. Net is a corporation duly organized, validly existing, and in good standing under the corporate laws of the state of Delaware and each subsidiary of Net is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and each has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of Net. Included in the Net Schedules (as hereinafter defined) are complete and correct copies of the certificate of incorporation and bylaws of Net and its subsidiaries as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Net's or its subsidiaries certificate of incorporation or bylaws.

     Section 5.02 Approval of Agreement. The board of directors of Net has authorized the execution and delivery of this Agreement by Net and has approved the consummation of the transactions contemplated hereby. Included in the Net Schedules is a signed copy of a consent duly adopted by the board of directors of Net evidencing such approval. Net has full power, authority, and legal right, and has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise, to consummate the transactions contemplated hereby.

     Section 5.03 Capitalization. Net has authorized capital of 3,000 shares of common stock, par value $0.01 per share. All issued and outstanding Net Stock is held by the individuals and entities set forth on Schedule 5.03 in the amount set forth opposite their respective names. There are no options, rights, convertible securities, calls, or commitments to which Net is a party or to which it is subject requiring the issuance of any additional shares of Net Stock. All issued and outstanding shares of Net are validly authorized, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.

     Section 5.04 No Subsidiary or Predecessor. Net does not own, beneficially or of record, any equity securities in any other entity other than the subsidiaries listed on Schedule 5.04 (the "Subsidiaries"). Net owns all of the outstanding capital stock of each of the Subsidiaries.

     Section 5.05     Financial Information.

          (a) Included in the Net Schedules are the audited consolidated financial statements of Net and the Subsidiaries as of the closing of the Asset Acquisition.

          (b) Such financial information has been prepared in accordance with GAAP, except as disclosed in the Net Schedules. Such financial statements contain all of the periods and notes that would be required to be included in a registration statement filed by Net by the provisions of Regulations S-X promulgated under the Securities Act of 1933, as amended. Net did not have, as of the date of the most recent balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet prepared in accordance with GAAP. All assets reflected on the most recent balance sheet present fairly the assets of Net, as of the date of such balance sheet.

          (c) Net has filed all tax returns and reports as required by law. All such returns and reports are accurate and correct in all material respects. There are no income taxes currently due to any governmental agency that have not been paid. Net does not have any liabilities with respect to the payment of any tax (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet included in the Net Schedules and all such dates and years and periods prior thereto and for which Net may be liable in its own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. None of the tax returns of Net has been audited or is currently being audited by any governmental agency. Net has not made any tax election which would have a material adverse effect on Net, its financial condition, its business as presently conducted or as proposed to be conducted, or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Net.

          (d) The books and records, financial and otherwise, of Net are in all material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions involving the assets of Net. Net has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

          (e) Except as set forth in the Net Schedules, the balance sheet included in the Net Schedules, or in the notes thereto, Net (i) has good and marketable title to its accounts receivable, and other debts due or recorded in the records and books of account of Net, free of any security interests or liens and free of any material defenses, counterclaims, and set-offs, and all of such accounts receivable, invoices, and debts are actual and bona fide amounts due Net for the total dollar amount thereof shown on the books of Net and resulted from the regular course of its business; and (ii) the accounts receivable, invoices, and debts set forth on the Net balance sheets arose in the ordinary course of business and are, net of any reserves shown on the balance sheet, collectible in full in all material respects on the continuation of reasonable collection efforts by Net or successor personnel and without resorting to litigation and in any event not later than ninety (90) days after the date billed.

     Section 5.06 Information. The information concerning Net set forth in this Agreement and in the Net Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 5.07 Options or Warrants. Except as set forth on Schedule 5.07, there are no existing options, warrants, calls, commitments, or other rights of any character relating to authorized and unissued Net Stock or other securities of Net or the Subsidiaries. Other than the convertible obligations incurred in connection with the Asset Acquisition, all such rights shall be cancelled as of the effective time of the acquisition in accordance with Section 2.06 above.

     Section 5.08 Absence of Certain Changes or Events. Except as set forth in this Agreement or in the Net Schedules, since the date of the balance sheet included in the Net Schedules:

          (a) There has not been (i) any material adverse change in the business, operations, assets, or condition of Net, except for changes occurring as a result of transactions in the normal course of business of Net, or (ii) any damage, destruction, or loss to Net (whether or not covered by insurance) materially and adversely affecting the business, operations, assets, or condition of Net;

          (b) Net has not (i) amended its certificate of incorporation and bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Net; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions, (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee, or shareholder; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

          (c) Net has not (i) granted or agreed to grant any options, warrants, or other rights to acquire its stocks, bonds, or other corporate securities;
(ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet included in the Net Schedules and current liabilities incurred since that date in the ordinary course of business;
(iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000 or assets, properties, or rights disposed of in the ordinary course of business);
(v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Net; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) Net has not become subject to any law or regulation which materially and adversely affects, or may in the future materially and adversely affect, the business, operations, properties, assets, or condition of Net.

     Section 5.09     Title to Personal and Real Property.

          (a) Except as disclosed in the balance sheet included in the Net Schedules, Net has good and marketable title to all its properties, inventory, know-how, interests in properties, and assets, which are reflected in the most recent balance sheet included in the Net Schedules, or are used in Net's business, or acquired after that date (except those sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all material mortgages, security interests, royalties, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims for amounts not yet delinquent; and (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. All personal property held by Net is in a state of good maintenance and repair, excepting only reasonable wear and tear, and is adequate and suitable for the purposes for which it is presently being used.

          (b)     Net does not own any real property in fee simple.

          (c) Included in the Net Schedules is an accurate and complete list of all personal property owned by Net or used in its business and having a purchase price of over $10,000, together with a description of any mortgages, financing instruments, or other encumbrances to the title to such properties. Also included in the Net Schedules are copies of all leases for real and personal property to which Net is a party. Except as disclosed in the Net Schedules, each such lease is in full force and effect; all rents and additional fees due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence, or postponement of the lessee's obligation thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition, or act, which, with the giving of notice, the lapse of time, or the happening of any further event or condition, would become a default under such lease, the occurrence of which would have a material adverse affect on Net. Net has not violated any of the terms or conditions under any such lease in any material respect, and all of the material covenants to be performed by any other party under any such lease have been fully performed. The property leased by Net is in a state of good maintenance and repair, except reasonable wear and tear, and is adequate and suitable for the purposes for which it is presently being used.

     Section 5.10 Intellectual Property. Net owns the entire right, title, and interest to all trade secrets, technology, know-how, tradenames, trademarks, servicemarks, and other proprietary information owned by, used, or licensed in connection with the business of, Net, including all copyrights, patents, patent applications, registrations, and applications with respect thereto, all of which is described in Section 2.01(a) (collectively the "Intellectual Property"). Such Intellectual Property is not subject to the payment of royalties or any other obligation to any other person or entity. No employee or former employee of Net owns, directly or indirectly, any right, title, or interest in or to the Intellectual Property. Hemi Davidson hereby waives, assigns, and transfers to Net any and all rights or claims he may have to the Intellectual Property. None of the Intellectual Property is subject to any material order, decree, judgment, stipulation, settlement, encumbrance, or attachment. Except as set forth in the Net Schedules, there are no pending or threatened proceedings, litigation, or other adverse claims to the Intellectual Property of which Net is aware. To Net's knowledge, the Intellectual Property does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Net as now being conducted and as proposed to be conducted.

     Section 5.11 Litigation and Proceedings. Except as set forth in the Net Schedules, there are no actions, suits, or proceedings pending or, to the knowledge of Net or its officers and directors, threatened in writing by or against Net or affecting Net or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Net is not in material default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     Section 5.12     Contracts.

          (a) Included in the Net Schedules is a description of every contract, agreement, distributorship, franchise, license, or other agreement, arrangement, or commitment to which Net is a party or by which its assets or properties are bound, which calls for the payment by Net of more than $2,000 a month, or $24,000 in the aggregate;

          (b) Except as described in this Agreement or in the Net Schedules, Net is not a party to or bound by, and the properties of Net are not subject to, any contract, agreement, other commitment or instrument or any charter or other corporate restriction or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Net can now reasonably foresee) materially and adversely affect, the business operations, properties, assets, or financial condition of Net; and

          (c) Except as included or described in the Net Schedules or reflected in the accompanying Net balance sheet, Net is not a party to any oral or written
(i) contract for the employment of any officer, director, or employee, whose compensation is greater than $5,000 per month, which is not terminable on thirty
(30) days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money in amounts greater than $10,000 in the aggregate; (iv) guarantee of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $10,000;
(v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Net whose compensation was or is greater than $5,000 per month; or (viii) other contract, agreement, or other commitment, except normal ongoing monthly operating expenses, involving payments by it in the future of more than $10,000 in the aggregate per contract.

     Section 5.13 Material Contract Defaults. Net is not in default in any respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of Net, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Net has not taken adequate steps to prevent such a default from occurring. Net's agreements with Partner remain in full force and effect, Net is current and in full compliance with its obligations thereunder, and Net has not received any notice from Partner that it intends to terminate such agreements or requesting any material change or modification to such agreements.

     Section 5.14 Insurance Claims. Except as set forth in the Net Schedules, during the last three years Net has not received, or informed its insurance carriers of, any claims for damages, whether or not covered by insurance, for amounts greater than $10,000. Net is not currently aware of any pending or unasserted claims.

     Section 5.15 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Net is a party or to which any of its properties or operations are subject, which would have a material adverse affect on Net.

     Section 5.16 Governmental Authorizations. Net has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof or as presently contemplated. Net required approvals, if any, for the export of its technology, necessary to permit it to conduct its business and provide its proposed services outside of the State of Israel. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Net of this Agreement and the consummation by Net of the transactions contemplated hereby.

     Section 5.17 Compliance With Laws and Regulations. Net has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or financial condition of Net or except to the extent that noncompliance would not result in the incurrence of any material liability for Net. Included in the Net Schedules is a copy of each letter of inquiry, review, or investigation or other writing from or to any governmental authority subsequent to December 31, 1997, evidencing a violation or possible or alleged violation of any of the foregoing.

     Section 5.18 Insurance. Included in the Net Schedules is a complete list of all business liability, casualty, automobile, extended coverage, and other insurance policies which Net maintains respecting its products, services, business, properties, and employees, showing for each type of coverage the policy limits, principal exclusions, deductibles, insurer, and other relevant information. Such policies are in full force and effect and are free from any right of termination by the insurance carriers. All of the insurable properties of Net are insured for its benefit in the amount of their full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage, and other risks customarily insured against by persons operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility.

     Section 5.19 Transactions With Affiliates. Set forth in the Net Schedules is a list of every contract, agreement, or arrangement between Net and any person who is or has ever been during the previous three years an officer or director of Net or person owning of record, or known by Net to own beneficially, 5% or more of the issued and outstanding common stock of Net and which is to be performed in whole or in part after the date hereof. In all of such circumstances, the contract, agreement, or arrangement was for a bona fide business purpose of Net. Except as disclosed in the Net Schedules or otherwise disclosed herein, no officer or director of Net or 5% shareholder of Net has, or has had during the preceding three years, any interest, directly or indirectly, in any material transaction with Net. The Net Schedules also include a description of any commitment by Net, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

     Section 5.20 Labor Agreements and Actions. Net is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives, or agents of Net. There is no strike or other labor dispute involving Net pending or threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of Net or (as such business is presently conducted and as it is proposed to be conducted), and Net is not aware of any labor organization activity involving its employees. Net is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Net, nor does Net have a present intention to terminate the employment of any of the foregoing. Except as set forth in the Net Schedules, the employment of each officer and employee of Net is terminable at the will of Net.

     Section 5.21 Pension Obligations. Net does not have any unfunded pension liability to any person or entity in connection with any retirement, pension plan, or similar arrangement.

     Section 5.22 Net Schedules. Prior to the Funding, Net shall deliver to Sensar the following schedules, which are collectively referred to as the "Net Schedules." On delivery, Sensar shall have five days to review the Net Schedules. If Sensar does not object to the Net Schedules within such period, they shall be deemed accepted by Sensar. The Net Schedules shall be updated as of Closing and shall be certified by the chief executive officer of Net as complete, true, and accurate:

          (a) A schedule including copies of the certificate of incorporation and bylaws of Net in effect as of the date of this Agreement as referred to in section 5.01;

          (b) A schedule containing copies of resolutions adopted by the board of directors of Net approving this Agreement and the transactions herein contemplated as referred to in section 5.02;

          (c) A schedule listing the shares of Net Stock held by each of the Net Shareholders;

          (d)     A schedule including the financial information required by section 5.05;

          (e) A schedule including copies of all income tax returns filed for Net, as identified in section 5.05;

          (f) A schedule listing the accounts receivable and notes and other obligations receivable of Net as of the date of the balance sheet included in the Net Schedules or that arose thereafter other than in their ordinary course of business, indicating the debtor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are greater than $1,000, due to or claimed by such debtors;

          (g) A schedule listing the accounts payable and notes and other obligations payable of Net as of the date of the balance sheet included in the Net Schedules or that arose thereafter other than in the ordinary course of the business of Net, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are greater than $1,000, payable to Net from any one such creditor;

          (h) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or financial condition of Net since the balance sheet included in the Net Schedules, required to be provided pursuant to section 5.08 hereof;

          (i) Copies of all agreements or arrangements and all written statements of practice followed with regard to the payment of compensation, bonuses, deferred compensation, profit sharing, pension, vacation, retirement, or other compensation benefits to officers, directors, or employees whose monthly compensation exceeds $5,000 (and descriptions of any such agreements, arrangements, or practices which are not in writing), together with a schedule setting forth the name or identification of each officer, director, or employee whose monthly compensation exceeds $5,000 and of each former officer or former employee of Net who is currently being paid or who is entitled to, or may become entitled to, compensation in amounts greater than $5,000 per month of any of such compensation benefits and the rate or amounts thereof and showing the nature of any family relationship of such person to each stockholder owning 5% or more of the stock of Net;

          (j) A schedule containing a description of all personal property owned by Net or used in its business and having a purchase price of over $10,000, including a description of every material mortgage, financing instrument, or encumbrance to which such personal property of Net is subject (except statutory liens or claims not yet delinquent and except liens, claims, encumbrances, or equities which do not or in the future will not materially detract from or interfere with the present or proposed use of the property subject thereto or affected thereby);

          (k) A schedule containing a description of each lease, rental agreement, or similar instrument, including a description of each oral arrangement;

          (l) A schedule setting forth the litigation and proceedings referred to in section 5.11;

          (m) A schedule listing all material contracts, agreements, franchises, license agreements, or other commitments to which Net is a party or by which their properties are bound, as referred to in section 5.12, but excluding those with affiliates which are described in section 5.19;

          (n)     A schedule of any insurance claims as referenced in section
5.14;

          (o) Copies of all licenses, permits, and other governmental authorizations (or requests or applications therefore) pursuant to which Net carries on or proposes to carry on its business (except those which are immaterial to the present or proposed business of Net), as referred to in section 5.16;

          (p) A schedule describing the matters regarding compliance with laws and regulations as referred to in section 5.17;

          (q) A schedule showing details of all insurance coverage as referred to in section 5.18;

          (r) A schedule containing a description of all material contracts, leases, agreements, and other instruments between Net and any affiliates, as referred to in section 5.19;

          (s) A schedule showing the name and location of each bank or other institution in which Net has an account or safe deposit box, and the names of all persons authorized to draw thereon or to have access thereto;

          (t) Copies of all powers of attorney given by Net now in effect or to be in effect; and

          (u) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Net Schedules by sections 5.01 through 5.21.

                                   ARTICLE VI

                              Intentionally deleted

                                   ARTICLE VII

              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SENSAR

     As an inducement to, and to obtain the reliance of Net, Sensar represents and warrants, except as set forth on the Sensar Schedules, as follows:

     7.01 Organization. Sensar is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not so qualified in which either the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of Sensar. Included in the Sensar Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Sensar in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the articles of incorporation or bylaws of Sensar. Sensar has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, and otherwise to consummate the transactions herein contemplated. Effective as of the Closing, Sensar shall have no subsidiaries.

     Section 7.02 Approval of Agreements. The board of directors of Sensar has authorized the execution and delivery of this Agreement by Sensar and has approved the consummation of the transactions contemplated hereby. Included in the Sensar Schedules are copies of resolutions duly adopted by the board of directors of Sensar evidencing such approval. Prior to Closing, Sensar shall obtain the approval of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by its stockholders. Subject to such approval, Sensar has full power, authority, and legal right, and has taken all action required by law, its articles of incorporation, its bylaws, or otherwise, to execute this Agreement and consummate the transactions contemplated hereby.

     Section 7.03 Capitalization. The authorized capitalization of Sensar consists of 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding, and 290,000,000 shares of Sensar Common Stock, par value $0.001 per share, of which 3,150,000 shares are issued and outstanding. In addition, Sensar has shares of Sensar Common Stock reserved for issuance on the exercise of outstanding and committed options and warrants as set forth in Schedule 7.03. All issued and outstanding shares of Sensar Common Stock are validly authorized, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. All shares of Sensar Common Stock to be issued pursuant to this Agreement are validly authorized and will be, when issued, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.

     Section 7.04 SEC Reports. Sensar has filed all reports required by the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the Securities Act"). In addition, Sensar shall file a registration statement (the "Registration Statement"), registering the issuance of the common stock of Sensar in exchange for the Net Stock held by the Net Shareholders as contemplated by this Agreement. None of the filings of Sensar contained, when filed, and the Registration Statement will not contain, when it becomes effective, any untrue statement of a material fact or omission of a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 7.05     Financial Statements.

          (a) Included in the reports referred to in section 7.04 are the audited consolidated balance sheets of Sensar as of December 31, 1998 and 1997, and the related audited consolidated statements of operations and stockholders' equity and changes in financial position for the periods then ended, together with the notes to such statements and the opinion of Grant Thornton LLP, certified public accountants, with respect to such financial statements. Also included are the unaudited financial statements for the interim period ended September 30, 1999. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and present fairly the financial position of Sensar as of the dates and for the periods stated herein.

          (b) Sensar has filed all tax returns and reports as required by law. All such returns and reports are accurate and correct in all material respects. There are no income taxes currently due to any governmental agency that have not been paid. Sensar does not have any liabilities with respect to the payment of any tax (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet included in the Sensar Schedules and all such dates and years and periods prior thereto and for which Sensar may be liable in its own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. None of the tax returns of Sensar has been audited or is currently being audited by any governmental agency. Sensar has not made any tax election which would have a material adverse effect on Sensar, its financial condition, its business as presently conducted or as proposed to be conducted, or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Sensar.

          (c) The books and records, financial and otherwise, of Sensar are in all material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions involving the assets of Sensar. Sensar has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

          (d) Except as set forth in the Sensar Schedules, the balance sheet included in the Sensar Schedules, or in the notes thereto, Sensar (i) has good and marketable title to its accounts receivable, and other debts due or recorded in the records and books of account of Sensar, free of any security interests or liens and free of any material defenses, counterclaims, and set-offs, and all of such accounts receivable, invoices, and debts are actual and bona fide amounts due Sensar for the total dollar amount thereof shown on the books of Sensar and resulted from the regular course of its business; and (ii) the accounts receivable, invoices, and debts set forth on the Sensar balance sheets arose in the ordinary course of business and are, net of any reserves shown on the balance sheet, collectible in full in all material respects on the continuation of reasonable collection efforts by Sensar or successor personnel and without resorting to litigation and in any event not later than ninety (90) days after the date billed.

     Section 7.06 Information. The information concerning Sensar set forth in this Agreement and in the Sensar Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 7.07 Options or Warrants. At the Closing Date there will be no existing options, warrants, convertible securities, calls, commitments, or other rights of any character relating to authorized and unissued Sensar Common Stock or other securities of Sensar other than as set forth on schedule 7.03 (a portion of which shall be exercised pursuant to Section 3.02(d)).

     Section 7.08 Absence of Certain Changes or Events. Except as set forth in this Agreement or in the Sensar Schedules, since the date of the most recent balance sheet included in the Sensar Schedules:

          (a) There has not been (i) any material adverse change in the business, operations, assets, or condition of Sensar, (ii) any damage, destruction, or loss to Sensar (whether or not covered by insurance) materially and adversely affecting the business, operations, assets, or condition of Sensar; or (iii) any claim or litigation brought against Sensar;

          (b) Sensar has not (i) amended its certificate of incorporation and bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Sensar; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee, or shareholder; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

          (c) Sensar has not (i) granted or agreed to grant any options, warrants, or other rights to acquire its stocks, bonds, or other corporate securities; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet included in the Sensar Schedules and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000 or assets, properties, or rights disposed of in the ordinary course of business); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Sensar; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) Sensar has not become subject to any law or regulation which materially and adversely affects, or may in the future materially and adversely affect, the business, operations, properties, assets, or condition of Sensar.

     Section 7.09 Title to Personal and Real Property. Sensar does not own any real property. The only lease to which Sensar is a party will be assumed by a third party in connection with the Closing.

     Section 7.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Sensar is a party or to which any of its properties or operations are subject which would have a material adverse affect on Sensar.

     Section 7.11 Litigation and Proceedings. Except as set forth in the Sensar Schedules, there are no actions, suits, or proceedings pending or, to the knowledge of Sensar or its officers and directors, threatened in writing by or against Sensar or affecting Sensar or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Sensar is not in material default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     Section 7.12     Contracts.

          (a) Included in the Sensar Schedules is a description of every contract, agreement, distributorship, franchise, license, or other agreement, arrangement, or commitment to which Sensar is a party or by which its assets or properties are bound, which calls for the payment by Sensar of more than $2,000 a month, or $24,000 in the aggregate;

          (b) Except as described in this Agreement or in the Sensar Schedules, Sensar is not a party to or bound by, and the properties of Sensar are not subject to, any contract, agreement, other commitment or instrument or any charter or other corporate restriction or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Sensar can now reasonably foresee) materially and adversely affect, the business operations, properties, assets, or financial condition of Sensar; and

          (c) Except as included or described in the Sensar Schedules or reflected in the accompanying Sensar balance sheet, Sensar is not a party to any oral or written (i) contract for the employment of any officer, director, or employee, whose compensation is greater than $5,000 per month, which is not terminable on thirty (30) days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money in amounts greater than $10,000 in the aggregate; (iv) guarantee of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $10,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Sensar whose compensation was or is greater than $5,000 per month; or (viii) other contract, agreement, or other commitment, except normal ongoing monthly operating expenses, involving payments by it in the future of more than $10,000 in the aggregate per contract.

     Section 7.13 Material Contract Defaults. Sensar is not in default in any respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of Sensar, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Sensar has not taken adequate steps to prevent such a default from occurring.

     Section 7.14     Intentionally deleted.

     Section 7.15 Governmental Authorizations. Sensar has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Other than as required by state and Federal securities laws, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Sensar of this Agreement and the consummation by Sensar of the transactions contemplated hereby.

     Section 7.16 Compliance With Laws and Regulations. Sensar has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or financial condition of Sensar or except to the extent that noncompliance would not result in the incurrence of any material liability for Sensar. Included in the Sensar Schedules is a copy of each letter of inquiry, review, or investigation or other writing from or to any governmental authority subsequent to December 31, 1997, evidencing a violation or possible or alleged violation of any of the foregoing.

     Section 7.17 Transactions With Affiliates. Set forth in the Sensar Schedules is a description of every contract, agreement, or arrangement between Sensar and any person who is or has ever been during the previous three years an officer or director of Sensar or person owning of record, or known by Sensar to own beneficially, 5% or more of the issued and outstanding common stock of Sensar and which is to be performed in whole or in part after the date hereof. In all of such circumstances, the contract, agreement, or arrangement was for a bona fide business purpose of Sensar. Except as disclosed in Sensar's periodic reports filed with the SEC, the Sensar Schedules, or otherwise disclosed herein, no officer or director of Sensar or 5% shareholder of Sensar has, or has had during the preceding three years, any interest, directly or indirectly, in any material transaction with Sensar. The Sensar Schedules also include a description of any commitment by Sensar, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

     Section 7.18 Labor Agreements and Actions. Sensar has two employees, Jeffery S. Cohen, whose employment terminates December 31, 1999, and Howard S. Landa, whose employment will terminate at Closing.

     Section 7.19 Pension Obligations. Sensar does not have any unfunded pension liability to any person or entity in connection with any retirement, pension plan, or similar arrangement.

     Section 7.20 Sensar Schedules. Prior to the Funding, Sensar shall deliver to Net the following schedules, which are collectively referred to as the "Sensar Schedules." On delivery Net shall have five days to review the Sensar Schedules. If Net does not object to the Sensar Schedules within such period, they shall be deemed accepted by Net. The Sensar Schedules shall be updated as of Closing, and shall be certified by the chief executive officer of Sensar as complete, true, and accurate.

          (a) A schedule including copies of the articles of incorporation and bylaws of Sensar in effect as of the date of this Agreement, as referred to in section 7.01;

          (b) A schedule containing copies of resolutions adopted by the board of directors of Sensar approving this Agreement and the transactions herein contemplated as referred to in section 7.02;

          (c) A schedule setting forth all warrants, options and other rights to acquire Sensar Common Stock to which Sensar is a party or by which it is bound as referred to in section 7.03;

          (d) A schedule containing the annual report of Sensar on form 10-K for the year ended December 31, 1998;

          (e) A schedule containing the quarterly report of Sensar on form 10-Q for the quarter ended March 31, 1999;

          (f) A schedule containing the report of Sensar on form 8-K dated April 21, 1999;

          (g) A schedule containing the quarterly report of Sensar on form 10-Q for the quarter ended June 30, 1999;

          (h) A schedule containing the report of Sensar on form 8-K dated August 4, 1999;

          (i) A schedule containing the report of Sensar on form 8-K dated August 19, 1999;

          (j) A schedule containing the report of Sensar on form 10-Q for the period ended September 30, 1999;

          (k) A schedule containing the report of Sensar on form 8-K dated October 7, 1999;

          (l) A schedule containing the report of Sensar on form 8-K dated October 12, 1999;

          (m) A schedule setting forth a description of any material change in the business, operations, assets, or condition of Sensar since September 30, 1999, required to be provided pursuant to section 7.08 hereof;

          (n) A schedule setting forth a description of pending litigation as required by section 7.12;

          (o)     A schedule of contracts as required by section 7.13;

          (p)     A schedule of transactions with affiliates; and

          (q) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Sensar Schedules by sections 7.01 through 7.20.

                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SENSAR

     The obligations of Sensar under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 8.01 Accuracy of Representations and Satisfaction of Covenants. The representations and warranties made by Net in this Agreement shall be true as of the Closing, and Net shall have performed or complied with all material covenants and conditions required by this Agreement to be performed or complied with by Net prior to or at the Closing. Sensar shall be furnished with certificates, signed by the chief executive officer of Net and dated the Closing Date, to the foregoing effect.

     Section 8.02 Net Disclosure Schedules. Sensar shall have received an update all of the Net Disclosure Schedules and any material change to such Schedules from the Schedules delivered in connection with the execution of this Agreement shall be reasonably acceptable, in form and content, to Sensar.

     Section 8.03 Stockholder Approval. The proposals submitted to the stockholders at the Sensar Stockholders' Meeting shall have been approved.

     Section 8.04 Net Shareholder Election. Holders of not more than 5% of the Net Stock shall have exercised their dissenter's rights under Delaware corporate law.

     Section 8.05 Good Standing. Sensar shall have received a certification that Net is in good standing, dated as of a date within ten (10) days prior to the Closing Date.

     Section 8.06 UCC Certificate. Sensar shall have received a Commercial Code certificate as of a date within five (5) days of the Closing Date to the effect that there are no encumbrances of record on the assets of Net, other than those disclosed in the Net Schedules.

     Section 8.07 Regulatory Action. Net shall have not received any notice of a regulatory action pending or contemplated by any governmental agency against Net or with respect to its intellectual property.

     Section 8.08 Other Items. Sensar shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Sensar may reasonably request.

                                   ARTICLE IX

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF NET

     The obligations of Net under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 9.01 Accuracy of Representations and Satisfaction of Covenants. The representations and warranties made by Sensar in this Agreement shall be true as of the Closing, and Sensar shall have performed and complied with all material covenants and conditions required by this Agreement to be performed or complied with by Sensar prior to or at the Closing. Sensar shall have been furnished with a certificate, signed by the duly authorized chief executive officer of Sensar, and dated the Closing Date, to the foregoing effect.

     Section 9.02 Sensar Commitments. Sensar shall have a minimum of an aggregate of $4.5 million in cash and notes receivable due no later than October 1, 2000, with no liabilities except as permitted by this Agreement, and shall have not more than 3,150,000 (plus any shares issued on the exercise of the options and warrants identified on schedule 7.03 subsequent to the date of this Agreement) shares of common stock outstanding prior to the Closing.

     Section 9.03 Indemnification. Howard S. Landa shall have indemnified Sensar as set forth in section 4.08.

     Section 9.04     Intentionally omitted.

     Section 9.05 Good Standing. Net shall have received a certificate of good standing from the Secretary of State of Nevada with respect to Sensar, dated as of a date within ten (10) days prior to the date of this Agreement, certifying that Sensar is in good standing as a corporation in the state of Nevada.

     Section 9.06 Options and Warrants. The options, warrants and other rights to acquire stock or securities of Sensar identified in Schedule 3.02(d) shall have been exercised.

     Section 9.07 Financial Statements. Net shall have received the audited consolidated financial statements of Sensar at, and for the year ended, December 31, 1999 prepared in accordance with GAAP and Regulation S-X. If the Closing shall occur after March 31, 2000, Net shall have also received the consolidated financial statements of Sensar at, and for the quarter ended, March 31, 2000, which financial statements shall be unaudited but reviewed pursuant to SAS 71.

     Section 9.08 Other Items. Net shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Net may reasonably request.

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.01 Survival of Representations and Warranties. Except as otherwise provided, the representations, warranties, covenants, and agreements of the parties shall not survive the Closing.

     Section 10.02 Brokers. Sensar agrees that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement other than those entitled to receive the 500,000 shares of common stock, all of whom are set forth on Schedule 10.02 to be delivered by Sensar prior to the Closing. Sensar and Net agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, resulting from the actions of such party. The covenants set forth in this section 10.02 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 10.03 Tax Treatment. No representation or warranty is being made or legal opinion given by any party to any other regarding the treatment of this transaction for federal or state income taxation. All parties intend for the transaction to be treated as a "tax-free" reorganization under the provisions of the Code and agree to take all corporate action necessary, to file all tax returns and reports, and prepare financial statements consistent with the treatment of the transaction as a reorganization under section 368(a) for those shareholders resident in the United States. Shareholders not resident in the United States or otherwise unable to qualify for "tax-free" treatment under section 368(a) shall be solely responsible for any tax consequences to them resulting from the consummation of the transactions contemplated hereby. Although this transaction has been structured in an effort to qualify for treatment under section 368(a) of the Code, there is no assurance that any part of this transaction in fact meets the requirements for such qualification. Each party has relied exclusively on its own legal, accounting, and other tax advisers regarding the treatment of this transaction for federal and state income taxes.

     Section 10.04 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the state of Utah.

     Section 10.05 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

     If to Sensar, to:     Sensar Corporation
                           Howard S. Landa
                           50 West Broadway, Suite 500
                           Salt Lake City, Utah 84101
                           Fax:  (801) 350-0825
                           Confirmation:  (801) 350-0587

     With copies to:       Keith L. Pope, Esq.
                           Kruse, Landa & Maycock, L.L.C.
                           Eighth Floor, Bank One Tower
                           50 West Broadway
                           Salt Lake City, Utah 84101
                           Fax:  (801)359-3954
                           Confirmation:  (801) 531-7090

     If to Net:            Hemi Davidson
                           Net2Wireless, Inc.
                           17 Ben-Gurion Street
                           Bnei Brak
                           Tel Aviv 52537
                           Israel
                           Fax:  011-9867-579-0127
                           Confirmation:  011-9867-570-6193

     With copies to:       Richard H. Gilden, Esq.
                           Fulbright & Jaworski L.L.P
                           666 Fifth Avenue
                           New York, New York 10103
                           Fax:  (212) 752-5958
                           Confirmation:  (212) 318-3021

          and

                           Yaron Sobol
                           Attorney at Law
                           66 Rothschild Blvd.
                           Tel Aviv 65785
                           ISRAEL
                           Fax:  011-972-3-566-0480
                           Confirmation: 011-972-3-566-0595

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

     Section 10.06 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 10.07 Costs. Each of the parties shall bear its respective costs associated with this Agreement and the transactions contemplated hereby, including legal fees, accounting fees, and other costs and expenses.

     Section 10.08 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the Sensar Schedules or Net Schedules such reference is to information specifically set forth in such schedules and clearly referenced to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation as to actual knowledge only.

     Section 10.09 Third-Party Beneficiaries. This Agreement is solely between Sensar and Net and the Net Shareholders, and no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 10.10 Entire Agreement. This Agreement, together with the other agreements entered into between the parties contemporaneously with this Agreement (this Agreement and such other documents collectively referred to as the "Transaction Documents"), represent the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into the Transaction Documents. The Transaction Documents fully and completely express the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth in the Transaction Documents.

     Section 10.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 10.12 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement shall only be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the Provision is intended.

     Section 10.13 Severability. If and to the extent that any court of competent jurisdiction holds any provision, or any part thereof, of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement which shall continue in full force and effect.

     Section 10.14 Successors and Assigns. This Agreement may not be assigned without the prior written consent of both parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and the individuals have caused this Agreement to be executed as of the date first above written.

     Sensar:

          SENSAR CORPORATION

          By   /s/ Howard S. Landa
             -------------------------
             Howard S. Landa, CEO

     Net:

          Net2Wireless, Inc.

          By   /s/ Hemi Davidson
             -------------------------
             Hemi Davidson, CEO

                               FIRST AMENDMENT TO
                                    AGREEMENT

     THIS FIRST AMENDMENT TO AGREEMENT (this "Amendment") is entered into as of January 4, 2000, to amend the Agreement dated December 8, 1999, by and between Sensar Corporation, a Nevada corporation ("Sensar"), and Net2Wireless, Inc., a Delaware corporation ("Net2Wireless"), based on the following:

                                    Premises

     A. Sensar and Net2Wireless are parties to the Agreement (the "Acquisition Agreement") dated December 8, 1999, pursuant to which Sensar has agreed to provide funding to Net2Wireless and holds the right to acquire Net2Wireless. The parties wish to amend the Acquisition Agreement as set forth herein.

     B. This Amendment is entered into in conformance with Section 10.2 of the Acquisition Agreement which requires that any modification of the Acquisition Agreement be set forth in writing and signed by all parties.

                                    Agreement

     NOW, THEREFORE, based on the foregoing premises and in consideration of the agreements, representations, warranties, and covenants contained herein, and the benefits to the parties to be derived therefrom, the parties agree as follows:

     1. Defined Meanings. Capitalized terms used in this Amendment and not defined shall have the meanings given to them in the Acquisition Agreement.

     2. Negative Covenants of Sensar. Under the provisions of section 3.03(b) of the Acquisition Agreement, Sensar is prohibited, inter alia, from adopting any recapitalization or split of its capital stock. Sensar and Net2Wireless have considered the potential effects of a forward split of Sensar's stock and consider it in the best interests of both the current shareholders of Sensar and the Net2Wireless shareholders who will receive Sensar common stock if either Sensar or Net2Wireless elects to exercise their respective option under the provisions of section 2.04 of the Acquisition Agreement to trigger a reorganization between the parties. Consequently, the parties agree that the following transaction shall not be a violation of Sensar's obligations under section 3.03 of the Acquisition Agreement:

          The implementation by Sensar of a forward split of its issued and outstanding common stock on the basis of two for one (2:1), so that the holder of shares of common stock would receive one (1) additional share for each share of common stock held as of the Record Date (as defined below). The forward split would be effective for all holders of common stock as of January 12, 2000 (the "Record Date") and would be completed as quickly as reasonably practical following the filing of the necessary notices. All options, warrants and other rights to acquire Sensar common stock outstanding on the Record Date would be adjusted to give effect to the forward split.

     3. Terms of the Reorganization. Section 2.05 of the Acquisition Agreement is hereby amended to give effect to the forward split of the issued and outstanding Sensar common stock by doubling the share amounts of the Sensar common stock so that "8,000,000" is replaced with "16,000,000" and "5,500,000" is replaced with "11,000,000." In addition, the number "4" contained in the formula calculating the number of additional shares to be issued under certain circumstances is replaced by the number "2."

     4. Affirmative Covenants of Sensar. Section 3.02 of the Acquisition Agreement is hereby amended to give effect to the forward split by replacing the share amount of "3,150,000" with the share amount of "6,300,000" where it appears in that paragraph.

     5. Conforming Changes. All other references in the Acquisition Agreement to the issued and outstanding shares of common stock of Sensar, or the rights to acquire common stock of Sensar, are hereby amended to give effect to the forward split by doubling the number of shares referred to and, in the case of rights to acquire shares, by decreasing the per share exercise or strike price to one-half of that stated.

     6. Ratification of Acquisition Agreement. Except as specifically provided in Sections 1 through 5 hereof, the parties specifically ratify, confirm and adopt as binding and enforceable, all of the terms and conditions of the Acquisition Agreement.

     EXECUTED effective the date first above written.

     SENSAR CORPORATION

     By   /s/ Howard S. Landa
        -------------------------
        Howard S. Landa, CEO

     NET2WIRELESS, INC.

     By   /s/ Hemi Davidson
        -------------------------
        Hemi Davidson, CEO

                               SECOND AMENDMENT TO
                                    AGREEMENT

     THIS SECOND AMENDMENT TO AGREEMENT (this "Amendment") is entered into as of March 21, 2000, to amend the Agreement dated December 8, 1999, as previously amended January 4, 2000, by and between Sensar Corporation, a Nevada corporation ("Sensar"), and Net2Wireless Corporation (formerly "Net2Wireless, Inc."), a Delaware corporation ("Net2Wireless"), based on the following:

                                    PREMISES

     A. Sensar and Net2Wireless are parties to the Agreement (the "Acquisition Agreement") dated December 8, 1999, as amended January 4, 2000, pursuant to which Sensar has agreed to provide funding to Net2Wireless and holds the right to acquire Net2Wireless.

     B. Subsequent to the execution of the Acquisition Agreement, certain opportunities have been available to Net2Wireless. The parties have agreed to amend the Acquisition Agreement to permit Net2Wireless to take advantage of such opportunities and wish to set forth such amendments in writing.

     C. This Amendment is entered into in conformance with Section 10.2 of the Acquisition Agreement which requires that any modification of the Acquisition Agreement be set forth in writing and signed by all parties.

                                    AGREEMENT

     NOW, THEREFORE, based on the foregoing premises and in consideration of the agreements, representations, warranties, and covenants contained herein, and the benefits to the parties to be derived therefrom, the parties agree as follows:

     1. Defined Meanings. Capitalized terms used in this Amendment and not defined shall have the meanings given to them in the Acquisition Agreement.

     2. Agreement With Partner Communications Company, Ltd. Under the provisions of Section 2.01(d) of the Acquisition Agreement, Net2Wireless was required to enter into an agreement with Partner Communications Company, Ltd., in form and substance acceptable to Sensar. Net2Wireless has met this obligation by the execution of the Agreement dated March 13, 2000 (the "Partner Agreement"). The parties agree that the maximum number of 3,020,576 shares subject to the option granted to Partner for an aggregate exercise price of US $5,555,556, as such amounts may subsequently be adjusted under the anti-dilution provisions set forth in the Partner Agreement, is acceptable and that the obligations under such option shall be assumed by Sensar in the reorganization under the provisions of Section 2.05 of the Acquisition Agreement.

     3. Affirmative and Negative Covenants of Net2Wireless. Under the provisions of section 3.01 of the Acquisition Agreement, Net2Wireless is required, inter alia, to operate its business in all material respects in the usual and ordinary course and to not issue shares of its stock other than as specifically contemplated by the Acquisition Agreement. The parties agree that the following transaction shall not be a violation of any of Net2Wireless' obligations under section 3.01 of the Acquisition Agreement:

     The issuance by Net2Wireless of shares of Series A Preferred Stock at a minimum of $27.93 per share, for an aggregate of up to $50 million in gross proceeds to Net2Wireless (the "Series A Placement"). The holders of the Series A Preferred Stock would have the rights and obligations set forth on the Summary of Principal Terms attached hereto as Exhibit "A." Net2Wireless represents and warrants that the offer and sale in the placement of these securities is and will be in full compliance with: (a) an available exemption from the registration requirements of the Securities Act of 1933, as amended; (b) all other governing provisions of United States federal securities laws; (c) applicable state securities laws; and (d) the applicable provisions of the laws of any other jurisdiction in which offers and sales are made for those transactions occurring outside of the United States.

     4. Terms of the Reorganization. The parties have also agreed to a stock distribution to all shareholders and option holders of Net2Wireless of .074074 shares for each share previously outstanding. In order to accommodate this distribution, Section 2.05 of the Acquisition Agreement, as previously amended by the terms of the First Amendment dated January 4, 2000, is hereby amended to increase the aggregate shares of Sensar common stock to be issued to the holders of Net Stock and rights to acquire Net Stock (other than as set forth below) from 16,000,000 to 17,185,185. In addition, Sensar shall assume the obligations under the option held by Partner Communications Company, Ltd., and options issued by Net2Wireless to employees, officers, directors, and consultants, which shall be increased from a maximum of 11,000,000 shares to a maximum of 11,814,815 shares. Finally, Sensar shall issue shares of Sensar common stock in addition to those set forth above, equal to the number of shares sold in the Series A Placement, as such shares may subsequently be adjusted under the governing terms of that placement.

     5. Issued and Outstanding Stock of Sensar. Section 3.02 of the Acquisition Agreement is hereby amended to require Sensar to have, after the mandatory conversion of options held by officers, directors, and consultants as provided in Section 3.02(d) of the Acquisition Agreement, no more than 9,000,000 shares of common stock and/or rights to acquire common stock outstanding at the time of closing. For each share of Sensar common stock, or right to acquire a share, outstanding in excess of 9,000,000, Sensar shall increase the number of shares of Sensar common stock to be issued to the Net2Wireless stockholders in the reorganization by two shares.

     6. Ratification of Acquisition Agreement. Net2Wireless agrees that it will fully and timely comply with all of the other terms and conditions of the Acquisition Agreement and will cooperate in good faith with Sensar in the completion of all transactions contemplated by the Acquisition Agreement. Except as specifically provided in this Amendment, the parties specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Acquisition Agreement.

     EXECUTED effective the date first above written.

     SENSAR CORPORATION

     By   /s/  Howard S. Landa
        ---------------------------------------
        Howard S. Landa, Chairman of the Board
        and CEO

     NET2WIRELESS  CORPORATION

     By   /s/  Nechemia Davidson
        ---------------------------------------
        Nechemia  Davidson
        CEO

                               THIRD AMENDMENT TO
                                    AGREEMENT

     THIS THIRD AMENDMENT TO AGREEMENT (this "Amendment") is entered into as of June 26, 2000, to amend the Agreement dated December 8, 1999, as previously amended January 4, and March 21, 2000, by and between Sensar Corporation, a Nevada corporation ("Sensar"), and Net2Wireless Corporation (formerly "Net2Wireless, Inc."), a Delaware corporation ("Net2Wireless"), based on the following:

                                    Premises

     A. Sensar and Net2Wireless are parties to the Agreement (the "Acquisition Agreement") dated December 8, 1999, as amended January 4, and March 21, 2000, pursuant to which Sensar and Net2Wireless have agreed to merge on the terms, and subject to the conditions, set forth in the Acquisition Agreement.

     B. Subsequent to the execution of the Acquisition Agreement, the parties have agreed to amend certain provisions of the Acquisition Agreement and wish to set forth such amendments in writing.

     C. This Amendment is entered into in conformance with Section 10.2 of the Acquisition Agreement which requires that any modification of the Acquisition Agreement be set forth in writing and signed by all parties.

                                    Agreement

     NOW, THEREFORE, based on the foregoing premises and in consideration of the agreements, representations, warranties, and covenants contained herein, and the benefits to the parties to be derived therefrom, the parties agree as follows:

     1. Defined Meanings. Capitalized terms used in this Amendment and not defined shall have the meanings given to them in the Acquisition Agreement.

     2. Terms of the Reorganization. The parties have agreed to increase the number of options issued by Net2Wireless to employees, officers, directors, and consultants that will be assumed by Sensar in connection with the merger by 500,000 shares, to a maximum of options to acquire 12,314,815 shares. The issuance of the options to acquire the additional 500,000 shares shall be at the discretion of Net2Wireless, but such options shall not be issued to directors, executive officers, or holders of five percent (5%) or more of Net2Wireless' stock and such options shall have an exercise price based on the trading price of the Sensar common stock at the time of issuance, as reported by the Nasdaq SmallCapSM Market.

     3. Affirmative Covenants of Sensar. Section 3.02(d) of the Acquisition Agreement is amended to read in its entirety as follows:

     (d) eliminate, by agreement with the holders, the "cashless exercise" feature, that permits the exercise of rights to acquire common stock of Sensar by the delivery of shares of common stock or the cancellation of shares of common stock subject to such rights, of all options, warrants, or other rights to acquire stock or securities of Sensar identified in Schedule 3.02(d).

     4.     Conditions  Precedent  to  the Obligations of Net2Wireless.  Section
9.06 of the Acquisition Agreement is deleted in its entirety.

     5. Ratification of Acquisition Agreement. Sensar and Net2Wireless agree that they will fully and timely comply with all of the other terms and conditions of the Acquisition Agreement and will cooperate in good faith in the completion of all transactions contemplated by the Acquisition Agreement. Except as specifically provided in this Amendment, the parties specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Acquisition Agreement.

     6. FastNet. Net2Wireless shall form a Delaware corporation as a wholly-owned subsidiary ("FastNet") to be called "FastNet, Inc.," or any other name determined by the board of directors of Net2Wireless, and an Israeli corporation ("FastNet Israel") as a wholly-owned subsidiary of FastNet. The capitalization of FastNet shall include 5,000,000 shares of common stock, of which 4,500,000 shares shall be held by Net2Wireless and 500,000 shares shall be reserved for issuance upon exercise of options to be granted to directors, officers, consultants, and employees (the "Option Shares"). The issuance of the options to acquire the Option Shares shall be at the discretion of the board of directors of FastNet.

     EXECUTED effective the date first above written.

     SENSAR CORPORATION

     By   /s/ Howard S. Landa
        ---------------------------------------
        Howard S. Landa, Chairman of the Board
        and CEO

     NET2WIRELESS CORPORATION

     By   /s/ Nechemia Davidson
        ---------------------------------------
        Nechemia Davidson
        CEO

                               FOURTH AMENDMENT TO
                                    AGREEMENT

     THIS FOURTH AMENDMENT TO AGREEMENT (this "Amendment") is entered into as of July 26, 2000, to amend the Agreement dated December 8, 1999, as previously amended January 4, 2000, March 21, 2000, and June 26, 2000, by and between Sensar Corporation, a Nevada corporation ("Sensar"), and Net2Wireless Corporation (formerly, "Net2Wireless, Inc."), a Delaware corporation ("Net2Wireless"), based on the following:

                                    Premises

     A. Sensar and Net2Wireless are parties to the Agreement (the "Acquisition Agreement") dated December 8, 1999, as amended January 4, 2000, March 21, 2000 and June 26, 2000, pursuant to which Sensar and Net2Wireless have agreed to merge on the terms, and subject to the conditions, set forth in the Acquisition Agreement.

     B. Subsequent to the execution of the Acquisition Agreement, Net2Wireless is negotiating a reasonable sale of equity with Nextel Finance Company or an affiliate ("Nextel").

     C. The parties hereto wish to amend the Acquisition Agreement to permit an investment by Nextel.

     D. This Amendment is entered into in conformance with Section 10.2 of the Acquisition Agreement which requires that any modification of the Acquisition Agreement be set forth in writing and signed by all parties.

                                    Agreement

     NOW, THEREFORE, based on the foregoing premises and in consideration of the agreements, representations, warranties, and covenants contained herein, and the benefits to the parties to be derived therefrom, the parties agree as follows:

     1. Defined Terms. Capitalized terms used in this Amendment and not herein defined shall have the meanings ascribed to them in the Acquisition Agreement, as previously amended.

     2. Terms of the Reorganization. Net2Wireless and Sensar have agreed to increase the number of shares of common stock of Sensar ("Common Stock") to be registered under the S-4 registration statement, as may be amended from time to time (the "S-4"), by an additional one million (1,000,000) shares of Common Stock which may be acquired by Nextel either by direct purchase or upon conversion of the Series B Preferred Stock of Net2Wireless.

     3. Ratification of Acquisition Agreement. Sensar and Net2Wireless agree that they will fully and timely comply with all of the other terms and conditions of the Acquisition Agreement, as amended, and will cooperate in good faith in the completion of all transactions contemplated by the Acquisition Agreement, as amended. The parties ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Acquisition Agreement, as amended.

     4. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instruments.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                        SENSAR CORPORATION

                                        By   /s/ Howard S. Landa
                                            -----------------------------
                                            Howard S. Landa
                                            Chairman of the Board and CEO

                                        NET2WIRELESS CORPORATION

                                        By   /s/ Nechemia Davidson
                                            -----------------------------
                                            Nechemia Davidson
                                            CEO

                               FIFTH AMENDMENT TO
                                    AGREEMENT

     THIS FIFTH AMENDMENT TO AGREEMENT (this "Amendment") is entered into as of September 6, 2000, to amend the Agreement dated December 8, 1999, as previously amended January 4, 2000, March 21, 2000, June 26, 2000, and July 26, 2000, by and between Sensar Corporation, a Nevada corporation ("Sensar"), and Net2Wireless Corporation (formerly "Net2Wireless, Inc."), a Delaware corporation ("Net2Wireless"), based on the following:

                                    Premises

     A. Sensar and Net2Wireless are parties to the Agreement (the "Acquisition Agreement") dated December 8, 1999, as amended January 4, 2000, March 21, 2000, June 26, 2000, and July 26, 2000, pursuant to which Sensar and Net2Wireless have agreed to merge on the terms, and subject to the conditions, set forth in the Acquisition Agreement.

     B. Subsequent to the execution of the Acquisition Agreement, the parties have agreed to amend certain provisions of the Acquisition Agreement and wish to set forth such amendments in writing.

     C. This Amendment is entered into in conformance with Section 10.2 of the Acquisition Agreement which requires that any modification of the Acquisition Agreement be set forth in writing and signed by all parties.

                                    Agreement

     NOW, THEREFORE, based on the foregoing premises and in consideration of the agreements, representations, warranties, and covenants contained herein, and the benefits to the parties to be derived therefrom, the parties agree as follows:

     1. Defined Meanings. Capitalized terms used in this Amendment and not defined shall have the meanings given to them in the Acquisition Agreement.

     2. Terms of the Reorganization. The parties have agreed to increase the number of options issued by Net2Wireless to employees, officers, directors, and consultants that will be assumed by Sensar in connection with the merger by 1,356,422 shares of common stock, to a maximum of options to acquire 13,671,237 shares of common stock, of which options to purchase 1,200,000 shares are granted to Mr. Nechemia Davidson as of September 2, 2000, and options to purchase 6,422 shares are granted to Partner Communications Company Ltd. The issuance of the options to acquire the additional 150,000 shares shall be at the discretion of Net2Wireless, but such options shall not be issued to directors, executive officers, or holders of five percent (5%) or more of Net2Wireless' stock and such options shall have an exercise price which shall be no less than the trading price of the Sensar common stock at the time of issuance, as reported by the Nasdaq SmallCapSM Market.

     3. Exercise of Net2Wireless Options or Warrants Prior to Closing. Sensar agrees that, to the extent that currently exercisable options or warrants granted by Net2Wireless are exercised in strict accordance with the terms of the governing instruments and Net2Wireless has received the full exercise price specified prior to the Closing of the transaction between Sensar and Net2Wireless, Sensar will increase the number of shares issuable to the Net2Wireless stockholders in connection with the Closing on a share-for-share basis.

     4. Ratification of Acquisition Agreement. Sensar and Net2Wireless agree that they will fully and timely comply with all of the other terms and conditions of the Acquisition Agreement and will cooperate in good faith in the completion of all transactions contemplated by the Acquisition Agreement. Except as specifically provided in this Amendment, the parties specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Acquisition Agreement.

     EXECUTED effective the date first above written.

                                        SENSAR CORPORATION

                                        By   /s/ Howard S. Landa
                                           ---------------------------
                                           Howard S. Landa
                                           Chairman of the Board and CEO

                                        NET2WIRELESS CORPORATION

                                        By   /s/ Nechemia Davidson
                                           ---------------------------
                                           Nechemia Davidson
                                           CEO

                               SIXTH AMENDMENT TO
                                    AGREEMENT

     THIS SIXTH AMENDMENT TO AGREEMENT (this "Amendment") is entered into as of October 18, 2000, to amend the Agreement dated December 8, 1999, as previously amended January 4, 2000, March 21, 2000, June 26, 2000, July 26, 2000, and
September 6, 2000, by and between Sensar Corporation, a Nevada corporation ("Sensar"), and Net2Wireless Corporation (formerly "Net2Wireless, Inc."), a Delaware corporation ("Net2Wireless"), based on the following:

                                    Premises

     A. Sensar and Net2Wireless are parties to the Agreement (the "Acquisition Agreement") dated December 8, 1999, as amended January 4, 2000, March 21, 2000, June 26, 2000, July 26, 2000, and September 6, 2000, pursuant to which Sensar and Net2Wireless have agreed to merge on the terms, and subject to the conditions, set forth in the Acquisition Agreement.

     B. Subsequent to the execution of the Acquisition Agreement, the parties have agreed to amend certain provisions of the Acquisition Agreement and wish to set forth such amendments in writing.

     C. This Amendment is entered into in conformance with Section 10.2 of the Acquisition Agreement which requires that any modification of the Acquisition Agreement be set forth in writing and signed by all parties.

                                    Agreement

     NOW, THEREFORE, based on the foregoing premises and in consideration of the agreements, representations, warranties, and covenants contained herein, and the benefits to the parties to be derived therefrom, the parties agree as follows:

     1. Defined Meanings. Capitalized terms used in this Amendment and not defined shall have the meanings given to them in the Acquisition Agreement.

     2. Terms of the Reorganization. The parties have agreed to increase the number of options issued by Net2Wireless that will be assumed by Sensar in connection with the merger by 450,000 shares of common stock, to permit the issuance of options to attract qualified individuals to serve on the board of directors of Net2Wireless. The issuance of the options to acquire 450,000 shares shall be at the discretion of Net2Wireless, but such options shall only be issued to individuals, not already employed by Net2Wireless, who agree to become outside directors of Net2Wireless.

     3. Ratification of Acquisition Agreement. Sensar and Net2Wireless agree that they will fully and timely comply with all of the other terms and conditions of the Acquisition Agreement and will cooperate in good faith in the completion of all transactions contemplated by the Acquisition Agreement. Except as specifically provided in this Amendment, the parties specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Acquisition Agreement.

     EXECUTED effective the date first above written.

SENSAR CORPORATION                             NET2WIRELESS CORPORATION


By  /s/ Howard S. Landa                        By  /s/ Nechemia Davidson
  -----------------------------------------       -------------------------
  Howard S. Landa, Chairman of the Board          Nechemia Davidson
  and CEO                                         CEO

APPENDIX B

                            NET2WIRELESS CORPORATION

                           2000 U.S. STOCK OPTION PLAN

     1. Purpose. The purpose of the Net2Wireless Corporation 2000 U.S. Stock Option Plan (the "Plan") is to establish a flexible vehicle through which Net2wireless Corporation, a Delaware corporation (the "Company"), may grant options to purchase shares of the Company's common stock, $0.01 par value ("Common Stock"), including options intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which do not qualify as ISOs ("NQSOs"), to eligible personnel in order to attract, retain and motivate such personnel and to further align the interests of such personnel with those of the Company's stockholders.

     2. Administration. The Plan shall be administered by the Board or Directors of the Company (the "Board") or a committee of at least two directors (the "Committee") whose members shall serve at the pleasure of the Board. Subject to the provisions of the Plan, the Board or Committee, acting in its sole and absolute discretion, shall have full power and authority to: (a) select the persons to whom options shall be granted under the Plan, (b) grant options to such persons and prescribe the terms and conditions of such options, (c) interpret and apply the provisions of the Plan and of any option agreement or other document evidencing an option granted under the Plan, and (d) take such other action as may be necessary or desirable in order to carry out the provisions, intent and purpose of the Plan. The Company shall indemnify and hold harmless each member of the Board and any employee of the Company or its affiliates who provides assistance with respect to the administration or interpretation of the Plan from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

     3. Eligibility. Options under the Plan may be made to such officers, directors, employees (including prospective employees), consultants and other persons who may perform services for the Company or its subsidiaries, if any, as the Board or the Committee may select. The date of grant of an Option under the Plan shall be the date as of which the Board or Committee approves the grant. In granting options under the Plan, the Board or Committee shall give consideration to the functions and responsibilities of a potential recipient, the potential recipient's previous and/or expected future contributions to the business of the Company and its subsidiaries, if any, and such other factors as it deems relevant under the circumstances.

     4. Share Limitations. The maximum number of shares of Common Stock that may be issued under the Plan is 6,000,000 shares (subject to increase or decrease as provided in Section 9 below). For this purpose, the following shares shall be deemed not to have been issued under the Plan and shall remain available for issuance: (a) shares covered by the unexercised portion of an option that terminates, expires or is canceled, (b) shares subject to an outstanding option which is settled for cash in lieu of such shares, and (c) shares that are withheld in order to pay the exercise price of any option or to satisfy the tax withholding obligations associated with any option. Shares of Common Stock available for issuance under the Plan may be either authorized and unissued or held by the Company in its treasury. The maximum number of shares of Common Stock with respect to which options may be granted to any employee during any calendar year shall not exceed 500,000 shares. No fractional shares of Common Stock will be issued under the Plan.

     5. Stock Options. Subject to the provisions of the Plan, the Board or Committee may grant options upon such terms and conditions as it deems appropriate. The terms and conditions of each option will be evidenced by a written option agreement or other instrument approved for this purpose.

     (a) Exercise Price. The exercise price per share of Common Stock covered by an option may not be less than the par value of the Common Stock on the date the option is granted, provided that the exercise price per share of Common Stock covered by an ISO may not be less than the fair market value of the Common Stock on the date the ISO is granted (or 110% of the fair market value in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a "subsidiary" of the Company within the meaning of Section 424 of the Code).

     (b) Option Price Adjustment. Subsequent to the date of grant of any option, the Board or the Committee may, at its discretion and with the consent of the optionee, establish a new exercise price for such option so as to increase or decrease the exercise price of such option.

     (c) Option Term. No option granted under the Plan may be exercisable more than ten (10) years after the date the option is granted (or, in the case of an ISO granted to a 10% stockholder, five (5) years).

     (d) Vesting and Exercise Conditions. The Board or Committee may establish such vesting and other conditions and restrictions on the exercise of an option and/or upon the issuance of Common Stock in connection with the exercise of an option as it deems appropriate, including, without limitation, conditioning the exercise of an option on the attainment of specified performance criteria and restricting the transfer or sale of shares acquired pursuant to the exercise of an option prior to an initial public offering of the Common Stock.

     (e) Exercise of Options. An option may be exercised by transmitting to the
Company: (i) a notice specifying the number of shares to be purchased and (ii) payment of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy its tax withholding obligations associated with such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations). The exercise price under an option may be paid in cash, certified check and/or such other forms of payment as may be permitted by the Board or Committee from time to time, including, without limitation, shares of Common Stock which have been owned (free and clear of any liens or encumbrances) for at least six (6) months [or pursuant to a "cashless exercise" procedure approved by the Board or the Committee].

     (f) Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option until full payment of the exercise price and the applicable tax withholding obligation has been made or provided for. The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date such shares are issued. Except as otherwise provided herein, no adjustments shall be made for dividend distributions or other rights for which the record date is prior to the date such shares are issued.

     (g) Other Conditions. The Board or Committee may impose such other terms and conditions with respect to the exercise of an option or the issuance of shares of Common Stock acquired pursuant to any such exercise, including, without limitation, conditions relating to the application of federal or state securities laws or exchange requirements as it deems appropriate from time to time.

     6. Fair Market Value. For all purposes of the Plan, the fair market value of a share of the Common Stock on any date shall be determined by the Board or Committee.

     7.     Non-Transferability and Other Limitations.

     (a) No Transfer of Options. All options shall be exercisable during the recipient's lifetime only by the recipient. Except as otherwise specifically provided by law or the provisions hereof, no option received under the Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution.

     (b) Compliance With Securities Laws Notwithstanding anything here to the contrary, at any time during which the shares of Common Stock are not publicly traded, no options shall be granted under the Plan and no shares of Common Stock shall be issued and delivered upon the exercise of options granted under the Plan, unless and until the Company and/or the optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

     The Board or Committee in its discretion may, as a condition to the exercise of any option granted under the Plan, require an optionee (i) to represent in writing that the shares of Common Stock received upon exercise of an option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by the Company. Stock certificates representing shares of Common Stock acquired upon the exercise of options that have not been registered under the Securities Act shall, if required by the Board, shall bear the following legend and such additional legends as may be required by the option Agreement evidencing a particular option:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT" ) . THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

     8. Termination of Employment or Service. Nothing contained in the Plan or in any Option Agreement shall confer upon any optionee any right with respect to the continuation of his or her employment by or service with the Company or its subsidiaries, if any, or interfere in any way with the right of the Company or its subsidiaries, if any, at any time to terminate such employment or service or to increase or decrease the compensation of the optionee from the rate in existence at the time of the grant of an option. Unless otherwise determined by the Board or Committee at grant or, if no rights of the recipient are thereby reduced, thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules apply with regard to awards held by a recipient at the time of his or her termination of employment or other service with the Company and its subsidiaries, if any.

     (a) Termination by Reason of Death/Disability. If an optionee's employment or service terminates by reason of death or Disability (as defined below), then:
(i) any option held by the optionee that is not then exercisable will thereupon terminate; and (ii) any option held by the optionee which is exercisable at the time of such termination will remain exercisable by the optionee (or the deceased optionee's beneficiary) for a period of one year following such termination or, if sooner, until the expiration of the stated term of the option, and, to the extent it is not exercised within such period, will thereupon terminate. For purposes of the Plan, Disability shall mean the inability of an individual to perform the customary duties of his or her employment or other service for the Company or a subsidiary by reason of a physical or mental incapacity which is expected to result in death or to be of indefinite duration.

     (b) Termination for Cause. If an optionee's employment or service is terminated by the Company or a subsidiary for Cause (as defined below) or if, at the time of such termination, grounds for a termination for Cause exist, then any option held by the optionee (whether or not vested) shall immediately terminate and cease to be exercisable. For purposes of the Plan, a termination for Cause shall mean: (i) in a case where there is no employment or consulting agreement between the recipient and the Company or its subsidiaries, if any, or where such an agreement exists but does not define "cause" (or words of like import), a termination classified by the Company as a termination due to an individual's dishonesty, fraud, insubordination, willful misconduct, negligence, refusal to perform services or materially unsatisfactory performance of his or her duties, or (ii) in a case where there is an employment or consulting agreement between the recipient and the Company or its subsidiaries, if any, that defines "cause", a termination that is or would be deemed for "cause" (or words of like import) under such agreement.

     (c) Other Termination. If an optionee's employment or service terminates for any reason (other than death, Disability or Cause or at a time when Cause exists) or no reason, then: (i) any option held by the optionee that is not then exercisable will thereupon terminate and (ii) any option held by the optionee which is exercisable at the time of such termination will remain exercisable during the 90 day period following such termination or, if sooner, until the expiration of the stated term of the option and, to the extent not exercised within such period, will thereupon terminate.

     9.     Capital Changes; Change in Control; Merger.

     (a) Adjustments Upon Changes in Capitalization. Subject to Section 9(c) below, the aggregate number and class of shares of Common Stock which may be issued under the Plan, the number and class of shares covered by each outstanding option and the exercise price per share shall all be equitably adjusted to reflect any change in the Common Stock by reason of a stock split, reverse stock split, stock dividend or like capital adjustment or to reflect a conversion or exchange of the Common Stock for other securities as a result of a merger, consolidation or reorganization.

     (b) Change in Control. The Board or Committee may provide in any option agreement for the effect on the option of a "change in control" of the Company or its subsidiaries, if any (as such term is defined by the Board or the Committee in any such agreement), including, to the extent applicable, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding option.

     (c) Merger; Consolidation. In the event of a merger, consolidation, mandatory share exchange or other similar business combination of the Company with or into any other entity ("Successor Entity") or any transaction in which another person or entity acquires all or substantially all the issued and outstanding Common Stock or all or substantially all the assets of the Company, outstanding options may be assumed or equivalent options may be substituted by the Successor Entity or a parent or subsidiary of the Successor Entity provided that, if outstanding options are not assumed or replaced with substantially equivalent options, then all optionees shall be permitted to exercise their outstanding options (whether or not otherwise vested or exercisable) prior to such transaction and any outstanding options which are not exercised before such transaction shall thereupon terminate.

     (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such option shall cover only the number of full shares resulting from the adjustment.

     (e) Determinations Final. All adjustments sunder this Section 9 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     10. Amendment and Termination. The Board may amend or terminate the Plan, provided that no such action may adversely affect the rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided in Section 9, any amendment which would increase the aggregate number of shares of Common Stock which may be issued under the Plan, modify the class of employees eligible to receive options under the Plan or otherwise require stockholder approval shall be subject to the approval of the Company's stockholders. The Board may amend the terms of any option agreement or instrument made or issued hereunder at any time and from time to time; provided, however, that any amendment which would adversely affect the rights of the holder of any outstanding options may not be made without his consent.

     11. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive any options under the Plan or to be retained in the employ or service of the Company or its subsidiaries, if any.

     12. Decisions and Determinations to be Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee shall be final, binding and conclusive on all parties.

     13. Governing Law. The Plan shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of law.

     14. Term of the Plan. The Plan shall be effective as of the date of its adoption by the Board, subject to the approval of the stockholders of the Company within one year from the date of such adoption by the Board. The Plan will terminate on the tenth anniversary of the date of its adoption by the Board, unless sooner terminated by the Board. The rights of any person with respect to an option granted under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the option (as then in effect or thereafter amended) and the Plan.

     15. Captions. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

     16. Number and Gender. With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires.

APPENDIX C

                          CERTIFICATE OF INCORPORATION

                                       OF

                            Net2Wireless Corporation

                           --------------------------

                            Under Section 102 of the

                             General Corporation Law

                           --------------------------

     The undersigned, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:     The  name  of  the  corporation  is  Net2Wireless  Corporation.

SECOND: The address of the registered office of the corporation in the State of Delaware shall be at 15 East North Street, City of Dover, County of Kent; and the name of its registered agent at such address shall be United Corporate Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code 1953, as amended (the "GCL").

FOURTH: The amount of the total authorized capital stock of this Corporation shall be 100,000,000 shares, divided as follows: (i) 90,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and (ii) 10,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), subject to the provisions of Paragraphs 4(a) and 4(b) below.

(a)     Common Stock. Each share of  Common Stock shall be entitled to one vote.

(b) Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation may be divided and issued from time to time in series. Except as otherwise provided in this Certificate of Incorporation, and subject to limitations and requirements prescribed by law, the board of directors of the corporation is expressly authorized, by a vote or written consent of at least a majority of the board of directors then in office, to provide for the issuance of the Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, option or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the board of directors of the corporation to create such series, and a Certificate of Designations of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the board of directors of the corporation with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be:

(i)     subject to redemption at such time or times and at such price or prices;

(ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;

(iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation;

(iv) convertible into, or exchangeable for, shares of any other class or classes of capital stock, or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange and with such adjustments, if any;

(v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or

(vi) entitled to such other preferences, powers, qualifications, rights and privileges,

all as the board of directors of the corporation may deem advisable and as are not inconsistent with law and the provisions of this Certificate of Incorporation.

The board of directors is also authorized to decrease the number of shares of any series subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:     The  name  and  mailing  address of the incorporator is David W.
Hsia, Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103-3198.

SIXTH:     The  corporation  is  to  have  perpetual  existence.

SEVENTH:     In  furtherance  and  not  in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision of the General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. The election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

ELEVENTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended after the date of incorporation of the corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

I, THE UNDERSIGNED, being the sole incorporator as named above, for the purpose of forming a corporation pursuant to the General Corporation Law, make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this _____ day of __________, 2000.

David W. Hsia
Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York 10103-3198

APPENDIX D

                             GENERAL CORPORATION LAW

                                STATE OF DELAWARE

Section  262.  Appraisal Rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263, or Section 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263, and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipt and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b., and c. of this paragraph.

     (d)     Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger of consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger of reconsolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates or stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

APPENDIX E

                             NEVADA REVISED STATUTES

RIGHTS OF DISSENTING OWNERS

     NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

     (Added to NRS by 1995, 2086)

     NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

     (Added to NRS by 1995, 2087)

     NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

     (Added to NRS by 1995, 2087)

     NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

     (Added to NRS by 1995, 2087; A 1999, 1631)

     NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (Added to NRS by 1995, 2087)

     NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

     (Added to NRS by 1995, 2087)

     NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

     (Added to NRS by 1995, 2087)

     NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

     (Added to NRS by 1995, 2087)

     NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

     (Added to NRS by 1995, 2087)

     NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

     (Added to NRS by 1995, 2088)

     NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

     (Added to NRS by 1995, 2088)

     NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

     1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

     2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

     (Added to NRS by 1995, 2088)

     NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

     1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

     (a) Consummation of a plan of merger to which the domestic corporation is a party:

     (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

     (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

     (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

     (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

     2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

     (Added to NRS by 1995, 2087)

     NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

     1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

     (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

     (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

     (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

     (I)     The surviving or acquiring entity; or

     (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

     (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

     2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

     (Added to NRS by 1995, 2088)

     NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

     1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

     2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

     (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

     (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

     (Added to NRS by 1995, 2089)

     NRS 92A.410 Notification of stockholders regarding right of dissent.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

     2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

     (Added to NRS by 1995, 2089; A 1997, 730)

     NRS 92A.420 Prerequisites to demand for payment for shares.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

     (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

     (b)     Must not vote his shares in favor of the proposed action.

     2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
     (Added to NRS by 1995, 2089; 1999, 1631)

     NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

     1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

     2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

     (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

     (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

     (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

     NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

     1.     A stockholder to whom a dissenter's notice is sent must:

     (a)     Demand payment;

     (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

     (c) Deposit his certificates, if any, in accordance with the terms of the notice.

     2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

     3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

     (Added to NRS by 1995, 2090; A 1997, 730)

     NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

     1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

     2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

     (Added to NRS by 1995, 2090)

     NRS  92A.460  Payment for shares:  General requirements.

     1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

     (a)     Of the county where the corporation's registered office is located;
or

     (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

     2.     The payment must be accompanied by:

     (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

     (b) A statement of the subject corporation's estimate of the fair value of the shares;

     (c)     An explanation of how the interest was calculated;

     (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

     (e)     A copy of NRS 92A.300 to 92A.500, inclusive.
     (Added to NRS by 1995, 2090)

     NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

     1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

     2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

     (Added to NRS by 1995, 2091)

     NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

     1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

     2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

     (Added to NRS by 1995, 2091)

     NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

     1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

     3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

     (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

     (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

     (Added to NRS by 1995, 2091)

     NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

     1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

     2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

     (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

     4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

     5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

      (Added to NRS by 1995, 2092)

APPENDIX F-1

                             Form of Lock-Up Letter

                                 August 2, 2000

Net2Wireless Corporation
11 Haamal Street
Rosh Haayin, Israel

Dear Sirs:

The undersigned is the record owner of options to acquire shares of common stock, par value $0.01 per share, (such options and the shares of common stock underlying the options are herein referred to as the "Securities"), of Sensar Corporation, a Nevada corporation (the "Company"). The undersigned understands that the Company currently intends, as soon as possible, to close the Reorganization under the Agreement signed by the Company and Net2Wireless Corporation on December 8, 1999, as amended (and as defined therein). Sensar Corporation has or will file with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement"), for the resale of the Securities.

The undersigned agrees that the undersigned will not, without the prior consent of the Company, directly or indirectly for a period commencing on the date hereof and ending 180 days after the date the Registration Statement has been declared effective: (1) offer for sale, contract to sell, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) more than fifty percent (50%) of the Securities or securities convertible into, exercisable or exchangeable for, or represent the right to receive, Securities or sell or grant options, rights or warrants with respect to more than fifty percent (50%) of the Securities: or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of more than fifty percent (50%) of such Securities, whether any such transaction described in clause(1) or
(2) above is to be settled by delivery of Securities or other securities, in cash or otherwise.

Notwithstanding the foregoing, (i) gifts or (ii) transfers to (A) the undersigned's immediate family or (B) a trust or partnership the beneficiaries and sole partners of which are members of the undersigned's immediate family and/or the undersigned, shall not be prohibited by this agreement if the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned. "Immediate family" shall mean spouse, lineal descendants, father, mother, brother or sister to the transferor. This agreement shall not prohibit the exercise of any stock options, except that the Securities obtained upon any such exercise shall be subject to the limitations on disposition herein.

In addition to, and not in limitation of, the foregoing, in connection with any future underwriter public offering of shares of the Company's capital stock (or the capital stock of its successor following the Reorganization) for a minimum of $100 million in gross proceeds to the Company, the undersigned will, with respect to up to seventy-five percent (75%) of the Securities then held by the undersigned, accept the terms of any lock-up agreement as agreed upon between the Company and the underwriters selected by it and enter into a lock up agreement in the underwriters' customary form provided that all of the officers and directors of the Company (or its successor) enter into similar lock up agreements with regard to shares of capital stock or rights held by them and provided further that the exercise period for any option then held by the undersigned shall be extended for the same number of days the option or the common stock underlying the option is subject to the lock up agreement with the underwriter.

                                           Very truly yours,

                                           By:
                                           Name
                                           Name:
                                           Title:

October 04, 2000

Net2Wireless Corporation
10 Haamal Street
Afek Park
Rosh Haayin 48092
Israel

Dear Sirs:

The undersigned is the record owner of _________ shares of common stock, par value $0.01 per share, and/or ________ warrants or options representing the right to purchase shares of common stock (such shares of common stock, warrants and options herein referred to as the "Securities"), of Net2Wireless Corporation, a Delaware corporation (the "Company"). The undersigned understands that the Company currently intends, as soon as possible, to close the Reorganization under the Agreement signed by the Company and Sensar Corporation on December 8, 1999, as amended (and as defined therein). Upon the closing of the Reorganization the undersigned will be issued shares of Common Stock and/or options and warrants to purchase shares of Common Stock of Sensar Corporation in exchange for the Securities (such shares, options and warrants shall be included in the term the "New Securities"). Sensar Corporation has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (the "Registration Statement"), for the registration of the New Securities.

The undersigned agrees that the undersigned will not, without the prior consent of the Company, directly or indirectly for a period commencing on the date hereof and ending 180 days after the date the NASDAQ sets as the first day of trade for the New Securities: (1) offer for sale, contract to sell, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) more than fifteen percent (15%) of the Securities or New Securities or securities convertible into, exercisable or exchangeable for, or represent the right to receive, Securities or New Securities or sell or grant options, rights or warrants with respect to any Securities or New Securities or register for sale any outstanding Securities or New Securities: or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, more than fifteen percent (15%) of the economic benefits or risks of ownership or such Securities or New Securities or securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities or New Securities or other securities, in cash or otherwise.

Other holders of Securities and New Securities have signed or are signing agreements with the Company which contain a restriction substantially similar to that set forth in the preceding paragraph, except that in certain cases "50%" is substituted for "15%." Should the Company at any time permit any holder who is referred to in the preceding sentence to sell or transfer the economic benefit or risk of ownership of a percentage of his or her Securities or New Securities which is in excess of 15% or 50%, as applicable, then the Company shall forthwith advise the undersigned thereof, and the 15% amount referred to in the preceding paragraph shall be increased by the excess percentage. For example, if any shareholder referred to in the first sentence of this paragraph is permitted to sell 52% of his shares, then the undersigned shall be permitted freely to sell 17% of its shares.

Notwithstanding the foregoing, (i) gifts or (ii) transfers to (A) the undersigned's immediate family or (B) a trust or partnership the beneficiaries and sole partners of which are members of the undersigned's immediate family and/or the undersigned, shall not be prohibited by this agreement if the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned. "Immediate family" shall mean spouse, lineal descendants, father, mother, brother or sister to the transferor. This agreement shall not prohibit the exercise of any stock options, except that the Securities or New Securities obtained upon any such exercise shall be subject to the limitations on disposition herein.

                                                  Very truly yours,

                                                  ------------------------------
                                                  Name

                                                  Name:

                                                  Title:

                                      PROXY

                               SENSAR CORPORATION
          This Proxy is Solicited on Behalf of the Board of Directors.


The undersigned hereby appoints Howard S. Landa and Steve Strasser proxies, with full power of substitution, to vote the shares of common stock of Sensar Corporation ("Sensar"), which the undersigned is entitled to vote at the Special Meeting of shareholders of Sensar ("Special Meeting") to be held at the offices of Brobeck Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, on December 5, 2000, at 10:00 a.m., local time, or any adjournment(s) thereof, such proxies being directed to vote as specified below. If no instructions are specified, this proxy will be voted "FOR" all proposals in accordance with the recommendation of the board of directors.

     1. To approve the merger of Net2Wireless Corporation with and into Sensar, and the change of the corporate name of Sensar to Jigami Corporation;


     FOR   [ ]        AGAINST   [ ]        ABSTAIN   [ ]


     2. To approve a change in the corporate domicile of Sensar from Nevada to Delaware;


     FOR   [ ]        AGAINST   [ ]        ABSTAIN   [ ]


     3. To approve the adoption of a Stock Option Plan covering up to 6,000,000 shares of common stock;


     FOR   [ ]        AGAINST   [ ]        ABSTAIN   [ ]

     4. To ratify options granted to current management, directors, and consultants to acquire up to 2,200,000 shares of common stock; and

     FOR   [ ]        AGAINST   [ ]        ABSTAIN   [ ]

     5. To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

     FOR   [ ]        AGAINST   [ ]        WITHHOLD AUTHORITY   [ ]

The proposals have been made by the Board of Directors and the Board of Directors unanimously recommends that the shareholders vote "FOR" all proposals. To vote in accordance with the Board of Directors' recommendations, sign below. The "FOR" boxes may, but need not, be checked. To vote against any proposal or to abstain from voting on any proposal, check the appropriate box above.


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF SENSAR. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.


                           Dated:_______________________________________________

                           Signature ___________________________________________

                           Signature (if held jointly)__________________________

                           PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY TO:

                                   PROGRESSIVE TRANSFER COMPANY
                                   P.O. BOX 17561
                                   SALT LAKE CITY, UTAH 84117

                                      PROXY
                            NET2WIRELESS CORPORATION
           This Proxy is Solicited on Behalf of the Board of Directors


The undersigned hereby appoints Nechemia Davidson and Yaron Sobol proxies, with full power of substitution, to vote the shares of common stock or Series A Preferred Stock of Net2Wireless Corporation ("Net2Wireless"), which the undersigned is entitled to vote at the Special Meeting of shareholders of Net2Wireless (the "Special Meeting") to be held at the offices of Brobeck Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, on December 5, 2000, at 10:30 a.m., local time, or any adjournment(s) thereof, such proxies being directed to vote as specified below. If no instructions are specified, this proxy will be voted "FOR" all proposals in accordance with the recommendation of the board of directors.


     1. To approve the merger of Net2Wireless with and into Sensar Corporation; and

     FOR   [ ]        AGAINST   [ ]        ABSTAIN   [ ]

     2. To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

     FOR   [ ]        AGAINST   [ ]        WITHHOLD AUTHORITY   [ ]

The proposals have been made by the Board of Directors and the Board of Directors unanimously recommends that the shareholders vote "FOR" all proposals. To vote in accordance with the Board of Directors' recommendations, sign below. The "FOR" boxes may, but need not, be checked. To vote against any proposal or to abstain from voting on any proposal, check the appropriate box above.


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF NET2WIRELESS. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.


                           Dated:_______________________________________________

                           Signature ___________________________________________

                           Signature (if held jointly)__________________________

                           PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY TO:


                                   PROGRESSIVE TRANSFER COMPANY
                                   P.O. BOX 17561
                                   SALT LAKE CITY, UTAH 84117

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

--------------------------------------------------------------------------------
               ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------------------------------------

     Section 78.037 of the Nevada corporation law, Article VII of Sensar's articles of incorporation, and Article VIII of Sensar's bylaws, "Insurance and Officer and Director Contracts" provide for indemnification of Sensar's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

     Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, Sensar has been informed that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable. (See "ITEM 28. UNDERTAKINGS.")

     (b) All financial statement schedules are omitted because they are not applicable or because the required information is contained in the Consolidated Financial Statements or the Notes thereto.


           SEC
Exhibit    Reference
No.        No.          Title of Document                                    Location
-------    ---------    -------------------------------------------------    -------------------------
Item 2  Plan of Acquisition, Reorganization, Arrangement, Liquidation, or Succession
------------------------------------------------------------------------------------------------------

2.1        (2)          Agreement dated December 8, 1999, as amended         Appendix A to Joint Proxy
                        January 4, March 21, June 26, July 26,
                        September 6, and October 18, 2000


Item 3  Articles of Incorporation, Bylaws
------------------------------------------------------------------------------------------------------
3.1        (3)          Articles of Incorporation, as amended                Exhibit to report on
                        November 3, 1987                                     Form 10-K for the year
                                                                             ended June 30, 1988*

3.2        (3)          Certificate of Amendment to the                      Exhibit to report on
                        Articles of Incorporation                            Form 10-K for the year
                        filed July 3, 1989                                   ended June 30, 1989*

3.3        (3)          Designation of Rights, Privileges, and               Registration Statement
                        Preferences of 1995 Series Preferred Stock           filed on Form SB-2,
                                                                             Exhibit 3, SEC File
                                                                             No. 33-59963*

3.4        (3)          Designation of Rights, Privileges, and               Exhibit to report on
                        Preferences of 1998 Series A Preferred Stock         Form 8-K dated
                                                                             February 13, 1998*


3.5        (3)          Bylaws                                               Amendment No. 3

Item 4  Instruments Defining the Rights of Holders, Including Indentures
------------------------------------------------------------------------------------------------------
4.1        (4)          Form of Lock-up Letter for Sensar Stockholders       Appendix F-1 to Joint Proxy
                                                                             Statement/Prospectus*

4.2        (4)          Form of Lock-up Letter for Net2Wireless Stockholders Appendix F-2 to Joint Proxy
                                                                             Statement/Prospectus*

Item 5  Opinion Re:  Legality
------------------------------------------------------------------------------------------------------

5.1        (5)          Opinion of Keith L. Pope, LLC, regarding legality    This Filing
                        of common stock under Delaware law

5.2        (5)          Opinion of Keith L. Pope, LLC, regarding legality    This Filing
                        of common stock under Nevada law


Item 8  Opinion Re:  Tax Matters
------------------------------------------------------------------------------------------------------
8.1        (8)          Opinion of Keith L. Pope, LLC, regarding certain     This Filing
                        United States federal income tax matters

Item 10 Material Contracts
------------------------------------------------------------------------------------------------------
10.1       (10)         Agreement between Net2Wireless Israel Ltd. and       Amendment No. 1
                        Euros Ltd., dated June 26, 2000

10.2       (10)         Management Agreement by and between                  Amendment No. 1
                        Net2Wireless Israel Ltd. and Yarsig Ltd., dated
                        February 16, 2000

10.3       (10)         Directorship Agreement by and between                Amendment No. 1
                        Net2Wireless Corporation and Joav Avtalion,
                        dated May 21, 2000

10.4       (10)         Directorship Agreement by and between                Amendment No. 1
                        Net2Wireless Corporation and David Rubner,
                        dated May 21, 2000

10.5       (10)         Stock Option Agreement by and between                Amendment No. 1
                        Net2Wireless, Inc., and Cedar Investment Services
                        Ltd, dated December 7, 1999

10.6       (10)         Stock Option Agreement by and between                Amendment No. 1
                        Net2Wireless, Inc., and Ultimate Business
                        Management Ltd., dated December 7, 1999

10.7       (10)         Warrant for ML Partners, LLC                         Amendment No. 2

10.8       (10)         Stock Option Agreement by and between                Amendment No. 2
                        Net2Wireles, Inc., and Yitzchak Bachar, dated
                        March 20, 2000

10.9       (10)         Stock Option Agreement by and between                Amendment No. 2
                        Net2Wireless, Inc., and Beneficial Investment
                        Services, Ltd., dated March 20, 2000

10.10      (10)         Employment Agreement by and between                  Amendment No. 2
                        Net2Wireless, Inc., and Yitzhak Feldman,
                        dated December 19, 1999


10.11      (10)         Employment Agreement by and between                  Amendment No. 2
                        Net2Wireless, Inc., and Robert Rokni
                        dated October 15, 1999

10.12      (10)         Stock Option Plan adopted by the board of directors  Appendix B to Joint Proxy
                        of Sensar dated May 6, 2000                          Statement/Prospectus*

10.13      (10)         Agreement by and among I.T.E.S. - Imaging            Amendment No. 1
                        Technologies Enterprise Systems Ltd.,
                        Net2Wireless Corporation, and Partner
                        Communications Company Ltd., dated
                        March 13, 2000

10.14      (10)         Memorandum of Understanding by and between           Amendment No. 1
                        Net2Wireless, Inc. and PelePhone Communications
                        Ltd, dated March 27, 2000

10.15      (10)         Stock Purchase Agreement by and between              Amendment No. 2
                        Net2Wireless and Nextel Finance Company,
                        dated July 26, 2000

10.16      (10)         Asset Acquisition Agreement by and between           Amendment No. 1
                        I.T.E.S. Imaging Technologies Enterprises Systems
                        Ltd, Net2Wireless, Inc., and Vintage Global, Inc.,
                        dated December 15, 1999

10.17      (10)         Executive Employment Agreement of                    Exhibit to report on
                        Howard S. Landa effective                            Form 10-Q for the
                        April 22, 1999                                       quarter ended
                                                                             June 30, 1999*

10.18      (10)         Deferred Compensation Plan                           Exhibit to report on
                        Adopted by the Board of Directors                    Form 10-K for the
                        Effective May 1, 1999                                year ended
                                                                             December 31, 1999*

10.19      (10)         1997 Stock Option and Award Plan                     Exhibit to report on
                                                                             Form 10-Q for the
                                                                             quarter ended
                                                                             March 31, 1997*

10.20      (10)         Asset Purchase Agreement by and among                Exhibit "A" to Proxy
                        PCB Group, Inc., Beehive Acquisition Corp.,          Statement dated
                        Larson-Davis Incorporated, and Larson-Davis          February 16, 1999*
                        Laboratories, dated November 30, 1998,               and Exhibit to report
                        as amended February 16, 1999, and                    on Form 10-K for the
                        March 31, 1999                                       year ended
                                                                             December 31, 1998*


10.21      (10)         Asset Purchase Agreement between                     Exhibit to report on
                        Sensar Instruments, Inc., Sensar                     Form 8-K dated
                        Corporation, and LECO Corporation,                   August 19, 1999*
                        dated August 19, 1999

10.22      (10)         Form of Market Stand Off and                         Exhibit to report on
                        Redemption Agreement by and between                  Form 10-K for the
                        Larson-Davis Incorporated and Investors              year ended
                        of 1998 Series A Preferred Stock,                    December 31, 1998*
                        dated January, 1999


10.23      (10)         Personal Employment Agreement by and between         Amendment No. 3
                        Nechemia Davidson and Net2Wireless Israel, Ltd.,
                        dated September 2, 2000

10.24      (10)         Consulting Agreement by and between Rubner           Amendment No. 3
                        Technology Ventures, Ltd. and Net2Wireless
                        Israel, Ltd., dated September 1, 2000


10.25      (10)         Alliance Agreement by and between Lucent             Amendment No. 4
                        Technologies, Inc., and Net2Wireless Corporation
                        effective September 20, 2000

10.26      (10)         Directorship Agreement by and between                This Filing
                        Net2Wireless Corporation and Ben-Zion Weiner
                        dated October 13, 2000

10.27      (10)         Stock Option Agreement between Net2Wireless          This Filing
                        Corporation and Ben-Zion Weiner dated
                        October 13, 2000


Item 21 Subsidiaries of the Registrant
------------------------------------------------------------------------------------------------------
21.1       (21)         Subsidiaries of Larson-Davis Incorporated            Form 10-KSB for the
                                                                             year ended
                                                                             June 30, 1996*

Item 23 Consent of Experts and Counsel
------------------------------------------------------------------------------------------------------
23.1       (23)         Consent of Grant Thornton LLP                        This Filing

23.2       (23)         Consent of Kost, Forer & Gabbay, a member of         This Filing
                        Ernst & Young International


23.3       (23)         Consent of Keith L. Pope, LLC                        See Exhibits No. 5.1, 5.2,
                                                                             and 8.1


Item 27 Financial Data Schedule
------------------------------------------------------------------------------------------------------
27.1       (27)         Financial Data Schedule                              Exhibit to report on
                                                                             Form 10-K for the
                                                                             year ended
                                                                             December 31, 1999*
-------------------------
*Incorporated by reference


--------------------------------------------------------------------------------
                              ITEM 22. UNDERTAKINGS
--------------------------------------------------------------------------------

Post-Effective Amendments.  [Regulation S-K, Item 512(a)]

     The  undersigned  Registrant  will:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

     (a) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

     (c) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Filings Incorporating Subsequent Exchange Act Documents by Reference. [Regulation S-K, Item 512(b)]

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Incorporated  Annual  and  Quarterly  Reports.  [Regulation  S-K,  Item  512(e)]

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Registration on Form S-4 or F-4 of Securities Offered for Resale. [Regulation S-K, Item 512(g)]

     (1) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (Section 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8. [Regulation S-K, Item 512(h)]

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Undertakings.  [Form  S-4,  Item  22(b)]

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Undertakings.  [Form  S-4,  Item  22(c)]

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

--------------------------------------------------------------------------------
                                   SIGNATURES
--------------------------------------------------------------------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake, state of Utah, on the 23rd day of October, 2000.


                                                 SENSAR CORPORATION
                                                 (Registrant)

                                                 By /s/  Howard S. Landa
                                                   -----------------------------
                                                   Howard S. Landa,
                                                   CEO and Chairman of the Board


     Pursuant to the requirements of the Securities Act, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities indicated and on the 23rd day of October, 2000.


/s/  Howard S. Landa
---------------------------------------------------------
Howard S. Landa, CEO and Chairman of the Board
(Principal Executive Officer and Principal Financial and
Accounting Officer)

/s/  Brian B. Lewis by Howard S. Landa, Attorney-in-Fact
---------------------------------------------------------
Brian B. Lewis, Director

/s/  Steve Strasser by Howard S. Landa, Attorney-in-Fact
---------------------------------------------------------
Steve Strasser, Director

/s/  Mickey Hale by Howard S. Landa, Attorney-in-Fact
---------------------------------------------------------
Mickey Hale, Director